As filed with the Securities and Exchange Commission on December 14, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Clifton Savings Bancorp, Inc.

and

Clifton Savings Bank 401(k) Savings Plan

(Exact name of registrant as specified in its charter)

Nevada	6035	To be applied for
State or other jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

1433 Van Houten Avenue

Clifton, New Jersey 07013

(973) 473-2200

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

John A. Celentano, Jr.

Chairman and Chief Executive Officer

Clifton Savings Bancorp, Inc.

1433 Van Houten Avenue

Clifton, New Jersey 07013

(973) 473-2200

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Paul M Aguggia, Esq.	Robert C. Azarow, Esq.
Lori M. Beresford, Esq.	Stephanie G. Nygard, Esq.
Sean P. Kehoe, Esq.	Arnold & Porter LLP
Kilpatrick Stockton LLP	399 Park Avenue
607 14th Street, NW, Suite 900	New York, New York 10022
Washington, DC 20005	(212) 715-1000
(202) 508-5800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Calculation of Registration Fee

Title of each class of securities to be registered	Proposed maximum Aggregate offering price (1)	Amount of Registration fee
Common Stock $0.01 par value	$308,781,048	$22,017
Participation Interests (2)	$3,234,000	—

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Regulation 457(o) under the Securities Act.
(2)	Represents the value of the participation interests offered pursuant to the Clifton Savings Bank 401(k) Savings Plan. The registration fee is being paid in connection with the common stock being registered. Pursuant to Rule 457(h)(2) under the Securities Act of 1933, as amended, no fee is due with respect to the participation interests.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

CLIFTON SAVINGS BANK

401(K) SAVINGS PLAN

AND

OFFERING OF 404,250 SHARES OF

CLIFTON SAVINGS BANCORP, INC.

COMMON STOCK ($.01 PAR VALUE)

This prospectus supplement relates to the offer and sale to participants in the Clifton Savings Bank 401(k) Savings Plan of participation interests in shares of common stock of Clifton Savings Bancorp, Inc., a newly formed Nevada corporation. Clifton Savings Bancorp, Inc. is offering common stock in connection with the conversion of Clifton Savings Bank from a partially public mutual holding company to a fully public stock holding company.

In connection with the stock offering, Savings Plan participants may direct the trustee of the Savings Plan to use their current account balances (excluding funds already invested in Clifton Savings Bancorp common stock) to subscribe for and purchase shares of Clifton Savings Bancorp common stock through the Clifton Savings Bancorp Stock Fund. Based upon the value of the Savings Plan assets as of December 9, 2010, the trustee of the Savings Plan may purchase up to 404,250 shares of Clifton Savings Bancorp common stock, assuming a purchase price of $8.00 per share. This prospectus supplement relates to the election of Savings Plan participants to direct the trustee of the Savings Plan to invest all or a portion of their Savings Plan accounts in Clifton Savings Bancorp common stock.

The prospectus dated                     , 2011 of Clifton Savings Bancorp, Inc., which we have attached to this prospectus supplement, includes detailed information regarding the Stock Offering, and the financial condition, results of operations and business of Clifton Savings. This prospectus supplement provides information regarding the Savings Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

Please refer to “Risk Factors” beginning on page          of the prospectus.

Neither the Securities and Exchange Commission, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, nor any other state or federal agency or any state securities commission, has approved or disapproved these securities. Any representation to the contrary is a criminal offense.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This prospectus supplement may be used only in connection with offers and sales by Clifton Savings Bancorp, Inc. of interests or shares of common stock under the Savings Plan to employees of Clifton Savings. No one may use this prospectus supplement to reoffer or resell interests or shares of common stock acquired through the Savings Plan.

You should rely only on the information contained in this prospectus supplement and the attached prospectus. Neither Clifton Savings Bancorp, Inc., Clifton MHC, Clifton Savings nor the Savings Plan have authorized anyone to provide you with information that is different.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock shall under any circumstances imply that there has been no change in the affairs of Clifton Savings or the Savings Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this Prospectus Supplement is                     , 2011.

THE OFFERING

Securities Offered

The securities offered in connection with this prospectus supplement are participation interests in the Savings Plan. Certain subscription rights and purchase limitations govern your investment in the Clifton Savings Bancorp Stock Fund in connection with the Stock Offering. See “The Conversion and Offering–Subscription Offering and Subscription Rights” and “–Limitation on Purchase of Shares” in the prospectus attached to this prospectus supplement for further discussion of these subscription rights and purchase limitations.

Following the close of the Stock Offering, the shares of Clifton Savings Bancorp common stock currently held in the Savings Plan will automatically be exchanged for shares of new Clifton Savings Bancorp common stock pursuant to an exchange ratio as more fully described in the prospectus attached to this prospectus supplement. See “The Conversion and Offering–Share Exchange Ratio for Current Shareholders.” Any new shares you purchase in the Stock Offering will be added to the shares of new Clifton Savings Bancorp common stock that you receive in the exchange described above. All of these shares will be held in the new Clifton Savings Bancorp Stock Fund.

This prospectus supplement contains information regarding the Savings Plan. The attached prospectus contains information regarding the Stock Offering and the financial condition, results of operations and business of Clifton Savings. The address of the principal executive office of Clifton Savings is 1433 Van Houten Avenue, Clifton, New Jersey 07015. The telephone number of Clifton Savings is 973-473-2200.

Election to Purchase Clifton Savings Bancorp common stock in the Stock Offering

In connection with the Stock Offering, you may direct the trustee of the Savings Plan to transfer all or part of the funds that represent your current beneficial interest in the assets of the Savings Plan (excluding funds already invested in Clifton Savings Bancorp common stock) to the Clifton Savings Bancorp Stock Fund. The Savings Plan trustee will subscribe for Clifton Savings Bancorp common stock offered for sale in connection with the Stock Offering in accordance with each participant’s direction. If there is not enough common stock in the Stock Offering to fill all subscriptions, the common stock will be apportioned and the trustee for the Savings Plan may not be able to purchase all of the common stock you requested.

All plan participants are eligible to direct a transfer of funds to the Clifton Savings Bancorp Stock Fund. However, transfer directions are subject to subscription rights and purchase priorities. Your order for shares in the Stock Offering will be filled based on your subscription rights. Clifton Savings Bancorp, Inc. has granted rights to subscribe for shares of Clifton Savings Bancorp common stock to the following persons in the following order of priority: (1) persons with $50 or more on deposit at Clifton Savings as of                     ; (2) persons with $50 or more on deposit at Clifton Savings as of                     ; and (3) Clifton Savings’ borrowers and depositors with less than $50 on deposit as of                     . If you fall into one of the above subscription offering categories, you have subscription rights to purchase shares of common stock in the offering and you may use funds in the Savings Plan account to pay for your purchase of shares of Clifton Savings Bancorp common stock.

Value of Participation Interests

As of November 30, 2010, the market value of the assets of the Savings Plan equaled approximately $3,234,000, excluding shares of Clifton Savings Bancorp held by the plan. The plan administrator has informed each participant of the value of his or her beneficial interest in the Savings Plan. The value of Savings Plan assets represents past contributions made to the Savings Plan on your behalf, plus or minus earnings or losses on the contributions, less previous withdrawals and loans.

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Method of Directing Transfer

Included with this prospectus supplement is an investment form for you to use to direct the transfer of fund from your current investments into the Clifton Savings Bancorp Stock Fund. If you wish to transfer all, or part, in multiples of not less than 1%, of your beneficial interest in the assets of the Savings Plan to the Clifton Savings Bancorp Stock Fund, you should complete the Investment Form. If you do not wish to make such an election at this time, you do not need to take any action. The minimum investment in the Clifton Savings Bancorp Stock Fund during the initial public offering is $250.00.

Time for Directing Transfer

You must submit your direction to transfer amounts to the Clifton Savings Bancorp Stock Fund in connection with the Stock Offering by the deadline of 5:00 p.m. on                     , 2011. You should return the Investment Form to Josephine T. Scavone in the Human Resources Department.

Irrevocability of Transfer Direction

You cannot change your direction to transfer amounts credited to your account in the Savings Plan to the Clifton Savings Bancorp Stock Fund prior to the completion of the Stock Offering. Following the closing of the Stock Offering, you may change your investment directions, in accordance with the terms of the Savings Plan.

Purchase Price of Clifton Savings Bancorp common stock

The trustee will use the funds transferred to the Clifton Savings Bancorp Stock Fund to purchase shares of Clifton Savings Bancorp common stock in the Stock Offering. The trustee will pay the same price for shares of Clifton Savings Bancorp common stock as all other persons who purchase shares of Clifton Savings Bancorp common stock in the offering. If there is not enough common stock in the offering to fill all subscriptions, the common stock will be apportioned and the trustee for the Savings Plan may not be able to purchase all of the common stock you requested.

Nature of a Participant’s Interest in Clifton Savings Bancorp common stock

The trustee will hold Clifton Savings Bancorp common stock in the name of the Savings Plan. The trustee will credit shares of common stock acquired at your direction to your account under the Savings Plan. Therefore, the investment designations of other Savings Plan participants should not affect earnings on your Savings Plan account.

Voting and Tender Rights of Clifton Savings Bancorp common stock

The trustee generally will exercise voting and tender rights attributable to all Clifton Savings Bancorp common stock held by the Clifton Savings Bancorp Stock Fund, as directed by participants with interests in the Clifton Savings Bancorp Stock Fund. With respect to each matter as to which holders of Clifton Savings Bancorp common stock have a right to vote, you will have voting instruction rights that reflect your proportionate interest in the Clifton Savings Bancorp Stock Fund. The number of shares of Clifton Savings Bancorp common stock held in the Clifton Savings Bancorp Stock Fund voted for and against each matter will be proportionate to the number of voting instruction rights exercised. If there is a tender offer for Clifton Savings Bancorp common stock, the Savings Plan allots each participant a number of tender instruction rights reflecting the participant’s proportionate interest in the Clifton Savings Bancorp Stock Fund. The percentage of shares of Clifton Savings Bancorp common stock held in the Clifton Savings Bancorp Stock Fund that will be tendered will be the same as the percentage of the total number of tender instruction rights exercised in favor of the tender offer. The remaining shares of Clifton Savings Bancorp common stock held in the Clifton Savings Bancorp Stock Fund will not be tendered.

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The Savings Plan provides that participants will exercise their voting instruction rights and tender instruction rights on a confidential basis.

Future Direction to Purchase Common Stock

You will be able to invest in the Clifton Savings Bancorp Stock Funder after the Stock Offering by accessing your account via the internet and directing the trustee to invest your future contributions or your account balance in the Savings Plan into the Clifton Savings Bancorp Stock Fund. After the Stock Offering, to the extent that shares of common stock are available, the trustee of the Savings Plan will acquire common stock of Clifton Savings Bancorp at your election in open market transactions at the prevailing price. Special restrictions may apply to transfers directed to and from the Clifton Savings Bancorp Stock Fund by the participants who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal shareholders of Clifton Savings Bancorp. In addition, if you are an officer of Clifton Savings Bank that is restricted by the Office of Thrift Supervision from selling shares acquired in the Stock Offering for one year, the shares you purchased in the Stock Offering will not be tradable for one year. However, any stock units that you held in the Clifton Savings Bancorp Stock Fund before the Stock Offering are freely tradable and not subject to this one-year trading restriction.

DESCRIPTION OF THE SAVINGS PLAN

Introduction

Effective January 1, 1985, Clifton Savings adopted the Clifton Savings Bank 401(k) Savings Plan. Clifton Savings amended and restated the plan as the Clifton Savings Bank 401(k) Savings Plan in RSI Retirement Trust, effective as of January 1, 1999. Clifton Savings appointed RSGroup Trust Company as successor trustee of the Savings Plan effective as of June 18, 2003, and amended and restated the plan in its entirety effective as of July 1, 2003. Clifton Savings intends for the Savings Plan to comply, in form and in operation, with all applicable provisions of the Internal Revenue Code and the Employee Retirement Income Security Act of 1974, as amended, or “ERISA.” Clifton Savings may change the Savings Plan from time to time in the future to ensure continued compliance with these laws. Clifton Savings may also amend the Savings Plan from time to time in the future to add, modify, or eliminate certain features of the plan, as it sees fit. Federal law provides you with various rights and protections as a participant in the Savings Plan, which is governed by ERISA. However, the Pension Benefit Guaranty Corporation does not guarantee your benefits under the Savings Plan.

Reference to Full Text of the Plan. The following portions of this prospectus supplement summarize the material provisions of the Savings Plan. Clifton Savings qualifies this summary in its entirety by reference to the full text of the Savings Plan, as amended. You may obtain copies of the full Savings Plan document, and any amendments to the plan, by sending a request to Josephine T. Scavone at Clifton Savings. You should carefully read the entire Savings Plan document, as amended, to understand your rights and obligations under the plan.

Eligibility and Participation

Eligible employees of Clifton Savings who have attained age 21 may participate in the Savings Plan as of the first day of the month after they have completed 1,000 hours of service with Clifton Savings within a consecutive twelve-month period.

As of December 9, 2010, 81 of the 94 eligible employees of Clifton Savings participated in the Savings Plan.

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Contributions Under the Savings Plan

Employee Before-Tax Contributions. Subject to certain IRS limitations, the Savings Plan permits each participant to make before-tax contributions to the Savings Plan each payroll period of between 1% and 25% of the participant’s salary. Participants may change their rate of before-tax contributions by telephone or through the internet. Changes made by 1:30 p.m. two days prior to the next payroll date will become effective for that payroll date; otherwise, the change will be effective for the following payroll date.

Clifton Savings Matching Contributions. The Savings Plan provides that Clifton Savings will make matching contributions on behalf of each participant equal to 50% of the participant’s compensation, up to a maximum of 4.5% of compensation. Clifton Savings makes matching contributions only for those participants who make before-tax contributions to the Savings Plan. If a participant stops making before-tax contributions to the Savings Plan, Clifton Savings will cease its matching contributions on the participant’s behalf.

Clifton Savings Discretionary Contributions. Clifton Savings, in its sole discretion, may also make additional discretionary contributions, in amounts specified by the Board of Directors of Clifton Savings. These discretionary contributions are allocated to each participant on a pro rata basis, based on compensation, among those participants who remain employed and have completed at least 1,000 hours of service during the plan year.

Rollover Contributions. Clifton Savings allows employees who receive a distribution from a previous employer’s tax-qualified employee benefit plan to deposit that distribution into a Rollover Contribution account under the Savings Plan, provided the rollover contribution satisfies IRS requirements.

Clifton Savings Special Contributions. Clifton Savings also has discretion to make additional, special contributions to the before-tax contribution accounts of eligible employees, as necessary to ensure that the Savings Plan continues to comply with Section 401(k) of the Internal Revenue Code.

Limitations on Contributions

Limitation on Employee Salary Deferrals. Although the Savings Plan permits you to defer up to 25% of your compensation, by law your total deferrals under the Savings Plan, together with similar plans, may not exceed $16,500 for 2011. Employees who are age 50 and over may also make additional, “catch-up” contributions to the plan, up to a maximum of $5,500 for 2011. The Internal Revenue Service periodically increases these limitations. A participant who exceeds these limitations must include any excess deferrals in gross income for federal income tax purposes in the year of deferral. In addition, the participant must pay federal income taxes on any excess deferrals when distributed by the Savings Plan to the participant, unless the plan distributes the excess deferrals and any related income no later than the first April 15th following the close of the taxable year in which the participant made the excess deferrals. Any income on excess deferrals distributed before such date is treated, for federal income tax purposes, as earned and received by the participant in the taxable year of the distribution.

Limitation on Annual Additions and Benefits. As required by the Internal Revenue Code, the Savings Plan provides that the total amount of contributions and forfeitures (annual additions) credited to a participant during any year under all defined contribution plans of Clifton Savings (including the Savings Plan and the proposed Clifton Savings Employee Stock Ownership Plan) may not exceed the lesser of 100% of the participant’s annual compensation or $46,000 for 2010.

Limitation on Plan Contributions for Highly Compensated Employees. Special provisions of the Internal Revenue Code limit the amount of before-tax and matching contributions that may be made to the Savings Plan in any year on behalf of highly compensated employees, in relation to the amount of

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before-tax and matching contributions made by or on behalf of all other employees eligible to participate in the Savings Plan. If before-tax and matching contributions exceed these limitations, the plan must adjust the contribution levels for highly compensated employees.

In general, a highly compensated employee includes any employee who (1) was a five percent owner of the sponsoring employer at any time during the year or the preceding year, or (2) had compensation for the preceding year in excess of $110,000 and, if the sponsoring employer so elects, was in the top 20% of employees by compensation for such year. The preceding dollar amount applies for 2011, and may be adjusted periodically by the IRS.

Investment of Contributions

A trust holds all amounts credited to participants’ accounts under the Savings Plan. RSGroup Trust Company, the trustee appointed by the board of directors of Clifton Savings, administers the trust.

Funds	2009	2008	2007
Alger MidCap Growth Institutional Fund	51.40%	-58.74%	34.56%
American Beacon Large Cap Value Fund	27.16%	-39.58%	2.95%
American Century Government Bond Fund	3.01%	9.55%	7.82%
Wells Fargo Stable Return Fund	2.53%	3.81%	4.14%
Wells Fargo Advantage International Equity Fund	15.38%	-41.59%	14.67%
Neuberger Berman Genesis Fund	26.25%	-32.85%	21.80%
SSGA S&P 500 Index Fund	26.22%	-37.03%	5.41%
T. Rowe Price Blue Chip Growth Fund	42.30%	-42.72%	12.81%
Sunrise Retirement Balanced Equity Fund	26.41%	-27.03%	N/A
Sunrise Retirement Balanced Fund	21.92%	-20.65%	N/A
Sunrise Retirement Capital Preservation Fund	9.50%	-1.34%	N/A
Sunrise Retirement Diversified Equity with Income Fund	28.61%	-34.73%	N/A
Sunrise Retirement Diversified Equity Fund	29.52%	-39.81%	N/A
Sunrise Retirement Diversified Income Fund	18.12%	-13.67%	N/A
Sunrise Retirement Income Fund	12.70%	-6.60%	N/A
Clifton Savings Bancorp, Inc. Stock Fund	-18.17%	20.60%	-16.90%

Alger MidCap Growth Institutional Fund. The Fund seeks long-term capital appreciation. The Fund normally invests primarily in mid-sized companies that are believed to demonstrate promising growth potential.

American Beacon Large Cap Value Fund. The Fund seeks long-term capital appreciation and current income. The Fund invests in equity securities of large market capitalization U.S. companies that appear to possess above-average earnings growth potential and dividend yields, as well as below-average price to earnings and price to book value ratios.

American Century Government Bond Fund. The Fund seeks high current income by investing primarily in U.S. government securities including U.S. Treasury securities and other securities issued or guaranteed by the U.S. government and its agencies and instrumentalities.

Wells Fargo Stable Return Fund. The Fund seeks safety of principal and consistency of returns with minimal volatility. The Fund is for conservative investors seeking more income than money market funds without the price fluctuation of stock or bond funds. The Fund invests in investment contracts issued by highly rated companies. These include Guaranteed Investment Contracts (GICs), Security Backed Investment Contracts, Separate Account GICs, and cash equivalents.

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Wells Fargo Advantage International Equity Fund. The Fund seeks long-term capital appreciation. The Fund normally invests primarily in equity securities of foreign issuers of any size, and up to 20% in emerging market equity securities.

Neuberger Berman Genesis Fund. The Fund seeks growth of capital. The Fund invests mainly in common stocks of small-capitalization companies. The Fund looks for companies believed to be undervalued whose current market shares and balance sheets are strong.

SSGA S&P 500 Index Fund. The Fund seeks to replicate the total return of the S&P 500 Index. The Fund invests primarily in stocks in the index in proportion to their weightings in the Index.

T. Rowe Price Blue Chip Growth Fund. The Fund seeks to provide long-term capital growth. Income is a secondary objective. The Fund invests primarily in the common stocks of large and medium-sized blue chip companies that have the potential for above-average growth in earnings and are well established in their respective industries.

Sunrise Retirement Balanced Equity Fund. The Fund targets 70% of its assets in a diversified mix of equity mutual funds and 30% in fixed-income mutual funds. The equity allocation includes mutual funds that invest in U.S. large-cap, mid-cap and small-cap equity securities, as well as non-U.S. equity securities. The fixed-income exposure will be invested in intermediate-term fixed-income and money market mutual funds. This Fund’s strategic asset class targets include: 35% U.S. large-cap equity, 22% U.S. mid/small-cap equity, 13% non-U.S. equity, 27% fixed-income, and 3% cash equivalent.

Sunrise Retirement Balanced Fund. The Fund targets 55% of its assets in a diversified mix of equity mutual funds and 45% in fixed-income mutual funds. The equity allocation includes mutual funds that invest in U.S. large-cap, mid-cap and small-cap equity securities, as well as non-U.S. equity securities. The fixed-income exposure will be invested in intermediate-term fixed-income and money market mutual funds. This Fund’s strategic asset class targets include: 30% U.S. large-cap equity, 15% U.S. mid/small-cap equity, 10% non-U.S. equity, 42% fixed-income, and 3% cash equivalents.

Sunrise Retirement Capital Preservation Fund. The Fund targets 10% of its assets in a diversified mix of equity mutual funds and 90% in fixed-income mutual funds. The equity allocation includes mutual funds that invest in U.S. large-cap equity securities. The fixed-income exposure will be invested in intermediate- and short-term fixed-income, as well as money market, mutual funds. This Fund’s strategic asset class targets include: 10% U.S. large-cap equity, 87% fixed-income, and 3% cash equivalents.

Sunrise Retirement Diversified Equity with Income Fund. The Fund targets 85% of its assets in a diversified mix of equity mutual funds and 15% in fixed-income mutual funds. The equity allocation includes mutual funds that invest in U.S. large-cap, mid-cap and small-cap equity securities, as well as non-U.S. equity securities. The fixed-income exposure will be invested in intermediate-term fixed-income and money market mutual funds. This Fund’s strategic asset class targets include: 40% U.S. large-cap equity, 28% U.S. mid/small-cap equity, 17% non U.S. equity, 12% fixed-income, and 3% cash equivalents.

Sunrise Retirement Diversified Equity Fund. The Fund seeks to be 97% invested in a diversified mix of equity mutual funds, including mutual funds that invest in U.S. large-cap, mid-cap and small-cap equity securities, as well as non-U.S. equity securities. The balance will be invested in a money market portfolio. This Fund’s strategic asset class targets include: 42% U.S. large-cap equity, 35% U.S. mid/small-cap equity, 20% non-U.S. equity, and 3% cash equivalents.

Sunrise Retirement Diversified Income Fund. The Fund targets 40% of its assets in a diversified mix of equity mutual funds and 60% in fixed-income mutual funds. The equity allocation includes mutual funds that invest in U.S. large-cap, mid-cap and small-cap equity securities, as well as

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non-U.S. equity securities. The fixed-income exposure will be invested in intermediate-term fixed-income and money market mutual funds. This Fund’s strategic asset class targets include: 25% U.S. large-cap equity, 10% U.S. mid/small-cap equity, 5% non-U.S. equity, 57% fixed-income, and 3% cash equivalents.

Sunrise Retirement Income Fund. The Fund targets 25% of its assets in a diversified mix of equity mutual funds and 75% in fixed-income mutual funds. The equity allocation includes mutual funds that invest in U.S. large-cap and small-cap equity securities. The fixed-income exposure will be invested in intermediate- and short-term fixed-income, as well as money market, mutual funds. This Fund’s strategic asset class targets include: 20% U.S. large-cap equity, 5% U.S. small-cap equity, 72% fixed-income, and 3% cash equivalents.

Clifton Savings Bancorp, Inc. Stock Fund. The Fund consists of investments in the common stock of Clifton Savings Bancorp, Inc. made on the effective date of the Stock Offering. Each Participant’s proportionate undivided beneficial interest in the Clifton Savings Bancorp Stock Fund is measured by units. The daily unit value is calculated by determining the market value of the common stock held and adding to that any cash held by the trustee. This total will be divided by the number of units outstanding to determine the unit value of the Clifton Savings Bancorp Stock Fund.

Upon payment of a cash dividend, the trustee will determine the unit value prior to distributing the dividend. The trustee may use the dividend to purchase shares of Clifton Savings Bancorp common stock. The Trustee will, to the extent practicable, use amounts held in the Clifton Savings Bancorp Stock Fund to purchase shares of the common stock. Pending investment in the common stock, assets held in the Clifton Savings Bancorp Stock Fund will be placed in bank deposits and other short-term investments.

Benefits Under the Savings Plan

Vesting. All participants are 100% vested in their contribution accounts under the Savings Plan and in any income earned on their investments. This means that participants have a non-forfeitable right to their contributions and any earnings on those amounts at all times.

Withdrawals and Distributions From the Savings Plan

Withdrawals Before Termination of Employment. You may receive in-service distributions from the Savings Plan under limited circumstances in the form of non-hardship withdrawals after age 60 and hardship withdrawals.

Participants age 60 or over may withdraw, no more than once per plan year, the net value of their accounts, in the following order of priority: rollover contributions, before-tax contributions, matching contributions and discretionary contributions.

In order to qualify for a hardship withdrawal, you must have an immediate and substantial need to meet certain expenses and have no other reasonably available resources to meet the financial need. If you qualify for a hardship distribution, the trustee will make the distribution proportionately from the investment funds in which you have invested your account balances.

Distribution Upon Retirement or Disability. The standard form of benefit upon retirement or disability is a lump sum payment. However, if the value of a participant’s accounts under the Savings Plan exceeds $5,000, the participant may elect to defer the lump sum payment until after retirement. However, the IRS requires that participants receive at least a portion of their plan accounts by the April 1st of the calendar year following the calendar year in which they retire (or terminate service due to a disability) or the calendar year in which they reach age 70 1/2. Participants may also choose to roll over all or a portion of their plan accounts to an Individual Retirement Account (IRA), or to another employer’s qualified plan, if the other employer’s plan permits rollover contributions.

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Distribution Upon Death. A participant’s designated beneficiary will receive the full value of a participant’s accounts under the Savings Plan upon the participant’s death. If the participant did not make a valid election regarding the form of payment prior to death, the beneficiary will receive a lump sum payment as soon as administratively possible. If the participant made a valid payment election, or was otherwise scheduled to receive a deferred lump sum payment, the beneficiary will generally receive a lump sum payment on the date elected by the participant. Under certain circumstances, however, payment may be made on an earlier date.

Distribution Upon Termination for Any Other Reason. If your Savings Plan accounts total $5,000 or less, you will receive a lump sum payment as soon as administratively possible after your termination of employment. If the value of your Savings Plan accounts exceeds $5,000, you will receive a lump sum payment on your normal retirement date. However, you may elect to receive the value of your vested Savings Plan accounts in a lump sum payment prior to your normal retirement date. You may also request that the trustee transfer the value of your accounts to an Individual Retirement Account (IRA) or to another employer’s qualified plan, if the other employer’s plan permits rollover contributions.

Nonalienation of Benefits. Except with respect to federal income tax withholding, and as provided for under a qualified domestic relations order, benefits payable under the Savings Plan will not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Savings Plan will be void.

Applicable federal tax law requires the Savings Plan to impose substantial restrictions on your right to withdraw amounts held under the plan before your termination of employment with Clifton Savings. Federal law may also impose an excise tax on withdrawals from the Savings Plan before you attain 59 1/2 years of age, regardless of whether the withdrawal occurs during your employment with Clifton Savings or after termination of employment.

ADMINISTRATION OF THE SAVINGS PLAN

Trustee

The trustee of the Savings Plan is the named fiduciary of the Savings Plan for purposes of ERISA. The board of directors of Clifton Savings appoints the trustee to serve at its pleasure. The board of directors has appointed Pentegra Trust Company as trustee of the Savings Plan.

The trustee receives, holds and invests the contributions to the Savings Plan in trust and distributes them to participants and beneficiaries in accordance with the terms of the Savings Plan and the directions of the plan administrator. The trustee is responsible for the investment of the trust assets.

Reports to Savings Plan Participants

The plan administrator furnishes participants quarterly statements that show the balance in their accounts as of the statement date, contributions made to their accounts during that period and any additional adjustments required to reflect earnings or losses.

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Plan Administrator

Clifton Savings currently acts as plan administrator for the Savings Plan. The plan administrator handles the following administrative functions: interpreting the provisions of the plan, prescribing procedures for filing applications for benefits, preparing and distributing information explaining the plan, maintaining plan records, books of account and all other data necessary for the proper administration of the plan, preparing and filing all returns and reports required by the U.S. Department of Labor and the IRS and making all required disclosures to participants, beneficiaries and others under ERISA.

Amendment and Termination

Clifton Savings expects to continue the Savings Plan indefinitely. Nevertheless, Clifton Savings may terminate the Savings Plan at any time. If Clifton Savings terminates the Savings Plan in whole or in part, all affected participants become fully vested in their accounts, regardless of other provisions of the Savings Plan. Clifton Savings reserves the right to make, from time to time, changes which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries. Clifton Savings may amend the plan, however, as necessary or desirable, in order to comply with ERISA or the Internal Revenue Code.

Merger, Consolidation or Transfer

If the Savings Plan merges or consolidates with another plan or transfers the trust assets to another plan, and either the Savings Plan or the other plan is subsequently terminated, the Savings Plan requires that you receive a benefit immediately after the merger, consolidation or transfer that would equal or exceed the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer, if the Savings Plan had terminated at that time.

Federal Income Tax Consequences

The following summarizes only briefly the material federal income tax aspects of the Savings Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences of the Savings Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, applicable state and local income tax laws may have different tax consequences than the federal income tax laws. Savings Plan Participants should consult a tax advisor with respect to any transaction involving the Savings Plan, including any distribution from the Savings Plan.

As a “tax-qualified retirement plan,” the Internal Revenue Code affords the Savings Plan certain tax advantages, including the following:

(1)	The sponsoring employer may take an immediate tax deduction for the amount contributed to the plan each year;

(2)	participants pay no current income tax on amounts contributed by the employer on their behalf; and

(3)	earnings of the plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

Clifton Savings administers the Savings Plan to comply in operation with the requirements of the Internal Revenue Code as of the applicable effective date of any change in the law. If Clifton Savings should receive an adverse determination letter from the IRS regarding the Savings Plan’s tax exempt status, all participants would generally recognize income equal to their vested interests in the Savings Plan, the participants would not be permitted to transfer amounts distributed from the Savings Plan to an

11

Individual Retirement Account or to another qualified retirement plan, and Clifton Savings would be denied certain tax deductions taken in connection with the Savings Plan.

Lump Sum Distribution. A distribution from the Savings Plan to a participant or the beneficiary of a participant qualifies as a lump sum distribution if it is made within one taxable year, on account of the participant’s death, disability or separation from service, or after the participant attains age 59 1/2; and consists of the balance credited to the participant under this plan and all other profit sharing plans, if any, maintained by Clifton Savings. The portion of any lump sum distribution included in taxable income for federal income tax purposes consists of the entire amount of the lump sum distribution, less the amount of after-tax contributions, if any, made to any other profit-sharing plans maintained by Clifton Savings, if the distribution includes those amounts.

Clifton Savings Bancorp common stock Included in Lump Sum Distribution. If a lump sum distribution includes Clifton Savings Bancorp common stock, the distribution generally is taxed in the manner described above. The total taxable amount is reduced, however, by the amount of any net unrealized appreciation on Clifton Savings Bancorp common stock; that is, the excess of the value of Clifton Savings Bancorp common stock at the time of the distribution over the cost or other basis of the securities to the trust. The tax basis of Clifton Savings Bancorp common stock, for purposes of computing gain or loss on a subsequent sale, equals the value of Clifton Savings Bancorp common stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of Clifton Savings Bancorp common stock, to the extent of the net unrealized appreciation at the time of distribution, is long-term capital gain, regardless of how long you hold the Clifton Savings Bancorp common stock, or the “holding period.” Any gain on a subsequent sale or other taxable disposition of Clifton Savings Bancorp common stock that exceeds the amount of net unrealized appreciation upon distribution is considered long-term capital gain, regardless of the holding period. Any gain on a subsequent sale or other taxable disposition of Clifton Savings Bancorp common stock that exceeds the amount of net unrealized appreciation at the time of distribution is considered either short-term or long-term capital gain, depending upon the length of the holding period. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed under IRS regulations.

We have provided you with a brief description of the material federal income tax aspects of the Savings Plan that are generally applicable under the Internal Revenue Code. We do not intend this description to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Savings Plan. Accordingly, you should consult a tax advisor concerning the federal, state and local tax consequences of participating in and receiving distributions from the Savings Plan.

Restrictions on Resale

Any “affiliate” of Clifton Savings Bancorp, Inc. under Rules 144 and 405 of the Securities Act of 1933, as amended, who receives a distribution of common stock under the Savings Plan, may reoffer or resell such shares only under a registration statement filed under the Securities Act of 1933, as amended, assuming the availability of a registration statement, or under Rule 144 or some other exemption from these registration requirements. An “affiliate” of Clifton Savings is someone who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, Clifton Savings. Generally, a director, principal officer or major shareholder of a corporation is deemed to be an “affiliate” of that corporation.

Any person who may be an “affiliate” of Clifton Savings may wish to consult with counsel before transferring any common stock they own. In addition, participants should consult with counsel regarding the applicability to them of Section 16 of the Securities Exchange Act of 1934, as amended, which may restrict the sale of Clifton Savings Bancorp common stock acquired under the Savings Plan or other sales of Clifton Savings Bancorp common stock.

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Persons who are not deemed to be “affiliates” of Clifton Savings at the time of resale may resell freely any shares of Clifton Savings Bancorp common stock distributed to them under the Savings Plan, either publicly or privately, without regard to the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, or compliance with the restrictions and conditions contained in the exemptions available under federal law. A person deemed an “affiliate” of Clifton Savings at the time of a proposed resale may publicly resell common stock only under a “reoffer” prospectus or in accordance with the restrictions and conditions contained in Rule 144 of the Securities Act of 1933, as amended, or some other exemption from registration, and may not use this prospectus in connection with any such resale. In general, Rule 144 restricts the amount of common stock which an affiliate may publicly resell in any three-month period to the greater of one percent of Clifton Savings Bancorp common stock then outstanding or the average weekly trading volume reported on the Nasdaq Stock Market during the four calendar weeks before the sale. Affiliates may sell only through brokers without solicitation and only at a time when Clifton Savings Bancorp, Inc. is current in filing all required reports under the Securities Exchange Act of 1934, as amended.

SEC Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934, as amended, imposes reporting and liability requirements on officers, directors and persons who beneficially own more than ten percent of public companies such as Clifton Savings Bancorp, Inc. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the filing of reports of beneficial ownership. Within ten days of becoming a person required to file reports under Section 16(a), such person must file a Form 3 reporting initial beneficial ownership with the Securities and Exchange Commission. Such persons must also report periodically certain changes in beneficial ownership involving the allocation or reallocation of assets held in their Savings Plan accounts, either on a Form 4 within two days after a transaction, or annually on a Form 5 within 45 days after the close of a company’s fiscal year.

In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934, as amended, provides for the recovery by Clifton Savings Bancorp, Inc. of profits realized from the purchase and sale or sale and purchase of its common stock within any six-month period by any officer, director or person who beneficially owns more than ten percent of the common stock.

The SEC has adopted rules that exempt many transactions involving the Savings Plan from the “short-swing” profit recovery provisions of Section 16(b). The exemptions generally involve restrictions upon the timing of elections to buy or sell employer securities for the accounts of any officer, director or person who beneficially owns more than ten percent of the common stock.

Except for distributions of the common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons who are subject to Section 16(b) may be required, under limited circumstances involving the purchase of common stock within six months of the distribution, to hold the shares of common stock distributed from the Savings Plan for six months after the distribution date.

Financial Information Regarding Plan Assets

Financial information representing the net assets available for Savings Plan benefits and the change in net assets available for Savings Plan benefits at December 31, 2010, is available upon written request to [                    ] in the Human Resources Department of Clifton Savings Bank.

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LEGAL OPINION

The validity of the issuance of the common stock of Clifton Savings Bancorp, Inc. will be passed upon by Kilpatrick Stockton LLP, Washington, D.C. Kilpatrick Stockton LLP acted as special counsel for Clifton Savings in connection with the Stock Offering.

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SUBSCRIPTION AND

COMMUNITY OFFERING

PROSPECTUS

Clifton Savings Bancorp, Inc.

(Proposed new holding company for Clifton Savings Bank)

Up to 21,562,500 Shares of Common Stock

(Subject to increase to 24,796,875 shares)

$8.00 per Share

Clifton Savings Bancorp, Inc., a newly formed Nevada corporation, is offering up to 21,562,500 shares of common stock for sale at $8.00 per share in connection with the conversion of Clifton MHC from the mutual holding company to the stock holding company form of organization. The shares being offered represent the 64.2% ownership interest in Clifton Savings Bancorp, Inc., a federal corporation, currently owned by Clifton MHC. Clifton Savings Bancorp’s common stock is currently traded on the Nasdaq Global Select Market under the trading symbol CSBK. We expect that new Clifton Savings Bancorp’s shares of common stock will trade on the Nasdaq Global Select Market under the trading symbol CSBKD for a period of 20 trading days following the completion of this stock offering. Thereafter the trading symbol will revert to CSBK.

We are offering the common stock for sale on a best efforts basis. The shares are first being offered in a subscription offering to eligible depositors and certain borrowers and tax-qualified employee benefit plans of Clifton Savings Bank who have priority rights to buy all of the shares offered as described in this prospectus. Shares not purchased in the subscription offering will simultaneously be offered to the general public in a community offering, with a preference given to residents of the communities served by Clifton Savings Bank and existing stockholders of Clifton Savings Bancorp. Shares of common stock not subscribed for in the subscription and community offerings will be offered to the general public in a syndicated offering through a syndicate of selected dealers.

We must sell a minimum of 15,937,500 shares in order to complete the offering. Sandler O’Neill & Partners, L.P. will assist us in selling the shares on a best efforts basis in the subscription and community offerings and will serve as sole book-running manager for the syndicated offering. Neither Sandler O’Neill & Partners, L.P. nor any member of the syndicate group is required to purchase any shares of common stock in the offering.

In addition to the shares we are selling in the offering, we will issue up to 12,000,657 shares of new Clifton Savings Bancorp in exchange for the remaining 35.8% interest in Clifton Savings Bancorp common stock currently held by stockholders other than Clifton MHC, using an exchange ratio that will result in the existing public stockholders owning approximately the same percentage of new Clifton Savings Bancorp common stock as they owned of Clifton Savings Bancorp common stock immediately prior to the completion of the conversion.

The minimum order is 25 shares. The subscription offering will expire at     :    p.m., Eastern time, on [DATE1], 2011. We expect that the community offering will terminate at the same time, although it may be extended without notice to you until [DATE2], 2011, unless the Office of Thrift Supervision approves a later date. No single extension may exceed 90 days and the offering must be completed by [DATE3], 2012. Once submitted, orders are irrevocable unless the offering is terminated or is extended beyond [DATE2], 2011, or the number of shares of common stock to be sold is increased to more than 24,796,875 shares or decreased to less than 15,937,500 shares. Funds received prior to the completion of the offering will be held in a segregated account at Clifton Savings Bank and will earn interest at Clifton Savings Bank’s statement savings rate, which is currently 0.64% but is subject to change at any time. If the subscription and community offerings are terminated, you will have your funds returned promptly, with interest. If the offering is extended beyond [DATE2], 2011, we will resolicit purchasers, and you will have the opportunity to maintain, change or cancel your order. If you do not provide us with a timely written indication of your intent, your order will be canceled and your funds will be returned to you, with interest. If there is a change in the offering range, we will promptly return all funds with interest, and you will be provided with updated information and given the opportunity to place a new order.

OFFERING SUMMARY

Price Per Share: $8.00

	Minimum	Midpoint	Maximum	Maximum, as adjusted
Number of shares	15,937,500	18,750,000	21,562,500	24,796,875
Gross offering proceeds	$127,500,000	$150,000,000	$172,500,000	$198,375,000
Estimated offering expenses, excluding selling agent fees and expenses	$1,140,000	$1,140,000	$1,140,000	$1,140,000
Estimated selling agent fees and expenses (1)	$4,926,910	$5,768,620	$6,610,329	$7,578,295
Estimated net proceeds	$121,433,090	$143,091,380	$164,749,671	$189,656,705
Estimated net proceeds per share	$7.62	$7.63	$7.64	$7.65

(1)	Please see “The Conversion and Offering—Marketing Arrangements” for a discussion of the compensation to be paid to Sandler O’Neill & Partners, L.P. and other broker/dealers selling shares in the offering.

This investment involves a high degree of risk, including the possible loss of principal.

Please read “Risk Factors” beginning on page     .

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Neither the Securities and Exchange Commission, the Office of Thrift Supervision nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Sandler O’Neill + Partners, L.P.

For assistance, please contact the Stock Information Center, toll-free, at                     .

The date of this prospectus is                 , 2011

SYNDICATED OFFERING

PROSPECTUS

Clifton Savings Bancorp, Inc.

(Proposed new holding company for Clifton Savings Bank)

Up to 21,562,500 Shares of Common Stock

(Subject to increase to 24,796,875 shares)

$8.00 per Share

Clifton Savings Bancorp, Inc., a newly formed Nevada corporation, is offering up to 21,562,500 shares of common stock for sale at $8.00 per share in connection with the conversion of Clifton MHC from the mutual holding company to the stock holding company form of organization.

The shares being offered represent the 64.2% ownership interest in Clifton Savings Bancorp, Inc., a federal corporation, currently owned by Clifton MHC. Clifton Savings Bancorp’s common stock is traded on the Nasdaq Global Select Market under the trading symbol CSBK. We expect that new Clifton Savings Bancorp’s shares of common stock will trade on the Nasdaq Global Select Market under the trading symbol CSBKD for a period of 20 trading days following the completion of this stock offering. Thereafter the trading symbol will revert to CSBK.

We are offering the common stock for sale on a best efforts basis. We must sell a minimum of 15,937,500 shares in order to complete the offering. In addition to the shares we are selling in the offering, we will issue up to 12,000,657 shares of common stock of new Clifton Savings Bancorp in exchange for the remaining 35.8% interest in Clifton Savings Bancorp common stock currently held by the public, using an exchange ratio that will result in those stockholders owning approximately the same percentage of new Clifton Savings Bancorp common stock as they owned of Clifton Savings Bancorp immediately prior to the completion of the conversion.

The shares are first being offered in a subscription offering to eligible depositors and certain borrowers and tax-qualified employee benefit plans of Clifton Savings Bank who have priority rights to buy all of the shares offered as described in the prospectus and in a community offering, with a preference given to residents of the communities served by Clifton Savings Bank and existing stockholders of Clifton Savings Bancorp.

Shares of common stock not subscribed for in the subscription and community offerings are being offered in the syndicated offering through a syndicate of broker dealers. Sandler O’Neill & Partners, L.P. is serving as sole book-running manager for the syndicated offering and Sterne Agee & Leach, Inc. is serving as co-manager. Neither Sandler O’Neill & Partners, L.P., Sterne Agee & Leach, Inc., nor any member of the syndicate group is required to purchase any shares of common stock in the offering.

Completion of the conversion and the offering is subject to several conditions, including the approval of the plan of conversion and reorganization by a vote of at least a majority of the outstanding shares of Clifton Savings Bancorp common stock, excluding shares held by Clifton MHC. See “Summary—Conditions to Completion of the Conversion.”

OFFERING SUMMARY

Price Per Share: $8.00

	Minimum	Midpoint	Maximum	Maximum, as adjusted
Number of shares	15,937,500	18,750,000	21,562,500	24,796,875
Gross offering proceeds	$127,500,000	$150,000,000	$172,500,000	$198,375,000
Estimated offering expenses, excluding selling agent fees and expenses	$1,140,000	$1,140,000	$1,140,000	$1,140,000
Estimated selling agent fees and expenses (1)	$4,926,910	$5,768,620	$6,610,329	$7,578,295
Estimated net proceeds	$121,433,090	$143,091,380	$164,749,671	$189,656,705
Estimated net proceeds per share	$7.62	$7.63	$7.64	$7.65

(1)	Please see “The Conversion and Offering—Marketing Arrangements” for a discussion of the compensation to be paid to Sandler O’Neill & Partners, L.P. and other broker/dealers selling shares in the offering.

This investment involves a high degree of risk, including the possible loss of principal.

Please read “Risk Factors” beginning on page     .

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Neither the Securities and Exchange Commission, the Office of Thrift Supervision nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Sandler O’Neill + Partners, L.P.	Sterne Agee & Leach, Inc.

The date of this prospectus is                 , 2011

Summary

This summary highlights material information from this document and may not contain all the information that is important to you. To understand the conversion and offering fully, you should read this entire document carefully.

Our Company

Clifton Savings Bancorp, Inc. Clifton Savings Bancorp, Inc. is, and new Clifton Savings Bancorp, Inc. following the completion of the conversion and offering will be, the unitary savings and loan holding company for Clifton Savings Bank, a federally chartered savings bank. Our common stock is traded on the Nasdaq Global Select Market under the symbol “CSBK.” At September 30, 2010, Clifton Savings Bancorp had consolidated total assets of $1.14 billion, gross loans of $463.1 million, total deposits of $820.9 million and total stockholders’ equity of $176.9 million. As of the date of this prospectus, Clifton Savings Bancorp had 26,137,248 shares of common stock outstanding.

Clifton MHC. Clifton MHC is the federally chartered mutual holding company of Clifton Savings Bancorp, Inc. Clifton MHC’s sole business activity is the ownership of 16,791,758 shares of common stock of Clifton Savings Bancorp or 64.2% of the common stock outstanding as of the date of this prospectus. After completion of the conversion, Clifton MHC will cease to exist.

Clifton Savings Bank. Clifton Savings Bank is headquartered in Clifton, New Jersey. Clifton Savings Bank has provided community banking services to customers since 1928. We currently operate twelve full-service locations in Bergen and Passaic Counties in New Jersey. At September 30, 2010, Clifton Savings Bank exceeded all regulatory capital requirements and was not a participant in any of the U.S. Treasury’s capital raising programs for financial institutions.

Our principal executive offices are located at 1433 Van Houten Avenue, Clifton, New Jersey 07013 and our telephone number is (973) 473-2200. Our web site address is www.cliftonsavings.com. Information on our website should not be considered a part of this prospectus.

For a description of important provisions in new Clifton Savings Bancorp’s articles of incorporation and bylaws, see “Restrictions on Acquisition of New Clifton Savings Bancorp.”

Our Market Area

We are headquartered in Clifton, New Jersey, which is located in northeast New Jersey and situated approximately 20 miles west of New York City. In addition to our main office located in Passaic County, we currently operate eleven branch offices in Bergen and Passaic Counties in New Jersey, which, along with Essex, Morris, Hudson and Union Counties in New Jersey, comprise our primary market area. Three of our eleven branch offices located in Fair Lawn, Lyndhurst and Woodland Park, New Jersey were opened within the past year. The economy in our primary market area has benefited from being varied and diverse. It is largely urban and suburban with a broad economic base. As a result of its proximity to New York City, our primary market area is also home to a significant number of commuters working in the greater New York City metropolitan area. As one of the wealthiest states in the nation, New Jersey, with a population of 8.7 million, is considered one of the most attractive banking markets in the United States. As of October 2010, the unemployment rate for New Jersey was 8.8%, which was lower than the national rate of 9.6% at that time.

Our Business Strategy

We are a retail-oriented financial institution dedicated to serving the needs of our customers. We seek deposits primarily from our customers in Passaic and Bergen Counties, New Jersey, where our branch offices are located. Our retail deposit products include savings accounts, non-interest and interest bearing checking accounts, money market accounts and certificates of deposit.

We primarily originate owner occupied one- to four-family mortgage loans in our primary market area, which consists of Passaic, Bergen, Essex, Morris, Hudson and Union Counties in New Jersey. To a much lesser extent, we also originate multi-family and commercial real estate loans, second mortgage and home equity loans, construction to permanent loans and passbook consumer loans. We utilize conservative underwriting strategies for all of our lending products. We originate loans solely for our own portfolio, rather than for sale, and we service all of the loans we originate. To a limited extent, we also purchase loans for our portfolio. We review each loan we purchase using the same conservative underwriting procedures we rely on when originating our loans.

We are very effective at managing our cost of operations. At September 30, 2010 and March 31, 2010, our efficiency ratios were 49.20% and 57.29%, respectively.

Description of the Conversion (page     )

In 2004, we reorganized Clifton Savings Bank (then a New Jersey-chartered savings and loan association operating under the name Clifton Savings Bank, S.L.A.) into a New Jersey stock savings association with a mutual holding company structure. As a part of that reorganization, we formed Clifton Savings Bancorp as the mid-tier holding company for Clifton Savings Bank and sold a minority interest in Clifton Savings Bancorp common stock to our depositors and borrowers and our employee stock ownership plan in a subscription offering. The majority of Clifton Savings Bancorp’s shares were issued to Clifton MHC, a mutual holding company organized under federal law. As a mutual holding company, Clifton MHC does not have any shareholders, does not hold any significant assets other than the common stock of Clifton Savings Bancorp, and does not engage in any significant business activity. In 2007, Clifton Savings Bank converted to a federally chartered savings bank. Our current ownership structure is as follows:

The “second-step” conversion process that we are now undertaking involves a series of transactions by which we will convert our organization from the partially public mutual holding company form to the fully public stock holding company structure. In the stock holding company structure, all of Clifton Savings Bank’s common stock will be owned by new Clifton Savings Bancorp, and all of new Clifton Savings Bancorp’s common stock will be owned by the public. We are conducting the conversion and offering under the terms of our plan of conversion and reorganization (which is referred to as the “plan of conversion”). Upon completion of the conversion and offering, the present Clifton Savings Bancorp and Clifton MHC will cease to exist.

As part of the conversion, we are offering for sale common stock representing the 64.2% ownership interest of Clifton Savings Bancorp that is currently held by Clifton MHC. At the conclusion of the conversion and offering, existing public shareholders of Clifton Savings Bancorp will receive shares of common stock in new Clifton Savings Bancorp in exchange for their existing shares of common stock of Clifton Savings Bancorp, based upon an exchange ratio of 0.9491 to 1.2841. The actual exchange ratio will be determined at the conclusion of the conversion and the offering based on the total number of shares sold in the offering, and is intended to result in Clifton Savings Bancorp’s existing public shareholders owning the same percentage interest, 35.8%, of new Clifton Savings Bancorp common stock as they currently own of Clifton Savings Bancorp common stock, without giving effect to cash paid in lieu of issuing fractional shares or shares that existing shareholders may purchase in the offering.

After the conversion and offering, our ownership structure will be as follows:

We may cancel the conversion and offering with the concurrence of the Office of Thrift Supervision. If canceled, orders for common stock already submitted will be canceled, subscribers’ funds will be promptly returned with interest calculated at Clifton Savings Bank’s passbook savings rate and all deposit account withdrawal authorizations will be canceled.

The normal business operations of Clifton Savings Bank will continue without interruption during the conversion and offering, and the same officers and directors who currently serve Clifton Savings Bank in the mutual holding company structure will serve the new holding company and Clifton Savings Bank in the fully converted stock form.

Reasons for the Conversion and Offering (page     )

Our primary reasons for the conversion and offering are the following:

•

As a mutual holding company, we are currently regulated by the Office of Thrift Supervision. The Dodd-Frank Wall Street Reform and Consumer Protection Act, which was enacted on July 21, 2010, provides for the elimination of the Office of Thrift Supervision and requires that the Office of the Comptroller of the Currency take over as our primary bank regulator and the Federal Reserve Board take over as our primary holding company regulator. The Office of Thrift Supervision’s responsibilities and authorities are to be transferred to the Office of the Comptroller of the Currency and the Federal Reserve Board as early as July 21, 2011. This is likely to result in many changes in regulations applicable to us, including, but not limited to, regulations regarding capital requirements, payment of dividends and conversion to full stock form. While it is impossible to predict what changes will occur when the new regulators take over the current duties of the Office of Thrift Supervision, our board of directors believes that the reorganization will eliminate some of the uncertainties associated with the legislation, and better position us to meet all future regulatory requirements. In particular, the reorganization will eliminate any uncertainties surrounding our ability to pay dividends in light of the enactment of the Dodd-Frank Act. The Federal Reserve Board has not historically allowed mutual holding companies to waive the receipt of dividends from their mid-tier holding company subsidiaries. While Clifton MHC is grandfathered for purposes of the dividend waiver provisions of the Dodd-Frank Act, we cannot be sure that the Federal Reserve Board will grant a dividend waiver request and, if granted, there can be no assurance as to the conditions, if any, the Federal Reserve Board will place on future dividend waiver requests by grandfathered mutual holding companies such as Clifton MHC.

•	We believe we have capital management strategies in place that will enable us to deploy the offering proceeds in an effective manner. See “Use of Proceeds.”

•

The larger number of shares that will be in the hands of public investors after completion of the conversion and offering is expected to result in a more liquid and active market than currently exists for Clifton Savings Bancorp’s common stock. A more liquid and active market would make it easier for our shareholders to buy and sell our common stock. See “Market for the Common Stock.”

•

The stock holding company structure is a more familiar form of organization. We believe it will make our common stock more appealing to investors and will give us greater flexibility to access the capital markets through possible future equity and debt offerings and to acquire other financial institutions or financial service companies. Our current mutual holding structure limits our ability to raise capital or issue stock in an acquisition transaction because Clifton MHC must own at least 50.1% of the shares of Clifton Savings Bancorp. Currently, however, we have no plans, agreements or understandings regarding any additional securities offerings or acquisitions.

Terms of the Offering

We are offering between 15,937,500 and 21,562,500 shares of common stock in a subscription offering to eligible depositors and certain borrowers of Clifton Savings Bank and to our tax-qualified employee benefit plans, including our employee stock ownership plan. To the extent shares remain available, we will offer shares in a community offering to natural persons residing in Bergen, Passaic, Essex, Morris, Hudson and Union Counties in New Jersey, to our existing public shareholders and to the general public. With regulatory approval, we may increase the number of shares to be sold up to 24,796,875 shares without giving you further notice or the opportunity to change or cancel your order. In considering whether to increase the offering size, the Office of Thrift Supervision will consider the level of subscriptions, the views of our independent appraiser, our financial condition, the results of our operations and changes in financial market conditions. Once submitted, orders are irrevocable unless the offering is terminated or is extended beyond [DATE2], 2011, or the number of shares of common stock to be sold is increased to more than 24,796,875 shares or decreased to less than 15,937,500 shares. If we extend the offering beyond [DATE2], 2011, all subscribers will be notified and given the opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will promptly return your funds with interest calculated at Clifton Savings Bank’s passbook savings rate or cancel your deposit account withdrawal authorization. If we intend to sell fewer than 15,937,500 shares or more than 24,796,875 shares, we will promptly return all funds and set a new offering range. All subscribers will be notified and given the opportunity to place a new order.

Shares of our common stock not purchased in the subscription offering or the community offering may be offered for sale to the general public in a syndicated offering through a syndicate of selected dealers on a best efforts basis. We may begin the syndicated offering at any time following the commencement of the subscription offering. Sandler O’Neill & Partners, L.P. will act as the sole book-running manager and Sterne Agee & Leach, Inc. will act as co-manager for the syndicated offering, which is also being conducted on a best efforts basis. Neither Sandler O’Neill & Partners, L.P., Sterne Agee & Leach, Inc., nor any other member of the syndicate is required to purchase any shares in the syndicated offering.

The purchase price is $8.00 per share. All investors will pay the same purchase price per share. Investors will not be charged a commission to purchase shares of common stock in the offering. Sandler O’Neill & Partners, L.P., our conversion advisor and marketing agent in the offering, will use its best efforts to assist us in selling shares of our common stock. Sandler O’Neill & Partners, L.P. is not obligated to purchase any shares of common stock in the offering.

How We Determined the Offering Range and Exchange Ratio (page     )

Federal regulations require that the aggregate purchase price of the securities sold in the offering be based upon our estimated pro forma market value after the conversion (i.e., taking into account the expected receipt of proceeds from the sale of securities in the offering) as determined by an independent appraisal. We have retained RP Financial, L.C., which is experienced in the evaluation and appraisal of financial institutions, to prepare the appraisal. RP Financial, L.C. has indicated that in its valuation as of November 19, 2010, our common stock’s estimated full market value ranged from $198.5 million to $268.5 million, with a midpoint of $233.5 million. Based on this valuation, we are selling the number of shares representing the 64.2% of Clifton Savings Bancorp currently owned by Clifton MHC. This results in an offering range of $127.5 million to $172.5 million, with a midpoint of $150.0 million. RP Financial, L.C. will receive fees totaling $100,000 for its appraisal report, plus $10,000 for any appraisal updates (of which there will be at least one) and reimbursement of out-of-pocket expenses.

The appraisal was based in part upon Clifton Savings Bancorp’s financial condition and results of operations, the effect of the additional capital we will raise from the sale of common stock in this offering, and an analysis of a peer group of ten publicly traded savings and loan holding companies that RP Financial considered comparable to Clifton Savings Bancorp.

In preparing its appraisal, RP Financial considered the information in this prospectus, including our financial statements. RP Financial also considered the following factors, among others:

•

our historical and projected operating results and financial condition, including, but not limited to, net interest income, the amount and volatility of interest income and interest expense relative to changes in market conditions and interest rates, asset quality, levels of loan loss provisions, the amount and sources of non-interest income, and the amount of noninterest expense;

•

the economic, demographic and competitive characteristics of our market area, including, but not limited to: employment by industry type, unemployment trends, size and growth of the population, trends in household and per capita income, and deposit market share;

•

a comparative evaluation of our operating and financial statistics with those of other similarly-situated, publicly-traded savings associations and savings association holding companies, including a comparative analysis of balance sheet composition, income statement and balance sheet ratios, credit and interest rate risk exposure;

•

the effect of the capital raised in this offering on our net worth and earnings potential, including, but not limited to, the increase in consolidated equity resulting from the offering, the estimated increase in earnings resulting from the investment of the net proceeds of the offering, and the estimated impact on consolidated equity and earnings resulting from adoption of the proposed employee stock benefit plans; and

•	the trading market for Clifton Savings Bancorp common stock and securities of comparable institutions and general conditions in the market for such securities.

Two measures that some investors use to analyze whether a stock might be a good investment are the ratio of the offering price to the issuer’s “book value” and “tangible book value” and the ratio of the offering price to the issuer’s core earnings. RP Financial considered these ratios in preparing its appraisal, among other factors. Book value is the same as total equity and represents the difference between the issuer’s assets and liabilities. Tangible book value is equal to total equity minus intangible assets. Core earnings, for purposes of the appraisal, was defined as net earnings after taxes, excluding the after-tax portion of income from nonrecurring items. RP Financial’s appraisal also incorporates an analysis of a peer group of publicly traded companies that RP Financial considered comparable to us. In applying each of the valuation methods, RP Financial considered adjustments to our pro forma market value based on a comparison of Clifton Savings Bancorp with the peer group. RP Financial made upward adjustments for financial condition, profitability, growth and viability of earnings and asset growth and made a downward adjustment for marketing of the issue. No adjustments were made for the primary market area, dividends, liquidity of the shares, management and the effect of government regulations and regulatory reform.

The peer group is comprised of publicly-traded thrifts all selected based on asset size, market area and operating strategy. In preparing its appraisal, RP Financial placed emphasis on the price-to-earnings and the price-to-book approaches and placed lesser emphasis on the price-to-assets approaches in estimating pro forma market value. The peer group consisted of ten publicly traded, fully converted, financial institution holding companies based in the mid-Atlantic and northeast region of the United States. The peer group included the following companies. Except as noted, total assets are as of September 30, 2010.

Company Name and Ticker Symbol	Exchange	Headquarters	Total Assets (in thousands)
Beacon Federal Bancorp (BFED)	Nasdaq	East Syracuse, New York	$1,059
ESSA Bancorp, Inc. (ESSA)	Nasdaq	Stroudsburg, Pennsylvania	1,072
Flushing Financial Corp. (FFIC)	Nasdaq	Lake Success, New York	4,247
Ocean Shore Holding Co. (OSHC)	Nasdaq	Ocean City, New Jersey	838
OceanFirst Financial Corp. (OCFC)	Nasdaq	Toms River, New Jersey	2,225
Provident Financial Services, Inc. (PFS) (1)	Nasdaq	Jersey City, New Jersey	6,823
Provident New York Bancorp, Inc. (PBNY)	Nasdaq	Montebello, New York	3,021
TF Financial Corp. (THRD)	Nasdaq	Newtown, Pennsylvania	703
Westfield Financial Inc. (WFD)	Nasdaq	Westfield, Massachusetts	1,253
WSFS Financial Corp. (WSFS)	Nasdaq	Wilmington, Delaware	3,799

(1)	Financial information is presented as of the quarter ended June 30, 2010.

The following table presents a summary of selected pricing ratios for the peer group companies utilized by RP Financial in its appraisal and the pro forma pricing ratios for us as calculated by RP Financial in its appraisal report, based on financial data as of and for the 12 months ended September 30, 2010. The pricing ratios for Clifton Savings Bancorp are based on financial data as of or for the 12 months ended September 30, 2010.

	Price to Earnings Multiple		Price to Core Earnings Multiple		Price to Book Value Ratio	Price to Tangible Book Value Ratio
New Clifton Savings Bancorp (pro forma):
Minimum	23.85	x	24.43	x	69.08%	69.08%
Midpoint	28.15		28.84		76.05	76.05
Maximum	32.48		33.27		82.22	82.22
Maximum, as adjusted	37.49		38.41		88.40	88.40
Pricing ratios of peer group companies as of November 19, 2010:
Average	20.72	x	16.91	x	92.91%	107.83%
Median	15.44		15.60		90.98	109.45

Compared to the average pricing ratios of the peer group, at the maximum of the offering range our common stock would be priced at a discount of 11.51% to the peer group on a price-to-book basis, and a discount of 23.75% to the peer group on a price-to-tangible book basis. This means that, at the maximum of the offering range, a share of our common stock would be less expensive than the peer group on a book value and tangible book value basis.

Compared to the average pricing ratios of the peer group, at the minimum of the offering range our common stock would be priced at a discount of 25.65% to the peer group on a price-to-book basis, and a discount of 35.94% to the peer group on a price-to-tangible book basis. This means that, at the minimum of the offering range, a share of our common stock would be less expensive than the peer group on a book value and tangible book value basis.

Our board of directors reviewed RP Financial’s appraisal report, including the methodology and the assumptions used by RP Financial, and determined that the offering range was reasonable and adequate. Our board of directors has decided to offer the shares for a price of $8.00 per share. The purchase price of $8.00 per share was determined by us, taking into account, among other factors, the market price of our stock before adoption of the plan of conversion, the requirement under Office of Thrift Supervision regulations that the common stock be offered in a manner that will achieve the widest distribution of the stock, and desired liquidity in the common stock after the offering. Our board of directors also established the formula for determining the exchange ratio. Based upon such formula and the offering range, the exchange ratio ranged from a minimum of 0.9491 to a maximum of 1.2841 shares of new Clifton Savings Bancorp common stock for each current share of Clifton Savings Bancorp common stock, with a midpoint of 1.1166 shares. Based upon this exchange ratio, we expect to issue between 8,870,051 and 12,000,657 shares of new Clifton Savings Bancorp common stock to the holders of Clifton Savings Bancorp common stock outstanding immediately before the completion of the conversion and offering.

Because of differences in important factors such as operating characteristics, location, financial performance, asset size, capital structure and business prospects between us and other fully converted institutions, you should not rely on these comparative valuation ratios as an indication as to whether or not our common stock is an appropriate investment for you. The appraisal is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our common stock. The appraisal does not indicate market value. You should not assume or expect that the appraisal described above means that our common stock will trade at or above the $8.00 purchase price after the offering.

Our board of directors makes no recommendation of any kind as to the advisability of purchasing shares of common stock in the offering.

Possible Change in Offering Range

RP Financial will update its appraisal before we complete the conversion and offering. If, as a result of regulatory considerations, demand for the shares or changes in financial market conditions, RP Financial determines that our estimated pro forma market value has increased, we may sell up to 24,796,875 shares without further notice to you. If our pro forma market value at that time is either below $198.5 million or above $308.8 million, then, after consulting with the Office of Thrift Supervision, we may: terminate the offering and promptly return all funds; promptly return all funds, set a new offering range and give all subscribers the opportunity to place a new order; or take such other actions as may be permitted by the Office of Thrift Supervision and the Securities and Exchange Commission.

The Exchange of Existing Shares of Clifton Savings Bancorp Common Stock (page     )

If you are a shareholder of Clifton Savings Bancorp on the date we complete the conversion and offering, your existing shares will be canceled and exchanged for shares of new Clifton Savings Bancorp. The number of shares you will receive will be based on an exchange ratio determined as of the completion of the conversion and offering that is intended to result in Clifton Savings Bancorp’s existing public shareholders owning approximately 35.8% of new Clifton Savings Bancorp’s common stock, which is the same percentage of Clifton Savings Bancorp common stock currently owned by existing public shareholders. The following table shows how the exchange ratio will adjust, based on the number of shares sold in our offering. The table also shows how many shares a hypothetical owner of 100 shares of Clifton Savings Bancorp common stock would receive in the exchange, based on the number of shares sold in the offering.

	Shares to be Sold in the Offering		Shares to be Exchanged for Existing Shares of Clifton Savings Bancorp		Total Shares of Common Stock to be Outstanding	Exchange Ratio	Equivalent Per Share Value (1)	Shares to be Received for 100 Existing Shares (2)
	Amount	Percent	Amount	Percent
Minimum	15,937,500	64.2%	8,870,051	35.8%	24,807,551	0.9491	$7.59	94
Midpoint	18,750,000	64.2	10,435,354	35.8	29,185,354	1.1166	8.93	111
Maximum	21,562,500	64.2	12,000,657	35.8	33,563,157	1.2841	10.27	128
Maximum, as adjusted	24,796,875	64.2	13,800,756	35.8	38,597,631	1.4767	11.81	147

(1)	Represents the value of shares of new Clifton Savings Bancorp common stock received in the conversion by a holder of one share of Clifton Savings Bancorp common stock at the exchange ratio, assuming a market price of $8.00 per share.
(2)	Cash will be paid instead of issuing any fractional shares. No fractional shares of new Clifton Savings Bancorp common stock will be issued in the conversion and offering. For each fractional share that would otherwise be issued, we will pay cash in an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $8.00 per share offering price.

We also will convert options previously awarded under Clifton Savings Bancorp’s 2005 Equity Incentive Plan into options to purchase new Clifton Savings Bancorp common stock. At September 30, 2010, there were outstanding options to purchase 1,492,815 shares of Clifton Savings Bancorp common stock. The number of outstanding options and related per share exercise prices will be adjusted based on the exchange ratio. The aggregate exercise price, term and vesting period of the outstanding options will remain unchanged. If any options are exercised before we complete the offering, the number of shares of Clifton Savings Bancorp common stock outstanding will increase and the exchange ratio could be adjusted.

How We Intend to Use the Proceeds of this Offering (page     )

The following table summarizes how we intend to use the proceeds of the offering, based on the sale of shares at the minimum and maximum of the offering range.

(In thousands)	15,937,500 Shares at $8.00 Per Share	21,562,500 Shares at $8.00 Per Share
Offering proceeds	$127,500	$172,500
Less: offering expenses	6,067	7,750

Net offering proceeds	121,433	164,750
Less:
Proceeds contributed to Clifton Savings Bank	66,788	90,612
Proceeds used for loan to employee stock ownership plan	7,531	10,190

Proceeds remaining for new Clifton Savings Bancorp	47,114	63,948

Initially, we intend to invest the proceeds of the offering in short-term investments. In the future, new Clifton Savings Bancorp may use the funds it retains to invest in securities, pay cash dividends, repurchase shares of its common stock, subject to regulatory restrictions, or for general corporate purposes. Over time, Clifton Savings Bank intends to use the portion of the proceeds that it receives to fund new loans or purchase loans in our market area. Clifton Savings Bank may also use the proceeds to further expand its branch network. The amount of time that it will take to deploy the proceeds of the offering into loans will depend primarily on the level of loan demand. We may also use the proceeds of the offering to diversify our business or acquire other companies, although we have no specific plans to do so at this time.

Purchases by Directors and Executive Officers (page     )

We expect that our directors and executive officers, together with their associates, will subscribe for approximately 33,250 shares. Our directors and executive officers will pay the same $8.00 per share price as everyone else who purchases shares in the offering. Like all of our depositors, our directors and executive officers have subscription rights based on their deposits and, in the event of an oversubscription, their orders will be subject to the allocation provisions set forth in our plan of conversion. Purchases by our directors and executive officers will count towards the minimum number of shares we must sell to close the offering. Following the conversion and offering, and including shares received in exchange for shares of Clifton Savings Bancorp, our directors and executive officers, together with their associates, are expected to own 913,570 shares of new Clifton Savings Bancorp common stock, which would equal 3.13% of our outstanding shares if shares are sold at the midpoint of the offering range.

Benefits of the Conversion to Management (page     )

We intend to expand our employee stock ownership plan and adopt a new equity incentive plan.

Employee Stock Ownership Plan. Our employee stock ownership plan intends to purchase an amount of shares equal to 5.91% of the shares sold in the offering. The plan will use the proceeds from a 20-year loan from new Clifton Savings Bancorp to purchase these shares. We reserve the right to purchase shares of common stock in the open market following the offering to fund all or a portion of the employee stock ownership plan. As the loan is repaid and shares are released from collateral, the shares will be allocated to the accounts of employee participants. Allocations will be based on a participant’s individual compensation as a percentage of total plan compensation. Non-employee directors are not eligible to participate in the employee stock ownership plan. We will incur additional compensation expense as a result of this plan. See “Pro Forma Data” for an illustration of the effects of this plan.

New Equity Incentive Plan. We intend to implement a new equity incentive plan no earlier than six months after completion of the conversion and offering. We will submit this plan to our shareholders for their approval. Under this plan, we may grant stock options in an amount up to 6.66% of the number of shares sold in the offering and restricted stock awards in an amount equal to 2.66% of the shares sold in the offering. Stock options will be granted at an exercise price equal to 100% of the fair market value of our common stock on the option grant date. Shares of restricted stock will be awarded at no cost to the recipient. We will incur additional compensation expense as a result of this plan. See “Pro Forma Data” for an illustration of the effects of this plan. The new equity incentive plan will comply with all applicable Office of Thrift Supervision regulations. The new equity incentive plan will supplement our existing 2005 Equity Incentive Plan, which will continue as a plan of new Clifton Savings Bancorp.

The following table summarizes, at the minimum and the maximum, as adjusted, of the offering range, the total number and value of the shares of common stock that the employee stock ownership plan expects to acquire and the total value of all restricted stock awards and stock options that are expected to be available under the new equity incentive plan. At the minimum of the offering range, we will sell 15,937,500 shares and have 24,807,551 shares outstanding and at the maximum, as adjusted, of the offering range we will sell 24,796,875 shares and have 38,597,631 shares outstanding. The number of shares reflected for the benefit plans in the table below assumes that Clifton Savings Bank’s tangible capital will be 10% or more following the completion of the offering and the application of the net proceeds as described under “Use of Proceeds.”

	Number of Shares to be Granted or Purchased				Total Estimated Value
(Dollars in thousands)	At Minimum of Offering Range	At Adjusted Maximum of Offering Range	As a Percentage of Common Stock to be Issued in the Offering	Maximum Dilution Resulting from the Issuance of Shares for Stock Benefit Plans	At Minimum of Offering Range	At Adjusted Maximum of Offering Range
Employee stock ownership plan (1)	941,422	1,464,742	5.91%	0.00%	$7,531	$11,718
Restricted stock awards (1)	424,348	660,235	2.66	1.68	3,395	5,282
Stock options (2)	1,060,869	1,650,587	6.66	4.10	2,143	3,334

Total	2,426,639	3,775,564	15.23%	5.78%	$13,069	$20,334

(1)	Assumes the value of new Clifton Savings Bancorp common stock is $8.00 per share for determining the total estimated value.
(2)	Assumes the value of a stock option is $2.02. See “Pro Forma Data.”

We may fund our plans through open market purchases, as opposed to new issuances of common stock; however, if any options previously granted under our 2005 Equity Incentive Plan are exercised during the first year following completion of the offering, they will be funded with newly-issued shares as Office of Thrift Supervision regulations do not permit us to repurchase our shares during the first year following the completion of this offering except to fund the grants of restricted stock under the stock-based incentive plan or, with prior regulatory approval, under extraordinary circumstances. The Office of Thrift Supervision has previously advised that the exercise of outstanding options and cancellation of treasury shares in the conversion will not constitute an extraordinary circumstance or a compelling business purpose for satisfying this test.

The following table presents information regarding our existing employee stock ownership plan, options and restricted stock previously awarded or available for future awards under our 2005 Equity Incentive Plan, additional shares purchased by our employee stock ownership plan, and our proposed new equity incentive plan. The table below assumes that 33,563,157 shares are outstanding after the offering, which includes the sale of 21,562,500 shares in the offering at the maximum of the offering range and the issuance of 12,000,657 shares in exchange for shares of Clifton Savings Bancorp using an exchange ratio of 1.2841. It is also assumed that the value of the stock is $8.00 per share.

Existing and New Stock Benefit Plans	Eligible Participants	Number of Shares at Maximum of Offering Range		Estimated Value of Shares		Percentage of Shares Outstanding After the Conversion and Offering
		(Dollars in thousands)
Employee Stock Ownership Plan:	Employees
Shares purchased in 2004 offering (1)		1,411,350	(2)	$11,290,800		4.21%
Shares to be purchased in this offering		1,273,689		10,189,512		3.79

Total employee stock ownership plan		2,685,039		$21,480,312		8.00%

Restricted Stock Awards:	Directors and employees
2005 Equity Incentive Plan (1)		768,402	(3)	$6,147,208	(4)	2.29%
New shares of restricted stock		574,117		4,592,944	(4)	1.71

Total shares of restricted stock		1,342,519		$10,740,152		4.00%

Stock Options:	Directors and employees
2005 Equity Incentive Plan (1)		1,921,005	(5)	$3,880,429	(6)	5.72%
New stock options		1,435,293		2,899,292	(7)	4.28

Total stock options		3,356,298		$6,779,721		10.00%

Total stock benefit plans		7,383,856		$39,000,186		22.00%

(1)	Number of shares has been adjusted for the 1.2841 exchange ratio at the maximum of the offering range.
(2)	As of September 30, 2010, of these shares, 521,369 (406,019 before adjustment) have been allocated to the accounts of participants.
(3)	As of September 30, 2010, of these shares, 768,156 (598,206 before adjustment) have been awarded and 245 (191 before adjustment) remain available for future awards.
(4)	The actual value of restricted stock grants will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value is assumed to be the same as the offering price of $8.00 per share.
(5)	As of September 30, 2010, of these shares, options for 1,916,923 shares (1,492,815 shares before adjustment) have been awarded and options for 1,009 shares (786 shares before adjustment) remain available for future grants. As of September 30, 2010, 2,392 options had been exercised.
(6)	The fair value of stock options granted and outstanding under the 2005 Equity Incentive Plan has been estimated using the Black-Scholes option pricing model. Before the adjustment for the exchange ratio, there were 1,327,940 outstanding options with a weighted average fair value of $2.38 per option and 164,875 outstanding options with a weighted average fair value of $2.65 per option. Using this value and adjusting for the exchange ratio at the maximum of the offering range, the fair value of stock options granted or available for grant under the 2005 Equity Incentive Plan has been estimated at $2.02 per option.
(7)	For purposes of this table, the fair value of stock options to be granted under the new equity incentive plan has been estimated at $2.02 per option using the Black-Scholes option pricing model with the following assumptions: exercise price, $8.00; trading price on date of grant, $8.00; dividend yield, 3.00%; expected life, 6.5 years; expected volatility, 33.44%; and risk-free interest rate, 1.91%.

Persons Who Can Order Stock in the Subscription Offering (page     )

We are offering shares of new Clifton Savings Bancorp common stock in a subscription offering to the following persons in the following order of priority:

1.	Persons with $50 or more on deposit at Clifton Savings Bank as of the close of business on September 30, 2009.

2.	Our employee stock ownership plan.

3.	Persons with $50 or more on deposit at Clifton Savings Bank as of the close of business on December 31, 2010 who are not eligible in category 1 above.

4.	Clifton Savings Bank’s depositors as of the close of business on , 2010, who are not in categories 1 or 3 above and borrowers as of September 12, 2007 whose loans continue to be outstanding at , 2011.

If we receive subscriptions for more shares than are to be sold in this offering, we may be unable to fill or may only partially fill your order. Shares will be allocated in order of the priorities described above under a formula outlined in the plan of conversion. See “The Conversion and Offering—Subscription Offering and Subscription Rights” for a description of the allocation procedure.

Subscription Rights are Not Transferable

You are not allowed to transfer your subscription rights and we will act to ensure that you do not do so. You will be required to certify that you are purchasing shares solely for your own account and that you have no agreement or understanding with another person to sell or transfer subscription rights or the shares that you purchase. We will not accept any stock orders that we believe involve the transfer of subscription rights. Eligible depositors and borrowers who enter into agreements to allow ineligible investors to participate in the subscription offering may be violating federal and state law and may be subject to civil enforcement actions or criminal prosecution.

Purchase Limitations (page     )

Pursuant to our plan of conversion, our board of directors has established limitations on the purchase of common stock in the offering. These limitations include the following:

•	The minimum purchase is 25 shares.

•

No individual (or individuals exercising subscription rights through a single qualifying deposit account held jointly) may purchase more than 1% of the common stock we sell in the offering (which equals 187,500 shares at the midpoint of the offering range) in all of the offerings combined.

•

No individual together with any associates and no group of persons acting in concert may purchase more than 1% of common stock we sell in the offering (which equals 187,500 shares at the midpoint of the offering range) in all the categories of the offering combined. For purposes of applying this limitation, your associates include:

•	Any person who is related by either blood or marriage to you and who lives in your home;

•	Companies or other entities in which you are a senior officer or partner or have a 10% or greater beneficial ownership interest;

•	Trusts or other estates in which you have a substantial beneficial interest or as to which you serve as a trustee or in another fiduciary capacity; and

•	Other persons who may be your associates or persons acting in concert with you.

•

No individual together with any associates and no group of persons acting in concert may purchase shares of common stock so that, when combined with shares of new Clifton Savings Bancorp common stock received in exchange for shares of Clifton Savings Bancorp common stock, such person or persons would hold more than 5% of the number of shares of new Clifton Savings Bancorp common stock outstanding upon completion of the conversion and offering. No person will be required to divest any shares of Clifton Savings Bancorp common stock or be limited in the number of shares of new Clifton Savings Bancorp to be received in exchange for shares of Clifton Savings Bancorp common stock as a result of this purchase limitation.

We may increase or decrease the purchase limitations at any time subject to the Office of Thrift Supervision’s approval. If we increase the maximum purchase limitation to 5% of the shares of common stock sold in the offering, we may further increase the maximum purchase limitation to 9.99%, provided that orders for common stock exceeding 5% of the shares of common stock sold in the offering may not exceed in the aggregate 10% of the total shares of common stock sold in the offering. Our tax-qualified employee benefit plans, including our employee stock ownership plan, are authorized to purchase up to 5.91% of the shares sold in the offering, without regard to these purchase limitations.

Conditions to Completing the Conversion and Offering

We cannot complete the conversion and offering unless:

•	the plan of conversion is approved by at least a majority of votes eligible to be cast by depositors and certain borrowers of Clifton Savings Bank;

•	the plan of conversion is approved by at least two-thirds of the outstanding shares of Clifton Savings Bancorp, including shares held by Clifton MHC;

•	the plan of conversion is approved by at least a majority of the votes eligible to be cast by shareholders of Clifton Savings Bancorp, excluding shares held by Clifton MHC;

•	we sell at least the minimum number of shares offered; and

•	we receive the final approval of the Office of Thrift Supervision to complete the conversion and offering.

Clifton MHC, which owns 64.2% of the outstanding shares of Clifton Savings Bancorp, intends to vote these shares in favor of the plan of conversion. In addition, as of                     , 2010, directors and executive officers of Clifton Savings Bancorp and their associates beneficially owned 788,399 shares of Clifton Savings Bancorp or 3.0% of the outstanding shares. They intend to vote those shares in favor of the plan of conversion.

Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares

We must sell a minimum of 15,937,500 shares to complete the conversion and offering. Purchases by our directors and executive officers and our employee stock ownership plan will count towards the minimum number of shares we must sell to complete the offering. If we do not receive orders for at least 15,937,500 shares of common stock in the subscription, community and/or syndicated offerings, we may increase the purchase limitations and/or seek regulatory approval to extend the offering beyond [DATE2], 2011 (provided that any such extension will require us to resolicit subscribers). Alternatively, we may terminate the offering, in which case we will promptly return your funds with interest calculated at Clifton Savings Bank’s passbook savings rate, which is currently 0.64% per annum, and cancel all deposit account withdrawal authorizations.

How to Purchase Common Stock (page     )

In the subscription offering and the community offering, you may pay for your shares by:

1.	personal check, bank check or money order made payable directly to “Clifton Savings Bancorp, Inc.” (Clifton Savings Bank lines of credit checks and third-party checks of any type will not be accepted); or

2.	authorizing us to withdraw money from the types of Clifton Savings Bank deposit accounts identified on the stock order form.

Clifton Savings Bank is not permitted to lend funds (including funds drawn on a Clifton Savings Bank line of credit) to anyone to purchase shares of common stock in the offering.

You may not designate on your stock order form a direct withdrawal from a retirement account at Clifton Savings Bank. Additionally, you may not designate on your stock order form a direct withdrawal from Clifton Savings Bank accounts with check-writing privileges. Instead, a check must be provided. If you request a direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount and we will immediately withdraw the amount from your checking account.

Personal checks will be immediately cashed, so the funds must be available within the account when your stock order form is received by us. Subscription funds submitted by check or money order will be held in a segregated account at Clifton Savings Bank. We will pay interest calculated at Clifton Savings Bank’s passbook savings rate from the date those funds are received until completion or termination of the offering. Withdrawals from certificate of deposit accounts at Clifton Savings Bank to purchase common stock in the offering may be made without incurring an early withdrawal penalty. All funds authorized for withdrawal from deposit accounts with Clifton Savings Bank must be available within the deposit accounts at the time the stock order form is received. A hold will be placed on the amount of funds designated on your stock order form. Those funds will be unavailable to you during the offering; however, the funds will not be withdrawn from the accounts until the offering is completed and will continue to earn interest at the applicable contractual deposit account rate until the completion of the offering.

You may deliver your stock order form in one of three ways: by mail, using the stock order reply envelope provided, by overnight delivery to the address indicated on the stock order form or by hand-delivery to the Stock Information Center, which is located at             , Clifton, New Jersey. Stock order forms will not be accepted at any Clifton Savings Bank offices. Once submitted, your order is irrevocable. We are not required to accept copies or facsimiles of order forms.

Using IRA Funds to Purchase Shares in the Offering (page     )

You may be able to subscribe for shares of common stock using funds in your individual retirement account(s), or IRA. If you wish to use some or all of the funds in your Clifton Savings Bank IRA or other retirement account, the applicable funds must first be transferred to a self-directed retirement account maintained by an unaffiliated institutional trustee or custodian, such as a brokerage firm. An annual fee may be payable to the new trustee. If you do not have such an account, you will need to establish one and transfer your funds before placing your stock order. Our Stock Information Center can give you guidance if you wish to place an order for stock using funds held in a retirement account at Clifton Savings Bank or elsewhere. Because processing retirement account transactions takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the [DATE1], 2011 offering deadline. Whether you may use retirement funds for the purchase of shares in the offering will depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

Deadline for Ordering Stock in the Subscription and Community Offerings

The subscription offering will end at 4:00 p.m., Eastern time, on [DATE1], 2011. If you wish to purchase shares, a properly completed and signed original stock order form, together with full payment for the shares of common stock, must be received (not postmarked) no later than this time. We expect that the community offering will terminate at the same time, although it may continue until [DATE2], 2011, or longer if the Office of Thrift Supervision approves a later date. No single extension may be for more than 90 days. We are not required to provide notice to you of an extension unless we extend the offering beyond [DATE2], 2011, in which case all subscribers in the subscription and community offerings will be notified and given the opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will promptly return your funds with interest calculated at Clifton Savings Bank’s passbook savings rate or cancel your deposit account withdrawal authorization. If we intend to sell fewer than 15,937,500 shares or more than 24,796,875 shares, we will promptly return all funds and set a new offering range. All subscribers will be notified and given the opportunity to place a new order.

Market for New Clifton Savings Bancorp’s Common Stock (page     )

Clifton Savings Bancorp common stock is listed on the Nasdaq Global Select Market under the symbol “CSBK.” We expect that new Clifton Savings Bancorp’s common stock will trade on the Nasdaq Global Select Market under the trading symbol CSBKD for a period of 20 trading days after the completion of the conversion and offering. Thereafter, the trading symbol will revert to CSBK. After shares of the common stock begin trading, you may contact a stock broker to buy or sell shares. There can be no assurance that persons purchasing the common stock in the offering will be able to sell their shares at or above the $8.00 offering price, and brokerage firms typically charge commissions related to the purchase or sale of securities.

Clifton Savings Bancorp’s Dividend Policy (page     )

Clifton Savings Bancorp currently pays a regular quarterly cash dividend on its common stock of $0.06 per share. After the conversion and offering, we intend to continue paying regular quarterly cash dividends of $0.06 per share. The dividend rate and our ability to continue to pay dividends will depend on a number of factors, including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations and general economic conditions. No assurance can be given that we will continue to pay dividends or that they will not be reduced or eliminated in the future.

See “Selected Consolidated Financial and Other Data” and “Market for the Common Stock” for information regarding our historical dividend payments.

Tax Consequences (page     )

As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to us or persons who receive or exercise subscription rights. Existing shareholders of Clifton Savings Bancorp who receive cash in lieu of fractional share interests in shares of new Clifton Savings Bancorp will recognize gain or loss equal to the difference between the cash received and the tax basis of the fractional share. Kilpatrick Stockton LLP and ParenteBeard LLC have issued us opinions to this effect, which are summarized on pages      through      of this prospectus.

Delivery of Stock Certificates (page     )

Certificates representing shares of common stock issued in the subscription and community offerings will be mailed by regular mail by our transfer agent as soon as practicable following completion of the conversion and offering. Certificates will be mailed to purchasers at the registration address provided by them on the order form. Until certificates for common stock are available and delivered to purchasers, purchasers may not be able to sell their shares, even though trading of the common stock will have commenced. Your ability to sell the shares of common stock before your receipt of the stock certificate will depend on arrangements you may make with your brokerage firm. All shares of new Clifton Savings Bancorp’s common stock sold in the syndicated offering will be in book entry form and paper stock certificates will not be issued.

Stock Information Center

Our banking office personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the offering, please call our Stock Information Center. The toll-free telephone number is (    )             . The Stock Information Center is open Monday through Friday from          a.m. to          p.m., Eastern time. The Stock Information Center will be closed weekends and bank holidays.

Risk Factors

You should consider carefully the following risk factors before purchasing shares of new Clifton Savings Bancorp common stock.

Risks Related to Our Business

A continuation or worsening of national and local economic conditions may negatively impact our financial condition and results of operations.

We currently are operating in a challenging and uncertain economic environment, both nationally and in the local markets that we serve. Financial institutions continue to be affected by sharp declines in financial and real estate values. A continued or further decline in commercial and residential real estate values and home sales, and an increase in the financial stress on borrowers stemming from an uncertain economic environment, including unemployment levels that continue to remain elevated or further increase, could have an adverse effect on our borrowers or their customers, which could adversely impact the repayment of the loans we have made. In the event that unemployment levels continue to remain elevated or increase further, certain of our borrowers may exhaust their existing reserves, which may result in increases in loan delinquencies, troubled debt restructurings, problem assets and foreclosures and a decline in the value of the collateral for our loans. Furthermore, a prolonged recession or further deterioration in local economic conditions could drive the level of loan losses beyond the level we have provided for in our loan loss allowance, which could necessitate our increasing our provision for loans losses, which would reduce our earnings. Additionally, the demand for our products and services could be reduced, which would adversely impact our liquidity and the level of revenues we generate.

The geographic concentration of our loan portfolio and lending activities makes us vulnerable to a downturn in the local economy.

Substantially all of our loan portfolio is comprised of loans secured by property located in northern New Jersey. This makes us vulnerable to a downturn in the local economy and real estate markets. Adverse conditions in the local economy such as inflation, unemployment, recession or other factors beyond our control could impact the ability of our borrowers to repay their loans, which could impact our net interest income. Decreases in local real estate values could adversely affect the value of the property used as collateral for our loans, which could cause us to realize a loss in the event of a foreclosure. Currently, there is not a single employer or industry in the area on which a significant number of our customers are dependent.

Changes in interest rates may hurt our profits and asset value.

Our net interest income is the interest we earn on loans and investments less the interest we pay on our deposits and borrowings. Our interest rate spread is the difference between the yield we earn on our assets and the interest rate we pay for deposits and our borrowings. Changes in interest rates could adversely affect our interest rate spread and, as a result, our net interest income. Although the yield we earn on our assets and our funding costs tend to move in the same direction in response to changes in interest rates, one can rise or fall faster than the other, causing our interest rate spread to expand or contract. Our liabilities are shorter in duration than our assets, so they will adjust faster in response to changes in interest rates. As a result, when interest rates rise, our funding costs will rise faster than the yield we earn on our assets, causing our interest rate spread to contract until the yield catches up. Changes in the slope of the “yield curve”—or the spread between short-term and long-term interest rates—will also reduce our interest rate spread. Normally, the yield curve is upward sloping, meaning short-term rates are lower than long-term rates. Because our liabilities are shorter in duration than our assets, when the yield curve flattens or even inverts, we will experience pressure on our interest rate spread as our cost of funds increases relative to the yield we can earn on our assets.

Recently enacted regulatory reform legislation may have a material impact on our operations.

On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Act contains several provisions that will have a direct effect on new Clifton Savings Bancorp and Clifton Savings Bank. Under the law, the federal thrift charter is preserved, but federal thrifts will become regulated by the Office of the Comptroller of the Currency after July 21, 2011 (subject to a possible six month extension). In addition, the Office of Thrift Supervision will be eliminated and savings and loan holding companies will become regulated by the Federal Reserve Board. The Office of the Comptroller of the Currency and the Federal Reserve Board have been commercial bank regulators and not regulators of savings associations. As a result, it is uncertain at this time what impact this aspect of the regulatory restructuring will have on our business. In addition, our new regulators may compare us to commercial banks rather than a peer group of similarly situated thrift institutions which may result in our new regulators requiring or suggesting changes in our business practices. For example, in the event that the Office of the Comptroller of the Currency were to object to our loan portfolio’s concentration of one- to four-family residential loans, we may be required to diversify our loan portfolio, which would lead to the implementation of additional procedures and systems and increase our operating costs. The law also creates a Consumer Financial Protection Bureau that will be dedicated to protecting consumers in the financial products and services market. The creation of this bureau could result in new regulatory requirements and raise the cost of regulatory compliance.

In addition, the Act requires the federal banking agencies to establish consolidated risk-based and leverage capital requirements for insured depository institutions, depository institution holding companies and systemically important nonbank financial companies. These requirements must be no less than those to which insured depository institutions are currently subject. As a result, beginning on July 21, 2015, we will become subject to consolidated capital requirements which we have not been subject to previously. The Act also significantly rolls back the federal preemption of state consumer protection laws that is currently enjoyed by federal savings associations and national banks by (1) requiring that a state consumer financial law prevent or significantly interfere with the exercise of a federal savings association’s or national bank’s powers before it can be preempted, (2) mandating that any preemption decision be made on a case by case basis rather than a blanket rule; and (3) ending the applicability of preemption to subsidiaries and affiliates of national banks and federal savings associations. As a result, we may now be subject to state consumer protection laws in each state where we do business, and those laws may be interpreted and enforced differently in different states.

Furthermore, the Act could require changes in loan loss provisioning practices, risk retention for securitized loans, debit card transactions and compensation practices. Many of the Act’s provisions require that implementing regulations be issued and, as a result, the full impact of the legislation cannot be assessed for an extended period of time. The foregoing regulatory reforms, however, may have a material impact on our operations.

The recent publicized foreclosure issues affecting the nation’s largest mortgage loan servicers could impact our foreclosure process and timing to completion of foreclosures.

Several of the nation’s largest mortgage loan servicers have experienced higher publicized compliance issues with respect to their foreclosure processes. As a result, theses servicers have temporarily imposed moratoriums on their foreclosures and have been the subject of state attorney general scrutiny and consumer lawsuits. These difficulties and the potential legal and regulatory responses may impact the foreclosure process and timing to complete foreclosures of residential mortgage lenders generally. Increases in the foreclosure timeline may have an adverse effect on collateral values and further delay the overall recovery of the real estate market. In addition, to the extent we experience an increase in our non-performing loans moving into foreclosure, the increase in the foreclosure time and impact on collateral values may adversely affect our ability to maximize recoveries.

Our ability to originate mortgage loans for portfolio has been adversely affected by the increased competition resulting from the unprecedented involvement of the U.S. government and government-sponsored enterprises in the residential mortgage market.

Over the past few years, we have faced increased competition for residential mortgage loans due to the unprecedented involvement of the government-sponsored enterprises in the mortgage market as a result of the recent economic crisis, which has caused the interest rate for mortgage loans that conform to the government-sponsored enterprises’ guidelines to acquire loans to remain artificially low. In addition, the U.S. Congress recently extended through September 2011 the expanded government-sponsored enterprises conforming loan limits in many of our operating markets, allowing larger balance loans to be acquired by the government-sponsored enterprises. As a result of these factors, we expect that our one-to four-family loan repayments will remain at elevated levels and will continue to outpace our loan production, making it difficult for us to grow our mortgage loan portfolio and balance sheet.

Strong competition within our market area could hurt our profits and slow growth.

Although we consider ourselves competitive in our primary market area of Bergen, Passaic, Essex, Morris, Hudson and Union Counties, New Jersey, we face intense competition both in making loans and attracting deposits. Price competition for loans and deposits might result in us earning less on our loans and paying more on our deposits, which reduces net interest income. Some of the institutions with which we compete have substantially greater resources and lending limits than we have and may offer services that we do not provide. We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Our profitability depends upon our continued ability to compete successfully in our market area.

The requirement to account for certain assets at estimated fair value, and a proposal to account for additional financial assets and liabilities at estimated fair value, may adversely affect our stockholders’ equity and our results of operations.

We report certain assets, including securities, at fair value, and a recent proposal would require us to report nearly all of our financial assets and liabilities at fair value. Generally, for assets that are reported at fair value, we use quoted market prices or valuation models that utilize observable market inputs to estimate fair value. Because we carry these assets on our books at their estimated fair value, we may incur losses even if the asset in question presents minimal credit risk. Under current accounting requirements, elevated delinquencies, defaults and estimated losses from the disposition of collateral in our mortgage-backed securities portfolio may require us to recognize additional other-than-temporary impairment in future periods with respect to our securities portfolio. The amount and timing of any impairment recognized will depend on the severity and duration of the decline in the estimated fair value of the asset and our estimate of the anticipated recovery period. Under proposed accounting requirements, we may be required to record reductions in the fair value of nearly all of our financial assets and liabilities (including loans) either through a charge to net income or through a reduction to accumulated other comprehensive income (loss). Accordingly, we could be required to record charges on assets such as loans where we have no intention to sell the loan and expect to receive repayment in full on the loan. This could result in a decrease in net income, or a decrease in our stockholders’ equity, or both.

We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations.

We are subject to extensive government regulation, supervision and examination. Such regulation, supervision and examination govern the activities in which we may engage, and is intended primarily for the protection of the deposit insurance fund and our depositors. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the level of our allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations.

We may have unanticipated credit risk in our investment and mortgage-backed securities portfolio.

At September 30, 2010, $565.1 million, or 49.7% of our assets, consisted of investment and mortgage-backed securities, many of which were issued by, or have principal and interest payments guaranteed by Fannie Mae or Freddie Mac. On September 7, 2008, the Federal Housing Finance Agency placed Fannie Mae and Freddie Mac into federal conservatorship. Although the federal government has committed substantial capital to Fannie Mae and Freddie Mac, there can be no assurance that these credit facilities and other capital infusions will be adequate for their needs. If the financial support is inadequate, or if additional support is not provided when needed, these companies could continue to suffer losses and could fail to honor their guarantees and other obligations. As a result, the future roles of Fannie Mae and Freddie Mac could be significantly altered. Failure by Fannie Mae or Freddie Mac to honor their guarantees or obligations, or a significant restructuring of their roles, could have a significant adverse affect on the market value and cash flows of the investment and mortgage-backed securities we hold, resulting in substantial losses.

Increased and/or special Federal Deposit Insurance Corporation assessments will hurt our earnings.

The recent economic recession has caused a high level of bank failures, which has dramatically increased Federal Deposit Insurance Corporation resolution costs and led to a significant reduction in the balance of the Deposit Insurance Fund. As a result, the Federal Deposit Insurance Corporation has significantly increased the initial base assessment rates paid by financial institutions for deposit insurance. Increases in the base assessment rate have increased our deposit insurance costs and negatively impacted our earnings. In addition, in May 2009, the Federal Deposit Insurance Corporation imposed a special assessment on all insured institutions. Our special assessment, which was reflected in earnings for the quarter ended June 30, 2009, was approximately $422,000. In lieu of imposing an additional special assessment, the Federal Deposit Insurance Corporation required all institutions to prepay their assessments for all of 2010, 2011 and 2012, which for us totaled $2.6 million. Additional increases in the base assessment rate or additional special assessments would negatively impact our earnings.

Risks Related to the Offering

Our share price will fluctuate.

The market price of our common stock could be subject to significant fluctuations due to changes in sentiment in the market regarding our operations or business prospects. Factors that may affect market sentiment include:

•	operating results that vary from the expectations of our management or of securities analysts and investors;

•	developments in our business or in the financial services sector generally;

•	regulatory or legislative changes affecting our industry generally or our business and operations;

•	operating and securities price performance of companies that investors consider to be comparable to us;

•	changes in estimates or recommendations by securities analysts;

•	announcements of strategic developments, acquisitions, dispositions, financings and other material events by us or our competitors; and

•	changes in financial markets and national and local economies and general market conditions, such as interest rates and stock, commodity, credit or asset valuations or volatility.

Beginning in 2007 and through the present, the business environment for financial services firms has been extremely challenging. During this period, many publicly traded financial services companies have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance or prospects of such companies. We may experience market fluctuations that are not directly related to our operating performance but are influenced by the market’s perception of the state of the financial services industry in general and, in particular, the market’s assessment of general credit quality conditions, including default and foreclosure rates in the industry.

While the U.S. and other governments continue efforts to restore confidence in financial markets and promote economic growth, we cannot assure you that further market and economic turmoil will not occur in the near- or long-term, negatively affecting our business, financial condition and results of operations, as well as the price, trading volume and volatility of our common stock.

Additional expenses following the offering from new equity benefit plans will adversely affect our profitability.

Following the offering, we will recognize additional annual employee compensation expenses stemming from options and shares granted to employees, directors and executives under new benefit plans. Stock options and restricted stock may be granted under a new equity incentive plan adopted following the offering, if approved by shareholders. These additional expenses will adversely affect our profitability. We cannot determine the actual amount of these new stock-related compensation expenses at this time because generally accepted accounting practices require that these expenses be based on the fair market value of the options or shares of common stock at the date of the grant; however, they may be material. We recognize expenses for our employee stock ownership plan when shares are committed to be released to participants’ accounts and will recognize expenses for restricted stock awards and stock options over the vesting period of awards made to recipients. The expense in the first year following the offering has been estimated to be approximately $             million at the maximum of the offering range, as set forth in the pro forma financial information under “Pro Forma Data“ assuming the $8.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock, the number of shares awarded under the plans and the timing of the implementation of the plans. For further discussion of these plans, see “Our Management—Benefit Plans.”

Our stock price may decline when trading commences.

If you purchase shares in the offering, you might not be able to sell them later at or above the $8.00 purchase price. After the shares of our common stock begin trading, the trading price of the common stock will be determined by the marketplace and will be influenced by many factors outside of our control, including prevailing interest rates, investor perceptions, securities analyst research reports and general industry, geopolitical and economic conditions.

Our return on equity will initially be low compared to other publicly traded financial institutions. A low return on equity may negatively impact the trading price of our common stock.

Net income divided by average equity, known as “return on equity,” is a ratio used by many investors to compare the performance of a financial institution with its peers. For the twelve months ended September 30, 2010, our return on equity was 4.83%. We expect that our return on equity will remain low as a result of the additional capital that we will raise in the offering. For example, our pro forma return on equity for the twelve months ended September 30, 2010 is 2.53%, assuming the sale of shares at the maximum of the offering range. In comparison, the peer group used by RP Financial in its appraisal had an average return on equity of 4.99% for the twelve months ended September 30, 2010. Over time, we intend to use the net proceeds from the offering to increase earnings per share and book value per share, without assuming undue risk, with the goal of achieving a return on equity that is competitive with other similarly situated publicly held companies. This goal could take a number of years to achieve, and we might not attain it. Consequently, you should not expect a competitive return on equity in the near future. Failure to achieve a competitive return on equity might make an investment in our common stock unattractive to some investors and might cause our common stock to trade at lower prices than comparable companies with higher returns on equity. See “Pro Forma Data“ for an illustration of the financial impact of the offering.

We have broad discretion in allocating the proceeds of the offering. Our failure to effectively utilize such proceeds would reduce our profitability.

We intend to contribute approximately 55% of the net proceeds of the offering to Clifton Savings Bank and to use approximately 6.2% of the net proceeds to fund the loan to the employee stock ownership plan. We may use the proceeds retained by the holding company to, among other things, invest in securities, pay cash dividends or repurchase shares of common stock, subject to regulatory restrictions. Clifton Savings Bank may use the portion of the proceeds that it receives to fund new loans, repay outstanding borrowings, invest in securities and expand its business activities. We may also use the proceeds of the offering to open new branches, diversify our business and acquire other companies, although we have no specific plans to do so at this time. We have not allocated specific amounts of proceeds for any of these purposes, and we will have significant flexibility in determining how much of the net proceeds we apply to different uses and the timing of such applications. Our failure to utilize these funds effectively would reduce our profitability.

Issuance of shares for benefit programs may dilute your ownership interest.

We intend to adopt a new equity incentive plan following the offering, subject to shareholder approval. We may fund the equity incentive plan through the purchase of common stock in the open market (subject to regulatory restrictions) or by issuing new shares of common stock. If we fund the awards under the equity incentive plan with new shares of common stock, your ownership interest would be diluted by approximately     %, assuming we award all of the shares and options available under the plan. We currently have outstanding options and shares available for future stock options under our 2005 Equity Incentive Plan. If we fund the awards under our existing plan with new shares of stock, your ownership interest would be diluted by approximately     %, assuming we award all of the shares and options available under the plan. See “Pro Forma Data” and “Our Management—Benefit Plans.”

The articles of incorporation and bylaws of new Clifton Savings Bancorp and certain laws and regulations may prevent or make more difficult certain transactions, including a sale or merger of new Clifton Savings Bancorp.

Provisions of the articles of incorporation and bylaws of new Clifton Savings Bancorp, state corporate law and federal banking regulations may make it more difficult for companies or persons to acquire control of new Clifton Savings Bancorp. As a result, our shareholders may not have the opportunity to participate in such a transaction and the trading price of our common stock may not rise to the level of other institutions that are more vulnerable to hostile takeovers. The factors that may discourage takeover attempts or make them more difficult include:

•

Articles of incorporation and bylaws. Provisions of the articles of incorporation and bylaws of new Clifton Savings Bancorp may make it more difficult and expensive to pursue a takeover attempt that the board of directors opposes. Some of these provisions currently exist in the charter and bylaws of Clifton Savings Bancorp. These provisions also make more difficult the removal of current directors or management, or the election of new directors. These provisions include:

•	limitation on the right to vote shares;

•	the election of directors to staggered terms of three years;

•	provisions regarding the timing and content of shareholder proposals and nominations;

•	provisions restricting the calling of special meetings of shareholders;

•	the absence of cumulative voting by shareholders in the election of directors;

•	the removal of directors only for cause; and

•	supermajority voting requirements for changes to some provisions of the articles of incorporation and bylaws.

•

Nevada anti-takeover statute. Under Nevada law, any person who acquires more than 10% of a Nevada corporation without the prior approval of its board of directors is prohibited from engaging in any type of business combination with the corporation for a three-year period. Any business combination after the three-year period would be subject to approval by the affirmative vote of a majority of the corporation’s outstanding voting shares other than those owned by the interested stockholder or minimum price requirements.

•

Office of Thrift Supervision regulations. Office of Thrift Supervision regulations prohibit, for three years following the completion of a mutual-to-stock conversion, including a second-step conversion, the offer to acquire or the acquisition of more than 10% of any class of equity security of a converted institution without the prior approval of the Office of Thrift Supervision. See “Restrictions on Acquisition of New Clifton Savings Bancorp.”

A Warning About Forward-Looking Statements

This prospectus contains forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

•	general economic conditions, either nationally or in our market area, that are worse than expected;

•	changes in the interest rate environment that reduce our interest margins or reduce the fair value of financial instruments;

•	increased competitive pressures among financial services companies;

•	changes in consumer spending, borrowing and savings habits;

•	legislative or regulatory changes that adversely affect our business;

•	adverse changes in the securities markets; and

•	changes in accounting policies and practices, as may be adopted by Clifton Savings Bank regulatory agencies or the Financial Accounting Standards Board.

Any of the forward-looking statements that we make in this prospectus and in other public statements we make may later prove incorrect because of inaccurate assumptions, the factors illustrated above or other factors that we cannot foresee. Consequently, no forward-looking statement can be guaranteed.

Further information on other factors that could affect us are included in the section captioned “Risk Factors.”

Selected Consolidated Financial and Other Data

The summary financial information presented below is derived in part from our consolidated financial statements. The following is only a summary and you should read it in conjunction with the consolidated financial statements and notes beginning on page F-1. The information as of March 31, 2010 and 2009 and for the years ended March 31, 2010, 2009 and 2008 is derived in part from the audited consolidated financial statements that appear in this prospectus. The information as of September 30, 2010 and 2009 and for the six months ended September 2010 and 2009 was not audited, but in the opinion of management, reflects all adjustments necessary for a fair presentation of these interim periods. All of these adjustments are normal and recurring. The results of operations for the six months ended September 30, 2010 are not necessarily indicative of the results of operations that may be expected for the entire fiscal year. The information presented below does not include the financial condition, results of operations or other data of Clifton MHC.

	At September 30,	At Year Ended March 31,
(Dollars in thousands)	2010	2010	2009	2008	2007	2006
	(unaudited)
Financial Condition Data:
Total assets	$1,136,143	$1,067,707	$959,770	$899,056	$805,042	$834,880
Loans receivable, net	459,655	477,516	468,500	420,619	418,616	403,682
Cash and cash equivalents	59,447	33,461	51,126	52,231	41,105	22,623
Securities	565,114	507,913	394,374	380,878	305,860	387,850
Deposits	820,932	758,152	633,582	576,722	567,459	571,962
FHLB advances	119,992	123,737	144,272	142,306	45,346	57,874
Total stockholders’ equity	176,944	175,992	173,164	172,355	184,598	197,748

	Six Months Ended September 30,		Year Ended March 31,
(Dollars in thousands, except per share data)	2010	2009	2010	2009	2008	2007	2006
	(unaudited)
Operating Data:
Interest income	$22,791	$22,163	$44,956	$44,401	$38,570	$37,520	$35,352
Interest expense	10,086	12,354	22,966	25,939	24,485	21,600	17,572

Net interest income	12,705	9,809	21,990	18,462	14,085	15,920	17,780
Provision for loan losses	160	433	433	260	90	90	160

Net interest income after provision for loan losses	12,545	9,376	21,557	18,202	13,995	15,830	17,620
Noninterest income	891	582	1,136	1,150	1,138	373	265
Noninterest expenses	6,689	6,862	13,250	11,852	12,125	12,380	12,094

Income before income taxes	6,747	3,096	9,443	7,500	3,008	3,823	5,791
Income taxes	2,394	931	3,146	2,364	636	1,351	2,124

Net income	$4,353	$2,165	$6,297	$5,136	$2,372	$2,472	$3,667

Basic and diluted earnings per share	$0.17	$0.08	$0.24	$0.20	$0.09	$0.09	$0.13

At or For the Six Months Ended September 30,	At or For the Year Ended March 31,
2010	2009	2010	2009	2008	2007	2006
(unaudited)
Performance Ratios (1):
Return on average assets	0.79%	0.44%	0.62%	0.56%	0.29%	0.30%	0.43%
Return on average equity	4.94%	2.49%	3.60%	3.01%	1.34%	1.29%	1.83%
Interest rate spread (2)	2.18%	1.76%	1.96%	1.59%	1.09%	1.23%	1.52%
Net interest margin (3)	2.45%	2.14%	2.31%	2.12%	1.82%	2.01%	2.16%
Noninterest expense to average assets	1.21%	1.38%	1.30%	1.29%	1.49%	1.51%	1.43%
Efficiency ratio (4)	49.20%	66.04%	57.29%	60.43%	79.65%	75.98%	67.02%
Average interest-earning assets to average interest-bearing liabilities	1.14	x	1.14	x	1.14	x	1.18	x	1.23	x	1.29	x	1.30	x
Average equity to average assets	15.96%	17.53%	17.10%	18.51%	21.65%	23.49%	23.76%
Basic and diluted earnings per share	$0.17	$0.08	$0.24	$0.20	$0.09	$0.09	$0.13
Dividends per share (5)	$0.12	$0.10	$0.20	$0.20	$0.20	$0.20	$0.20
Dividend payout ratio (5)	24.31%	42.54%	28.98%	36.45%	86.97%	96.48%	67.96%

Capital Ratios (6):
Tier 1 leverage capital	14.03%	15.02%	14.52%	15.61%	16.71%	18.27%	17.28%
Tier 1 risk-based capital	40.83%	40.69%	40.91%	41.56%	44.58%	46.27%	48.60%
Total risk-based capital	41.36%	41.25%	41.45%	42.04%	45.02%	46.70%	47.02%

Asset Quality Ratios:
Allowance for loan losses as a percent of total gross loans	0.48%	0.42%	0.43%	0.36%	0.34%	0.32%	0.31%
Allowance for loan losses as a percent of nonperforming loans	82.37%	77.01%	83.27%	195.40%	543.40%	523.26%	12600.00%
Net charge-offs to average outstanding loans during the period	0.00%	0.02%	0.02%	0.00%	0.00%	0.00%	0.00%
Nonperforming loans as a percent of total gross loans	0.58%	0.54%	0.51%	0.19%	0.06%	0.06%	0.00%
Nonperforming assets as a percent of total assets	0.24%	0.26%	0.23%	0.09%	0.03%	0.03%	0.00%

Other Data:
Number of:
Real estate loans outstanding	2,322	2,414	2,376	2,373	2,250	2,284	2,266
Deposit accounts	33,908	32,694	33,277	32,249	32,633	34,410	35,658
Full service customer service facilities	11	10	11	10	10	10	10

(1)	Performance ratios for the six months ended September 30, 2010 and 2009 are annualized.
(2)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3)	Represents net interest income as a percent of average interest-earning assets.
(4)	Represents noninterest expense divided by the sum of net interest income and noninterest income.
(5)	Reflects only shares of common stock held by stockholders other than Clifton MHC.
(6)	Ratios are for Clifton Savings Bank only.

Use of Proceeds

The following table shows how we intend to use the net proceeds of the offering. The actual net proceeds will depend on the number of shares of common stock sold in the offering and the expenses incurred in connection with the offering. Payments for shares made through withdrawals from deposit accounts at Clifton Savings Bank will reduce Clifton Savings Bank’s deposits and will not result in the receipt of new funds for investment. See “Pro Forma Data” for the assumptions used to arrive at these amounts.

	Minimum of Offering Range		Midpoint of Offering Range		Maximum of Offering Range		15% Above Maximum of Offering Range
(Dollars in thousands)	15,937,500 Shares at $8.00 Per Share	Percent of Net Proceeds	18,750,000 Shares at $8.00 Per Share	Percent of Net Proceeds	21,562,500 Shares at $8.00 Per Share	Percent of Net Proceeds	24,796,875 Shares at $8.00 Per Share	Percent of Net Proceeds
Offering proceeds	$127,500		$150,000		$172,500		$198,375
Less: offering expenses	6,067		6,909		7,750		8,718

Net offering proceeds	121,433	100.0%	143,091	100.0%	164,750	100.0%	189,657	100.0%

Less:
Proceeds contributed to Clifton Savings Bank	66,788	55.0	78,700	55.0	90,612	55.0	104,311	55.0
Proceeds used for loan to employee stock ownership plan	7,531	6.2	8,860	6.2	10,190	6.2	11,718	6.2
Proceeds remaining for new Clifton Savings Bancorp	$47,114	38.8%	$55,531	38.8%	$63,948	38.8%	$73,628	38.8%

We initially intend to invest the proceeds retained from the offering at new Clifton Savings Bancorp in short-term investments, such as U.S. treasury and government agency securities and cash and cash equivalents. The actual amounts to be invested in different instruments will depend on the interest rate environment and new Clifton Savings Bancorp’s liquidity requirements. In the future, new Clifton Savings Bancorp may liquidate its investments and use those funds:

•	to pay dividends to shareholders;

•	to repurchase shares of its common stock, subject to regulatory restrictions;

•	to finance the possible acquisition of financial institutions or other businesses that are related to banking; and

•	for general corporate purposes, including contributing additional capital to Clifton Savings Bank.

Under current Office of Thrift Supervision regulations, we may not repurchase shares of our common stock during the first year following completion of the conversion and offering, except to fund equity benefit plans other than stock options or, with prior regulatory approval, when extraordinary circumstances exist. For a discussion of our dividend policy and regulatory matters relating to the payment of dividends, see “Our Dividend Policy.”

Clifton Savings Bank initially intends to invest the proceeds it receives from the offering, which is shown in the table above as the amount contributed to Clifton Savings Bank, in short-term investments. Over time, Clifton Savings Bank may use the proceeds that it receives from the offering:

•	to fund new loans and purchase loans in our market area;

•	to invest in securities;

•	to finance the possible expansion of its business activities; and

•	for general corporate purposes.

We may need regulatory approvals to engage in some of the activities listed above.

We currently anticipate that the proceeds of the offering contributed to Clifton Savings Bank will be used to fund new loans and purchase loans. The amount of time that it will take to deploy the proceeds of the offering into loans will depend primarily on the level of loan demand.

We currently do not have any specific plans for any expansion or diversification activities that would require funds from this offering. Except as described above, we have no specific plans for the investment of the proceeds of the offering and have not allocated a specific portion of the proceeds to any particular use. For a discussion of our business reasons for undertaking the offering, see “The Conversion and Offering—Reasons for the Conversion and Offering.”

Our Dividend Policy

During the six months ended September 30, 2010, Clifton Savings Bancorp paid two quarterly cash dividends of $0.06 per share each, which equals $0.24 on an annualized basis. After the conversion and offering, our board of directors intends to continue paying regular quarterly cash dividends of $0.06 per share. The dividend rate and the continued payment of dividends will depend upon a number of factors, including our financial condition and results of operations, tax considerations, capital requirements and alternative uses for capital, industry standards and economic conditions. We cannot guarantee that we will continue to pay dividends or that we will not reduce or eliminate dividends in the future.

Under the rules of the Office of Thrift Supervision, Clifton Savings Bank will not be permitted to pay dividends on its capital stock to new Clifton Savings Bancorp, its sole stockholder, if Clifton Savings Bank’s stockholder’s equity would be reduced below the amount of the liquidation account established in connection with the conversion. In addition, Clifton Savings Bank will not be permitted to make a capital distribution if, after making such distribution, it would be undercapitalized. See “The Conversion and Offering—Liquidation Rights.”

New Clifton Savings Bancorp’s ability to pay dividends will depend on net proceeds of the offering retained by us and earnings thereon, as well as dividends from Clifton Savings Bank. Our payment of dividends will also be subject to state law limitations and the liquidation account established in connection with the conversion. Nevada law generally limits dividends to an amount equal to the excess of our capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make us insolvent.

Finally, pursuant to Office of Thrift Supervision regulations, during the three-year period following the conversion, we will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

See “Selected Consolidated Financial and Other Data” and “Market for the Common Stock” for information regarding our historical dividend payments. Finally, pursuant to Office of Thrift Supervision regulations, new Clifton Savings Bancorp may not make a distribution that would constitute a return of capital during the three years following the completion of the conversion and offering.

Market for the Common Stock

The common stock of Clifton Savings Bancorp is currently listed on the Nasdaq Global Select Market under the symbol “CSBK.” Upon completion of the conversion and offering, the shares of common stock of new Clifton Savings Bancorp will replace Clifton Savings Bancorp’s common stock. We expect that new Clifton Savings Bancorp’s shares of common stock will trade on the Nasdaq Global Select Market under the trading symbol “CSBKD” for a period of 20 trading days after completion of the offering. Thereafter, our trading symbol will revert to “CSBK.” To list our common stock on the Nasdaq Global Select Market we are required to have at least three broker-dealers who will make a market in our common stock. Clifton Savings Bancorp currently has approximately                  registered market makers.

The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of our common stock at any particular time may be limited, which may have an adverse effect on the price at which our common stock can be sold. There can be no assurance that persons purchasing the common stock will be able to sell their shares at or above the $8.00 price per share in the offering. Purchasers of our common stock should recognize that there are risks involved in their investment and that there may be a limited trading market in the common stock.

The following table sets forth high and low sale prices for Clifton Savings Bancorp’s common stock and cash dividends paid per share for the periods indicated.

	High		Low		Dividend Paid Per Share
Year Ending March 31, 2011:
Third Quarter (through , 2011)	$		$		$
Second Quarter		9.02		8.11		0.06
First Quarter		10.18		8.57		0.06

Year Ended March 31, 2010:
Fourth Quarter		$9.82		$8.52		$0.05
Third Quarter		10.30		8.61		0.05
Second Quarter		11.21		9.80		0.05
First Quarter		11.65		9.57		0.05

Year Ended March 31, 2009:
Fourth Quarter		$11.92		$8.05		$0.05
Third Quarter		11.86		9.56		0.05
Second Quarter		11.99		9.76		0.05
First Quarter		10.62		9.74		0.05

At the business day immediately preceding the public announcement of the conversion and offering, and at                 , 2011, the date of this prospectus, the closing prices of Clifton Savings Bancorp common stock were $9.23 per share and $             per share, respectively. At                 , 2011 Clifton Savings Bancorp had approximately              shareholders of record, not including those who hold shares in “street name.” On the effective date of the conversion, all publicly held shares of Clifton Savings Bancorp common stock, including shares held by our officers and directors, will be converted automatically into and become the right to receive a number of shares of new Clifton Savings Bancorp common stock determined pursuant to the exchange ratio. See “The Conversion and Offering—Share Exchange Ratio.” The above table reflects actual prices and has not been adjusted to reflect the exchange ratio. Options to purchase shares of Clifton Savings Bancorp common stock will be converted into options to purchase a number of shares of new Clifton Savings Bancorp common stock adjusted pursuant to the exchange ratio, for the same aggregate exercise price.

Capitalization

The following table presents the historical capitalization of Clifton Savings Bancorp at September 30, 2010 and the capitalization of new Clifton Savings Bancorp reflecting the offering (referred to as “pro forma” information). The pro forma capitalization gives effect to the assumptions listed under “Pro Forma Data” based on the sale of the number of shares of common stock indicated in the table. This table does not reflect the issuance of additional shares as a result of the exercise of options granted under the 2005 Equity Incentive Plan or the proposed new equity incentive plan. A change in the number of shares to be issued in the offering may materially affect pro forma capitalization. We must sell a minimum of 15,937,500 shares to complete the offering.

		Pro Forma Capitalization Based Upon the Sale of
(Dollars in thousands)	At September 30, 2010	Minimum of Offering Range 15,937,500 Shares at $8.00 Per Share	Midpoint of Offering Range 18,750,000 Shares at $8.00 Per Share	Maximum of Offering Range 21,562,500 Shares at $8.00 Per Share	15% Above Maximum of Offering Range 24,796,875 Shares at $8.00 Per Share
Deposits (1)	$820,932	$820,876	$820,876	$820,876	$820,876
Borrowings	119,992	119,992	119,992	119,992	119,992

Total deposits and borrowed funds	$940,924	$940,868	$940,868	$940,868	$940,868

Stockholders’ equity:
Preferred stock:
10,000,000 shares, $0.01 par value per share authorized; none issued or outstanding	$—	$—	$—	$—	$—
Common stock:
85,000,000 shares, $0.01 par value per share, authorized; specified number of shares assumed to be issued and outstanding (2)	305	248	292	336	386
Additional paid-in capital	135,608	209,726	231,341	252,955	277,812
Deferred compensation under rabbi trust	241	241	241	241	241
Stock held by rabbi trust	(210)	(210)	(210)	(210)	(210)
Retained earnings (3)	92,656	92,656	92,656	92,656	92,656
Less:
Treasury stock	(47,372)	—	—	—	—
Accumulated other comprehensive income	1,761	1,761	1,761	1,761	1,761
Plus:
Mutual holding company capital contribution	—	(194)	(194)	(194)	(194)
Less:
Common stock acquired by employee stock ownership plan (4)	(6,045)	(13,576)	(14,905)	(16,235)	(17,763)
Common stock to be acquired by equity incentive plan (5)	—	(3,395)	(3,994)	(4,593)	(5,282)

Total stockholders’ equity	$176,944	$287,257	$306,988	$326,717	$349,407
Total stockholders’ equity as a percentage of total assets	15.57%	23.05%	24.25%	25.41%	26.70%

(1)	Does not reflect withdrawals from deposit accounts for the purchase of common stock in the offering. Withdrawals to purchase common stock will reduce pro forma deposits by the amounts of the withdrawals.
(2)	Clifton Savings Bancorp currently has 26,137,248 shares of common stock outstanding. On a pro forma basis, Clifton Savings Bancorp common stock and additional paid-in capital have been revised to reflect total issued and outstanding shares of 24,807,551, 29,185,354, 33,563,157 and 38,597,631 at the minimum, midpoint, maximum, and 15% above the maximum of the offering range, respectively.
(3)	Retained earnings are restricted by applicable regulatory capital requirements.
(4)	Assumes that 5.91% of the common stock sold in the offering will be acquired by the employee stock ownership plan with funds borrowed from new Clifton Savings Bancorp. Under U.S. generally accepted accounting principles, the amount of common stock to be purchased by the employee stock ownership plan represents unearned compensation and, accordingly, is reflected as a reduction of capital. As shares are released to plan participants’ accounts, a compensation expense will be charged, along with related tax benefit, and a reduction in the charge against capital will occur. Since the funds are borrowed from new Clifton Savings Bancorp, the borrowing will be eliminated in consolidation and no liability or interest expense will be reflected in the financial statements of new Clifton Savings Bancorp. See “Our Management—Benefit Plans—Employee Stock Ownership Plan.”
(5)	Assumes the purchase in the open market at $8.00 per share, for restricted stock awards under the proposed equity incentive plan, of a number of shares equal to % of the shares of common stock sold in the offering. The shares are reflected as a reduction of stockholders’ equity. The equity incentive plan will be submitted to shareholders for approval at a meeting following the offering. See “Risk Factors—Issuance of shares for benefit programs may dilute your ownership interest,” “Pro Forma Data” and “Our Management—Benefit Plans—Future Equity Incentive Plan.”

Regulatory Capital Compliance

At September 30, 2010, Clifton Savings Bank exceeded all regulatory capital requirements. The following table presents Clifton Savings Bank’s capital position relative to its regulatory capital requirements at September 30, 2010, on a historical and a pro forma basis. The table reflects receipt by Clifton Savings Bank of 55% of the net proceeds of the offering. For purposes of the table, the amount expected to be borrowed by the employee stock ownership plan has been deducted from pro forma regulatory capital. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see “Use of Proceeds,” “Capitalization” and “Pro Forma Data.” The definitions of the terms used in the table are those provided in the capital regulations issued by the Office of Thrift Supervision. For a discussion of the capital standards applicable to Clifton Savings Bank and which will become applicable to new Clifton Savings Bancorp, see “Regulation and Supervision—Federal Banking Regulation—Capital Requirements.”

			Pro Forma at September 30, 2010
			Minimum of Offering Range		Midpoint of Offering Range		Maximum of Offering Range		15% Above Maximum of Offering Range

	Historical at September 30, 2010		15,937,500 Shares at $8.00 Per Share		18,750,000 Shares at $8.00 Per Share		21,562,500 Shares at $8.00 Per Share		24,796,875 Shares At $8.00 Per Share
(Dollars in thousands)	Amount	Percent of Assets (1)	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets
Total equity under generally accepted accounting principles	$160,189	14.15%	$216,051	18.02%	$226,035	18.66%	$236,019	19.30%	$247,500	20.01%

Tier 1 leverage capital:
Actual	$158,429	14.03%	$214,291	17.91%	$224,275	18.56%	$234,259	19.20%	$245,740	19.92%
Requirement	56,469	5.00%	59,808	5.00%	60,404	5.00%	60,999	5.00%	61,684	5.00%

Excess	$101,960	9.03%	$154,483	12.91%	$163,871	13.56%	$173,260	14.20%	$184,056	14.92%

Tier 1 risk-based capital:
Actual	$158,429	40.83%	$214,291	53.39%	$224,275	55.55%	$234,259	57.68%	$245,740	60.11%
Requirement	23,279	6.00%	24,081	6.00%	24,224	6.00%	24,367	6.00%	24,531	6.00%

Excess	$135,150	34.83%	$190,210	47.39%	$200,051	49.55%	$209,892	51.68%	$221,209	54.11%

Total risk-based capital:
Actual (2)	$160,479	41.36%	$216,341	53.90%	$226,325	56.06%	$236,309	58.19%	$247,790	60.61%
Requirement	38,799	10.00%	40,134	10.00%	40,373	10.00%	40,611	10.00%	40,885	10.00%

Excess	$121,680	31.36%	$176,207	43.90%	$185,952	46.06%	$195,698	48.19%	$206,905	50.61%
Reconciliation of capital contributed to Clifton Savings Bank:
Net proceeds contributed to Clifton Savings Bank			$66,788		$78,700		$90,612		$104,311
Less common stock Acquired by ESOP			(7,531)		(8,860)		(10,190)		(11,718)
Less common stock acquired by equity incentive plan			(3,395)		(3,994)		(4,593)		(5,282)

Pro forma increase in GAAP and regulatory capital			$55,862		$65,846		$75,829		$87,311

(1)	Tier 1 leverage capital level is shown as a percentage of average assets of $1.1 billion. Risk-based capital levels are shown as a percentage of risk-weighted assets of $388.0 million.
(2)	Pro forma amounts and percentages include capital contributed to Clifton Savings Bank from the offering and assume net proceeds are invested in assets that carry a 20% risk-weighting.

Pro Forma Data

The following tables illustrate the pro forma impact of the conversion and offering on our net income and stockholders’ equity based on the sale of common stock at the minimum, the midpoint, the maximum and 15% above the maximum of the offering range. The actual net proceeds from the sale of the common stock cannot be determined until the offering is completed. Net proceeds indicated in the following tables are based upon the following assumptions:

•	30% of the shares of common stock will be sold in the subscription and community offerings and 70% of the shares will be sold in a syndicated offering;

•

Our employee stock ownership plan will purchase a number of shares equal to 5.91% of the shares sold in the offering with a loan from new Clifton Savings Bancorp that will be repaid in equal installments over 20 years;

•

Sandler O’Neill & Partners, L.P. will receive an aggregate management fee equal to 1.0% of the aggregate purchase price of the shares sold in the subscription and community offerings, except that no fee will be paid with respect to shares purchased by the employee stock ownership plan or by our officers, directors and employees or members of their immediate families;

•

The sales commission and management fee for shares sold in the syndicated offering will be equal to (a) 1.0% of the aggregate purchase price of the shares sold in the syndicated offering, 80% of which will be paid to Sandler O’Neill & Partners, L.P. and 20% of which will be paid to Sterne Agee & Leach, Inc.; and (b) a selling concession not to exceed 4.0% of the actual purchase price of each share of common stock sold in the Syndicated Offering. Sterne Agee & Leach, Inc., co-manager will be allocated a maximum of 20% of the selling concession; and

•	Total expenses of the offering, excluding sales commissions and management fees, will be approximately $1.1 million.

Actual expenses may vary from this estimate. The amount of fees paid will depend upon the number of shares sold in the subscription and community offerings as opposed to the syndicated offering.

Pro forma net income for the six months ended September 30, 2010 and the year ended March 31, 2010 has been calculated as if the offering were completed at the beginning of each period, and the net proceeds had been invested at 1.29%, the rate of the five-year United States Treasury security. A pro forma after-tax return of 0.77% is used for the six months ended September 30, 2010 and the year ended March 31, 2010, after giving effect to a combined federal and state income tax rate of 40.0%. The actual rate experienced by new Clifton Savings Bancorp may vary. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the number of shares of common stock indicated in the tables.

When reviewing the following tables you should consider the following:

•

Since funds on deposit at Clifton Savings Bank may be withdrawn to purchase shares of common stock, those funds will not result in the receipt of new funds for investment. The pro forma tables do not reflect withdrawals from deposit accounts.

•

Historical per share amounts have been computed as if the shares of common stock expected to be issued in the offering had been outstanding at the beginning of the period covered by the table. However, neither historical nor pro forma stockholders’ equity has been adjusted to reflect the investment of the estimated net proceeds from the sale of the shares in the offering, the additional employee stock ownership plan expense or the proposed equity incentive plan.

•

Pro forma stockholders’ equity (“book value”) represents the difference between the stated amounts of our assets and liabilities. Book value amounts do not represent fair market values or amounts available for distribution to shareholders in the unlikely event of liquidation.

•	The amounts shown as pro forma stockholders’ equity per share do not represent possible future price appreciation of our common stock.

The following pro forma data, which are based on Clifton Savings Bancorp’s stockholders’ equity at September 30, 2010 and March 31, 2010, and net income for the six months ended September 30, 2010 and year ended March 31, 2010, may not represent the actual financial effects of the offering or our operating results after the offering. The pro forma data rely exclusively on the assumptions outlined above and in the notes to the pro forma tables. The pro forma data do not represent the fair market value of our common stock, the current fair market value of our assets or liabilities, or the amount of money that would be available for distribution to shareholders if we were to be liquidated after the conversion.

At or For the Six Months Ended September 30, 2010

Minimum of Offering Range	Midpoint of Offering Range	Maximum of Offering Range	15% Above Maximum of Offering Range
(Dollars in thousands, except per share amounts)	15,937,500 Shares at $8.00 Per Share	18,750,000 Shares at $8.00 Per Share	21,562,500 Shares at $8.00 Per Share	24,796,875 Shares at $8.00 Per Share
Gross proceeds	$127,500	$150,000	$172,500	$198,375
Plus: Shares issued in exchange for shares of Clifton Savings Bancorp	70,960	83,483	96,005	110,406

Pro forma market capitalization	$198,460	$233,483	$268,505	$308,781

Gross proceeds	$127,500	$150,000	$172,500	$198,375
Less: estimated expenses	6,067	6,909	7,750	8,718

Estimated net proceeds	121,433	143,091	164,750	189,657
Less: common stock acquired by employee stock ownership plan (1)	(7,531)	(8,860)	(10,190)	(11,718)
Less: common stock to be acquired by equity incentive plan (2)	(3,395)	(3,994)	(4,593)	(5,282)

Net proceeds	$110,507	$130,237	$149,967	$172,657

Pro Forma Net Income:

Pro forma net income (3):
Historical	$4,353	$4,353	$4,353	$4,353
Pro forma income on net proceeds	428	504	580	668
Less: pro forma employee stock ownership plan expense (1)	(113)	(133)	(153)	(176)
Less: pro forma restricted stock award expense (2)	(204)	(240)	(276)	(317)
Less: pro forma stock option expense (3)	(193)	(227)	(261)	(300)

Pro forma net income	$4,271	$4,257	$4,243	$4,228
Pro forma net income per share (3):
Historical	$0.18	$0.15	$0.13	$0.11
Pro forma income on net proceeds	0.02	0.02	0.02	0.02
Less: pro forma employee stock ownership plan expense (1)	—	—	—	—
Less: pro forma restricted stock award expense (2)	(0.01)	(0.01)	(0.01)	(0.01)
Less: pro forma stock option expense (3)	(0.01)	(0.01)	(0.01)	(0.01)

Pro forma net income per share	$0.18	$0.15	$0.13	$0.11

Offering price as a multiple of pro forma net income per share (annualized)	23.53x	26.67	x	30.77	x	36.36	x

Number of shares used to calculate pro forma net income per share (4)	23,889,664	28,105,488	32,321,310	37,169,507

Pro Forma Stockholders’ equity:

Pro forma stockholders’ equity (book value):
Historical	$176,944	$176,944	$176,944	$176,944
Estimated net proceeds	121,433	143,091	164,750	189,657
Plus: mutual holding company contribution	(194)	(194)	(194)	(194)
Less: common stock acquired by employee stock ownership plan (1)	(7,531)	(8,860)	(10,190)	(11,718)
Less: common stock to be acquired by equity incentive plan (2)	(3,395)	(3,994)	(4,593)	(5,282)

Pro forma stockholders’ equity	$287,257	$306,987	$326,717	$349,407
Less: intangible assets	—	—	—	—

Pro forma tangible stockholders’ equity	$287,257	$306,987	$326,717	$349,407

Pro forma stockholders’ equity per share:
Historical	$7.13	$6.07	$5.27	$4.59
Estimated net proceeds	4.90	4.90	4.91	4.91
Plus: mutual holding company contribution	(0.01)	(0.01)	(0.01)	(0.01)
Less: common stock acquired by employee stock ownership plan (1)	(0.30)	(0.30)	(0.30)	(0.30)
Less: common stock to be acquired by equity incentive plan (2)	(0.14)	(0.14)	(0.14)	(0.14)

Pro forma stockholders’ equity per share	$11.58	$10.52	$9.73	$9.05
Less: intangible assets	—	—	—	—

Pro forma tangible stockholders’ equity per share	$11.58	$10.52	$9.73	$9.05

Offering price as a percentage of pro forma stockholders’ equity per share	69.08%	76.05%	82.22%	88.40%

Number of shares used to calculate pro forma stockholders’ equity per share (4)	24,807,551	29,185,354	33,563,157	38,597,631

(footnotes on page         )

At or For the Year Ended March 31, 2010

Minimum of Offering Range	Midpoint of Offering Range	Maximum of Offering Range	15% Above Maximum of Offering Range
(Dollars in thousands, except per share amounts)	15,937,500 Shares at $8.00 Per Share	18,750,000 Shares at $8.00 Per Share	21,562,500 Shares at $8.00 Per Share	24,796,875 Shares at $8.00 Per Share
Gross proceeds	$127,500	$150,000	$172,500	$198,375
Plus: Shares issued in exchange for shares of Clifton Savings Bancorp	70,960	83,483	96,005	110,406

Pro forma market capitalization	$198,460	$233,483	$268,505	$308,781

Gross proceeds	$127,500	$150,000	$172,500	$198,375
Less: estimated expenses	6,067	6,909	7,750	8,718

Estimated net proceeds	121,433	143,091	164,750	189,657
Less: common stock acquired by employee stock ownership plan (1)	(7,531)	(8,860)	(10,190)	(11,718)
Less: common stock to be acquired by equity incentive plan (2)	(3,395)	(3,994)	(4,593)	(5,282)

Net proceeds	$110,507	$130,237	$149,967	$172,657

Pro Forma Net Income:

Pro forma net income (3):
Historical	$6,297	$6,297	$6,297	$6,297
Pro forma income on net proceeds	855	1,008	1,161	1,336
Less: pro forma employee stock ownership plan expense (1)	(226)	(266)	(306)	(352)
Less: pro forma restricted stock award expense (2)	(407)	(479)	(551)	(634)
Less: pro forma stock option expense (3)	(386)	(454)	(522)	(600)

Pro forma net income	$6,133	$6,106	$6,079	$6,047

Pro forma net income per share (3):
Historical	$0.27	$0.23	$0.20	$0.17
Pro forma income on net proceeds	0.04	0.04	0.04	0.04
Less: pro forma employee stock ownership plan expense (1)	(0.01)	(0.01)	(0.01)	(0.01)
Less: pro forma restricted stock award expense (2)	(0.02)	(0.02)	(0.02)	(0.02)
Less: pro forma stock option expense (3)	(0.02)	(0.02)	(0.02)	(0.02)

Pro forma net income per share	$0.26	$0.22	$0.19	$0.16

Offering price as a multiple of pro forma net income per share (annualized)	30.77	x	36.36	x	42.11	x	50.00	x

Number of shares used to calculate pro forma net income per share (4)	23,913,200	28,133,177	32,353,152	37,206,126

Pro Forma Stockholders’ equity:

Pro forma stockholders’ equity (book value):
Historical	$175,992	$175,992	$175,992	$175,992
Estimated net proceeds	121,433	143,091	164,750	189,657
Plus: mutual holding company contribution	(194)	(194)	(194)	(194)
Less: common stock acquired by employee stock ownership plan (1)	(7,531)	(8,860)	(10,190)	(11,718)
Less: common stock to be acquired by equity incentive plan (2)	(3,395)	(3,994)	(4,593)	(5,282)

Pro forma stockholders’ equity	$286,305	$306,035	$325,765	$348,455
Less: intangible assets	—	—	—	—

Pro forma tangible stockholders’ equity	$286,305	$306,035	$325,765	$348,455

Pro forma stockholders’ equity per share:
Historical	$7.09	$6.04	$5.25	$4.57
Estimated net proceeds	4.90	4.90	4.91	4.91
Plus: mutual holding company contribution	(0.01)	(0.01)	(0.01)	(0.01)
Less: common stock acquired by employee stock ownership plan (1)	(0.30)	(0.30)	(0.30)	(0.30)
Less: common stock to be acquired by equity incentive plan (2)	(0.14)	(0.14)	(0.14)	(0.14)

Pro forma stockholders’ equity per share	$11.54	$10.49	$9.71	$9.03
Less: intangible assets	—	—	—	—

Pro forma tangible stockholders’ equity per share	$11.54	$10.49	$9.71	$9.03

Offering price as a percentage of pro forma stockholders’ equity per share	69.32%	76.26%	82.39%	88.59%

Number of shares used to calculate pro forma stockholders’ equity per share (4)	24,807,551	29,185,354	33,563,157	38,597,631

(footnotes on page         )

(1)	Assumes that the employee stock ownership plan will acquire a number of shares of stock equal to 5.91% of the shares sold in the offering (941,422, 1,107,555, 1,273,689 and 1,464,742 shares at the minimum, midpoint, maximum and 15% above the maximum of the offering range, respectively). The employee stock ownership plan will borrow the funds to acquire these shares from the proceeds retained by new Clifton Savings Bancorp. The amount of this borrowing has been reflected as a reduction from gross proceeds to determine estimated net proceeds. This borrowing will have an interest rate equal to the prime rate as published in The Wall Street Journal, which is currently %, which will be fixed at the time of the offering and be for a term of 20 years. Clifton Savings Bank intends to make contributions to the employee stock ownership plan in amounts at least equal to the principal and interest requirement of the debt. As the debt is paid down, shares will be released for allocation to participants’ accounts and stockholders’ equity will be increased.
The adjustment to pro forma net income for the employee stock ownership plan reflects the after-tax compensation expense associated with the plan. Applicable accounting principles require that compensation expense for the employee stock ownership plan be based upon shares committed to be released and that unallocated shares be excluded from earnings per share computations. An equal number of shares (1/20th of the total, based on a 20-year loan) will be released each year over the term of the loan. The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of the pro forma tables, was assumed to be equal to the $8.00 per share purchase price. If the average market value per share is greater than $8.00 per share, total employee stock ownership plan expense would be greater. See “Our Management—Benefit Plans—Employee Stock Ownership Plan.”
(2)	Assumes that new Clifton Savings Bancorp will purchase in the open market a number of shares of common stock equal to 2.66% of the shares sold in the offering (424,348, 499,233, 574,117 and 660,235 shares at the minimum, midpoint, maximum and 15% above the maximum of the offering range, respectively), that will be reissued as restricted stock awards under a new equity incentive plan to be adopted following the offering. Purchases will be funded with cash on hand at new Clifton Savings Bancorp or with dividends paid to new Clifton Savings Bancorp by Clifton Savings Bank. The cost of these shares has been reflected as a reduction from gross proceeds to determine estimated net proceeds. In calculating the pro forma effect of the restricted stock awards, it is assumed that the required shareholder approval has been received, that the shares used to fund the awards were acquired at the beginning of the respective period and that the shares were acquired at the $8.00 per share purchase price. The issuance of authorized but unissued shares of the common stock instead of shares repurchased in the open market would dilute the ownership interests of existing shareholders by approximately 1.68%.
The adjustment to pro forma net income for the restricted stock awards reflects the after-tax compensation expense associated with the awards. It is assumed that the fair market value of a share of new Clifton Savings Bancorp common stock was $8.00 at the time the awards were made, that shares of restricted stock issued under the equity incentive plan vest 20% per year, that compensation expense is recognized on a straight-line basis over each vesting period so that 20% of the value of the shares awarded was an amortized expense during each year, and that the combined federal and state income tax rate was 40%. If the fair market value per share is greater than $8.00 per share on the date shares are awarded under the equity incentive plan, total equity incentive plan expense would be greater.
(3)	The adjustment to pro forma net income for stock options reflects the after-tax compensation expense associated with the stock options that may be granted under the new equity incentive plan to be adopted following the offering. If the new equity incentive plan is approved by shareholders, a number of shares equal to 6.66% of the number of shares sold in the offering (1,060,869, 1,248,081, 1,435,293 and 1,650,587 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively), will be reserved for future issuance upon the exercise of stock options that may be granted under the plan. Compensation cost relating to share-based payment transactions will be recognized in the financial statements over the period the employee is required to provide services for the award. The cost will be measured based on the fair value of the equity instruments issued. Applicable accounting standards do not prescribe a specific valuation technique to be used to estimate the fair value of employee stock options. For purposes of this table, the fair value of stock options to be granted under the new equity incentive plan has been estimated at $2.02 per option using the Black-Scholes option pricing model with the following assumptions: exercise price, $8.00; trading price on date of grant, $8.00; dividend yield, 3.00%; expected life, 6.5 years; expected volatility, 33.44%; and risk-free interest rate, 1.91%. It is assumed that stock options granted under the equity incentive plan vest 20% per year, that compensation expense is recognized on a straight-line basis over the vesting period so that 20% of the value of the options awarded was an amortized expense during each year, that all of the options awarded are non-qualified options and that the combined federal and state income tax rate was 34.0%. We plan to use the Black-Scholes option-pricing formula; however, if the fair market value per share is different than $8.00 per share on the date options are awarded under the equity incentive plan, or if the assumptions used in the option-pricing formula are different from those used in preparing this pro forma data, the value of the stock options and the related expense would be different. The issuance of authorized but unissued shares of common stock to satisfy option exercises instead of shares repurchased in the open market would dilute the ownership interests of existing shareholders by approximately 4.10%.
(4)	The number of shares used to calculate pro forma net income per share is equal to the weighted average shares outstanding for the period multiplied by the exchange ratio at the minimum, midpoint, maximum, and 15% above the maximum of the offering range, less the number of shares purchased by the employee stock ownership plan not committed to be released within the one year period following the offering as adjusted to effect a weighted average over the period. The total number of shares to be outstanding upon completion of the conversion and offering includes the number of shares sold in the offering plus the number of shares issued in exchange for outstanding shares of Clifton Savings Bancorp common stock held by persons other than Clifton MHC. The number of shares used to calculate pro forma stockholders’ equity per share is equal to the total number of shares to be outstanding upon completion of the offering.

Our Business

General

Clifton Savings Bancorp was organized as a federal corporation in connection with the mutual holding company reorganization of Clifton Savings Bank. The reorganization was completed on March 3, 2004. In the reorganization, Clifton Savings Bancorp issued a majority of its outstanding shares of common stock to Clifton MHC, the mutual holding company parent of Clifton Savings Bank, and sold the remainder of its outstanding shares of common stock to the public. Clifton Savings Bancorp’s primary business activity is the ownership of the outstanding capital stock of Clifton Savings Bank. Following completion of the conversion, new Clifton Savings Bancorp will replace Clifton Savings Bancorp as the sole shareholder of Clifton Savings Bank. Clifton Savings Bancorp has no significant assets, other than all of the outstanding shares of Clifton Savings Bank, and no significant liabilities. Clifton Savings Bancorp neither owns nor leases any property but instead uses the premises, equipment and other property of Clifton Savings Bank with the payment of appropriate rental fees, as required by applicable law and regulations. Accordingly, the information set forth in this prospectus, including the consolidated financial statements and related financial data, relates primarily to Clifton Savings Bank.

Clifton Savings Bank has served its customers in New Jersey since 1928. We operate as a community-oriented financial institution offering traditional financial services to consumers and businesses in our market area. We attract deposits from the general public and primarily use those funds to originate one- to four-family loans, and to a much lesser extent, multi-family and commercial real estate loans, and consumer loans, all of which we hold for investment.

Market Area

We are headquartered in Clifton, New Jersey, which is located in northeast New Jersey and situated approximately 20 miles west of New York City. In addition to our main office located in Passaic County, we currently operate eleven branch offices in Bergen and Passaic Counties in New Jersey, which, along with Essex, Morris, Hudson and Union Counties in New Jersey, comprise our primary market area. Three of our eleven branch offices located in Fair Lawn, Lyndhurst and Woodland Park, New Jersey were opened within the past year. The economy in our primary market area has benefited from being varied and diverse. It is largely urban and suburban with a broad economic base. As a result of its proximity to New York City, our primary market area is also home to a significant number of commuters working in the greater New York City metropolitan area. As one of the wealthiest states in the nation, New Jersey, with a population of 8.7 million, is considered one of the most attractive banking markets in the United States. As of October 2010, the unemployment rate for New Jersey was 8.8%, which was lower than the national rate of 9.6% at that time.

Competition

Recent economic events have altered the competition for deposits and loans in our market area.

Deposits. Although there are a large number of financial institutions in our market area, in recent years our competition has shifted away from the larger regional and money center banks, money market funds and stock market to local community banks and larger thrift institutions. We focus primarily on retail savings products. During the past few years, competition for retail savings deposits has shifted back to the best pricing, which continues to be beneficial to us as we maintain a highly competitive pricing strategy.

Loans. We continue to face stiff competition from other financial service providers, particularly large national lenders. Other competitors include credit unions and mortgage brokers which keep overhead costs and mortgage rates down, by selling loans and not holding or servicing them. Over the past few years, we have also faced increased competition for residential mortgage loans due to the unprecedented involvement of the government-sponsored enterprises in the mortgage market as a result of the recent economic crisis, which has caused the interest rate for mortgage loans that conform to the government-sponsored enterprises’ guidelines to acquire loans to remain artificially low. These competitors may not have the stringent underwriting standards that we have. We will not sacrifice quality for loan volume. In recent periods this has contributed to the decrease in loans that we have been able to originate.

Lending Activities

General. Our loan portfolio consists primarily of owner-occupied, one- to four-family mortgage loans secured by properties located in New Jersey. To a much lesser extent, our loan portfolio also includes multi-family and commercial real estate loans, consumer loans and construction loans. Clifton Savings Bank originates loans for its own portfolio. At September 30, 2010, Clifton Savings Bank had no loans that were held for sale.

One- to Four-Family Residential Loans. Our primary lending activity is the origination of mortgage loans to enable borrowers to purchase or refinance existing homes. We offer fixed-rate and adjustable-rate mortgage loans with terms of up to 30 years. Borrower demand for adjustable-rate loans versus fixed-rate loans is a function of the level of interest rates, the expectations of changes in the level of interest rates, and the difference between the interest rates and loan fees offered for fixed-rate mortgage loans and the initial period interest rates and loan fees for adjustable-rate loans. The relative amount of fixed-rate mortgage loans and adjustable-rate mortgage loans that we originate at any time is largely determined by the demand for each in a competitive environment and the effect each has on our interest rate risk. The loan fees charged, interest rates and other terms are determined by us on the basis of our own pricing criteria and competitive market conditions. At September 30, 2010, the average balance of our one-to four-family loans was $209,000 and we did not have any one- to four-family loans in excess of $1.0 million.

We offer fixed rate loans with terms of either 15, 20 or 30 years. Our adjustable-rate mortgage loans are based on a 30-year amortization schedule and interest rates and payments adjust annually after a one, five, seven or ten-year initial fixed period. In addition, we offer adjustable-rate mortgage loans that adjust every three years after a three-year initial fixed period. The initial rate is a fully indexed rate. Interest rates on our adjustable-rate loans generally are adjusted to a rate typically equal to 2.75% above either the one-year or three-year constant maturity Treasury index. The maximum amount by which the interest rate may be increased or decreased is generally 2% per adjustment period and the lifetime interest rate cap is generally 6% over the initial interest rate of the loan.

We do not make conventional loans with loan-to-value ratios exceeding 90% and generally make loans with a loan-to-value ratio in excess of 80% only when secured by first liens on owner-occupied, one- to four-family residences. Loans with loan-to-value ratios in excess of 80% generally require private mortgage insurance or additional collateral. We require all properties securing mortgage loans to be appraised by an independent appraiser approved by our board of directors. We require title insurance on all first mortgage loans. Borrowers must obtain hazard insurance (and flood insurance for loans on property located in a flood zone) prior to closing the loan. We only originate full document loans and do not offer any interest-only, negative amortization, FHA or VA loans.

In an effort to provide financing for low and moderate income first-time buyers, we offer a first-time home buyers’ program. We offer residential mortgage loans through this program to qualified individuals and originate the loans using modified underwriting guidelines. All of these loans have private mortgage insurance on the portion of the principal amount that exceeds 80% of the appraised value of the property at origination.

Generally, our one-to four-family loans are secured by owner-occupied properties. We do lend to borrowers for second homes, but charge 25 basis points more than the rate on primary residences. The maximum loan to value ratio on a mortgage for a borrower’s second home is 80%. We also offer loans on investor-owned properties. For one-to four-family loans secured by investor-owned properties, we increase the rate by 50 basis points above the rate we charge for loans secured by owner-occupied, one-to four-family properties and limit the loan to value ratio to 70%.

As we originate all loans for our portfolio, we are able to offer loan modifications for borrowers who request them to receive a lower interest rate. Upon the request of the borrower, we will reduce the interest rate on their loan to the rate we are offering new customers on the same product in exchange for the payment of up to one point on the borrower’s outstanding loan balance. Under this program, we will not modify loans that are not performing in accordance with their original terms.

Consumer Loans. Our consumer loans include second mortgage loans and home equity loans, as well as loans secured by passbook accounts and certificates of deposit.

We offer second mortgage loans and home equity loans with combined loan to value ratios not to exceed 75%. All second mortgage loans and home equity loans are full documentation loans. Our second mortgage loans are originated with terms of five, ten, fifteen and twenty years and we charge higher rates for longer term loans. Our home equity loans are originated with a 15 year draw period and 20 year payment period.

Multi-Family and Commercial Real Estate Loans. We offer fixed and adjustable-rate mortgage loans secured by multi-family and commercial real estate. Our multi-family and commercial real estate loans are generally secured by mixed-use properties with residential units as well as retail space located within our primary market area of Passaic, Bergen, Essex, Morris, Hudson and Union Counties, New Jersey. At September 30, 2010, we had $13.2 million in multi-family loans and $12.5 million in commercial real estate loans.

We originate fixed-rate multi-family and commercial real estate loans for terms up to 15 years, and adjustable-rate multi-family and commercial real estate loans for terms up to 25 years. Interest rates and payments on our adjustable-rate mortgage loans adjust every five years after a five-year initial fixed period, or every year after a ten-year initial fixed period. Interest rates and payments on our adjustable-rate loans generally are adjusted to a rate typically equal to 3.00% above the five-year, or one-year, constant maturity Treasury index. There is a 2.50% adjustment period rate cap. There are no lifetime interest rate caps. Loan amounts do not exceed 75% of the appraised value. We require an assignment of rents and personal guarantees on all multi-family and commercial real estate loans.

At September 30, 2010, we had two loans in this category that exceeded $1.0 million. Our largest multi-family loan was a $2.1 million loan secured by an apartment complex and our largest commercial loan was a $1.4 million loan secured by a retail space. At September 30, 2010, these loans were performing in accordance with their terms.

Residential Construction Loans. To a much lesser extent, we originate loans to finance the construction of residential dwellings. We only offer construction/permanent loans for the construction of one-to four-family homes to be occupied by the borrower. Construction loans generally have a maximum loan-to-value ratio of 70%. Loan proceeds are disbursed in increments as construction progresses and as independent inspections warrant. We use independent fee appraisers for construction disbursement purposes. At September 30, 2010, all of our outstanding construction loans were performing in accordance with their terms.

Loan Underwriting Risks.

Adjustable-Rate Loans. While we anticipate that adjustable-rate loans will better offset the adverse effects of an increase in interest rates as compared to fixed-rate mortgages, the increased mortgage payments required of adjustable-rate loan borrowers in a rising interest rate environment could cause an increase in delinquencies and defaults. The marketability of the underlying property also may be adversely affected in a high interest rate environment. In addition, although adjustable-rate mortgage loans help make our asset base more responsive to changes in interest rates, the extent of this interest sensitivity is limited by the annual and lifetime interest rate adjustment limits on such loans.

While one- to four-family residential real estate loans are normally originated with terms up to 30 years, such loans typically remain outstanding for substantially shorter periods because borrowers often prepay their loans in full upon sale of the property pledged as security or upon refinancing the original loan. Therefore, average loan maturity is a function of, among other factors, the level of purchase and sale activity in the real estate market, prevailing interest rates and the interest rates payable on outstanding loans.

Multi-Family and Commercial Real Estate Loans. Loans secured by multi-family and commercial real estate generally involve a greater degree of risk than one- to four-family residential mortgage loans. Of primary concern in multi-family and commercial real estate lending is the borrower’s creditworthiness and the feasibility and cash flow potential of the project. Payments on loans secured by income properties are often dependent on the successful operation or management of the properties. As a result, repayment of such loans may be subject to a greater extent than residential real estate loans to adverse conditions in the real estate market or the economy. In order to monitor cash flows on income properties, we require borrowers and loan guarantors, if any, to provide annual financial statements and rent rolls on multi-family and commercial real estate loans. Management performs annual reviews and prepares evaluations on all loans where the loan is secured by commercial or multi-family real estate.

Construction Loans. Construction financing is generally considered to involve a higher degree of risk of loss than long-term financing on improved, occupied real estate. Risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property’s value at completion of construction or development and the estimated cost (including interest) of construction. During the construction phase, a number of factors could result in delays and cost overruns. If the estimate of construction costs proves to be inaccurate, we may be required to advance funds beyond the amount originally committed to permit completion of the dwelling. If the estimate of value proves to be inaccurate, we may be confronted, at or prior to the maturity of the loan, with a project having a value which is insufficient to assure full repayment.

Loan Originations and Purchases. Loan originations come from a number of sources. The customary sources include internet mortgage loan marketers, local mortgage brokers, advertising, referrals from customers and personal contacts by our staff. We retain for our portfolio all of the loans that we originate. We occasionally purchase real estate loans on properties located primarily within the state of New Jersey and, to a much lesser extent, loans on properties located within the fifteen states on the Eastern Seaboard to supplement our own originations. Each purchased loan is subject to an underwriting review using the same guidelines established for our own origination process performed by our staff and we review every loan file we purchase.

Loan Approval Procedures and Authority. Our policies and loan approval limits are established and approved by the board of directors. All residential mortgage loans and all consumer loans require the approval of senior management and are ratified by the Loan Committee of the board of directors. All other loans require the approval of the Loan Committee of the board of directors. The Loan Committee usually meets weekly to review mortgage loans.

Loans to One Borrower. The maximum amount that we may lend to one borrower and the borrower’s related entities is limited by regulation. At September 30, 2010, our regulatory limit on loans to one borrower was $23.7 million. At that date, our largest lending relationship was $2.7 million and consisted of eleven loans with an average balance of $245,000 secured by various real properties, which were performing according to their original repayment terms at September 30, 2010.

Loan Commitments. We issue commitments for fixed-rate and adjustable-rate mortgage loans conditioned upon the occurrence of certain events. Commitments to originate mortgage loans are legally binding agreements to lend to our customers. Commitments, excluding lines of credit and loan purchases, as of September 30, 2010 totaled $9.1 million.

Non-Performing and Problem Assets. When a loan is over 15 days delinquent, we generally send the borrower a late charge notice. When the loan is 30 days past due, we generally mail the borrower a letter reminding the borrower of the delinquency and we attempt personal, direct contact with the borrower to determine the reason for the delinquency, to ensure that the borrower correctly understands the terms of the loan and to emphasize the importance of making payments on or before the due date. If payment is not then received by the 45th day of delinquency, additional late charges and delinquency notices are issued. After the 90th day of delinquency, we will send the borrower a final demand for payment and refer the loan to legal counsel to commence foreclosure proceedings. We have completed only one foreclosure proceeding since 2002.

We consider repossessed assets and loans that are 90 days or more past due to be nonperforming assets. Real estate that we acquire as a result of foreclosure or by deed-in-lieu of foreclosure is classified as real estate owned until it is sold. When property is acquired, it is recorded at the fair market value less costs to sell at the date of foreclosure. Holding costs and declines in fair value after acquisition of the property result in charges against income.

Under current accounting guidelines a loan is defined as impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due under the contractual terms of the loan agreement. We consider one- to four-family mortgage loans and consumer installment loans to be homogeneous and, therefore, we are not required to evaluate them individually for impairment unless they are considered troubled debt restructurings, as discussed in this prospectus. All other loans are evaluated for impairment on an individual basis.

For economic reasons and to maximize the recovery of a loan, we work with borrowers experiencing financial difficulties, and consider modifications to borrowers’ existing loan terms and conditions that we would not otherwise consider, commonly referred to as troubled debt restructurings. We record an impairment loss, if any, based on the present value of expected future cash flows under the restructured terms discounted at the original loan’s effective interest rate. We report the loan as a troubled debt restructuring until the borrower has performed for twelve consecutive months in accordance with the terms of the restructuring.

Investment Activities

We have legal authority to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various federal agencies and of state and municipal governments, mortgage-backed securities, deposits at the Federal Home Loan Bank of New York and certificates of deposit of federally insured institutions. Within certain regulatory limits, we also may invest a portion of our assets in corporate securities. We also are required to maintain an investment in Federal Home Loan Bank of New York stock. While we maintain the authority under applicable law and our investment policies to include investments in derivative securities, we had no such investments at September 30, 2010.

At September 30, 2010, our investment portfolio consisted of federal agency debt securities with maturities of 15 years or less and mortgage-backed securities issued by Fannie Mae, Freddie Mac and Ginnie Mae with stated final maturities of 30 years or less. During the six months ended September 30, 2010 and the year ended March 31, 2010, we primarily purchased longer-term agency securities in an effort to increase yield. Changes in general interest rates and market conditions may result in calls of these types of securities, which may cause actual maturities to differ from contractual maturities.

Our investment objectives are to provide and maintain liquidity, to maintain a balance of high quality investments to minimize risk, to provide collateral for pledging requirements, to establish an acceptable level of interest rate risk, to provide an alternate source of low-risk investments when demand for loans is weak and to generate a favorable return. Clifton Savings Bank’s board of directors has the overall responsibility for Clifton Savings Bank’s investment portfolio, including approval of its investment policy and the appointment of its Investment Committee. The Investment Committee consists of four members of our board of directors and is responsible for approval of investment strategies and monitoring of investment performance. Clifton Savings Bank’s President is the designated investment officer and, in conjunction with the Chief Financial Officer, is responsible for the daily investment activities and is authorized to make investment decisions consistent with Clifton Savings Bank’s investment policy. The Investment Committee meets regularly with the President and Chief Financial Officer to review and determine investment strategies and transactions.

Deposit Activities and Other Sources of Funds

General. Deposits and loan repayments are the major sources of our funds for lending and other investment purposes. Loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are significantly influenced by general interest rates and money market conditions.

Deposit Accounts. Substantially all of our depositors are residents of the State of New Jersey. Deposits are attracted from within our primary market area through the offering of a broad selection of liquid and term deposit instruments, including checking accounts, business checking, high-yield (Crystal) checking, money market accounts, passbook and statement savings accounts, club and certificates of deposit. We do not utilize brokered funds. Deposit account terms vary according to the minimum balance required, the time periods the funds must remain on deposit and interest rates, among other factors. In determining the terms of our deposit accounts, we consider the rates offered by our competition, profitability to us, matching deposit and loan products, and customer preferences. We review our deposit flows, mix and pricing weekly. Our current strategy is to attract and retain deposits primarily by offering competitive rates. We have been successful in attracting deposits in part through the recent expansion of our branch network.

Borrowings. The Federal Home Loan Bank functions as a central reserve bank providing credit for member financial institutions. As a member, we are required to own capital stock in the Federal Home Loan Bank of New York and are authorized to apply for advances on the security of such stock and certain of our mortgage loans and other assets (principally securities which are obligations of, or guaranteed by, the United States), provided certain standards related to creditworthiness have been met. Advances are made under several different programs, each having its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based either on a fixed percentage of an institution’s net worth or on the Federal Home Loan Bank’s assessment of the institution’s creditworthiness. Under its current credit policies, the Federal Home Loan Bank generally limits advances to 25% of an institution’s assets, and limits short-term borrowings of less than one year to 10% of the institution’s assets. The Federal Home Loan Bank determines specific lines of credit for each member institution.

Properties

We conduct our business at our main office and eleven branch offices. The following table sets forth certain information relating to these facilities as of September 30, 2010.

Location	Year Opened	Net Book Value as of September 30, 2010	Square Footage	Owned/ Leased
	(Dollars in thousands)
Main Office
1433 Van Houten Avenue	1981	$2,173	10,460	Owned

Branches
Clifton:
1055 Clifton Avenue	1956	619	2,484	Owned
319 Lakeview Avenue	1970	377	3,311	Owned
646 Van Houten Avenue	1968	1,123	1,081	Owned
387 Valley Road	1971	1	995	Leased
Garfield:
247 Palisade Avenue	1975	992	3,130	Owned
369 Lanza Avenue	1977	931	2,174	Owned
Wallington:
55 Union Boulevard	2004	1,177	2,806	Owned
Wayne:
1158 Hamburg Turnpike	2003	—	1,617	Leased
Fair Lawn:
33-11 Broadway	2009	102	2,718	Leased
Lyndhurst:
401 Valley Brook Avenue	2010	12	2,800	Leased
Woodland Park:
Plaza 46 1530 US Highway 46	2010	—	3,000	Leased
Personnel

As of September 30, 2010, we had 89 full-time employees and 17 part-time employees, none of whom are represented by a collective bargaining unit. We believe our relationship with our employees is good.

Legal Proceedings

Periodically, there have been various claims and lawsuits against us, such as claims to enforce liens, condemnation proceedings on properties in which we hold security interests, claims involving the making and servicing of real property loans and other issues incident to our business. We are not a party to any pending legal proceedings that we believe would have a material adverse effect on our financial condition, results of operations or cash flows.

Subsidiaries

Clifton Savings Bancorp’s only subsidiary is Clifton Savings Bank.

Clifton Savings Bank’s only subsidiary is Botany Inc., a New Jersey chartered investment company that holds investment and mortgage-backed securities. At September 30, 2010, Botany Inc. had total assets of $197.0 million.

Management’s Discussion and Analysis of

Financial Condition and Results of Operations

This section contains certain “forward-looking statements” within the meaning of the federal securities laws. These statements are not historical facts, but rather are statements based on Clifton Savings Bancorp, Inc.’s current expectations regarding its business strategies, intended results and future performance. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions.

Management’s ability to predict results or the effect of future plans or strategies is inherently uncertain. Factors which could affect actual results include interest rate trends, the general economic climate in the market area in which Clifton Savings Bancorp operates, as well as nationwide, Clifton Savings Bancorp’s ability to control costs and expenses, competitive products and pricing, loan delinquency rates and changes in federal and state legislation and regulation. These factors should be considered in evaluating the forward-looking statements and undue reliance should not be placed on such statements. Clifton Savings Bancorp assumes no obligation to update any forward-looking statements.

Operating Strategy

We are a retail-oriented financial institution dedicated to serving the needs of customers in our primary market area. We have a long tradition of focusing on the needs of consumers in our community and being an active corporate citizen. We deliver personalized service and respond with flexibility to customer needs, and we believe our community orientation is attractive to our customers and distinguishes us from the large regional banks and other financial institutions that operate in our market area. We intend to maintain this focus as we grow.

Retail Products. We seek deposits primarily from our customers in Passaic and Bergen Counties, New Jersey, where our branch offices are located. Our retail deposit products include savings accounts, non-interest and interest bearing checking accounts, money market accounts and certificates of deposit. We intend to increase our future deposits by continuing to offer exceptional customer service, competitive rates, as well as by enhancing and expanding our branch network.

Lending Products. We primarily originate owner occupied one- to four-family mortgage loans in our market area, which consists of Passaic, Bergen, Essex, Morris, Hudson and Union Counties in New Jersey. To a much lesser extent, we also originate multi-family and commercial real estate loans, second mortgage and home equity loans, construction to permanent loans and passbook consumer loans. We utilize conservative underwriting strategies for all of our lending products. We originate loans solely for our own portfolio, rather than for sale, and we service all of the loans we originate. To a limited extent, we also purchase loans for our portfolio. We review each loan we purchase using the same conservative underwriting procedures we rely on when originating own loans.

Cost Control. We are very effective at managing our costs of operations. At September 30, 2010 and March 31, 2010, our efficiency ratio was 57.29% and 49.20%, respectively. We have efficiently staffed our branch offices and carefully monitor our operating expenses. In addition, our one- to four-family lending strategy and our effective management of credit risk allows us to service our loan portfolio at efficient levels because it costs less to service a portfolio of performing loans.

Asset Quality. We use underwriting standards that are designed to limit our exposure to credit risk, and we have a loan portfolio that primarily consists of owner-occupied, one- to four-family loans. At September 30, 2010, our nonperforming loans as a percentage of total assets was 0.24%.

Capital. Our capital ratios are well in excess of the well-capitalized standards set by the Office of Thrift Supervision. We believe that maintaining a strong capital position safeguards the long-term interests of Clifton Savings Bank and our stockholders.

Income. We have two primary sources of pre-tax income. The first is net interest income. Net interest income is the difference between interest income (which is the income that we earn on our loans and investments) and interest expense (which is the interest that we pay on our deposits and borrowings).

To a much lesser extent, we also recognize pre-tax income from fee and service charge income—the compensation we receive from providing products and services, and the increase in the cash surrender value of bank owned life insurance. Most of our fee and service charge income comes from service charges on deposit accounts and fees for late loan payments. We also earn fee and service charge income from ATM charges and other fees and charges. The cash surrender value of bank owned life insurance is recorded in the consolidated statement of financial condition as an asset and the change in cash surrender value is recorded as non-interest income.

Expenses. The expenses we incur in operating our business consist of salary and employee benefits expenses, occupancy expenses, equipment expenses, directors’ compensation, advertising expenses, legal expenses, federal deposit insurance premiums and other miscellaneous expenses.

Salary and employee benefits expenses consist primarily of the salaries and wages paid to our employees, payroll taxes and expenses for retirement and other employee benefits. Occupancy expenses, which are the fixed and variable costs of building and related equipment, consist primarily of lease payments, real estate taxes, depreciation charges, maintenance and costs of utilities. Equipment expenses include fees paid to our third-party data processing service, telephone expense and expenses and depreciation charges related to premises and banking equipment. Depreciation of premises and banking equipment is computed using the straight-line method based on the useful lives of the related assets. Estimated lives are 5 to 40 years for building and improvements, 5 to 20 years for land improvements and 2 to 10 years for furniture and equipment. Leasehold improvements are amortized over the shorter of the useful life of the asset or term of the lease.

Other miscellaneous expenses include expenses for accountants and consultants, charitable contributions, insurance, office supplies, printing, postage and other miscellaneous operating expenses.

Critical Accounting Policies

In reviewing and understanding financial information for Clifton Savings Bancorp, you are encouraged to read and understand the significant accounting policies used in preparing our consolidated financial statements included elsewhere in this document. These policies are described in Note 1 of the notes to our consolidated financial statements. The accounting and financial reporting policies of Clifton Savings Bancorp conform to accounting principles generally accepted in the United States of America and to general practices within the banking industry. Accordingly, the consolidated financial statements require certain estimates, judgments, and assumptions, which are believed to be reasonable, based upon the information available. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the periods presented.

We consider accounting policies involving significant judgments and assumptions by management that have, or could have, a material impact on the carrying value of certain assets or on income, to be critical accounting policies. Material estimates that are particularly susceptible to significant changes relate to the determination of the allowance for loan losses, the determination of the liabilities and expenses on our defined benefit plans, and the determination of the amount of deferred income tax assets which are more likely than not to be realized.

Allowance for Loan Losses. The allowance for loan losses is a valuation allowance for probable losses inherent in the loan portfolio. We evaluate the need to establish allowances against losses on loans on a monthly basis. When additional allowances are necessary, a provision for loan losses is charged to earnings. Our methodology for assessing the appropriateness of the allowance for loan losses consists of two key elements: specific allowances for identified problem loans and a general valuation allowance on the remainder of the loan portfolio.

Specific allowances are established in cases where management has identified significant conditions or circumstances related to a credit that management believes indicate the probability that a loss has been incurred. The general valuation allowance represents a loss allowance which has been established to recognize the inherent losses associated with lending activities, but which, unlike specific allowances, has not been allocated to particular problem assets. Risk factors are based on our historical loss experience and may be adjusted for significant current factors that, in management’s judgment, affect the collectability of the portfolio as of the evaluation date. These significant factors may include changes in lending policies and procedures, changes in existing general economic and business conditions affecting our primary lending areas, credit quality trends, collateral value, loan volumes and concentrations, seasoning of the loan portfolio, specific industry conditions within portfolio segments, recent loss experience in particular segments of the portfolio, duration of the current business cycle and bank regulatory examination results.

Although we believe that we use the best information available to establish the allowance for loan losses, future additions to the allowance may be necessary based on estimates that are susceptible to change as a result of changes in economic conditions and other factors. In addition, the Office of Thrift Supervision, as an integral part of its examination process, periodically reviews the adequacy of our allowance for loan losses. That agency may require us to recognize adjustments to the allowance based on its judgments about information available to it at the time of its examination.

Deferred Income Taxes. We use the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. If currently available information raises doubt as to the realization of the deferred tax assets, a valuation allowance is established. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. We exercise significant judgment in evaluating the amount and timing of recognition of the resulting tax assets and liabilities. These judgments require us to make projections of future taxable income. The judgments and estimates we make in determining our deferred tax assets are inherently subjective and are reviewed on a continual basis as regulatory and business factors change. Any reduction in estimated future taxable income may require us to record a valuation allowance against our deferred tax assets. A valuation allowance that results in additional income tax expense in the period in which it is recognized would negatively affect earnings. Management believes, based upon current facts, that it is more likely than not that there will be sufficient taxable income in future years to realize the deferred tax assets.

Defined Benefit Plans. The liabilities and expenses for our defined benefit plans are based upon actuarial assumptions of future events, including interest rates, rates of increase in compensation and the length of time we will have to provide those benefits. Actual results may differ from these assumptions. These assumptions are reviewed and updated annually and management believes the estimates are reasonable.

Balance Sheet Analysis

General. Total assets increased $68.4 million, or 6.4%, to $1.14 billion at September 30, 2010 from $1.07 billion at March 31, 2010. Loans receivable, net, decreased $17.8 million, or 3.7%, from $477.5 million at March 31, 2010 to $459.7 million at September 30, 2010. The decrease during the six months ended September 30, 2010 resulted primarily from repayment levels on loans exceeding origination volume. The largest decrease in the loan portfolio was in one-to four-family real estate loans which decreased $19.3 million, or 4.4%. Securities increased $57.2 million, or 11.3%, to $565.1 million at September 30, 2010 from $507.9 million at March 31, 2010 due to funds generated from the increase in deposits being primarily invested into these types of products. Asset growth was funded through increases in deposits of $62.7 million, or 8.3%, to $820.9 million at September 30, 2010 from $758.2 million at March 31, 2010.

Total assets increased $110.2 million, or 11.5%, to $1.07 billion at March 31, 2010 from $959.8 million at March 31, 2009. Loans receivable, net, increased $9.0 million, or 1.9%, from $468.5 million at March 31, 2009 to $477.5 million at March 31, 2010. Securities increased $113.5 million to $507.9 million at March 31, 2010 from $394.4 million at March 31, 2009 due to purchases of securities totaling $276.8 million¸ partially offset by maturities, calls and repayments totaling $163.7 million. Asset growth was funded through increases in deposits of $124.6 million, or 19.7%, to $758.2 million at March 31, 2010 from $633.6 million at March 31, 2009.

Loans. Our primary lending activity is the origination of loans secured by real estate. We originate real estate loans secured by one- to four-family homes, and to a much lesser extent, multi-family and commercial real estate and construction loans. At September 30, 2010, real estate mortgage and construction loans totaled $450.3 million, or 97.2% of total loans, compared to $466.5 million, or 97.2% of total loans, at March 31, 2010. The decrease in these loans during the six months ended September 30, 2010 was due to repayment levels on loans exceeding origination volume. Declines in home sales resulting from uncertain economic conditions have caused a significant decrease in the need for loan financing.

At March 31, 2010, real estate mortgage and construction loans totaled $466.5 million, or 97.2% of total loans compared to $453.7 million, or 96.6% of total loans at March 31, 2009, and $406.0 million, or 96.3% of total loans at March 31, 2008. The increase in these loans during the year ended March 31, 2010 was due to continued competitive pricing and consistent loan origination volume, along with the purchase of $2.9 million in loans, all of which are secured by residential real estate properties located within the State of New Jersey. At September 30, 2010, the outstanding balance of loans which were purchased and are serviced by other institutions totaled $32.8 million.

The largest segment of our mortgage loan portfolio is one- to four-family loans. At September 30, 2010 and March 31, 2010, one- to four-family loans totaled $421.7 and $441.0 million, respectively, and represented 93.7% and 94.5% of total real estate loans and 91.1% and 91.9% of total loans, respectively. One- to four-family mortgage loans decreased $19.3 million, or 4.4%, during the six months ended September 30, 2010, as repayment levels on loans exceeded origination volume, and increased $10.0 million, or 2.3%, during the year ended March 31, 2010.

To a much lesser extent, we originate multi-family and commercial real estate loans, which totaled $25.7 million and $24.6 million, and represented 5.5% and 5.1% of total loans as of September 30, 2010 and March 31, 2010, respectively. Multi-family and commercial real estate loans increased $1.1 million and $2.7 million, or 4.5% and 12.3%, during the six months ended September 30, 2010 and the year ended March 31, 2010, respectively.

We also originate consumer loans which include second mortgage loans, loans secured by passbook or certificate accounts and home equity lines of credit. Consumer loans totaled $12.5 million and $13.1 million and represented 2.7% and 2.7% of total loans at September 30, 2010 and March 31, 2010, respectively.

The following table sets forth the composition of our loan portfolio at the dates indicated.

	At September 30,		At March 31,
	2010		2010		2009		2008
(Dollars in thousands)	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Real estate loans:
One- to four-family	$421,728	91.07%	$441,018	91.90%	$431,055	91.82%	$388,378	92.15%
Multi-family and commercial	25,678	5.54	24,575	5.12	21,886	4.66	15,993	3.79
Construction	2,849	0.61	863	0.18	750	0.16	1,630	0.39

Total real estate loans	450,255	97.22	466,456	97.20	453,691	96.64	406,001	96.33

Consumer loans:
Second mortgage loans	9,665	2.09	10,454	2.18	13,055	2.78	13,458	3.19
Passbook or certificate loans	892	0.19	1,004	0.21	1,149	0.25	1,110	0.26
Equity lines of credit	1,973	0.43	1,684	0.35	1,259	0.27	617	0.15

Total consumer loans	12,530	2.71	13,142	2.74	15,463	3.30	15,185	3.60

Other loans	305	0.07	300	0.06	295	0.06	295	0.07
Total gross loans	463,090	100.00%	479,898	100.00%	469,449	100.00%	421,481	100.00%

Loans in process	(1,213)		(537)		(143)		(349)
Net premiums and discounts and deferred loan fees (costs)	(12)		205		894		927
Allowance for loan losses	(2,210)		(2,050)		(1,700)		(1,440)

Total loans receivable, net	$459,655		$477,516		$468,500		$420,619

	At March 31,
	2007		2006
(Dollars in thousands)	Amount	Percent	Amount	Percent
Real estate loans:
One- to four-family	$388,603	92.73%	$378,500	93.36%
Multi-family and commercial	13,890	3.31	12,877	3.17
Construction	1,994	0.48	3,769	0.93

Total real estate loans	404,487	96.52	395,146	97.46

Consumer loans:
Second mortgage loans	12,187	2.91	7,567	1.87
Passbook or certificate loans	1,251	0.30	996	0.25
Equity lines of credit	859	0.20	1,430	0.35

Total consumer loans	14,297	3.41	9,993	2.47

Other loans	290	0.07	290	0.07
Total gross loans	419,074	100.00%	405,429	100.00%

Loans in process	(227)		(1,512)
Net premiums and discounts and deferred loan fees (costs)	1,119		1,025
Allowance for loan losses	(1,350)		(1,260)

Total loans receivable, net	$418,616		$403,682

The following tables set forth certain information at September 30, 2010 and March 31, 2010 regarding the dollar amount of principal repayments becoming due during the periods indicated for loans. The tables do not include any estimate of prepayments which significantly shorten the average life of all loans and may cause our actual repayment experience to differ from that shown below. Demand loans having no stated schedule of repayments and no stated maturity are reported as due in one year or less.

	At September 30, 2010
(In thousands)	One- to Four- Family Real Estate	Multi-Family and Commercial Real Estate	Construction	Consumer Loans	Other Loans	Total Loans
Amounts due in:
One year or less	$122	$—	$2,849	$915	$250	$4,136
More than one to three years	702	—	—	406	—	1,108
More than three to five years	1,705	—	—	344	55	2,104
More than five to ten years	61,699	771	—	3,331	—	65,801
More than ten to fifteen years	69,258	9,785	—	3,414	—	82,457
More than fifteen years	288,242	15,122	—	4,120	—	307,484

Total	$421,728	$25,678	$2,849	$12,530	$305	$463,090

	At March 31, 2010
(In thousands)	One- to Four- Family Real Estate	Multi-Family and Commercial Real Estate	Construction	Consumer Loans	Other Loans	Total Loans
Amounts due in:
One year or less	$61	$—	$863	$1,030	$270	$2,224
More than one to three years	705	—	—	246	—	951
More than three to five years	2,019	—	—	606	30	2,655
More than five to ten years	61,826	632	—	3,323	—	65,781
More than ten to fifteen years	74,386	9,691	—	3,161	—	87,238
More than fifteen years	302,021	14,252	—	4,776	—	321,049

Total	$441,018	$24,575	$863	$13,142	$300	$479,898

The following table sets forth the dollar amount of all loans at September 30, 2010 and March 31, 2010 that are due after September 30, 2011 and March 31, 2011, respectively, and have either fixed interest rates or floating or adjustable interest rates. The amounts shown below exclude applicable loans in process and net premiums and discounts and deferred loan fees (costs), and includes $2.7 million and $2.5 million of nonperforming loans at September 30, 2010 and March 31, 2010, respectively.

(In thousands)	Fixed-Rates	Floating or Adjustable- Rates	Total at September 30, 2010
Real estate loans:
One- to four-family	$333,968	$87,638	$421,606
Multi-family and commercial	8,711	16,967	25,678
Consumer loans	9,642	1,973	11,615
Other loans	55	—	55

Total	$352,376	$106,578	$458,954

(In thousands)	Fixed-Rates	Floating or Adjustable- Rates	Total at March 31, 2010
Real estate loans:
One- to four-family	$334,277	$106,680	$440,957
Multi-family and commercial	8,206	16,369	24,575
Consumer loans	10,428	1,684	12,112
Other loans	30	—	30

Total	$352,941	$124,733	$477,674

The following table sets forth loan origination and purchase and sale activity. There were no transfers to real estate owned during any of the periods presented.

	Six Months Ended September 30,		Year Ended March 31,
(Dollars in thousands)	2010	2009	2010	2009	2008	2007	2006
Total gross loans at beginning of period	$479,898	$469,449	$469,449	$421,481	$419,074	$405,429	$354,649
Originations:
Real estate loans:
One- to four-family	27,042	66,990	95,119	93,976	37,212	46,780	86,193
Multi-family	1,025	2,650	2,650	2,758	3,076	1,430	1,391
Commercial	550	1,523	1,718	5,281	670	1,310	1,828
Construction	1,985	1,773	2,373	750	1,150	461	3,475

Total real estate loans	30,602	72,936	101,860	102,765	42,108	49,981	92,887

Consumer loans:
Home equity lines of credit	528	578	1,028	1,115	578	574	581
Second mortgage loans	608	640	1,144	2,705	3,776	6,823	4,411
Passbook or certificate loans	92	314	491	307	759	749	795

Total consumer loans	1,228	1,532	2,663	4,127	5,113	8,146	5,787

Other loans	25	30	30	—	5	—	—

Total loans originated	31,855	74,498	104,553	106,892	47,226	58,127	98,674

Loans purchased	—	1,858	2,916	4,592	11,091	3,884	5,005

Principal payments and repayments	(48,663)	(55,415)	(97,020)	(63,516)	(55,910)	(48,366)	(52,899)

Total gross loans at end of period	$463,090	$490,390	$479,898	$469,449	$421,481	$419,074	$405,429

Securities. Our securities portfolio consists primarily of Federal agency debt securities with maturities of fifteen years or less and mortgage-backed securities with stated final maturities of thirty years or less. At September 30, 2010, securities increased $57.2 million, or 11.3%, to $565.1 million from $507.9 million at March 31, 2010. The increase was the result of funds generated from the increase in deposits being primarily invested into these types of products. Securities increased $113.5 million, or 28.8%, in the year ended March 31, 2010 as the increase in deposits was mainly invested into these securities. All of our mortgage-backed securities were issued by either Ginnie Mae, Fannie Mae or Freddie Mac.

The following table sets forth the amortized cost and fair value of our securities portfolio at the dates indicated.

	At September 30,		At March 31,
	2010		2010		2009		2008
(In thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities available-for-sale:
Federal agency debt securities:
Federal National Mortgage Association	$5,000	$5,037	$15,000	$15,062	$10,000	$10,037	$—	$—
Federal Home Loan Mortgage Corporation	5,000	5,007	—	—	—	—	—	—
Federal Home Loan Banks	5,000	5,052	—	—	—	—	—	—

	15,000	15,096	15,000	15,062	10,000	10,037	—	—

Mortgage-backed securities:
Federal National Mortgage Association	24,490	26,118	30,378	32,121	41,695	43,299	49,215	49,940
Federal Home Loan Mortgage Corporation	20,052	21,417	23,561	24,960	33,357	34,823	39,667	40,279

	44,542	47,535	53,939	57,081	75,052	78,122	88,882	90,219

Total securities available-for-sale	$59,542	$62,631	$68,939	$72,143	$85,052	$88,159	$88,882	$90,219

Securities held-to-maturity:
Federal agency debt securities:
Federal National Mortgage Association	$106,213	$107,420	$76,209	$76,079	$20,000	$20,136	$15,000	$15,242
Federal Home Loan Mortgage Corporation	49,897	50,494	40,000	39,988	24,997	25,380	34,993	35,672
Federal Home Loan Banks	43,600	44,045	43,760	43,444	30,000	30,238	60,000	61,172
Federal Farm Credit Banks	10,000	10,178	—	—	—	—	—	—

	209,710	212,137	159,969	159,511	74,997	75,754	109,993	112,086

Mortgage-backed securities:
Federal National Mortgage Association	117,903	124,126	104,023	107,229	59,317	61,774	35,201	35,872
Federal Home Loan Mortgage Corporation	120,351	126,701	112,501	118,054	136,570	141,969	136,366	137,819
Governmental National Mortgage Association	54,519	57,241	59,277	60,253	35,331	36,430	9,099	8,995

	292,773	308,068	275,801	285,536	231,218	240,173	180,666	182,686

Total securities held-to-maturity	$502,483	$520,205	$435,770	$445,047	$306,215	$315,927	$290,659	$294,772

Total	$562,025	$582,836	$504,709	$517,190	$391,267	$404,086	$379,541	$384,991

At September 30, 2010 and March 31, 2010, we did not own any securities, other than U.S. Government and agency securities, that had an aggregate book value in excess of 10% of our total capital on those dates.

The following table sets forth the contractual maturities and weighted average yields of securities at September 30, 2010. Certain mortgage-backed securities have interest rates that are adjustable and will reprice annually within the various maturity ranges. These annual repricings are not reflected in the table below. At September 30, 2010, the amortized cost of mortgage-backed securities with adjustable rates totaled $15.4 million. We had no tax-exempt securities at September 30, 2010.

	Amounts at September 30, 2010, which mature in
	Less Than One Year		More Than One Year to Five Years		More Than Five Years to Ten Years		More Than Ten Years		Total
(Dollars in thousands)	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield
Securities available for sale:
Federal agency debt securities:
Fannie Mae	$—	0.00%	$5,000	2.38%	$—	0.00%	$—	0.00%	$5,000	2.38%
Freddie Mac	—	—	5,000	2.17	—	—	—	—	5,000	2.17
Federal Home Loan Banks	—	—	5,000	2.15	—	—	—	—	5,000	2.15
Mortgage-backed securities:
Fannie Mae	—	—	—	—	5,432	4.51	19,058	5.21	24,490	5.06
Freddie Mac	—	—	—	—	6,018	5.01	14,034	5.37	20,052	5.26

	—	—	15,000	2.23	11,450	4.77	33,092	5.28	59,542	4.41
Securities held to maturity:
Federal agency debt securities:
Fannie Mae	—	—	51,250	2.60	24,983	2.59	29,980	2.75	106,213	2.64
Freddie Mac	—	—	10,000	2.60	24,968	2.72	14,929	2.34	49,897	2.59
Federal Home Loan Banks	—	—	24,750	2.12	5,000	4.10	13,850	3.09	43,600	2.65
Federal Farm Credit Banks	—	—	10,000	2.31	—	—	—	—	10,000	2.32
Mortgage-backed securities:
Fannie Mae	—	—	64	6.02	2,258	5.18	115,581	4.62	117,903	4.63
Freddie Mac	9	7.00	49	6.63	13,097	4.66	107,196	4.84	120,351	4.82
Ginnie Mae	—	—	—	—	107	3.38	54,412	4.52	54,519	4.51

	9	7.00	96,113	2.45	70,413	3.21	335,948	4.34	502,483	3.82

Total	$9	7.00%	$111,113	2.42%	$81,863	3.43%	$369,040	4.43%	$562,025	3.89%

Deposits. Our primary source of funds is our deposit accounts. The deposit base is comprised of non-interest-bearing demand, NOW accounts, which include high yield (Crystal) checking, passbook and statement savings, club, money market and time deposits. These deposits are provided primarily by individuals within our market area. We do not use brokered deposits as a source of funding. Deposits increased $62.7 million or 8.3%, to $820.9 million at September 30, 2010 from $758.2 million at March 31, 2010. Deposits increased $124.6 million, or 19.7%, in the year ended March 31, 2010. The increase in deposits during the six months ended September 30, 2010 and the year ended March 31, 2010 was primarily the result of competitive pricing and the opening of our three new branches in Fair Lawn, Lyndhurst and Woodland Park, New Jersey during the past year.

The following table sets forth the balances of our deposit products at the dates indicated.

	At September 30,		At March 31,
	2010		2010		2009		2008
(In thousands)	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
Demand accounts:
Non-interest-bearing	$6,695	0.00%	$6,828	0.00%	$5,263	0.00%	$4,259	0.00%
Crystal checking	13,371	0.90	12,273	1.15	11,666	1.50	13,627	3.25
NOW accounts	19,368	0.40	18,591	0.50	17,363	0.65	17,086	0.75
Super NOW accounts	87	0.50	93	0.60	98	0.75	185	0.75
Money market accounts	21,237	0.65	21,755	1.05	20,541	1.34	20,176	2.76

	60,758	0.55	59,540	0.78	54,931	1.03	55,603	2.03
Savings and club accounts	109,730	0.77	102,771	1.01	91,948	1.04	90,640	1.10
Certificates of deposit	650,444	2.14	595,841	2.31	486,703	3.77	430,479	4.46

Total Deposits	$820,932	1.84%	$758,152	2.01%	$633,582	3.14%	$576,722	3.70%

The following table sets forth the time deposits classified by rates at the dates indicated.

	At September 30,	At March 31,
(Dollars in thousands)	2010	2010	2009	2008
0.00 — 1.00%	$42,537	$—	$—	$—
1.01 — 2.00%	278,263	260,010	3,090	47
2.01 — 3.00%	222,805	213,888	92,072	215
3.01 — 4.00%	72,483	81,247	191,614	98,726
4.01 — 5.00%	19,890	23,627	139,991	221,832
5.01 — 6.00%	14,466	17,069	59,936	109,659

Total	$650,444	$595,841	$486,703	$430,479

The following table sets forth the amount and maturities of time deposits classified by rates at September 30, 2010.

	Amount Due				Total	Percent of Total Time Deposit Accounts
(Dollars in thousands)	One Year or Less	More Than One Year to Two Years	More Than Two Years to Three Years	More Than Three Years
0.00 — 1.00%	$42,537	$—	$—	$—	$42,537	6.55%
1.01 — 2.00%	238,319	33,928	6,016	—	278,263	42.78
2.01 — 3.00%	93,987	89,294	24,167	15,357	222,805	34.25
3.01 — 4.00%	22,126	3,019	35,612	11,726	72,483	11.14
4.01 — 5.00%	9,363	10,336	191	—	19,890	3.06
5.01 — 6.00%	12,475	1,991	—	—	14,466	2.22

Total	$418,807	$138,568	$65,986	$27,083	$650,444	100.00%

The following table sets forth deposit activity for the periods indicated.

	Six Months Ended September 30,		Year Ended March 31,
(In thousands)	2010	2009	2010	2009	2008
Beginning balance	$758,152	$633,582	$633,582	$576,722	$567,459
Increase (decrease) before interest credited	55,061	46,820	106,880	36,754	(12,803)
Interest credited	7,719	9,610	17,690	20,106	22,066

Net increase in deposits	62,780	56,430	124,570	56,860	9,263

Ending balance	$820,932	$690,012	$758,152	$633,582	$576,722

The following table indicates the amount of jumbo certificates of deposit by time remaining until maturity as of September 30, 2010 and March 31, 2010, respectively. Jumbo certificates of deposit require minimum deposits of $100,000.

Maturity Period at September 30, 2010	Jumbo Certificates of Deposit
(In thousands)
Three months or less	$43,346
Over three through six months	43,093
Over six through twelve months	41,778
Over twelve months	92,017

Total	$220,234

Maturity Period at March 31, 2010	Jumbo Certificates of Deposit
(In thousands)
Three months or less	$29,699
Over three through six months	21,483
Over six through twelve months	67,064
Over twelve months	69,292

Total	$187,538

Borrowings. To supplement deposits as a source for lending and investment activities, Clifton Savings Bank may borrow funds from the Federal Home Loan Bank of New York, Bank of America or PNC Capital Markets. Historically, the cash flows from deposit and other daily activities have been sufficient to meet day-to-day funding obligations, with only the occasional need to borrow on a short- term basis from our overnight advance program with the Federal Home Loan Bank. However, as part of our leveraging strategy originally implemented during the year ended March 31, 2005, we again began to borrow from the Federal Home Loan Bank in November 2007 through June 2008 to simultaneously invest into higher yielding mortgage-backed securities. All the outstanding borrowings as of September 30, 2010 and March 31, 2010 were made in connection with those previous leverage strategies.

The following table presents certain information regarding our Federal Home Loan Bank of New York advances during the periods and at the dates indicated. We had no other outstanding borrowings at September 30, 2010 or 2009 or March 31, 2010, 2009 and 2008. For additional information regarding borrowing maturities, see note 9 of the notes to the consolidated financial statements included in this prospectus.

	At or For the Six Months Ended September 30,		Year Ended March 31,
(Dollars in thousands)	2010	2009	2010	2009	2008
Maximum amount of advances outstanding at any month end during the period	$123,119	$143,588	$143,588	$162,329	$142,306
Average advances outstanding during the period	121,870	142,559	$137,965	$149,468	$64,527
Weighted average interest rate during the period	3.89%	3.86%	3.83%	3.91%	3.75%
Balance outstanding at end of period	$119,992	$142,406	$123,737	$144,272	$142,306
Weighted average interest rate at end of period	3.85%	3.65%	3.86%	3.85%	3.89%

Results of Operations for the Six Months Ended September 30, 2010 and 2009

Overview. Net income increased $2.18 million, or 101.1%, to $4.35 million for the six months ended September 30, 2010 compared with $2.17 million for the same 2009 period. The increase in net income during the 2010 period primarily was the result of an increase of $2.90 million, or 29.6%, in net interest income and a $329,000 net gain on the sale of premises and equipment, coupled with a decrease of $273,000, or 63.0%, in provision for loan losses, partially offset by an increase in income taxes of $1.46 million, or 157.1% to $2.39 million for the six months ended September 30, 2010 as compared to $931,000 for the six months ended September 30, 2009.

Net Interest Income. Net interest income increased $2.90 million, or 29.6%, during the six months ended September 30, 2010, to $12.71 million when compared to $9.81 million for the same 2009 period primarily due to a $628,000 increase in total interest income, coupled with a decrease in total interest expense of $2.3 million. Interest income on loans decreased by $436,000, or 3.6%, to $11.79 million during the six months ended September 30, 2010, when compared with $12.22 million for the same 2009 period. The decrease during the 2010 period mainly resulted from a decrease in the average balance of loans of $5.1 million, or 1.1%, when compared to the same period in 2009, coupled with a decrease in the average yield earned on the loan portfolio of 13 basis points, to 5.02% from 5.15%. The average balance of loans decreased as repayment levels on loans exceeded origination volume. Interest income on mortgage- backed securities decreased $148,000, or 1.8%, to $8.18 million during the six months ended September 30, 2010, when compared with $8.33 million for the same 2009 period. The decrease during the 2010 period resulted from a decrease of 32 basis points in the average yield earned on mortgage-backed securities to 4.78% from 5.10%, partially offset by an increase of $15.7 million, or 4.8%, in the average balance of mortgage-backed securities outstanding. Interest earned on investment securities increased by $1.27 million, or 91.4%, to $2.66 million during the six months ended September 30, 2010, when compared to $1.39 million during the same 2009 period, due to an increase of $106.1 million, or 114.1%, in the average balance, partially offset by a 32 basis point decrease in the average yield to 2.67% from 2.99%. Interest earned on other interest-earning assets decreased by $58,000, or 25.6%, to $169,000 during the six months ended September 30, 2010, when compared to $227,000 during the same 2009 period primarily due to a decrease of 56 basis points in the average yield to 1.33% from 1.89%, partially offset by an increase of $1.3 million, or 5.6%, in the average balance. The average balances of mortgage-backed and investment securities and other interest-earning assets increased primarily due to the deployment of funds resulting from growth in deposits into these categories of interest-earning assets. The decrease in the average yields earned was due to lower market interest rates for all these types of products.

Interest expense on deposits decreased $1.9 million, or 19.6%, to $7.7 million during the six months ended September 30, 2010, when compared to $9.6 million during the same 2009 period. The decrease was primarily attributable to a decrease of 95 basis points in the average cost of interest-bearing deposits to 1.96% from 2.91%, partially offset by an increase of $126.6 million, or 19.2%, in the average balance of interest-bearing deposits. The decrease in the average cost of deposits reflected lower market interest rates. Interest expense on borrowed money decreased approximately $381,000, or 13.8%, to $2.37 million during the six months ended September 30, 2010 when compared with $2.75 million during the same 2009 period. Such decrease was primarily attributable to a decrease of $20.7 million, or 14.5%, in the average balance of borrowings, partially offset by an increase of 3 basis points in the average cost of borrowings to 3.89% from 3.86%.

The interest rate spread and net interest margin were 2.18% and 2.45%, respectively, for the six months ended September 30, 2010 compared to 1.76% and 2.14%, respectively, for the same period in 2009. The increase in average earning assets of $118.0 million and a decrease in average cost paid on liabilities of 85 basis points were offset by a rise of average interest bearing liabilities of $106.0 million and a decrease in the average yield on earning assets of 43 basis points.

Provision for Loan Losses. We review the adequacy of the allowance for loan losses on a monthly basis and establish the provision for loan losses based on changes in the volume and types of lending, delinquency levels, historical loss experience, the balance of classified loans, current economic conditions and other factors related to the collectability of the loan portfolio. The provision for loan losses was $160,000 for the six months ended September 30, 2010 compared to $433,000 for the six months ended September 30, 2009. The entire provision recognized in the current period was attributable to a specific reserve that was established on one impaired loan in foreclosure. Management maintains an allowance level deemed appropriate in light of factors such as the level of non-performing loans, growth in the loan portfolio and the current economic environment. Management’s evaluation of the adequacy of the allowance has resulted in the determination that the allowance for loan losses is reasonably stated as of September 30, 2010, as non-performing loans have remained relatively stable, and loan portfolio balances have decreased. The allowance for loan losses is based on management’s evaluation of the risk inherent in our loan portfolio and gives due consideration to the changes in general market conditions and in the nature and volume of our loan activity. Clifton Savings Bank intends to continue to evaluate the need for a provision for loan losses based on the periodic review of the loan portfolio and general market conditions.

At September 30, 2010 and 2009, Clifton Savings Bank’s non-performing loans, all of which were delinquent ninety days or more, and all of which were in a nonaccrual status, totaled $2.7 million, representing 0.58% and 0.54%, respectively, of total gross loans, and 0.24% and 0.26%, respectively, of total assets at the end of each period. During the six months ended September 30, 2010 and 2009, Clifton Savings Bank charged off $0 and $83,000, respectively. During the period ended September 30, 2009, the $83,000 charge-off represented a partial loss from the restructuring of one residential real estate loan. This was the first loan charge-off recorded by Clifton Savings Bank in more than ten years. At September 30, 2010, non-performing loans consisted of eleven loans secured by one- to four-family residential real estate, one loan secured by commercial real estate, and one loan secured by a multi-family dwelling, while at September 30, 2009, non-performing loans consisted of eleven loans secured by one- to four-family residential real estate, two loans secured by commercial real estate, and one loan secured by a multi-family dwelling. All non-performing loans included above are secured by properties located in the state of New Jersey. Impaired loans totaled $1.9 million and $2.0 million at September 30, 2010 and September 30, 2009, respectively. There was a $160,000 specific reserve required on one impaired loan as of September 30, 2010. There were no specific reserves required on impaired loans as of September 30, 2009. The allowance for loan losses amounted to $2.2 million and $2.1 million, respectively, at the periods ended September 30, 2010 and 2009, respectively, representing 0.48% and 0.42%, respectively, of total gross loans at September 30, 2010 and 2009

Non-interest Income. The following table shows the components of non-interest income and the percentage changes for the six months ended September 30, 2010 as compared to the six months ended September 30, 2009.

(Dollar in thousands)	2010	2009	% Change 2010/2009
Fees and service charges	$105	$114	(7.89)%
Bank owned life insurance	444	455	(2.42)
Net gain on sale of premises and equipment	329	—	100.00
Other	13	13	—

Total	$891	$582	53.09%

Non-interest income increased $309,000, or 53.1%, to $891,000 for the six months ended September 30, 2010 from $582,000 for the six months ended September 30, 2009. The increase resulted from a net gain on the sale of premises and equipment of $329,000, as we sold our Botany branch facility in August 2010 and recognized a $339,000 gain on the sale of land, buildings and improvements, net of a $10,000 loss recognized on the disposal of net furnishings and equipment. All deposits from the Botany branch were transferred to Clifton Savings Bank’s Lakeview branch.

Non-interest Expense. The following table shows the components of other expense for the six months ended September 30, 2010 and 2009.

(Dollar in thousands)	2010	2009	% Change 2010/2009
Salaries and employee benefits	$3,376	$3,531	(4.39)%
Occupancy and expense of premises	861	538	60.04
Equipment	508	442	14.93
Directors’ compensation	365	447	(18.34)
Advertising	162	139	16.55
Legal	130	105	23.81
Federal insurance premiums	437	820	(46.71)
Other	850	840	1.19

Total	$6,689	$6,862	(2.52)%

Non-interest expense decreased by $173,000, or 2.5%, to $6.69 million during the six months ended September 30, 2010, when compared with $6.86 million during the same 2009 period. The components of non-interest expense which experienced the most significant change were decreases in federal deposit insurance premiums and salaries and employee benefits, which decreased by $383,000, or 46.7%, and $155,000, or 4.4%, respectively, and an increase in occupancy and expense of premises, which increased by $323,000, or 60.0%. The decrease in federal deposit insurance premiums in the 2010 period was due to increased assessments in the 2009 period that resulted from a special emergency assessment imposed by the Federal Deposit Insurance Corporation to increase the Deposit Insurance Fund in order to cover losses incurred from failed financial institutions, as well as anticipated future losses. The increase in occupancy and expense of premises was mainly due to costs associated with our new Fair Lawn and Lyndhurst branch locations which opened in November 2009 and May 2010, respectively, and expenses associated with the Woodland Park branch opened in October 2010, along with the renovation and repairs of other branch premises.

Income Taxes. Income taxes totaled $2.39 million and $931,000 during the six months ended September 30, 2010 and 2009, respectively. The increase of $1.46 million, or 157.1%, during the 2010 period resulted from higher pre-tax income, coupled with an increase in the overall effective income tax rate which was 35.5% in the 2010 period, compared with 30.1% for 2009. Clifton Savings Bancorp’s effective tax rate decreases when overall income decreases, as tax-exempt income recognized from the increase in cash surrender value of bank owned life insurance accounts for a larger percentage of overall income.

Results of Operations for the Years Ended March 31, 2010, 2009 and 2008

Overview.

2010 v. 2009. Net income increased primarily due to an increase in net interest income as a result of an increase in the interest rate spread from 1.59% in 2009 to 1.96% in 2010, partially offset by increases in provision for loan losses, non-interest expense and income tax expense.

2009 v. 2008. Net income increased primarily due to an increase in net interest income as a result of an increase in the interest rate spread from 1.09% in 2008 to 1.59% in 2009, partially offset by increases in the provision for loan losses and income taxes.

Net Interest Income.

2010 v. 2009. Net interest income increased $3.5 million, or 18.9%, to $22.0 million for 2010. The increase in net interest income for 2010 was attributable to a 37 basis point increase in the interest rate spread which was due to a decrease of 76 basis points in the cost of interest-bearing liabilities, partially offset by a decrease of 39 basis points in the yield earned on interest-earning assets.

Total interest income increased $555,000 or 1.2%, to $45.0 million for 2010, resulting from an increase in the balance of interest-earning assets, as the average yield on these assets decreased for the period. During 2010, the balance of average interest-earning assets increased $83.4 million, or 9.6%, while the average yield on interest-earning assets decreased 39 basis points to 4.72%. The composition of interest-earning assets generally consists of loans, securities and interest-earning deposits. The increase in average interest-earning assets was primarily due to increases of $25.6 million in loans, $28.1 million in mortgage-backed securities, and $35.1 million in investment securities, partially offset by a decrease of $5.4 million in other interest-earning assets. Interest on loans and mortgage-backed securities increased by 3.1% due to the redeployment of calls and maturities of investment securities and the decrease in other interest-earning assets into higher yielding assets. Interest on investment securities and other interest-earning assets decreased by 16.5% due to a significant decrease in yield.

Total interest expense decreased $3.0 million, or 11.5%, to $23.0 million for 2010 due to a decrease in the average interest rate paid on interest-bearing liabilities of 76 basis points to 2.76%, partially offset by an increase of $95.1 million, or 12.9% in the balance on average interest-bearing liabilities.

2009 v. 2008. Net interest income increased $4.4 million, or 31.2%, to $18.5 million for 2009. The increase in net interest income for 2009 was attributable to a 50 basis point increase in the interest rate spread which was due to an increase of 12 basis points in the yield earned on interest-earning assets coupled with a decrease of 38 basis points in the cost of interest-bearing liabilities.

Total interest income increased $5.8 million or 15.0%, to $44.4 million for 2009, resulting from an increase in the rate earned on average interest-earning assets coupled with an increase in the balance of average interest-earning assets. During 2009, the average yield on interest-earning assets increased 12 basis points to 5.11%, coupled with an increase of $97.0 million, or 12.6%, in the balance of average interest-earning assets to $869.6 million. The composition of interest-earning assets generally consists of loans, securities and interest-earning deposits. The increase in average interest-earning assets was primarily due to increases of $29.7 million in loans and $132.1 million in mortgage-backed securities, partially offset by decreases of $59.6 million in investment securities and $5.2 million in other interest-earning assets. Interest on loans and mortgage-backed securities increased by 31.1% due to the redeployment of funds resulting from calls and maturities of investment securities and the decrease in other interest-earning assets into higher yielding assets. Interest on investment securities and other interest-earning assets decreased by 46.9% due to the significant decreases in both the yield and average balances.

Total interest expense increased $1.4 million, or 5.7%, to $25.9 million for 2009 due to an increase of $109.6 million, or 17.5% in the balance on average interest-bearing liabilities, partially offset by a decrease in the average interest rate paid on interest-bearing liabilities of 38 basis points to 3.52%.

Provision for Loan Losses.

2010 v. 2009. We recorded a provision for loan losses of $433,000 during the year ended March 31, 2010, compared to $260,000 during the year ended March 31, 2009. The increase in the provision for loan losses was a result of both increases in non-performing loans and, to a much lesser extent, the loan portfolio balance. Gross loans increased 2.2% during the period. Non-performing loans increased from $870,000 to $2.5 million, or 183.0%, from March 31, 2009 to 2010.

2009 v. 2008. We recorded a provision for loan losses of $260,000 during the year ended March 31, 2009, compared to $90,000 during the year ended March 31, 2008. The increase in the provision for loan losses was a result of both increases in non-performing loans and the loan portfolio balance. Gross loans increased 11.4% during the period. Non-performing loans increased from $265,000 to $870,000, or 228.3%, from March 31, 2008 to 2009.

An analysis of the changes in the allowance for loan losses is presented under “—Risk Management—Analysis of Nonperforming and Classified Assets.”

Non-interest Income. The following table shows the components of non-interest income and the percentage changes from 2010 versus 2009 and from 2009 versus 2008.

(Dollars in thousands)	2010	2009	2008	% Change 2010/2009	%Change 2009/2008
Fees and service charges	$223	$204	$210	9.31%	(2.86)%
Bank owned life insurance	887	914	905	(2.95)	0.99
Other	26	32	23	(18.75)	39.13

Total	$1,136	$1,150	$1,138	(1.22)%	1.05%

2010 v. 2009. Non-interest income decreased primarily due to decreases in income from the cash surrender value of bank owned life insurance and other non-interest income, partially offset by an increase in fees and service charges on loans and deposits during the year ended March 31, 2010.

2009 v. 2008. Non-interest income increased due to increases in income from the cash surrender value of bank owned life insurance and other non-interest income during the year ended March 31, 2009.

Non-interest Expense. The following table shows the components of non-interest expense and the percentage changes from 2010 versus 2009 and from 2009 versus 2008.

(Dollars in thousands)	2010	2009	2008	% Change 2010/2009	%Change 2009/2008
Salaries and employee benefits	$6,810	$6,842	$6,957	(0.47)%	(1.65)%
Occupancy expense of premises	1,249	1,052	1,032	18.73	1.94
Equipment	952	863	886	10.31	(2.60)
Directors’ compensation	796	943	1,000	(15.59)	(5.70)
Advertising	253	269	316	(5.95)	(14.87)
Legal	254	85	307	198.82	(72.31)
Federal insurance premium	1,183	328	68	260.67	382.35
Other	1,753	1,470	1,559	19.25	(5.71)

Total	$13,250	$11,852	$12,125	11.80%	(2.25)%

2010 v. 2009. Occupancy expense of premises increased due to expenses associated with the opening of an additional branch during the year and the renovation and repairs of other branch premises. Federal deposit insurance premiums increased due to an increase in the quarterly assessment rates for all financial institutions, along with a special emergency assessment imposed by the Federal Deposit Insurance Corporation in order to cover the losses of the Deposit Insurance Fund that were incurred from failed financial institutions, as well as anticipated future losses. Legal expenses increased mainly due to a $92,000 insurance recovery in fiscal 2009 which caused that year’s expense to decrease, coupled with additional expenses in fiscal 2010 related to several matters including the leasing of new branch locations. The increase in other expenses was mainly due to an increase of $153,000 in consulting fees, as $49,000 of previously expensed consulting fees relating to litigation reimbursement were recovered in fiscal 2009, coupled with an increase of $84,000 in consulting fees in fiscal 2010 due to costs associated with information systems testing, an insurance coverage adequacy review, financial advisory fees, a compensation review, and branch feasibility studies. Other expenses also increased due to a $38,000 increase in correspondent bank service fees, increases of $32,000 in stationary, printing and supplies and $21,000 in federal supervisory fees.

2009 v. 2008. Salaries and employee benefits decreased due to a decrease in stock option and employee stock ownership plan expenses. Directors’ compensation decreased mostly due to a decrease in stock option expense. Advertising expenses decreased as a result of a reduction in the number of newspaper advertisements during the 2009 period. Legal fees decreased as a result of a $92,000 insurance recovery of previously expensed fees relating to litigation and a corresponding decrease in litigation costs. The increase of $260,000 in federal deposit insurance premiums was primarily attributable to an increase in assessment rates along with a new assessment on certain noninterest-bearing transaction accounts under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program. Other expenses decreased mainly due to a $49,000 recovery of previously expensed consulting fees relating to litigation and the elimination of $47,000 in State of New Jersey bank supervisory fees due to Clifton Savings Bank’s charter conversion to a federal savings bank.

Income Taxes.

2010 v. 2009. Income taxes increased due to an increase in pre-tax income coupled with a slight increase in the effective income tax rate. The overall effective tax rate for 2010 was 33.3%, compared to 31.5% for 2009.

2009 v. 2008. Income taxes increased due to an increase in pre-tax income coupled with an increase in the effective income tax rate, as non-taxable income represents a smaller portion of overall income in 2009. The overall effective tax rate for 2009 was 31.5%, compared to 21.2% for 2008.

Average Balances and Yields

The following table presents information regarding average balances of assets and liabilities, as well as the total dollar amounts of interest income and dividends from average interest-earning assets and interest expense on average interest-bearing liabilities and the resulting average yields and costs. The yields and costs for the periods indicated are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the periods presented. For purposes of this table, average balances have been calculated using the average of month-end balances, and nonaccrual loans are included in average balances; however, accrued interest income has been excluded from these loans. Loan fees (costs) are included in interest income on loans and are insignificant. Yields are not presented on a tax-equivalent basis. Any adjustments necessary to present yields on a tax equivalent basis are insignificant.

		Six Months Ended September 30,
		2010				2009
(Dollars in thousands)	Yield/Rate At September 30, 2010	Average Balance		Interest and Dividends	Yield/ Cost	Average Balance		Interest and Dividends	Yield/ Cost
Assets:
Interest-earning assets:
Loans receivable	5.05%	$469,307		$11,786	5.02%	$474,405		$12,222	5.15%
Mortgage-backed securities	4.75%	342,431		8,177	4.78%	326,730		8,325	5.10%
Investment securities	2.59%	199,033		2,659	2.67%	92,953		1,389	2.99%
Other interest-earning assets	0.87%	25,398		169	1.33%	24,057		227	1.89%

Total interest-earning assets	4.27%	1,036,169		22,791	4.40%	918,145		22,163	4.83%

Noninterest-earning assets		67,568				73,667

Total assets		$1,103,737				$991,812

Liabilities and equity:
Interest-bearing liabilities:
Demand accounts	0.62%	$53,996		209	0.77%	$49,718		251	1.01%
Savings and club accounts	0.77%	106,849		449	0.84%	93,969		492	1.05%
Certificates of deposit	2.14%	626,793		7,056	2.25%	517,300		8,858	3.42%

Total interest-bearing deposits	1.85%	787,638		7,714	1.96%	660,987		9,601	2.91%
FHLB advances	3.85%	121,870		2,372	3.89%	142,559		2,753	3.86%

Total interest-bearing liabilities	2.11%	909,508		10,086	2.22%	803,546		12,354	3.07%

Noninterest-bearing liabilities:
Noninterest-bearing deposits		6,333				5,368
Other noninterest-bearing liabilities		11,688				9,022

Total noninterest-bearing liabilities		18,021				14,390

Total liabilities		927,529				817,936
Stockholders’ equity		176,208				173,876

Total liabilities and stockholders’ equity		$1,103,737				$991,812

Net interest income				$12,705				$9,809

Interest rate spread					2.18%				1.76%
Net interest margin					2.45%				2.14%
Average interest-earning assets to average interest-bearing liabilities		1.14	x			1.14	x

	Year Ended March 31,
	2010				2009				2008
(Dollars in thousands)	Average Balance		Interest and Dividends	Yield/ Cost	Average Balance		Interest and Dividends	Yield/ Cost	Average Balance		Interest and Dividends	Yield/ Cost
Assets:
Interest-earning assets:
Loans receivable	$478,740		$24,550	5.13%	$453,137		$23,966	5.29%	$423,477		$22,148	5.23%
Mortgage-backed securities	336,039		16,905	5.03%	307,941		16,240	5.27%	175,826		8,521	4.85%
Investment securities	112,398		3,037	2.70%	77,306		3,515	4.55%	136,912		6,403	4.68%
Other interest-earning assets	25,854		464	1.79%	31,229		680	2.18%	36,389		1,498	4.12%

Total interest-earning assets	953,031		44,956	4.72%	869,613		44,401	5.11%	772,604		38,570	4.99%

Noninterest-earning assets	69,143				51,406				42,110

Total assets	$1,022,174				$921,019				$814,714

Liabilities and equity:
Interest-bearing liabilities:
Demand accounts	$50,713		481	0.95%	$49,952		835	1.67%	$48,818		1,199	2.46%
Savings and club accounts	96,761		1,009	1.04%	90,258		996	1.10%	94,570		1,076	1.14%
Certificates of deposit	547,159		16,188	2.96%	447,801		18,260	4.08%	419,967		19,791	4.71%

Total interest-bearing deposits	694,633		17,678	2.54%	588,011		20,091	3.42%	563,355		22,066	3.92%
FHLB advances	137,965		5,288	3.83%	149,468		5,848	3.91%	64,527		2,419	3.75%

Total interest-bearing liabilities	832,598		22,966	2.76%	737,479		25,939	3.52%	627,882		24,485	3.90%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	5,818				4,830				3,478
Other noninterest-bearing liabilities	9,012				8,270				6,947

Total noninterest-bearing liabilities	14,830				13,100				10,425

Total liabilities	847,428				750,579				638,307
Stockholders’ equity	174,746				170,440				176,407

Total liabilities and stockholders’ equity	$1,022,174				$921,019				$814,714

Net interest income			$21,990				$18,462				$14,085

Interest rate spread				1.96%				1.59%				1.09%
Net interest margin				2.31%				2.12%				1.82%
Average interest-earning assets to average interest-bearing liabilities	1.14	x			1.18	x			1.23	x

Rate/Volume Analysis

The following table sets forth the effects of changing rates and volumes on our net interest income. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. For purposes of this table, changes attributable to changes in both rate and volume that cannot be segregated have been allocated proportionately based on the changes due to rate and the changes due to volume.

	Six Months Ended September 30, 2010 Compared to 2009			Year Ended March 31, 2010 Compared to 2009			Year Ended March 31, 2009 Compared to 2008
	Increase (Decrease) Due to			Increase (Decrease) Due to			Increase (Decrease) Due to
(In thousands)	Volume	Rate	Net	Volume	Rate	Net	Volume	Rate	Net
Interest income:
Loans receivable	$(130)	$(306)	$(436)	$1,325	$(741)	$584	$1,562	$256	$1,818
Mortgage-backed securities	843	(991)	(148)	1,430	(765)	665	6,921	798	7,719
Investment securities	1,705	(435)	1,270	1,257	(1,735)	(478)	(2,715)	(173)	(2,888)
Other interest-earning assets	33	(91)	(58)	(106)	(110)	(216)	(189)	(629)	(818)

Total interest income	2,451	(1,823)	628	3,906	(3,351)	555	5,579	252	5,831

Interest expense:
Demand deposits	52	(94)	(42)	12	(366)	(354)	27	(391)	(364)
Savings and club accounts	143	(186)	(43)	69	(56)	13	(45)	(35)	(80)
Certificates of deposit	3,938	(5,740)	(1,802)	3,557	(5,629)	(2,072)	1,246	(2,777)	(1,531)

Total deposit expense	4,133	(6,020)	(1,887)	3,638	(6,051)	(2,413)	1,228	(3,203)	(1,975)

FHLB advances	(443)	62	(381)	(442)	(118)	(560)	3,321	108	3,429

Total interest expense	3,690	(5,958)	(2,268)	3,196	(6,169)	(2,973)	4,549	(3,095)	1,454

Net interest income	$(1,239)	$4,135	$2,896	$710	$2,818	$3,528	$1,030	$3,347	$4,377

Risk Management

Overview. Managing risk is an essential part of successfully managing a financial institution. Our most prominent risk exposures are credit risk, interest rate risk and market risk. Credit risk is the risk of not collecting the interest and/or the principal balance of a loan or investment when it is due. Interest rate risk is the potential reduction of interest income as a result of changes in interest rates. Market risk arises from fluctuations in interest rates that may result in changes in the values of financial instruments, such as available-for-sale securities that are accounted for at fair value. Other risks that we face are operational risks, liquidity risks and reputation risk. Operational risks include risks related to fraud, regulatory compliance, processing errors, technology and disaster recovery. Liquidity risk is the possible inability to fund obligations to depositors, lenders or borrowers. Reputation risk is the risk that negative publicity or press, whether true or not, could cause a decline in our customer base or revenue.

Credit Risk Management. Our strategy for credit risk management focuses on having well-defined credit policies and uniform underwriting criteria and providing prompt attention to potential problem loans. Our strategy also emphasizes the origination of one- to four-family mortgage loans, which typically have lower default rates than most other types of loans and are secured by collateral that generally tends to appreciate in value.

When a borrower fails to make a required loan payment, we take a number of steps to have the borrower cure the delinquency and restore the loan to current status. The following describes our general collection procedures. We mail a late charge notice when the loan becomes 15 days past due. We make initial contact with the borrower when the loan becomes 30 days past due. If payment is not then received by the 45th day of delinquency, additional letters and phone calls generally are made. After the 90th day of delinquency, we will send the borrower a final demand for payment and refer the loan to legal counsel to commence foreclosure proceedings. If a foreclosure action is instituted and the loan is not brought current, paid in full, or refinanced before the foreclosure sale, the real property securing the loan generally is sold at foreclosure. We may consider loan workout arrangements with certain borrowers under certain circumstances.

Analysis of Nonperforming and Classified Assets. When a loan becomes 90 days delinquent, or when other factors indicate that the collection of such amounts is doubtful, the loan is placed on nonaccrual status at which time an allowance for uncollected interest is recorded in the current period for previously accrued and uncollected interest. Interest on such loans, if appropriate, is recognized as income when payments are received. A loan is returned to accrual status when interest or principal payments are no longer ninety days or more in arrears on a contractual basis and factors indicating doubtful collectability no longer exist.

Although we are very careful when purchasing loans and individually underwrite each purchased loan, our loss experience is higher on our purchased loans than on loans we have originated for our portfolio. At September 30, 2010, non-performing loans included eight loans we originated totaling $1.1 million and five loans we purchased totaling $1.3 million.

We consider repossessed assets and loans that are 90 days or more past due to be nonperforming assets. Real estate that we acquire as a result of foreclosure or by deed-in-lieu of foreclosure is classified as real estate owned until it is sold. When property is acquired, it is recorded at the fair market value less costs to sell at the date of foreclosure. Holding costs and declines in fair value after acquisition of the property result in charges against income. At September 30, 2010, March 31, 2010 and 2009, we had no real estate owned.

Under current accounting guidelines, a loan is defined as impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due under the contractual terms of the loan agreement. We consider one- to four-family mortgage loans and consumer installment loans to be homogeneous and, therefore, do not individually evaluate them for impairment unless they are considered troubled debt restructurings, as discussed below. All other loans are evaluated for impairment on an individual basis. At September 30, 2010 and 2009, March 31, 2010, 2009 and 2008, we had $1.9 million, $2.0 million, $2.2 million, $432,000 and $0, respectively, in loans that were considered impaired.

For economic reasons and to maximize the recovery of a loan, we work with borrowers experiencing financial difficulties. We consider modifying the borrower’s existing loan terms and conditions that we would not otherwise consider, commonly referred to as troubled debt restructurings. We record an impairment loss, if any, based on the present value of expected future cash flows discounted at the original loan’s effective interest rate. We report the loan as a troubled debt restructuring until the borrower has performed for twelve consecutive months, in accordance with the terms of the restructuring.

The following table provides information with respect to our nonperforming assets at the dates indicated. At September 30, 2010, March 31, 2010, 2009 and 2008 we had impaired loans of $1.9 million, $2.2 million, $432,000 and $0, respectively. There was one troubled debt restructured loan with a balance of approximately $11,000 which was past due 90 days or more and in a nonaccrual status at both September 30, 2010 and March 31, 2010. Additionally, we had six accruing troubled debt restructured loans totaling $1.3 million at September 30, 2010. A troubled debt restructured loan must be performing for twelve months from the date it is restructured and be at a market interest rate in order to no longer be considered a troubled debt restructured loan. Interest income recognized during the period of impairment on these loans totaled approximately $41,000, $62,000, $1,000 and $0, respectively, for the six months ended September 30, 2010 and the years ended March 31, 2010, 2009 and 2008.

	At September 30,	At March 31,
(Dollars in thousands)	2010	2010	2009	2008	2007	2006
Nonaccrual loans:
Real estate loans:
One-to four-family	$2,146	$1,925	$870	$265	$36	$10
Multi-family and commercial	537	537	—	—	222	—
Construction	—	—	—	—	—	—

Total nonaccrual real estate loans	2,683	2,462	870	265	258	10
Accruing loans past due 90 days or more:
Consumer loans	2	—	—	—	—	—

Total	2	—	—	—	—	—

Total of nonaccrual and 90 days or more past due loans	2,685	2,462	870	265	258	10

Real estate owned	—	—	—	—	—	—

Total nonperforming assets	2,685	2,462	870	265	258	10

Accruing troubled debt restructurings	1,311	1,676	432	—	—	—
Nonaccrual troubled debt restructurings	11	11	—	—	—	—

Total troubled debt restructurings	1,322	1,687	432	—	—	—

Less nonaccrual troubled debt restructurings included in total nonaccrual real estate loans	(11)	(11)	—	—	—	—

Total nonperforming assets and troubled debt restructuring	$3,996	$4,138	$1,302	$265	$258	$10

Total nonperforming loans to total gross loans	0.58%	0.51%	0.19%	0.06%	0.06%	0.00%
Total nonperforming loans to total assets	0.24%	0.23%	0.09%	0.03%	0.03%	0.00%
Total nonperforming assets and troubled debt restructurings to total assets	0.35%	0.39%	0.14%	0.03%	0.03%	0.00%

Non-performing loans increased from $2.5 million at March 31, 2010 to $2.7 million at September 30, 2010. At both September 30, 2010 and March 31, 2010, non-performing loans consisted of eleven loans secured by one- to four-family residential real estate, one loan secured by commercial real estate, and one loan secured by a multi-family dwelling. The percentage of non-performing loans to total gross loans totaled 0.58% at September 30, 2010 as compared to 0.51% at March 31, 2010. The gross loan portfolio decreased $16.8 million, or 3.5%, to $463.1 million at September 30, 2010 from $479.9 million at March 31, 2010. Nonaccrual loans are in various stages of collection, workout or foreclosure and are mainly secured by New Jersey properties whose values at September 30, 2010 are estimated to equal or exceed outstanding balances due on these loans at that date. There were no one- to four- family real estate loans purchased from other institutions during the six months ended September 30, 2010. Although the total number of nonaccrual loans remained constant, one loan reported as nonaccrual at March 31, 2010 was reinstated and one loan was restructured during the six months ended September 30, 2010.

Non-performing loans increased from $870,000 at March 31, 2009 to $2.5 million at March 31, 2010. At March 31, 2010, non-performing loans consisted of eleven loans secured by one- to four-family residential real estate, one loan secured by commercial real estate, and one loan secured by a multi-family dwelling, while at March 31, 2009, non-performing loans consisted of seven one- to four-family residential real estate loans. During the year ended March 31, 2010 there was an $83,000 charge-off which represented a partial loss from the restructuring of one residential real estate loan. This was the first loan charge-off recorded by Clifton Savings Bank in more than ten years. The percentage of non-performing loans to total gross loans has been consistently low, even though it rose from 0.19% at March 31, 2009 to 0.51% at March 31, 2010. The gross loan portfolio increased $10.5 million, or 2.2%, to $479.9 million at March 31, 2010 from $469.4 million at March 31, 2009. Nonaccrual loans are in various stages of collection, workout or foreclosure and are mainly secured by New Jersey properties whose values at March 31, 2010 are estimated to equal or exceed outstanding balances due on these loans at that date. Five one-to-four family real estate loans were purchased during the year ended March 31, 2010 from other institutions and continue to be serviced by others. Of the increase in nonaccrual loans, five loans were reported as nonaccrual at March 31, 2009 that were either reinstated or paid off during the year ended March 31, 2010.
Interest income that would have been recorded for the six months ended September 30, 2010 and the years ended March 31, 2010, 2009 and 2008, had nonaccruing loans been current and accruing interest according to their original terms amounted to $74,000, $148,000, $56,000 and $15,000, respectively. The amount of interest related to these loans included in interest income was $6,000, $58,000, $40,000 and $12,000, respectively, for the six months ended September 30, 2010 and the years ended March 31, 2010, 2009 and 2008.

Pursuant to federal regulations, we review and classify our assets on a regular basis. In addition, the Office of Thrift Supervision has the authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: substandard, doubtful and loss. “Substandard assets” must have one or more defined weaknesses and are characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected. “Doubtful assets” have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified “loss” is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. The regulations also provide for a “special mention” category, described as assets which do not currently expose us to a sufficient degree of risk to warrant classification but do possess credit deficiencies or potential weaknesses deserving our close attention. When we classify an asset as substandard, doubtful, or as a loss, we establish specific allowances, if necessary, for loan losses in the amount of the portion of the asset classified loss or charge off such amount.

The following table shows the aggregate amounts of our classified assets at the dates indicated.

	At September 30,	At March 31,
(In thousands)	2010	2010	2009	2008
Special mention assets	$2,469	$1,652	$4,747	$2,776
Substandard assets	2,538	2,283	668	276
Doubtful assets	225	225	225	—
Loss assets	—	—	—	—

Total classified assets	$5,232	$4,160	$5,640	$3,052

At each of the dates in the above table, substandard and doubtful assets consisted of all nonperforming assets and included negative escrow amounts. At September 30, 2010, we had one current loan totaling $171,000 included in the $2.5 million in special mention assets and at March 31, 2010, we had one current loan totaling $23,000 included in the $1.7 million in special mention assets. Total classified assets increased approximately $1.1 million, or 25.8%, from March 31, 2010 to September 30, 2010 and decreased approximately $1.5 million, or 26.2%, from March 31, 2009 to March 31, 2010.

Delinquencies. The following table provides information about delinquencies in our loan portfolio at the dates indicated.

	At September 30,			At March 31,
	2010			2010			2009			2008
(In thousands)	30-59 Days Past Due	60-89 Days Past Due	90 Days or Greater Past Due	30-59 Days Past Due	60-89 Days Past Due	90 Days or Greater Past Due	30-59 Days Past Due	60-89 Days Past Due	90 Days or Greater Past Due	30-59 Days Past Due	60-89 Days Past Due	90 Days or Greater Past Due
Real estate loans	$2,136	$499	$2,653	$1,413	$165	$2,427	$1,732	$1,030	$858	$1,280	$182	$265
Consumer loans	269	176	32	373	45	35	120	49	12	111	138	—

Total	$2,405	$675	$2,685	$1,786	$210	$2,462	$1,852	$1,079	$870	$1,391	$320	$265

At September 30, 2010, March 31, 2010 and 2009, delinquent real estate loans in the above table included $331,000 and $649,000; $331,000 and $664,000; and $0 and $0 in multi-family and commercial real estate loans, respectively. All other loans were secured by residential real estate. There were ten loans delinquent 60 to 89 days at September 30, 2010 as compared to two loans at March 31, 2010 and seven loans at March 31, 2009. There were thirteen loans delinquent 90 days or greater at both September 30, 2010 and March 31, 2010 and seven loans at March 31, 2009. There were eight loans in the process of foreclosure with a total balance of $1.8 million at September 30, 2010 as compared to four loans with a total balance of $1.0 million at March 31, 2010 and one loan with a balance of $34,000 at March 31, 2009.

Allowance for Loan Losses. The allowance for loan losses is a valuation allowance for probable losses inherent in the loan portfolio. We evaluate the need to establish allowances against losses on loans on a monthly basis. When additional allowances are necessary, a provision for loan losses is charged to earnings.

Our methodology for assessing the appropriateness of the allowance for loan losses consists of two key elements: specific allowances for identified problem loans and a general valuation allowance on the remainder of the loan portfolio.

Specific allowances are established in cases where management has identified significant conditions or circumstances related to a credit that management believes indicate the probability that a loss has been incurred. Clifton Savings Bank identifies loans which may require a specific allowance by reviewing all delinquent loans, significant credits, problem loans as identified by Clifton Savings Bank’s internal grading system; loans classified as substandard, doubtful, loss, or special mention by Clifton Savings Bank’s internal classification system, and other loans which management may have concerns about collectability, such as loans in a particular industry. For individually reviewed loans, a borrower’s inability to service a credit according to the contractual terms based on the borrower’s cash flow and/or a shortfall in collateral value would result in the recording of a specific allowance. Clifton Savings Bank had a specific allowance of $160,000 at September 30, 2010 and did not have any specific allowances at March 31, 2010, 2009 and 2008.

The general valuation allowance represents a loss allowance which has been established to recognize the inherent losses associated with lending activities, but which, unlike specific allowances, has not been allocated to particular problem assets. Risk factors are based on our historical loss experience and may be adjusted for significant current factors that, in management’s judgment, affect the collectability of the portfolio as of the evaluation date. These significant factors may include changes in lending policies and procedures, changes in existing general economic and business conditions affecting our primary lending areas, credit quality trends, collateral value, loan volumes and concentrations, seasoning of the loan portfolio, specific industry conditions within portfolio segments, recent loss experience in particular segments of the portfolio, duration of the current business cycle and bank regulatory examination results.

The Office of Thrift Supervision, as an integral part of its examination process, periodically reviews the adequacy of our allowance for loan losses. The Office of Thrift Supervision may require us to recognize adjustments to the allowance based on its judgments about information available to it at the time of its examination.

Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Furthermore, while we believe we have established our allowance for loan losses in conformity with accounting principles generally accepted in the United States of America, there can be no assurance that regulators, in reviewing our loan portfolio, will not request us to increase our allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations.

Summary of Loan Loss Experience. The following table sets forth an analysis of the allowance for loan losses for the periods indicated. Where specific loan loss allowances have been established, any difference between the loss allowance and the amount of loss realized has been charged or credited to current income.

	At or For the Six Months Ended September 30,		At of For the Year Ended March 31,
(Dollars in thousands)	2010	2009	2010	2009	2008	2007	2006
Allowance at beginning of period	$2,050	$1,700	$1,700	$1,440	$1,350	$1,260	$1,100

Provision for loan losses	160	433	433	260	90	90	160
Recoveries	—	—	—	—	—	—	—
Charge-offs—residential mortgages	—	(83)	(83)	—	—	—	—

Net charge-offs	—	(83)	(83)	—	—	—	—

Allowance at end of period	$2,210	$2,050	$2,050	$1,700	$1,440	$1,350	$1,260

Allowance to nonperforming loans	82.37%	77.01%	83.27%	195.40%	543.40%	523.26%	12600.00%
Allowance to total gross loans outstanding at the end of the period	0.48%	0.42%	0.43%	0.36%	0.34%	0.32%	0.31%
Net charge-offs to average outstanding loans during the period	0.00%	0.02%	0.02%	0.00%	0.00%	0.00%	0.00%

The following table sets forth the breakdown of the allowance for loan losses by loan category at the dates indicated.

	At September 30,			At March 31,
	2010			2010			2009			2008
(Dollars in thousands)	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans
Specific valuation allowance:
Multi-family	$160	7.24%	0.07%	$—	—%	—%	$—	—%	—%	$—	—%	—%

	$160	7.24%	0.07%	$—	—%	—%	$—	—%	—%	$—	—%	—%

General valuation allowance:
One- to four-family	$1,840	83.26%	91.07%	$1,746	85.17%	91.90%	$1,525	89.71%	91.82%	$1,295	89.93%	92.15%
Multi-family and commercial real estate	135	6.11	5.47	236	11.51	5.12	110	6.47	4.66	80	5.55	3.79
Construction	6	0.27	0.61	1	0.05	0.18	1	0.06	0.16	61	4.24	0.39
Consumer and other	69	3.12	2.78	67	3.27	2.80	64	3.76	3.36	4	0.28	3.67
Unallocated	—	—	—	—	—	—	—	—	—	—	—	—

	$2,050	92.76%	99.93%	$2,050	100.00%	100.00%	$1,700	100.00%	100.00%	$1,440	100.00%	100.00%

Total allowance for loan losses	$2,210	100.00%	100.00%	$2,050	100.00%	100.00%	$1,700	100.00%	100.00%	$1,440	100.00%	100.00%

	At March 31,
	2007			2006
(Dollars in thousands)	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans
One- to four-family	$1,185	87.78%	92.73%	$1,152	91.43%	93.36%
Multi-family and commercial real estate	103	7.63	3.31	61	4.84	3.17
Construction	5	0.37	0.48	7	0.56	0.93
Consumer and other	57	4.22	3.48	40	3.17	2.54
Unallocated	—	—	—	—	—	—

Total allowance for loan losses	$1,305	100.00%	100.00%	$1,260	100.00%	100.00%

Interest Rate Risk Management. We manage the interest rate sensitivity of our interest-bearing liabilities and interest-earning assets in an effort to minimize the adverse effects of changes in the interest rate environment. Deposit accounts typically react more quickly to changes in market interest rates than mortgage loans because of the shorter maturities of deposits. As a result, sharp increases in interest rates may adversely affect our earnings while decreases in interest rates may beneficially affect our earnings. To reduce the potential volatility of our earnings, we have sought to improve the match between asset and liability maturities and rates, while maintaining an acceptable interest rate spread. Pursuant to this strategy, we originate adjustable-rate mortgage loans for retention in our loan portfolio. The ability to originate adjustable-rate loans depends to a great extent on market interest rates and borrowers’ preferences. As an alternative to adjustable-rate mortgage loans, we offer fixed-rate mortgage loans with maturities of fifteen years or less. This product enables us to compete in the fixed-rate mortgage market while maintaining a shorter maturity. Fixed-rate mortgage loans typically have an adverse effect on interest rate sensitivity compared to adjustable-rate loans. In recent years we have used investment securities with terms of three years or less to help manage interest rate risk. We currently do not participate in hedging programs such as interest rate swaps or other activities involving the use of derivative financial instruments.

We have an Interest Rate Risk Management Committee to communicate, coordinate and control all aspects involving asset/liability management. The committee establishes and monitors the volume and mix of assets and funding sources with the objective of managing assets and funding sources.

Net Portfolio Value Analysis. We use a combination of internal and external analyses to quantitively model, measure and monitor Clifton Savings Bank’s exposure to interest rate risk. The internal quantitative analysis utilized by management measures interest rate risk from both a capital and earnings perspective. Our internal interest rate risk analysis calculates sensitivity of Clifton Savings Bank’s net portfolio value (“NPV”) ratio to movements in interest rates and measures our NPV ratio in a “base case” scenario that assumes no change in interest rates as of the measurement date. NPV represents the market value of portfolio equity and is equal to the market value of assets minus the market value of liabilities, with adjustments made for off-balance sheet items. The model measures the change in the NPV ratio throughout a series of interest rate scenarios representing immediate and permanent, parallel shifts in the yield curve up 100, 200 and 300 basis points and down 100 basis points. The model generally requires that interest rates remain positive for all points along the yield curve for each rate scenario which may preclude the modeling of certain “down rate” scenarios during periods of lower market interest rates. Clifton Savings Bank’s interest rate risk policy, as approved by the board of directors, establishes acceptable change levels in the NPV ratio throughout the scenarios modeled.

The following table presents the results of our internal NPV analysis as of September 30, 2010:

Bp Change in Rates (1)	Net Portfolio Value			Net Portfolio Value as % of Present Value of Assets
	$ Amount	$ Change	% Change	NPV Ratio	Change
	(Dollars in thousands)
300 bp	$109,205	$(68,842)	(39)%	10.33%	(503	) bp
200	136,023	(42,024)	(24)	12.43	(293)
100	159,932	(18,114)	(10)	14.16	(120)
0	178,047	—	—	15.36	—
-100	193,283	15,237	9	16.33	97

(1)	The -200 bp and -300 bp scenarios are not shown due to the low prevailing interest rate environment.

The table above illustrates that Clifton Savings Bank’s NPV would be negatively impacted by an increase in interest rates. Because Clifton Savings Bank’s interest-bearing liabilities which mature or reprice within short periods exceed its interest-earning assets with similar characteristics, material and prolonged increases in interest rates generally would adversely affect net interest income, while material and prolonged decreases in interest rates generally would have a positive effect on net interest income.

Certain shortcomings are inherent in the methodology used in the above interest rate risk measurements. Modeling changes in NPV require the making of certain assumptions which may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the NPV model presented assumes that the composition of Clifton Savings Bank’s interest sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and also assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration to maturity or repricing of specific assets and liabilities. Accordingly, although the NPV measurements and net interest income models provide an indication of Clifton Savings Bank’s interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on Clifton Savings Bank’s net interest income and will differ from actual results.

The external interest rate sensitivity analysis is prepared by the Office of Thrift Supervision to review our level of interest rate risk. This analysis measures interest rate risk by computing changes in NPV of our cash flows from assets, liabilities and off-balance sheet items in the event of a range of assumed changes in market interest rates. The Office of Thrift Supervision uses certain assumptions in assessing the interest rate risk of savings associations. These assumptions relate to interest rates, loan prepayment rates, deposit decay rates, and the market values of certain assets under differing interest rate scenarios, among others. As with any method of measuring interest rate risk, certain shortcomings are inherent in the method of analysis presented. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable-rate mortgage loans, have features that restrict changes in interest rates on a short-term basis and over the life of the asset. Further, in the event of a change in interest rates, expected rates of prepayments on loans and early withdrawals from certificates could deviate significantly from those assumed.

Liquidity Management. Liquidity is the ability to meet current and future financial obligations of a short-term nature. Our primary sources of funds consist of deposit inflows, loan and mortgage-backed securities amortization and repayments and maturities and calls of investment securities. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows, mortgage and mortgage-backed securities prepayments and investment securities calls are greatly influenced by general interest rates, economic conditions and competition.

We regularly adjust our investments in liquid assets based upon our assessment of (1) expected loan demand, (2) expected deposit flows, (3) yields available on interest-earning deposits and securities, (4) repayment of borrowings and (5) the objectives of our asset/liability management program. Excess liquid assets are invested generally in short to intermediate-term U.S. Government agency obligations.

Our most liquid assets are cash and cash equivalents and interest-bearing deposits in other banks. The levels of these assets are dependent on our operating, financing, lending and investing activities during any given period. At September 30, 2010 and March 31, 2010, cash and cash equivalents totaled $59.4 million and $33.5 million, respectively, including interest-bearing deposits of $32.8 million and $11.8 million, respectively. Securities classified as available-for-sale, which provide additional sources of liquidity, totaled $62.6 million and $72.1 million at September 30, 2010 and March 31, 2010, respectively. On September 30, 2010 and March 31, 2010, we had $120.0 million and $123.7 million in Federal Home Loan Bank advances outstanding, respectively. In addition, if Clifton Savings Bank requires funds beyond its ability to generate them internally, it can borrow funds under an overnight advance program up to Clifton Savings Bank’s maximum borrowing capacity based on its ability to collateralize such borrowings. Additionally, Clifton Savings Bancorp has the ability to borrow funds at Bank of America and PNC Capital Markets under established unsecured overnight lines of credit.

At September 30, 2010 and March 31, 2010, we had $9.1 million and $3.7 million in loan origination commitments outstanding, respectively, and $1.0 million and $1.6 million in commitments to purchase participations in loans. In addition to commitments to originate and purchase loans and participations, at September 30, 2010 we had $4.0 million in customer approved unused equity lines of credit. Certificates of deposit due within one year of September 30, 2010 totaled $418.8 million, or 51.0% of total deposits. If these deposits do not remain with us, we will be required to seek other sources of funds, including other certificates of deposit and lines of credit. Depending on market conditions, we may be required to pay higher rates on such deposits or other borrowings than we currently pay on the certificates of deposit due on or before September 30, 2011. We believe, however, based on past experience, that a significant portion of our certificates of deposit will remain with us and that we have the ability to attract and retain deposits by adjusting the interest rates offered.

We have historically remained highly liquid and our liquidity position has remained stable over the past two fiscal years. We have no material commitments or demands that are likely to affect our liquidity other than as set forth in this prospectus. Consequently, the board of directors intends to make additional investments in long-term loans and mortgage-backed securities which will decrease liquidity and increase interest income. In the event loan demand were to increase at a pace greater than expected, or any unforeseen demands or commitments were to occur, we could access our lines of credit with the Federal Home Loan Bank of New York, Bank of America or PNC Capital Markets.

Clifton Savings Bancorp is a separate legal entity from Clifton Savings Bank and must provide for its own liquidity. In addition to its operating expenses, Clifton Savings Bancorp alone, is responsible for paying any dividends declared to its shareholders. Clifton Savings Bancorp also has repurchased shares of its common stock. Its primary source of income is dividends received from Clifton Savings Bank. The amount of dividends that Clifton Savings may declare and pay to Clifton Savings Bancorp in any calendar year, without the receipt of prior approval from the Office of Thrift Supervision but with prior notice to the Office of Thrift Supervision, cannot exceed net income for that year to date plus retained net income (as defined) for the preceding two calendar years. On a stand-alone basis, Clifton Savings Bancorp had liquid assets of $5.4 million and $8.8 million at September 30, 2010 and March 31, 2010, respectively.

The following table presents certain of our contractual obligations as of September 30, 2010.

	Payments Due by Period at September 30, 2010
Contractual Obligations	Total at September 30, 2010	Less Than 1 year	1-3 years	3-5 years	More Than 5 years
	(In thousands)
Operating lease obligations (1)	$1,920	$348	$659	$443	$470
Certificates of deposit	650,444	399,176	224,185	27,083	—
FHLB advances	119,992	28,020	45,907	3,565	42,500

Total	$772,356	$427,544	$270,751	$31,091	$42,970

(1)	Payments are for lease of real property.

Our primary investing activities are the origination of loans and the purchase of securities. During the six months ended September 30, 2010, we originated $31.9 million of loans and purchased $198.3 million of securities. We did not purchase any loans during the six months ended September 30, 2010. In fiscal 2010, we originated $104.6 million of loans, purchased $2.9 million of loans, and purchased $276.8 million of securities. In fiscal 2009, we originated $106.9 million of loans, purchased $4.6 million of loans, and purchased $127.5 million of securities.

Financing activities consist primarily of activity in deposit accounts and in Federal Home Loan Bank advances. We experienced a net increase in total deposits of $62.7 million for the six months ended September 30, 2010, a net increase in total deposits of $124.6 million for the year ended March 31, 2010, a net increase in total deposits of $56.9 million for the year ended March 31, 2009 and a net increase in total deposits of $9.2 million for the year ended March 31, 2008. Deposit flows are affected by the overall level of interest rates, the interest rates and products offered by us and our local competitors and other factors. We price our deposits to be highly competitive and to increase core deposit relationships. Occasionally, we introduce new products or offer promotional deposit rates on certain deposit products in order to attract deposits. Federal Home Loan Bank advances decreased $3.7 million and $20.6 million for the six months ended September 30, 2010 and the year ended March 31, 2010, respectively, as a result of the repayment of long-term borrowings in accordance with their original terms. We had $120.0 million, $123.7 million and $144.3 million in advances outstanding at September 30, 2010 and March 31, 2010 and 2009, respectively, and $142.3 million in advances outstanding at March 31, 2008.

Capital Management

We are subject to various regulatory capital requirements administered by the Office of Thrift Supervision, including a risk-based capital measure. The risk-based capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning balance sheet assets and off-balance sheet items to broad risk categories. Under these requirements the federal bank regulatory agencies have established quantitative measures to ensure that minimum thresholds for Tier 1 Capital, Total Capital and Leverage (Tier 1 Capital divided by average assets) ratios are maintained. Failure to meet minimum capital requirements can trigger certain mandatory and possibly additional, discretionary actions by regulators that could have a direct material effect on our operations and financial position. Under the capital adequacy guidelines and the regulatory framework for prompt corrective action, Clifton Savings must meet specific capital guidelines that involve quantitative measures of assets and certain off-balance sheet items as calculated under regulatory accounting practices. It is our intention to maintain “well-capitalized” risk-based capital levels. Clifton Savings Bank’s capital amounts and classifications are also subject to qualitative judgments by the federal bank regulators about components, risk weightings and other factors. At September 30, 2010, we exceeded all of our regulatory capital requirements. As of September 27, 2010, the date of the most recent notification from the Office of Thrift Supervision, we are considered “well capitalized” under regulatory guidelines.

Off-Balance Sheet Arrangements

In the normal course of operations, we engage in a variety of financial transactions that, in accordance with accounting principles generally accepted in the United States of America, are not recorded in our consolidated financial statements. These transactions involve, to varying degrees, elements of credit, interest rate, and liquidity risk. Such transactions are used primarily to manage customers’ requests for funding and take the form of loan commitments and lines of credit. For additional information see Note 16 of the notes to the consolidated financial statements included in this prospectus.

For the six months ended September 30, 2010 and the years ended March 31, 2010 and 2009, we engaged in no off-balance sheet transactions reasonably likely to have a material effect on our consolidated financial position, results of operations, or cash flows.

Recent Accounting Pronouncements

For a discussion of the impact of recent accounting pronouncements, see Note 1 – Nature of Business and Significant Accounting Policies in the notes to the consolidated financial statements beginning on page F-1 of this prospectus.

Effect of Inflation and Changing Prices

The consolidated financial statements and related consolidated financial data presented in this report have been prepared in accordance with accounting principles generally accepted in the United States of America, which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution’s performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services because such prices are affected by inflation to a larger extent than interest rates.

Our Management

Board of Directors

The board of directors of new Clifton Savings Bancorp is comprised of seven persons who are elected for terms of three years, approximately one-third of whom will be elected annually. The directors of new Clifton Savings Bancorp are the same individuals that comprise the boards of directors of Clifton Savings Bancorp and Clifton Savings Bank. All of our directors are independent under the current listing standards of the Nasdaq Stock Market, except for John A. Celentano, Jr., who serves as Chairman of the Board and Chief Executive Officer of Clifton Savings Bancorp and Chairman of the Board of Clifton Savings Bank, and Joseph C. Smith, who is a first cousin of Mr. Celentano and whose paving construction company occasionally provides services for Clifton Savings Bancorp and Clifton Savings Bank. Unless otherwise stated, each person has held his or her current occupation for the last five years. Ages presented are as of September 30, 2010.

The following directors have terms ending in 2011:

John A. Celentano, Jr. has served as the Chairman of the Board and Chief Executive Officer of Clifton Savings Bancorp since March 2004 and as Chairman of the Board of Clifton Savings Bank, as an employee, since 2003. Prior to April 2003, Mr. Celentano practiced law in Clifton, New Jersey, specializing in real estate matters. Age 76. Director since 1962.

Mr. Celentano’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which Clifton Savings Bank serves affords the board of directors valuable insight regarding the business and operations of Clifton Savings Bancorp and Clifton Savings Bank. Mr. Celentano’s knowledge of all aspects of Clifton Savings Bancorp’s and Clifton Savings Bank’s business and history, combined with his success and strategic vision, position him well to continue to serve as our Chairman and Chief Executive Officer.

Thomas A. Miller is the retired owner of The T.A. Miller & Co., Inc., a full service marketing research organization servicing the pharmaceutical industry located in Spring Lake Heights, New Jersey. Age 72. Director since 1990.

Mr. Miller’s background offers the board of directors substantial small company management experience, specifically within the region in which Clifton Savings Bank conducts its business, and provides the board of directors with valuable insight regarding the local business and consumer environment. In addition, Mr. Miller offers the board of directors significant business experience from a setting outside of the financial services industry.

The following directors have terms ending in 2012:

John H. Peto is a real estate investor and previously was the owner of The Peto Agency, a real estate and insurance broker located in Clifton, New Jersey. Age 64. Director since 1995.

Mr. Peto’s background provides the board of directors with critical experience in real estate matters, which are essential to the business of the Clifton Savings Bancorp and Clifton Savings Bank. In addition, Mr. Peto’s insurance background provides the board of directors with experience with respect to an industry that complements the financial services provided by Clifton Savings Bank.

Joseph C. Smith is the President of Smith-Sondy Asphalt Construction Co., a paving construction company located in Wallington, New Jersey. Age 57. Director since 1994.

Mr. Smith’s background offers the board of directors substantial small company management experience, specifically within the region in which Clifton Savings Bank conducts its business, and provides the board of directors with valuable insight regarding the local business and consumer environment. In addition, Mr. Smith offers the board of directors significant business experience from a setting outside of the financial services industry.

The following directors have terms ending in 2013:

Cynthia Sisco Parachini owns and manages an apartment complex and also manages several other residential complexes. Age 53. Director since 2007.

Ms. Parachini’s background provides the board of directors with critical experience in real estate matters, which are essential to the business of Clifton Savings Bancorp and Clifton Savings Bank.

Charles J. Pivirotto, a certified public accountant, has been the President of Pivirotto & Foster, CPA’s PA, a certified public accounting firm, since 1997. Age 56. Director since 2007.

As a certified public accountant, Mr. Pivirotto provides the board of directors with valuable experience regarding accounting and financial matters.

John Stokes is a retired general partner at O.I.R. Realty Co. and Brigadier Realty, both of which are real estate investment companies. Age 80. Director since 2001.

Mr. Stokes’ background provides the board of directors with critical experience in real estate matters, which are essential to the business of Clifton Savings Bancorp and Clifton Savings Bank.

Executive Officers

Our executive officers are elected by the board of directors and serve at the board’s discretion. The following individuals currently serve as executive officers of Clifton Savings Bancorp, Clifton MHC, Clifton Savings Bank and Botany Inc. and will serve in the same positions with new Clifton Savings Bancorp following the conversion and the offering.

Name	Position
John A. Celentano, Jr.	Chairman of the Board and Chief Executive Officer of Clifton Savings Bancorp and Clifton MHC and Chairman of the Board of Clifton Savings Bank

Walter Celuch	President and Corporate Secretary of Clifton Savings Bancorp, President of Clifton MHC, Chief Executive Officer and Secretary of Clifton Savings Bank, and Director and Investment Officer of Botany Inc.

Bart D’Ambra	Executive Vice President and Chief Operating Officer of Clifton Savings Bank, Corporate Secretary of Clifton MHC and President and Chief Executive Officer of Botany Inc.

Stephen A. Hoogerhyde	Executive Vice President and Chief Lending Officer of Clifton Savings Bank

Christine R. Piano, CPA.	Chief Financial Officer and Treasurer of Clifton Savings Bancorp and Clifton MHC, Executive Vice President and Chief Financial Officer of Clifton Savings Bank and Director, Chief Financial Officer, Treasurer and Secretary of Botany Inc.

Below is information regarding our executive officers who are not directors. Unless otherwise stated, each executive officer has held his or her current position for at least the last five years. Ages presented are as of September 30, 2010.

Walter Celuch has been President and Corporate Secretary of Clifton Savings Bancorp since 2004 and has been President and Chief Executive Officer of Clifton Savings Bank since January 1999. Mr. Celuch served as Corporate Secretary of Clifton MHC from 2004 to 2006. Prior to January 1999, Mr. Celuch served as the Senior Vice President and Chief Financial Officer of Clifton Savings Bank. Mr. Celuch has served with Clifton Savings Bank for over 22 years. Mr. Celuch has been Director and Investment Officer of Botany Inc. since its inception in December 2004. Age 62.

Bart D’Ambra has been Executive Vice President and Chief Operating Officer of Clifton Savings Bank since March 2003 and Corporate Secretary of Clifton MHC since 2006. Mr. D’Ambra served as Senior Vice President of Clifton Savings Bank from April 2002 until March 2003. Prior to April 2002, Mr. D’Ambra served Clifton Savings Bank as a Vice President. Mr. D’Ambra has served with Clifton Savings Bank for over 17 years. Mr. D’Ambra has been President and Chief Executive Officer of Botany Inc. since its inception in December 2004. Age 61.

Stephen A. Hoogerhyde has been Executive Vice President and Chief Lending Officer of Clifton Savings Bank since March 2003 and April 2002, respectively. Mr. Hoogerhyde served as Senior Vice President from April 2002 until March 2003. Prior to April 2002, Mr. Hoogerhyde served Clifton Savings Bank as Vice President and Mortgage Officer. Mr. Hoogerhyde has served with Clifton Savings Bank for over 23 years. Age 56.

Christine R. Piano, a certified public accountant, has been Chief Financial Officer and Treasurer of Clifton Savings Bancorp and Clifton MHC since 2004 and has been Executive Vice President and Chief Financial Officer of Clifton Savings Bank since April 2003 and March 1999, respectively. Ms. Piano served as Vice President from March 2000 to April 2003. Ms. Piano has served with Clifton Savings Bank for over 11 years. Ms. Piano has been Director, Chief Financial Officer, Treasurer and Secretary of Botany Inc. since its inception in December 2004. Age 46.

Board Leadership Structure and the Board’s Role in Risk Oversight

Clifton Savings Bancorp’s board of directors endorses the view that one of its primary functions is to protect stockholders’ interests by providing independent oversight of management, including the Chief Executive Officer. However, the board does not believe that mandating a particular structure, such as a separate Chairman and Chief Executive Officer, is necessary to achieve effective oversight. The board of directors is currently comprised of seven directors, five of whom are independent directors under the listing standards of the Nasdaq Stock Market. The Chairman of the Board has no greater nor lesser vote on matters considered by the board than any other director, and does not vote on any related party transaction. All directors of Clifton Savings Bancorp, including the Chairman, are bound by fiduciary obligations, imposed by law, to serve the best interests of the stockholders. Accordingly, separating the offices of Chairman and Chief Executive Officer would not serve to enhance or diminish the fiduciary duties of any director of Clifton Savings Bancorp.

To further strengthen the regular oversight of the full board, various committees of Clifton Savings Bancorp’s board of directors are comprised of independent directors. The Compensation Committee of the board consists solely of independent directors. As detailed in “—Compensation Discussion and Analysis” below, the Compensation Committee reviews and evaluates the performance of all executive officers of Clifton Savings Bancorp, including the Chief Executive Officer and reports to the board of directors. In addition, the Audit/Compliance Committee, which is comprised solely of independent directors, oversees Clifton Savings Bancorp’s financial practices, regulatory compliance, accounting procedures and financial reporting functions. In the opinion of the board of directors, an independent Chairman does not add any value to this already effective process.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of risks Clifton Savings Bancorp faces, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Senior management also attends board meetings and is available to address any questions or concerns raised by the board on risk management and any other matters.

Meetings and Committees of the Board of Directors

Clifton Savings Bancorp and Clifton Savings Bank conduct business through meetings and activities of their boards of directors and their committees. During the year ended March 31, 2010, the board of directors of Clifton Savings Bancorp held 30 meetings and the board of directors of Clifton Savings Bank held 25 meetings. No director attended fewer than 75% of the aggregate total meetings of Clifton Savings Bancorp’s and Clifton Savings Bank’s respective board of directors and the committees on which such director served during the year ended March 31, 2010.

In connection with the completion of the conversion and offering, new Clifton Savings Bancorp will establish an Audit/Compliance Committee, a Compensation Committee and a Nominating/Corporate Governance Committee. All of the members of the Audit/Compliance Committee, a Compensation Committee and Nominating/Corporate Governance Committees will be independent directors as defined in the listing standards of the Nasdaq Stock Market. Such committees will operate in accordance with the written charters currently used by Clifton Savings Bancorp.

The following table identifies the members of Clifton Savings Bancorp’s Audit/Compliance Committee, Nominating/Corporate Governance Committee and Compensation Committee as of September 30, 2010. All members of each committee are independent in accordance with the listing standards of the Nasdaq Stock Market. Each of the committees operates under a written charter that is approved by the board of directors. Each committee reviews and reassesses the adequacy of its charter annually. The charters of all three committees are available in the Investor Relations section of Clifton Savings Bancorp’s website (www.cliftonsavings.com). In addition to the committees identified below, Clifton Savings Bank also maintains a Finance, Investment and Building and Grounds Committee.

Director	Audit/ Compliance Committee		Nominating/ Corporate Governance Committee		Compensation Committee
John A. Celentano, Jr.
Thomas A. Miller	X		X		X	*
Cynthia Sisco Parachini	X		X		X
John H. Peto	X		X		X
Charles J. Pivirotto	X	*			X
Joseph C. Smith
John Stokes	X		X	*	X
Number of Meetings in 2010	15		3		10

* Chairman

Audit/Compliance Committee. The board of directors has a separately-designated standing Audit/Compliance Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit/Compliance Committee meets periodically with the independent registered public accounting firm, management and the internal auditors to review accounting, auditing, internal control structure and financial reporting matters. The board of directors has determined that Mr. Pivirotto is an audit committee financial expert under the rules of the Securities and Exchange Commission.

Compensation Committee. The Compensation Committee approves the compensation objectives for Clifton Savings Bancorp and Clifton Savings Bank and establishes the compensation for the Chief Executive Officer and other executives. See
“—Compensation Discussion and Analysis” for more information regarding the role of the Compensation Committee and management in determining and/or recommending the amount or form of executive compensation.

Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee takes a leadership role in shaping governance policies and practices including recommending to the board of directors the corporate governance policies and guidelines applicable to Clifton Savings Bancorp and monitoring compliance with these policies and guidelines. In addition, the Nominating/Corporate Governance Committee is responsible for identifying individuals qualified to become board members and recommending to the board the director nominees for election at the next annual meeting of stockholders. The Nominating/Corporate Governance Committee also leads the board of directors in its annual review of the board’s performance and recommends director candidates for each committee for appointment by the board of directors.

Director Compensation

The following table provides the compensation received by individuals who served as non-employee directors of Clifton Savings Bancorp during the year ended March 31, 2010.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)	Total ($)
Thomas A. Miller	$56,750	$—	$—	$—	$898	$57,648
Cynthia Sisco Parachini	56,750	—	—	49,659	—	106,409
John H. Peto	56,750	—	—	121,230	898	178,878
Charles J. Pivirotto	56,750	—	—	51,872	—	108,622
Joseph C. Smith	48,000	—	—	88,715	898	137,613
John Stokes	56,500	—	—	—	898	57,398

(1)	Includes fees earned for service with Clifton Savings Bank, Clifton Savings Bancorp and Clifton MHC.
(2)	The aggregate number of options held by Messrs. Miller, Peto, Smith and Stokes at fiscal year end was 74,795. All options are fully vested.
(3)	Amounts represent the aggregate change in the actuarial present value of accumulated benefit under Clifton Savings Bank’s Directors’ Retirement Plan.

Cash Retainer and Meeting Fees for Non-Employee Directors. The following tables set forth the applicable retainers and fees that will be paid to non-employee directors for their service on the board of directors of Clifton Savings Bank and the board of directors of Clifton Savings Bancorp during the year ending March 31, 2011. Employee directors do not receive any retainers or fees for their services on the board of directors.

Clifton Savings Bank:

Annual retainer	$38,500
Additional annual retainer for committee chairmen (1)	$3,500

(1)	Chairmen of the Audit/Compliance, Nominating/Corporate Governance, Compensation, Finance, Investment, and Building and Grounds Committees receive committee chairmen fees.

Clifton Savings Bancorp:

Annual retainer	$6,000
Additional annual retainer for Audit/Compliance Committee members	$5,000
Additional fee per Audit/Compliance Committee meeting attended	$250

Directors’ Retirement Plan. Clifton Savings Bank maintains the Clifton Savings Bank Directors’ Retirement Plan to provide directors with supplemental retirement income. All current directors participate in the plan and future directors may become participants upon designation as such by the board of directors. The plan provides benefits upon a director’s retirement, death or disability, and upon a change in control of Clifton Savings Bank or Clifton Savings Bancorp.

Upon their retirement following the completion of three years of service and the attainment of age 68, participants receive an annual retirement benefit, payable for life, equal to a percentage of the sum of the annual fees and retainer paid (or, for employee directors, that would have been paid) during the twelve-month period ending on the date preceding retirement. For an employee serving as Chairman of the board of directors, the annual retirement benefit equals a percentage of an amount that equals 137.5% of the annual fees and retainer that would have been paid if the Chairman was a non-employee director. The percentage paid as an annual benefit is determined by multiplying the participant’s years of service (up to a maximum of 10) by 10%. Participants may elect that any type of benefit under the plan be paid in a lump sum so long as the election complies with Section 409A of the Internal Revenue Code.

A participant who completes a minimum of three years of service, regardless of age, may receive death and disability benefits under the plan. If the participant dies prior to the start of the normal retirement benefit, the participant’s surviving spouse or other designated beneficiary receives an annual death benefit, payable over a ten-year period, equal to the sum of the annual fees and retainer paid (or, for employee directors, that would have been paid or, for an employee director serving as Chairman, 137.5% of the amount that would have been paid) to the director during the twelve-month period ending on the last day of the month preceding the date of death. If a participant dies while receiving the annual retirement benefit under the plan, the beneficiary continues to receive the same annual benefit for ten years, minus the number of years the participant already received the annual retirement benefit. The disability benefit under the plan equals the sum of the annual fees and retainer paid (or, for employee directors, that would have been paid or, for an employee director serving as Chairman, 137.5% of the amount that would have been paid) during the twelve-month period ending on the last day of the month immediately preceding the participant’s termination of service due to disability. If a participant dies while receiving the annual disability benefit, the beneficiary continues to receive the annual disability benefit for a period of 10 years, less the number of years the participant previously received disability benefits.

Upon the completion of one year of service, regardless of age, participants receive a benefit upon a change in control of Clifton Savings Bank or Clifton Savings Bancorp. The annual change in control benefit, payable for the life of the participant, equals the sum of the annual fees and retainer paid (or, for employee directors, that would have been paid or, for an employee director serving as Chairman, 137.5% of the amount that would have been paid) to the participant during the twelve-month period preceding the date of a termination of service due to a change in control. If a participant dies while receiving the annual change in control benefit, the designated beneficiary continues to receive the annual change in control benefit for a period of fifteen years, minus the number of years the participant had already received benefits under the plan. Based on current director compensation and membership, the minimum annual change in control benefits payable to all directors (including the Chairman) under the Directors’ Retirement Plan would total approximately $391,700 per year. This expense would represent approximately 6.2% of Clifton Saving Bancorp’s reported net income of $6.30 million for the year ended March 31, 2010.

The plan provides for the payment of retirement, death, disability or change in control benefits in equal monthly installments, commencing on the first business day of the month after the participant becomes entitled to a benefit, or, if a director so elects, in an actuarial equivalent lump sum. Participants may elect that any type of benefit under the plan be paid in a lump sum so long as the election complies with Section 409A of the Internal Revenue Code.

Compensation Discussion and Analysis

Our Compensation Philosophy

Our compensation philosophy is founded upon the premise that our success depends, in large part, on the dedication, commitment and performance of the individuals we place in key operating positions to drive our business strategy. In addition, we value the faithful years of service of our management team and the expertise they bring to Clifton Savings Bancorp. We recognize that we operate in a highly-competitive environment for talent. Therefore, our approach to compensation for our named executive officers considers a wide range of compensation techniques.

Our compensation decisions are based on the following principles:

•

Meeting the Demands of the Market: We strive to compensate our named executive officers at competitive levels that when viewed in connection with our overall work environment, position us as an employer of choice among institutions providing similar financial services in the markets we serve.

•

Aligning Interests of Officers with Stockholders: We use equity compensation as a component of our compensation mix to develop a culture of ownership and to align the financial interests of our named executive officers with our stockholders.

•

Performance: We structure our compensation program to reward our named executive officers for performance and management skills. In keeping with this philosophy, we maintain a short-term cash-based incentive compensation program in which executive officers participate, as described below under “—Elements Used to Implement Our Compensation Objectives—Short-Term Cash-Based Incentive Compensation.”

•	Reflecting Our Business Philosophy: Our approach to compensation reflects our values and the way we do business in the communities we serve.

•

Prudent Management: We do not sponsor compensation or benefit arrangements that encourage our named executive officers to take unnecessary risks that may harm Clifton Savings Bancorp or its affiliates.

Elements Used to Implement Our Compensation Objectives

The following elements made up the fiscal 2010 compensation program for our named executive officers:

Element	Form of Compensation	Purpose	Performance Criteria
Base salary	Cash	Providing a competitive level of fixed compensation that attracts and retains skilled management	Not performance-based

Short-term Cash-based Incentive Compensation	Cash	Creating incentive for executive officers to direct their efforts toward achieving specified financial goals for Clifton Savings Bancorp	Bonus is discretionary based on Clifton Savings Bancorp financial performance

Equity-based Compensation	Stock options and restricted stock in Clifton Savings Bancorp’s non-qualified equity incentive plan and shares of common stock allocated in Clifton Savings Bank’s employee stock ownership plan	Non-qualified equity awards are granted to reward past performance, recognize promotions and encourage an equity stake in Clifton Savings Bancorp. Employee stock ownership plan benefits, in the form of Clifton Savings Bancorp stock are allocated to participants as an additional retirement benefit at no cost to participants	The value of the benefit is based on the price of Clifton Savings Bancorp common stock

Employment and Change in Control Agreements	Eligibility to receive cash severance in connection with a change in control or termination of employment for good reason	Providing a competitive compensation package and ensuring continuity of management through severance protections	Not performance-based

Retirement plans	Eligibility to participate in, and receive benefits from our 401(k) plan and employee stock ownership plan and for certain officers, a supplemental deferred compensation plan	Providing competitive retirement-planning benefits to attract and retain skilled management	Not performance-based

Health and welfare plans	Eligibility to receive available health and other welfare benefits paid for, in whole or in part, by Clifton Savings Bancorp, including broad-based medical, life insurance and disability plans	Providing a competitive, broad-based employee benefits structure	Not performance-based

Perquisites	Automobile allowance	Providing a competitive compensation package	Not performance-based

Base Salary. The salaries of our named executive officers are reviewed at least annually to assess our competitive position and make any necessary adjustments. Our goal is to maintain salary levels for our officers at a level consistent with base pay received by those in comparable positions within our peer group. To further that goal, we obtain peer group information from a variety of sources including Amalfi Consulting LLC and surveys prepared by the American Bankers Association. We also evaluate salary levels at the time of promotion or other change in responsibilities. Individual performance, retention risk and the scope of each executive’s job responsibilities are also considered as part of our annual base salary assessment. See “—Compensation for the Named Executive Officers in 2010” for information on 2010 salary adjustments and “—Peer Group Analysis” for information on our peer institutions.

Short-Term Cash-Based Incentive Compensation. Our short-term, cash-based discretionary bonus program provides all employees of Clifton Savings Bancorp and its affiliates with an opportunity to earn a cash bonus in the general range of 1% to 5% of base salary, depending, in part, on the financial performance of Clifton Savings Bancorp and each individual’s overall job performance. In light of the Clifton Savings Bancorp’s overall financial performance during the 2010 fiscal year, the Compensation Committee elected to award each named executive officer a $6,000 cash bonus, rather than a bonus based on a percentage of base salary.

Equity-Based Compensation. Our equity compensation program includes both a tax-qualified and non-tax-qualified component. Our employee stock ownership plan provides our named executive officers with a tax-qualified retirement benefit in the form of Company common stock and the Clifton Savings Bancorp, Inc. 2005 Equity Incentive Plan offers a non-tax-qualified vehicle for our named executive officers to receive Company common stock through the vesting of restricted stock awards and the exercise of stock option grants.

Our employee stock ownership plan benefits are provided at no cost to plan participants. Benefits are allocated to participants based on their compensation as a percentage of total plan compensation. All of our named executive officers participate in the employee stock ownership plan. See “—Retirement Benefits; Employee Welfare Benefits” for additional information on the employee stock ownership plan.

Employment Agreements and Change in Control Agreements

We currently maintain employment agreements with Mr. Celentano, our Chairman and Chief Executive Officer, and Mr. Celuch, our President and Secretary, as well as change in control severance agreements with Messrs. Hoogerhyde and D’Ambra and Ms. Piano. See “—Executive Compensation—Employment Agreements” and “—Change in Control Agreements” for a description of the terms of the agreements and the severance and change in control benefits payable to the named executive officers under these agreements.

Retirement Benefits; Employee Welfare Benefits

All of our named executive officers are eligible to participate in the tax-qualified retirement plans that are made available to our employees. This includes our employee stock ownership plan and 401(k) plan. Our 401(k) plan enables our named executive officers to supplement their retirement savings with elective deferral contributions that we match at certain levels. Our employee stock ownership plan provides participants with retirement benefits in the form of Company common stock that are allocated based on participant compensation. Participants vest in the benefits allocated to their employee stock ownership plan accounts over a five-year period. All of our named executive officers participate in the employee stock ownership plan and are fully vested in the benefits allocated to their accounts. See “—Executive Compensation—Summary Compensation Table” for information on the employee stock ownership plan allocations and employer matching contributions for our named executive officers.

In addition to our tax-qualified retirement plans, we also maintain non-qualified arrangements for Messrs. Celentano and Celuch through the Clifton Savings Bank Supplemental Retirement Plan. These supplement retirement benefits are provided to Messrs. Celentano and Celuch in exchange for continued service with Clifton Savings Bank and Clifton Savings Bancorp. See “—Executive Compensation—Supplemental Executive Retirement Plan” for information on the supplemental retirement benefits.

In addition to our retirement program, we provide our employees with coverage under medical, life insurance and disability plans on terms consistent with industry practice. We also maintain a Section 125 cafeteria plan which allows our employees to set aside pre-tax dollars to pay for certain benefits.

Perquisites

We provide some named executive officers with certain perquisites, including but not limited to, an automobile allowance, as deemed appropriate to their positions and responsibilities. We believe the perquisites provided to the named executives are reasonable, competitive and consistent with Clifton Savings Bancorp’s overall compensation program. We also believe that these benefits further our officers’ abilities to promote our business interests in our markets and reflect competitive industry practices for similarly-situated officers employed by our peers. The perquisites provided to our named executive officers are included in the “All Other Compensation” column of the “Summary Compensation Table” under “—Executive Compensation.”

Role of the Compensation Committee

We rely on the Compensation Committee to develop the broad outline of our compensation program and to monitor the success of the program in achieving the objectives of our compensation philosophy. The Compensation Committee operates under the mandate of a formal charter that establishes the framework for its overall responsibilities. The Compensation Committee reviews the charter at least annually to ensure the scope of the charter is consistent with the Committee’s expected role. The Compensation Committee is authorized to engage consultants and other professionals without management approval to the extent deemed necessary to discharge its responsibilities. See “—Meetings and Committees of the Board of Directors” for the members of the Compensation Committee and the number of meetings held in fiscal 2010.

Role of the Compensation Consultant

The Compensation Committee utilizes a variety of sources in fulfilling its responsibilities to implement and administer our compensation and benefits program. During the 2010 fiscal year, the Compensation Committee engaged Amalfi Consulting LLC to provide advisory services with respect to components of our compensation program for our named executive officers. In April 2010, Amalfi Consulting LLC issued a report for the Compensation Committee which concluded that the 2010 salary adjustments made for our named executive officers were competitive with market base salaries and bonus payments made under Clifton Savings Bancorp’s short-term cash-based incentive program were below the market median. See “—Peer Group Analysis” for information on our peer group and “—Compensation for the Named Executive Officers in Fiscal 2010” for information on the salary adjustments and bonuses for the named executive officers. During fiscal 2010, Amalfi Consulting LLC received $10,830 for its services.

Peer Group Analysis

A critical element of our compensation philosophy is a comparative analysis of our compensation mix and levels relative to a peer group. We believe that the cornerstone of our compensation program is the maintenance of a competitive compensation program relative to the companies with whom we compete for talent. In the first quarter of 2010, the Compensation Committee worked with Amalfi Consulting LLC to develop a peer group for Clifton Savings Bancorp to use when considering overall compensation actions for its named executive officers. The 2010 peer group consists of 16 financial institutions of which nine institutions were also part of Clifton Savings Bancorp’s 2009 peer group. All of the peer institutions noted below are publicly traded and comparable to Clifton Savings Bancorp in asset size, geography and financial performance.

Kearny Financial Corp. (MHC)	Fairfield, New Jersey
Northfield Bancorp, Inc. (MHC)	Avenel, New Jersey
Oritani Financial Corp. (MHC)	Washington, New Jersey
OceanFirst Financial Corp.	Toms River, New Jersey
Peapack-Gladstone Financial	Gladstone, New Jersey
Center Bancorp, Inc.	Union, New Jersey
Roma Financial Corp. (MHC)	Robbinsville, New Jersey
Bryn Mawr Bank Corporation	Bryn Mawr, Pennsylvania
Fox Chase Bancorp, Inc. (MHC)	Hatboro, Pennsylvania
ESSA Bancorp, Inc.	Stroudsburg, Pennsylvania
Unity Bancorp, Inc.	Clinton, New Jersey
Harleysville Savings Financial	Harleysville, Pennsylvania
Ocean Shore Holding, Co.	Ocean City, New Jersey
TF Financial Corporation	Newtown, Pennsylvania
Stewardship Financial Corp.	Midland Park, New Jersey
BCB Bancorp, Inc.	Bayonne, New Jersey

Role of Management

Our Chief Executive Officer, in conjunction with our Compensation Committee, develops recommendations regarding the appropriate mix and level of compensation for our named executive officers. The recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Committee, as well as the peer group analysis and survey data described above. The Chief Executive Officer meets with the Compensation Committee to discuss the compensation recommendations for the named executive officers. Our Chief Executive Officer is absent from Committee discussions relating to the determination of his compensation. Compensation for our Chief Executive Officer and other named executive officers is determined by the Compensation Committee and approved by the board of directors.

Tax and Accounting Considerations

In consultation with our advisors and in collaboration with the Audit/Compliance Committees of Clifton Savings Bancorp and Clifton Savings Bank, we evaluate the tax and accounting treatment of our compensation programs at the time of adoption and periodically thereafter to ensure that we understand the financial impact of each program on Clifton Savings Bancorp. Our analysis includes a review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in tax or accounting environment or to avoid adverse consequences.

Director Compensation

We compensate our non-employee directors through a combination of retainers, meeting fees and stock option and restricted stock awards. Directors who are also employees of Clifton Savings Bancorp do not receive additional compensation for service on the board of directors. The level and mix of director compensation is reviewed by the Compensation Committee on a periodic basis to ensure consistency with the objectives of our overall compensation philosophy. We also offer a director retirement plan to provide eligible directors with certain benefits following their termination of board service and requested continued service as directors emeritus. We encourage directors who terminate their board service to continue providing advice in an emeritus capacity, which will help ensure the efficient transfer of responsibilities to their successors. See “—Director Compensation—Directors’ Retirement Plan” for a description of this plan. Board member fees and committee member fees were not increased for the 2010 fiscal year and no additional awards were granted in fiscal 2010 to directors under our 2005 Equity Incentive Plan.

Stock Compensation Grant and Award Practices; Timing Issues

Our Compensation Committee considers whether to make stock option grants and/or award other forms of equity on an annual basis, typically in conjunction with the annual review process for our officers. However, grants or awards may be made at other times during the year based on specific circumstances such as a new hire, a specific contractual commitment or a change in position or responsibility. The Committee considers the recommendations of our Chief Executive Officer and other executive officers with respect to awards contemplated for their subordinates. However, the Committee is solely responsible for the development of the schedule of grants or awards made to the Chief Executive Officer and the other named executive officers. The nature and size of the equity awards are based on a number of factors, including awards made to those holding comparable positions in our peer group, applicable regulatory restrictions, the tax and accounting treatment of specific equity compensation techniques and the number of shares available for grant under the 2005 Equity Incentive Plan.

As a general matter, the Compensation Committee’s process is independent of any consideration of the timing of the release of material nonpublic information, including with respect to the determination of grant dates or the stock option exercise prices. The Committee’s decisions are reviewed and ratified by the full board of directors. Similarly, Clifton Savings Bancorp has never timed the release of material nonpublic information with the purpose or intent to affect the value of executive compensation. In general, the release of such information reflects long-established timetables for the disclosure of material nonpublic information such as earnings reports or, with respect to other events reportable under federal securities laws, the applicable requirements of such laws with respect to timing of disclosure.

We set the exercise price of stock options solely by reference to the applicable provisions of our stock compensation plans. Under our current plan, the exercise price of a stock option is equal to the closing sales price of our common stock on the Nasdaq Stock Market on the date of grant. The grant date is the date the Compensation Committee grants a stock option. The Compensation Committee made no equity grants to our named executive officers or the board of directors during the 2010 fiscal year.

Stock Ownership Requirements

It is our policy that members of the board of directors and our executive officers should be stockholders of Clifton Savings Bancorp; however, we do not have formal stock ownership requirements for our named executive officers or members of the board of directors. As a practical matter, our named executive officers and directors hold meaningful interests in our stock, which they have accumulated through participation in stock compensation programs and individual purchases. See “Stock Ownership” for information on stock ownership for our named executive officers and members of our board of directors.

Compensation for the Named Executive Officers in Fiscal 2010

Chief Executive Officer Compensation. In December 2009, the board of directors evaluated Mr. Celentano’s performance in his role as Chief Executive Officer and Chairman of the Board of Clifton Savings Bancorp. The board of directors reviewed Mr. Celentano’s financial, strategic and operational achievements and concluded that Mr. Celentano’s strong leadership skills continue to successfully guide Clifton Savings Bancorp through challenging economic times (particularly in the banking industry), moving Clifton Savings Bancorp in a direction that has the potential to enhance long-term stockholder value. In addition, the Committee noted that Mr. Celentano serves as an excellent spokesperson for Clifton Savings Bancorp, communicating effectively with its stockholders and customers of Clifton Savings Bank. Given the positive evaluations of his performance and the financial performance of Clifton Savings Bancorp, the Compensation Committee awarded Mr. Celentano a modest bonus of $6,000 and renewed his employment agreement for an additional year. See “—Executive Compensation —Employment Agreements” for Mr. Celentano’s current base salary. We believe that Mr. Celentano’s compensation package is consistent with our objectives to reward, motivate and challenge Mr. Celentano to continue to successfully lead our company.

Compensation for the Other Named Executive Officers. In determining compensation for Messrs. Celuch, Hoogerhyde and D’Ambra and Ms. Piano, the Compensation Committee reviewed the performance appraisals presented by Mr. Celentano. All of the executives were commended for their job performance and their contributions to Clifton Savings Bancorp’s success in fiscal 2010. Given the positive evaluations of the named executive officers and Clifton Savings Bancorp’s financial performance, the Compensation Committee increased Mr. Celuch’s base salary by 8.6% to $220,850, Mr. D’Ambra’s base salary by 13.5% to $134,175, Mr. Hoogerhyde’s base salary by 9.3% to $142,750 and Ms. Piano’s base salary by 8.7% to $153,050. All salary adjustments became effective January 1, 2010. The salary adjustments reflect Clifton Savings Bancorp’s desire to provide its executive officers with base salaries competitive with its peers. In addition to salary increases, all of the other named executive officers received a $6,000 cash bonus. The board of directors also renewed Mr. Celuch’s employment agreement, and the other named executive officers’ change in control agreements, for an additional year. We believe that the current compensation levels for Messrs. Celuch, Hoogerhyde, D’Ambra and Ms. Piano are consistent with our compensation objectives.

Executive Compensation

Summary Compensation Table. The following information is furnished for all individuals serving as the principal executive officer or principal financial officer of Clifton Savings Bancorp for the 2010 fiscal year and the other three most highly compensated executive officers of Clifton Savings Bancorp whose total compensation for the 2010 fiscal year exceeded $100,000.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(1)	All Other Compensation ($)			Total ($)
John A. Celentano, Jr. Chairman of the Board and Chief Executive Officer	2010 2009 2008	$ $ $	362,438 362,438 362,438	$ $ $	6,000 3,000 2,500	— — —	— — —	— — —	$ $ $	86,419 114,690 109,962	(2)	$ $ $	454,857 480,128 474,900

Walter Celuch President and Secretary	2010 2009 2008	$ $ $	213,350 203,349 196,463	$ $ $	6,000 3,000 2,500	— — —	— — —	— — —	$ $ $	62,237 77,807 71,574	(3)	$ $ $	281,587 284,156 270,537

Bart D’Ambra Executive Vice President and Chief Operating Officer of Clifton Savings Bank	2010 2009 2008	$ $ $	127,425 118,200 113,344	$ $ $	6,000 3,000 2,500	— — —	— — —	— — —	$ $ $	28,782 35,771 33,186	(3)	$ $ $	162,207 156,971 149,030

Stephen Hoogerhyde Executive Vice President and Chief Lending Officer of Clifton Savings Bank	2010 2009 2008	$ $ $	137,500 130,500 125,938	$ $ $	6,000 3,000 2,500	— — —	— — —	— — —	$ $ $	30,932 39,109 36,081	(3)	$ $ $	174,432 172,609 164,519

Christine R. Piano, CPA Chief Financial Officer and Treasurer	2010 2009 2008	$ $ $	147,800 140,800 136,013	$ $ $	6,000 3,000 2,500	— — —	— — —	— — —	$ $ $	32,824 41,669 38,309	(3)	$ $ $	186,624 185,469 176,822

(1)	For Mr. Celentano, the aggregate change in the actuarial present value of accumulated benefit under Clifton Savings Bank’s Directors’ Retirement Plan was a decrease of $61,310, $17,374 and $17,442 in 2010, 2009 and 2008, respectively.
(2)	For 2010, all other compensation for Mr. Celentano includes a supplemental executive retirement plan contribution valued at $23,441 and an employee stock ownership plan contribution valued at $44,725. This column also includes perquisites and personal benefits for automobile usage for Mr. Celentano and dividends paid on unvested stock awards and matching contributions under Clifton Savings Bank’s 401(k) Plan.
(3)	For 2010, amounts include, but are not limited to, employee stock ownership plan contributions valued at $42,381, $24,496, $26,419 and $28,079 for Messrs. Celuch, D’Ambra and Hoogerhyde and Ms. Piano, respectively, and dividends paid on unvested stock awards and matching contributions under Clifton Savings Bank’s 401(k) Plan for all executive officers listed. In addition, for Mr. Celuch, amount includes supplemental executive retirement plan contributions and perquisite and personal benefits for automobile usage and travel expenses.

Employment Agreements

Clifton Savings Bancorp and Clifton Savings Bank have entered into employment agreements with Messrs. Celentano and Celuch. Each employment agreement provides for a three-year term. The term of each of the agreements with Clifton Savings Bancorp automatically extends to a three-year term each day until one party gives the other party notice of its intent not to renew the agreement, at which time the term of the agreement becomes fixed at three years. The board of directors of Clifton Savings Bank may extend the terms of the employment agreements with Clifton Savings Bank annually. The terms of the agreements with Clifton Savings Bank currently expire on December 17, 2012. Under their respective employment agreements, Mr. Celentano’s current base salary is $362,438 and Mr. Celuch’s current base salary is $220,850. The boards of directors annually review Mr. Celentano’s and Mr. Celuch’s base salaries. The employment agreements provide for, among other things, participation in stock-based benefit plans and fringe benefits applicable to Messrs. Celentano and Celuch. The agreements also provide for certain payments to Messrs. Celentano and Celuch following their termination of employment due to a change in control, their death, disability, or upon termination without just cause (as defined in each agreement). See “—Potential Payments on Termination of Employment or Change in Control” for a discussion of the benefits upon termination under each circumstance.

Clifton Savings Bank or Clifton Savings Bancorp will pay or reimburse Messrs. Celentano and Celuch for all reasonable costs and legal fees paid or incurred by the executives in any dispute or question of interpretation relating to the employment agreement if the executive is successful on the merits in a legal judgment, arbitration or settlement. The employment agreements also provide that Clifton Savings Bank and Clifton Savings Bancorp will indemnify Messrs. Celentano and Celuch to the fullest extent legally allowable.

Change in Control Agreements

Clifton Savings Bank has entered into change in control agreements with Messrs. Hoogerhyde and D’Ambra and Ms. Piano. Each change in control agreement has a two-year term, subject to renewal on an annual basis. The terms of the agreements currently expire on March 17, 2012. The change in control agreements provide each executive with a severance benefit upon termination of employment in connection with a change in control. See “—Potential Payments on Termination of Employment or Change in Control” for discussion of the benefits payable upon termination.

Supplemental Executive Retirement Plan

Clifton Savings Bank has implemented a supplemental executive retirement plan to provide for supplemental retirement benefits with respect to its employee stock ownership plan and the 401(k) Plan. The plan provides benefits to eligible officers (those designated by the board of directors of Clifton Savings Bank) that cannot be provided under the 401(k) Plan or the employee stock ownership plan as a result of limitations imposed by the Internal Revenue Code, but that would have been provided under the plans, but for these Internal Revenue Code limitations. Messrs. Celentano and Celuch are the only officers currently participating in the plan. In addition to providing benefits that would otherwise be lost as a result of the Internal Revenue Code limitations on tax-qualified plans, the plan also provides a supplemental benefit upon a change of control prior to the scheduled repayment of the employee stock ownership plan loan. See “—Potential Payments on Termination of Employment or Change in Control” for further discussion of these benefits.

Outstanding Equity Awards at March 31, 2010

The following table provides information concerning unexercised options for each named executive officer outstanding as of March 31, 2010. As of March 31, 2010, none of the named executive officers had stock awards that had not vested.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
John A. Celentano, Jr.	329,000	—	$10.24	8/31/2015
Walter Celuch	179,500	—	$10.24	8/31/2015
Bart D’Ambra	119,600	—	$10.24	8/31/2015
Stephen Hoogerhyde	119,600	—	$10.24	8/31/2015
Christine R. Piano	119,600	—	$10.24	8/31/2015

Option Exercises and Stock Vested for the 2010 Fiscal Year

The following table provides information concerning the vesting of stock awards for each named executive officer, on an aggregate basis, during the 2010 fiscal year. No named executive officer exercised any stock options during 2010.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John A. Celentano, Jr.	25,131	$234,472
Walter Celuch	13,164	122,820
Bart D’Ambra	8,376	78,148
Stephen Hoogerhyde	8,376	78,148
Christine R. Piano	8,376	78,148

(1)	The value realized on vesting represents the market value on the day of vesting, which for all shares shown was $9.33 on December 7, 2009.

Pension Benefits for the 2010 Fiscal Year

Clifton Savings Bank sponsors the Clifton Savings Bank Director Retirement Plan to provide retirement benefits for eligible directors. John A. Celentano, Jr., as an employee director, participates in the plan. See “—Directors Compensation—Directors’ Retirement Plan.” The following table provides information with respect to the Directors’ Retirement Plan for fiscal 2010.

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit ($) (1)
John A. Celentano, Jr.	Directors’ Retirement Plan	47	$457,197

(1)	The material assumptions used to calculate the accumulated benefit were as follows: interest rate of 7.25%; a benefit formula equal to 133% of annual board fees and retainers immediately prior to retirement for each year of service with a maximum of 137.5% of board fees and retainers; and a straight life form of payment.

Nonqualified Deferred Compensation for the 2010 Fiscal Year

The following table provides information with respect to each deferred compensation plan in which the named executive officers participated during fiscal 2010.

Name	Plan Name	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in 2010 (2)	Aggregate Balance at Last Fiscal Year End ($)(3)(4)
John A. Celentano, Jr.	Supplemental Executive Retirement Plan	$23,441	$5,163	$184,360
Walter Celuch	Supplemental Executive Retirement Plan	—	62	8,186

(1)	Registrant contributions are reported as compensation in 2010 in the Summary Compensation Table.
(2)	The amount disclosed in the earnings column represents interest earned at a rate of approximately 0.20% plus dividends of $0.20 per share. Interest and dividends earned are not reported as compensation in 2010 in the Summary Compensation Table since such earnings were not above market or preferential.
(3)	Reflects the market value as of March 31, 2010, of 16,457 and 297 shares held for the benefit of Messrs. Celentano and Celuch, respectively, and cash balances of $31,804 and $5,433, respectively, under the supplemental executive retirement plan.
(4)	The market value of the shares allocated to Messrs. Celentano and Celuch under the supplemental executive retirement plan was previously reported as compensation to Messrs. Celentano and Celuch in the “Summary Compensation Table” in the proxy statement for the year in which the allocation occurred.

Potential Payments on Termination of Employment or Change in Control

Payments Made Upon Termination for Just Cause or Upon Voluntary Resignation (Including Retirement). If we terminate the employment of either Mr. Celentano or Mr. Celuch for just cause (as defined in the executive’s employment agreement) or if either executive voluntary resigns under circumstances that would not constitute good reason (as defined in the executive’s employment agreement), including retirement, he will receive his base salary through the date of termination and retain the rights to any vested benefits, subject to the terms of the plan or arrangement under which we provide those benefits. If we terminate the employment of Messrs. D’Ambra or Hoogerhyde or Ms. Piano for any reason, including cause, or if any of them voluntarily resign from employment, they will also receive their base salary through the date of termination and retain the rights to any vested benefits, subject to the terms of the plan or arrangement under which we provide those benefits.

All benefits credited to Messrs. Celentano and Celuch under the supplemental executive retirement plan are nonforfeitable by the terms of the plan, and, therefore, we will distribute the benefits to each executive upon termination of employment for any reason. All benefits credited to Mr. Celentano under the directors’ retirement plan are nonforfeitable by the terms of the plan and, therefore, we will distribute the benefits to him upon his termination of active board service and his agreement to provide services as a director emeritus, as requested.

The executives forfeit all unvested stock awards and unvested or unexercised stock options granted under the 2005 Equity Incentive Plan in the event we terminate their employment for just cause. In addition, the executives forfeit all unvested stock awards and stock options if they voluntarily terminate employment. An executive has three months following his or her voluntary termination of employment or service to exercise all vested stock options.

Payments Made Upon Termination Without Just Cause or Resignation for Good Reason. If we terminate the employment of either Mr. Celentano or Mr. Celuch other than for just cause, or if either executive voluntarily terminates his employment for good reason (as defined in the executive’s employment agreement), the executive (or, upon his subsequent death, his beneficiary) would receive a lump sum cash payment equal to the sum of (a) the base salary and incentive compensation that would have been paid for the remaining term of the employment agreement; (b) the value of any unvested restricted stock and stock options as of the termination date (that would not otherwise vest as a result of the termination); plus (c) the value of employee benefits that would have been provided for the remaining term of the employment agreement (based on the most recent level of contribution, accrual or other participation by or on behalf of the executive). We would also provide continued life, medical, health, disability and dental insurance coverage for the remaining term of the employment agreement. Under the employment agreements, each executive must adhere to a one-year non-competition restriction if we terminate his employment other than for just cause or if the executive terminates employment for good reason.

Other than in connection with a change in control, if we terminate the employment of Messrs. D’Ambra or Hoogerhyde or Ms. Piano for any reason, including other than for just cause, or if any of them voluntarily resign from employment for any reason, they will receive their base salary through the date of termination and retain the rights to any unvested benefits, subject to the terms of the plan or arrangement under which we provide those benefits.

All benefits credited to Messrs. Celentano and Celuch under the supplemental executive retirement plan are nonforfeitable by the terms of the plan and, therefore, we will distribute the benefits to each executive upon termination of employment for any reason. All benefits credited to Mr. Celentano under the directors’ retirement plan are nonforfeitable by the terms of the plan and, therefore, we will distribute the benefits to him upon his termination of active board service and his agreement to provide services as a director emeritus, as requested.

The executives forfeit all unvested stock awards and unvested stock options granted under the 2005 Equity Incentive Plan in the event we terminate their employment without just cause or if they terminate their employment or service for good reason. An executive has three months following his or her termination of employment or service to exercise all vested stock options.

Payments Made Upon Disability. Under Mr. Celentano’s and Mr. Celuch’s employment agreements, if the executives become disabled, we will provide them with a monthly disability benefit equal to 100% of the executive’s monthly base salary through the 180th day following the executive’s termination due to disability, and 60% of the executive’s base salary from the 181st day after termination through the earlier of the executive’s death or attainment of age 70. In addition, during any period of disability, the executive and his dependents will receive continued benefit plan coverage under employer benefit plans. Mr. Celentano will not receive a disability payment under his employment agreement, as he has attained age 70.

Mr. Celentano, Mr. Celuch, Mr. D’Ambra, Mr. Hoogerhyde and Ms. Piano participate in Clifton Savings Bank-sponsored disability plan and are entitled to benefits based on age and compensation.

Upon termination due to disability, outstanding stock options granted pursuant to our 2005 Equity Incentive Plan automatically vest and remain exercisable until the earlier of one year from the date of termination due to disability or the original expiration date of the stock options. Restricted stock awards granted to these executive’s under the plan also fully vest upon termination due to disability.

All benefits credited to Messrs. Celentano and Celuch under the supplemental executive retirement plan are nonforfeitable by the terms of the plan, and, therefore, we will distribute the benefits to each executive upon termination of employment for any reason. All benefits credited to Mr. Celentano under the directors’ retirement plan are nonforfeitable by the terms of the plan and, therefore, we will distribute the benefits to him upon his termination of active board service and his agreement to provide services as a director emeritus, as requested.

Payments Made Upon Death. Under Mr. Celentano’s and Mr. Celuch’s employment agreements, upon the executive’s death, we will pay the executive’s estate any accrued but unpaid salary or bonus payments through the date of death. In addition, for a period of six months after the executive’s death, we will continue to provide his dependents medical insurance benefits existing on the date of his death and shall pay the executive’s beneficiary all salary compensation that would otherwise be payable to him under the employment agreement.

All benefits credited to Messrs. Celentano and Celuch under the supplemental executive retirement plan are nonforfeitable by the terms of the plan, and, therefore, we will distribute the benefits to each executive upon termination of employment for any reason. All benefits credited to Mr. Celentano under the directors’ retirement plan are nonforfeitable by the terms of the plan and, therefore, we will distribute the benefits to his beneficiary following his death.

Upon an executive’s death, outstanding stock options granted pursuant to our 2005 Equity Incentive Plan automatically vest and remain exercisable until the earlier of one year from the date the executive dies or the original expiration of the stock options. Restricted stock awards granted to the executives under plan also fully vest upon an executive’s death.

See also the discussion above in “Corporate Governance and Board Matters—Directors’ Retirement Plan” for a discussion of payments made upon Mr. Celentano’s death under the directors’ retirement plan.

Payments Made Upon Termination Following a Change in Control. If we, or our successors, terminate the employment of either Mr. Celentano or Mr. Celuch in connection with or following a change in control, or if either executive terminates employment for good reason in connection with or following a change in control, then, pursuant to the terms of their employment agreements, we will pay the executive a severance benefit equal to three times the sum of (a) his average base salary for the five years preceding the change in control, (b) the average incentive or bonus compensation paid for the five years preceding the change in control, (c) the average income realized on the vesting of stock awards for the five years preceding the change in control, (d) the average of the contributions made on his behalf to the 401(k) or employee stock ownership plans and supplemental plans for the five years preceding the change in control, and (e) the average of any other taxable income for the five years preceding the change in control (excluding income realized with respect to stock options and income related to the distribution of benefits under any retirement plan). We will also provide the executives and their dependents continued health, medical, dental, life and disability insurance for three years following termination of employment.

If we, or our successors, terminate the employment of Messrs. D’Ambra or Hoogerhyde or Ms. Piano in connection with or following a change in control, or if any of the executives terminate employment for good reason in connection with or following a change in control, then, pursuant to the terms of their change in control agreements, we will pay the executive a severance benefit equal to two times the executive’s average annual taxable income for the five most recent taxable years (excluding income attributable to the exercise or disqualifying disposition of stock options and benefits distributed under employee benefit plans), plus the sum of the average value of the deferrals, allocations or contributions made by or on behalf of the officer under the 401(k) and employee stock ownership plans over the five most recently completed calendar years preceding termination of employment. We will also continue life, medical, health, dental and disability insurance coverage for the executive and any dependents through the earliest of the executive’s employment with another employer, death or the expiration of 24 months following termination of employment.

Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times an individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control. An individual’s base amount is generally equal to an average of the individual’s taxable compensation for the five taxable years preceding the year a change in control occurs. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of the base amount, and we may not deduct that excess amount for federal tax purposes. The employment agreements and the change in control agreements limit payments made to the executives in connection with a change in control to amounts that will not exceed the limits imposed by Section 280G.

Under the terms of our employee stock ownership plan, upon a change in control (as defined in the plan), the plan will terminate and the plan trustee will repay in full any outstanding acquisition loan. After repayment of the acquisition loan, all remaining shares of Company common stock held in the loan suspense account, all other stock or securities, and any cash proceeds from the sale or other disposition of any shares of Company common stock held in the loan suspense account will be allocated among the accounts of all participants in the plan who were employed on the date immediately preceding the effective date of the change in control. The allocations of shares or cash proceeds shall be credited to each eligible participant in proportion to the opening balances in their accounts as of the first day of the valuation period in which the change in control occurred. Payments under our employee stock ownership plan are not categorized as parachute payments and, therefore, do not count towards each executive’s limitation under Section 280G.

Under the terms of the supplemental executive retirement plan, Mr. Celentano and Mr. Celuch will receive a cash payment in the event of a change in control equal to the benefit the executives would have received under the employee stock ownership plan had the executives remained employed throughout the term of the loan, less the benefits actually provided under the employee stock ownership plan on each executive’s behalf. In addition, all benefits credited to Messrs. Celentano and Celuch under the supplemental executive retirement plan are nonforfeitable under the plan and, therefore, will be distributed to each executive upon termination of employment for any reason. Upon a change in control, Mr. Celentano will also receive the benefits set forth in the directors’ retirement plan. See “Corporate Governance and Board Matters—Directors’ Retirement Plan.”

In the event of a change in control of Clifton Savings Bancorp or Clifton Savings Bank, outstanding stock options granted pursuant to our 2005 Equity Incentive Plan automatically vest and will remain exercisable until the expiration date of the stock options. Restricted stock awards granted to the executives under the plan also fully vest upon a change in control. The value of the accelerated options and restricted stock grants count towards the executives’ limitations under Section 280G.

Potential Post-Termination or Change in Control Benefits Tables. The amount of compensation payable to each named executive officer upon termination for just cause or upon voluntary resignation, termination without just cause or resignation for good reason, change in control with termination of employment and disability is shown below. The amounts shown assume that such termination was effective as of March 31, 2010, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The amounts do not include the executive’s account balances in tax-qualified retirement plans or executive account balances in the supplemental income agreements to which each executive has a non-forfeitable interest. The amounts shown relating to unvested options and awards are based on the fair market value of Clifton Savings Bancorp common stock on March 31, 2010, of $9.27. The actual amounts to be paid out can only be determined at the time of such executive’s separation from Clifton Savings Bancorp.

The following table provides the amount of compensation payable to Mr. Celentano for each of situations listed below.

	Payments Due Upon
Payment and Benefit	Termination For Just Cause or Voluntary Resignation (Including Retirement)		Termination Without Just Cause or Resignation with Good Reason		Disability		Death		Change in Control With Termination of Employment
Base salary	$—		$1,087,314		$178,737	(5)	$181,219	(7)	$1,925,961	(1)
Bonuses	—		18,000		—		3,000	(8)	—
Income attributable to grant or exercise of stock options	—		—		—		—		—
401(k) plan matching contribution and ESOP benefit	—		183,534		—		—		183,354
Health and welfare benefits and fringe benefits	—		55,460		6,950	(6)	6,950	(6)	68,700	(9)
Payment under SERP (2)	207,801		207,801		207,801		207,801		820,859	(3)
Payment under directors’ retirement plan	611,880	(10)	611,880	(4)	611,880	(10)	611,880	(10)	611,880	(10)

Total payment (11)	$819,681		$2,163,989		$1,005,368		$1,010,850		$3,610,754

(1)	Equals three times Mr. Celentano’s average taxable income over the five years preceding the change in control.
(2)	Value of accrued benefit at the time Mr. Celentano terminated service with Clifton Savings Bancorp. This payment will be distributed at the same time and in the same manner as Mr. Celentano’s ESOP benefit.
(3)	Includes Mr. Celentano’s annual make up benefit and a one time change in control benefit.
(4)	Assumes Mr. Celentano will not serve as a director emeritus upon the occurrence of these events and therefore will receive no benefit under the Directors’ Retirement Plan. However, Mr. Celentano is currently eligible to retire and receive a retirement benefit under the plan.
(5)	Equals 100% of Mr. Celentano’s base salary for 180 days.
(6)	Equals six months of benefit coverage (medical, life and retirement plans) for Mr. Celentano and his dependents under the same terms as if he was actively employed by Clifton Savings Bank and Mr. Celentano terminates employment due to a disability. Equals six months benefit coverage for Mr. Celentano’s dependents if Mr. Celentano dies while actively employed by Clifton Savings Bancorp.
(7)	Equals the value of Mr. Celantano’s base salary for six months.
(8)	Equals Mr. Celentano’s accrued bonus as of his termination of service from Clifton Savings Bancorp based on the bonus paid in 2010.
(9)	Includes the value of coverage under Clifton Savings Bancorp’s life, medical, health and disability insurance programs for a period of 36 months, as well as the value of Mr. Celentano’s automobile usage for the same time period.
(10)	Represents the present value of the stream of payments that would be made under the directors’ retirement plan in the event that Mr. Celentano retires and agrees to provide services as a director emeritus, as requested.
(11)	The amounts shown above do not reflect the fact that if, in the event payments to the executive in connection with a change in control or otherwise would result in an excise tax under Section 4999 of the Internal Revenue Code of 1986, such payments may be reduced to the extent necessary so that the excise tax does not apply.

The following table provides the amount of compensation payable to Mr. Celuch for each of situations listed below.

	Payments Due Upon
Payment and Benefit	Termination For Just Cause or Voluntary Resignation (Including Retirement)	Termination Without Just Cause or Resignation with Good Reason	Disability		Death		Change in Control With Termination of Employment
Base salary	$—	$662,550	$1,060,080	(2)	$110,425	(7)	$1,046,365	(5)
Bonuses	—	18,000	—		3,000	(8)	—
Income attributable to grant or exercise of stock options	—	—	—		—		—
401(k) plan matching contribution and ESOP benefit	—	173,784	—		—		173,784
Health and welfare benefits and fringe benefits	—	64,200	120,384	(3)	7,524	(4)	72,144	(9)
Payment under SERP(1)	8,186	8,186	8,186		8,186		381,683	(6)

Total payment (10)	$8,186	$926,720	$1,188,650		$129,135		$1,673,976

(1)	Value of accrued benefit at the time Mr. Celuch terminated service with Clifton Savings Bancorp. This payment will be distributed at the same time and in the same manner as Mr. Celuch’s ESOP benefit.
(2)	Equals 100% of Mr. Celuch’s base salary for 180 days, plus 60% of his base salary until age 70 (assumes he does not die before 70 years of age).
(3)	Assumes eight years of health coverage for Mr. Celuch and his dependents under the same terms as if he was actively employed by Clifton Savings Bank.
(4)	Equals six months medical coverage for Mr. Celuch’s dependents.
(5)	Equals three times Mr. Celuch’s average taxable income over the five years preceding the change in control.
(6)	Includes Mr. Celuch’s annual make up benefit and a one time change in control benefit
(7)	Equals the value of Mr. Celuch’s base salary for six months.
(8)	Equals Mr. Celuch’s accrued bonus as of his termination of service from Clifton Savings Bancorp based on the bonus paid in 2010.
(9)	Includes the value of coverage under Clifton Savings Bancorp’s life, medical, health and disability insurance programs for a period of 36 months, as well as the value of Mr. Celuch’s automobile usage for the same time period.
(10)	The amounts shown above do not reflect the fact that if, in the event payments to the executive in connection with a change in control or otherwise would result in an excise tax under Section 4999 of the Internal Revenue Code of 1986, such payments may be reduced to the extent necessary so that the excise tax does not apply.

The following table provides the amount of compensation payable to Mr. D’Ambra, Mr. Hoogerhyde and Ms. Piano for each of situations listed below.

	Payments Due Upon Change in Control Followed by a Termination of Employment
Payment and Benefit	Mr. D’Ambra	Mr. Hoogerhyde	Ms. Piano
Average Annual Compensation (1)	$403,044	$420,294	$453,708
401(k) plan matching contribution and ESOP benefit	78,494	93,225	83,980
Health and welfare benefits	20,029	12,662	12,798

Total severance payment (2)	$501,567	$526,181	$550,486

(1)	Average Annual Compensation is defined as an executive’s average annual taxable income for the five years preceding the change in control.
(2)	The amounts shown above do not reflect the fact that if, in the event payments to the executive in connection with a change in control or otherwise would result in an excise tax under Section 4999 of the Internal Revenue Code of 1986, such payments may be reduced to the extent necessary so that the excise tax does not apply.

2005 Equity Incentive Plan

The Clifton Savings Bancorp, Inc. 2005 Equity Incentive Plan was adopted by our board of directors and approved by our shareholders in July 2005. The 2005 Equity Incentive Plan authorized the granting of up to 1,495,993 stock options and 598,397 shares of restricted stock. The purpose of the 2005 Equity Incentive Plan is to promote Clifton Savings Bancorp’s success by linking the personal interests of its employees, officers and directors to those of Clifton Savings Bancorp’s stockholders, and by providing participants with an incentive for outstanding performance. The 2005 Equity Incentive Plan is further intended to provide flexibility to Clifton Savings Bancorp in its ability to motivate, attract, and retain the services of employees, officers and directors upon whose judgment, interest, and special effort the successful conduct of Clifton Savings Bancorp’s operation is largely dependent. The 2005 Equity Incentive Plan is administered by the Compensation Committee of Clifton Savings Bancorp’s board of directors, which has the authority to determine the eligible directors or employees to whom awards are to be granted, the number of awards to be granted, the vesting of the awards and the conditions and limitations of the awards.

As of September 30, 2010, options for 1,492,815 shares were outstanding and options for 786 shares remained available for future awards under the plan. At September 30, 2010, 2,392 of the options granted under the plan have been exercised. As of September 30, 2010, 598,206 shares of restricted stock had been granted and remained unforfeited and 191 shares remained available for future awards under the plan.

The 2005 Equity Incentive Plan provides that in the event any merger, consolidation, share exchange or other similar corporate transaction affects the shares of Clifton Savings Bancorp in such a manner that an adjustment is required to preserve the benefits available under the plan, the committee administering the plan has the authority to adjust the number of shares which may be granted, the number of shares subject to restricted stock awards or outstanding stock options, and the exercise price of any stock option grant. As a result, upon completion of the conversion and offering, outstanding shares of restricted stock and options to purchase shares of Clifton Savings Bancorp common stock will be converted into and become shares of restricted stock and options to purchase shares of new Clifton Savings Bancorp common stock. The number of shares of restricted stock and common stock to be received upon exercise of these options and the related exercise price will be adjusted for the exchange ratio in the conversion. The aggregate exercise price, duration and vesting schedule of these awards will not be affected.

Future Equity Incentive Plan

Following the offering, Clifton Savings Bancorp plans to adopt an equity incentive plan that will provide for grants of stock options and restricted stock. In accordance with applicable regulations, Clifton Savings Bancorp anticipates that the plan will authorize a number of stock options equal to 6.66% of the total shares sold in the offering, and a number of shares of restricted stock equal to 2.66% of the total shares sold in the offering. Therefore, the number of shares reserved under the plan will range from 1,485,217 shares, assuming 15,937,500 shares are issued in the offering, to 2,009,410 shares, assuming 21,562,500 shares are issued in the offering.

Clifton Savings Bancorp may fund the equity incentive plan through the purchase of common stock in the open market by a trust established in connection with the plan or from authorized, but unissued, shares of Clifton Savings Bancorp common stock. The issuance of additional shares after the offering would dilute the interests of existing shareholders. See “Pro Forma Data.” Clifton Savings Bancorp will grant all stock options at an exercise price equal to 100% of the fair market value of the stock on the date of grant. Clifton Savings Bancorp will grant restricted stock awards at no cost to recipients. Restricted stock awards and stock options generally vest ratably over a five-year period (or as otherwise permitted by the Office of Thrift Supervision), but Clifton Savings Bancorp may also make vesting contingent upon the satisfaction of performance goals established by the board of directors or the committee charged with administering the plan. All outstanding awards will accelerate and become fully vested upon a change in control of Clifton Savings Bancorp.

The equity incentive plan will comply with all applicable Office of Thrift Supervision regulations. We will submit the equity incentive plan to shareholders for their approval not less than six months after completion of the conversion and offering, at which time we will provide shareholders with detailed information about the plan.

Policies and Procedures Governing Related Persons Transactions

Clifton Savings Bancorp maintains a Policy and Procedures Governing Related Person Transactions, which is a written policy and set of procedures for the review and approval or ratification of transactions involving related persons. Under the policy, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than five percent of any outstanding class of the voting securities of Clifton Savings Bancorp, or immediate family members or certain affiliated entities of any of the foregoing persons.

Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:

•	the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year;

•	Clifton Savings Bancorp is, will, or may be expected to be a participant; and

•	any related person has or will have a direct or indirect material interest.

The policy excludes certain transactions, including:

•	any compensation paid to an executive officer of Clifton Savings Bancorp if the Compensation Committee of the board approved (or recommended that the board approve) such compensation;

•	any compensation paid to a director of Clifton Savings Bancorp if the board or an authorized committee of the board approved such compensation; and

•

any transaction with a related person involving consumer and investor financial products and services provided in the ordinary course of Clifton Savings Bancorp’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to Clifton Savings Bancorp’s employees on a broad basis (and, in the case of loans, in compliance with the Sarbanes-Oxley Act of 2002).

Related person transactions will be approved or ratified by the Audit/Compliance Committee. In determining whether to approve or ratify a related person transaction, the Audit/Compliance Committee will consider all relevant factors, including:

•	whether the terms of the proposed transaction are at least as favorable to Clifton Savings Bancorp as those that might be achieved with an unaffiliated third party;

•	the size of the transaction and the amount of consideration payable to the related person;

•	the nature of the interest of the related person;

•	whether the transaction may involve a conflict of interest; and

•	whether the transaction involves the provision of goods and services to Clifton Savings Bancorp that are available from unaffiliated third parties.

A member of the Audit/Compliance Committee who has an interest in the transaction will abstain from voting on approval of the transaction, but may, if so requested by the chair of the Audit/Compliance Committee, participate in some or all of the discussion.

Transactions with Related Persons

Loans and Extensions of Credit. The Sarbanes-Oxley Act of 2002 generally prohibits loans by Clifton Savings Bancorp to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Clifton Savings Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. Clifton Savings Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit Clifton Savings Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee, although Clifton Savings Bank does not currently have such a program in place.

Clifton Savings Bancorp maintains a comprehensive written policy for the review, approval or ratification of certain transactions with related persons. In accordance with banking regulations and its policy, the board of directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of Clifton Savings Bancorp’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the board of directors. Additionally, pursuant to Clifton Savings Bancorp’s Code of Ethics and Business Conduct, all executive officers and directors of Clifton Savings Bancorp must disclose any existing or potential conflicts of interest to the Chief Executive Officer of Clifton Savings Bancorp. Such potential conflicts of interest include, but are not limited to, the following: (i) Clifton Savings Bancorp conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (ii) the ownership of more than 5% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with Clifton Savings Bancorp.

Other Transactions. In fiscal 2005, Clifton MHC, the mutual holding company and majority stockholder of Clifton Savings Bancorp, and Clifton Savings Bancorp entered into a Loan Agreement pursuant to which Clifton Savings Bancorp agreed to lend Clifton MHC up to $250,000. Pursuant to the terms of the Loan Agreement, funds advanced to Clifton MHC bear no interest. At March 31, 2010, Clifton Savings Bancorp had advanced $250,000 to Clifton MHC.

Indemnification for Directors and Officers

Clifton Savings Bancorp’s articles of incorporation provide that Clifton Savings Bancorp must indemnify all directors and officers of Clifton Savings Bancorp against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of Clifton Savings Bancorp. Such indemnification may include the advancement of funds to pay for or reimburse reasonable expenses incurred by an indemnified party. Except insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Clifton Savings Bancorp pursuant to its articles of incorporation or otherwise, Clifton Savings Bancorp has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Stock Ownership

The following table provides information as of                     , 2010 about the persons known to Clifton Savings Bancorp to be the beneficial owners of more than 5% of our outstanding common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

Name and Address	Number of Shares Owned		Percent of Common Stock Outstanding(1)
Clifton MHC 1433 Van Houten Avenue Clifton, New Jersey 07013	16,791,758	(2)	64.2%

(1)	Based on 26,137,248 shares of Clifton Savings Bancorp’s common stock outstanding and entitled to vote as of , 2010.
(2)	Acquired in Clifton Savings Bank’s mutual holding company reorganization, which was completed on March 3, 2004. The members of the board of directors of Clifton Savings Bancorp and Clifton Savings Bank also constitute the board of directors of Clifton MHC.

The following table provides information as of                     , 2010 about the shares of Clifton Savings Bancorp common stock that may be considered to be beneficially owned by each director, nominee for director, named executive officer and all directors and executive officers of Clifton Savings Bancorp as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, none of the shares listed are pledged as security, and each of the named individuals has sole voting and sole investment power with respect to the number of shares shown.

Name	Number of Shares Owned(1)		Number of Shares That May be Acquired Within 60 Days by Exercising Options	Percent of Common Stock Outstanding(2)
John A. Celentano, Jr.	288,456	(3)	329,000	2.32%
Walter Celuch	78,348	(4)	179,500	*
Bart D’Ambra	51,255		119,600	*
Stephen A. Hoogerhyde	48,633		119,600	*
Thomas A. Miller	17,936		74,795	*
Cynthia Sisco Parachini	58,500	(5)	—	*
John H. Peto	49,920	(6)	74,795	*
Charles J. Pivirotto	9,630	(5)(7)	—	*
Christine R. Piano	53,881		119,600	*
Joseph C. Smith	91,920	(8)	74,795	*
John Stokes	39,920		74,795	*
All directors and executive officers as a group (11 persons)	788,399		1,166,480	7.11%

*	Does not exceed 1.0% of Clifton Savings Bancorp’s outstanding voting securities.
(1)	Includes shares allocated to the account of individuals under Clifton Savings Bank’s employee stock ownership plan with respect to which individuals have voting but not investment power as follows: Mr. Celentano—28,815 shares; Mr. Celuch—27,896 shares; Mr. D’Ambra—15,574 shares; Mr. Hoogerhyde—17,142 shares; and Ms. Piano—17,810 shares.
(2)	Based on 26,313,238 shares of Clifton Savings Bancorp’s common stock outstanding and entitled to vote as of May 28, 2010, plus the number of shares that may be acquired by each individual (or group of individuals) by exercising options.
(3)	Includes 50,000 shares held by Mr. Celentano’s spouse and 18,626 shares held in trust for Mr. Celentano under Clifton Savings Bank’s supplemental executive retirement plan as to which he has shared voting power.
(4)	Includes 5,000 shares held jointly by Mr. Celuch’s spouse and daughters and 297 shares held in trust for Mr. Celuch under Clifton Savings Bank’s supplemental executive retirement plan as to which he has shared voting power.
(5)	Includes shares of unvested restricted stock held in trust as part of Clifton Savings Bancorp’s 2005 Equity Incentive Plan with respect to which individuals have voting but not investment power as follows: Ms. Sisco Parachini—8,500 shares; and Mr. Pivirotto—8,500 shares.
(6)	Includes 2,500 shares held by Mr. Peto’s daughter.
(7)	Includes 30 shares held by Mr. Pivirotto’s son and 100 shares held in trust by Mr. Pivirotto’s spouse as custodian for their son.
(8)	Includes 2,000 shares held by Mr. Smith’s son.

Subscriptions by Executive Officers and Directors

The table below sets forth, for each of our directors and named executive officers and for all of the directors and named executive officers as a group, the following information:

•

the number of shares of Clifton Savings Bancorp common stock to be received in exchange for shares of new Clifton Savings Bancorp common stock upon consummation of the conversion and the offering, based upon their beneficial ownership of Clifton Savings Bancorp common stock as of                     , 2010;

•	the proposed purchases of new Clifton Savings Bancorp common stock, assuming sufficient shares are available to satisfy their subscriptions; and

•	the total amount of new Clifton Savings Bancorp common stock to be held upon consummation of the conversion and the offering.

In each case, it is assumed that shares are sold and the exchange ratio is calculated at the midpoint of the offering range. No individual has entered into a binding agreement to purchase these shares and, therefore, actual purchases could be more or less than indicated. Directors and executive officers and their associates may not purchase in the aggregate more than 25% of the shares sold in the offering. Like all of our depositors, our directors and officers have subscription rights based on their deposits. For purposes of the following table, sufficient shares are assumed to be available to satisfy subscriptions in all categories. See “The Conversion and Offering–Limitations on Purchases of Shares.”

Name of Beneficial Owner	Number of Shares Received in Exchange for Shares of Clifton Savings Bancorp(2)	Proposed Purchases of Stock in the Offering(1)		Total Common Stock to be Held
		Number of Shares	Dollar Amount	Number of Shares(2)	Percentage of Total Outstanding(3)
Directors:
John A. Celentano, Jr.	322,089	10,000	$80,000	332,089	1.14%
Thomas A. Miller	20,027	—	—	20,027	*
Cynthia Sisco Parachini	65,321	1,000	8,000	66,321	*
John H. Peto	55,740	5,000	40,000	60,740	*
Charles J. Pivirotto	10,752	1,000	8,000	11,752	*
Joseph C. Smith	102,637	10,000	80,000	112,637	*
John Stokes	44,574	1,000	8,000	45,574	*

Named Executive Officers Who Are Not Also Directors:
Walter Celuch	87,483	2,500	20,000	89,983	*
Bart D’Ambra	57,231	1,000	8,000	58,231	*
Stephen A. Hoogerhyde	54,303	750	6,000	55,053	*
Christine R. Piano	60,163	1,000	8,000	61,163	*

All Directors and Named Executive Officers as a Group (11 persons)	880,320	33,250	$266,000	913,570	3.13%

*	Less than 1%.
(1)	Includes shares to be purchased by certain officers through self-directed purchases within Clifton Savings Bank’s 401(k) plan. Such purchases will receive the same purchase priorities, and be subject to the same purchase limitations, as purchases made by such officers using other funds. Also includes proposed subscriptions, if any, by associates.
(2)	Based on information presented in “Stock Ownership.” Excludes shares that may be acquired upon the exercise of outstanding stock options.
(3)	If shares are sold and the exchange ratio is calculated at the minimum of the offering range, all directors and officers as a group would own 3.15% of the outstanding shares of new Clifton Savings Bancorp common stock.

Regulation and Supervision

General

Clifton Savings Bank is subject to extensive regulation, examination and supervision by the Office of Thrift Supervision, as its primary federal regulator, and by the Federal Deposit Insurance Corporation, as the insurer of its deposits. Clifton Savings Bank is a member of the Federal Home Loan Bank System and its deposit accounts are insured up to applicable limits by the Deposit Insurance Fund managed by the Federal Deposit Insurance Corporation. Clifton Savings Bank must file reports with the Office of Thrift Supervision concerning its activities and financial condition in addition to obtaining regulatory approvals before entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the Office of Thrift Supervision to evaluate Clifton Savings Bank’s safety and soundness and compliance with various regulatory requirements. This regulatory structure is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of an adequate allowance for loan losses for regulatory purposes. Any change in such policies, whether by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or Congress, could have a material adverse impact on new Clifton Savings Bancorp and Clifton Savings Bank and their operations. New Clifton Savings Bancorp, as a savings and loan holding company, will be required to file certain reports with, will be subject to examination by, and otherwise must comply with the rules and regulations of the Office of Thrift Supervision.

Certain of the regulatory requirements that are or will be applicable to Clifton Savings Bank and new Clifton Savings Bancorp are described below. This description of statutes and regulations is not intended to be a complete explanation of such statutes and regulations and their effects on Clifton Savings Bank and new Clifton Savings Bancorp and is qualified in its entirety by reference to the actual statutes and regulations.

Regulatory Reform Legislation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), which was enacted on July 21, 2010, makes extensive changes in the regulation of financial institutions and their holding companies. The Dodd-Frank Act requires various federal agencies to adopt a broad range of new implementing rules and regulations, and to prepare numerous studies and reports for Congress. The federal agencies are given significant discretion in drafting the implementing rules and regulations, and consequently, many of the details and much of the impact of the Dodd-Frank Act may not be known for many months or years.

Certain provisions of the Dodd-Frank Act are expected to have a near term impact on new Clifton Savings Bancorp and Clifton Savings Bank. For example, the Office of Thrift Supervision will be eliminated. Responsibility for the supervision and regulation of federal savings banks will be transferred to the Office of the Comptroller of the Currency, which is the agency that is currently primarily responsible for the regulation and supervision of national banks. The Office of the Comptroller of the Currency will assume responsibility for implementing and enforcing many of the laws and regulations applicable to federal savings banks. The Board of Governors of the Federal Reserve System will supervise and regulate all savings and loan holding companies that were formerly regulated by the Office of Thrift Supervision, including new Clifton Savings Bancorp. The transfer of regulatory functions will take place over a transition period of up to one year from the enactment date of July 21, 2010 (subject to a possible six month extension).

Additionally, the Dodd-Frank Act creates a new Consumer Financial Protection Bureau as an independent bureau of the Federal Reserve Board. The Consumer Financial Protection Bureau will assume responsibility for the implementation of the federal financial consumer protection and fair lending laws and regulations, a function currently assigned to prudential regulators, and will have authority to impose new requirements. However, institutions of less than $10 billion in assets, such as Clifton Savings Bank, will continue to be examined for compliance with consumer protection and fair lending laws and regulations by, and be subject to the enforcement authority of, their prudential regulator, although the Consumer Financial Protection Bureau will have back-up authority to examine and enforce consumer protection laws against all institutions, including institutions with less than $10 billion in assets.

Also effective one year after the date of enactment is a provision of the Dodd-Frank Act that eliminates the federal prohibitions on paying interest on demand deposits, thus allowing businesses to have interest-bearing checking accounts. Depending on competitive responses, this change to existing law could have an adverse impact on Clifton Savings Bank’s interest expense. The Dodd-Frank Act also broadens the base for Federal Deposit Insurance Corporation insurance assessments and requires the Federal Deposit Insurance Corporation to amend its regulations to require that assessments be based on the average consolidated total assets less tangible equity capital of a financial institution.

The Dodd-Frank Act also permanently increases the maximum amount of deposit insurance for banks, savings institutions and credit unions to $250,000 per depositor, retroactive to January 1, 2009, and non-interest bearing transaction accounts have unlimited deposit insurance through December 31, 2012.

The Dodd-Frank Act will require publicly traded companies to give shareholders a non-binding vote on executive compensation and so-called “golden parachute” payments, and authorizes the Securities and Exchange Commission to promulgate rules that would allow shareholders to nominate their own candidates using a company’s proxy materials. On August 25, 2010, the Securities and Exchange Commission adopted such rules requiring all publicly traded companies to include nominees of significant, long-term shareholders in their proxy materials, alongside the nominees of management. Under the rules, shareholders will be eligible to have their nominees included in the proxy materials if they own at least 3% of a company’s shares continuously for at least the prior three years. The new proxy access rules had been slated to take effect on November 15, 2010 and were to apply during the 2011 proxy season for companies that had mailed proxy materials for their previous annual meeting after March 13, 2010 (for companies other than smaller reporting companies, defined as a company with $75 million or less in public float, which will not have to comply with the new proxy access rules for three years). However, on October 4, 2010, the Securities and Exchange Commission issued an order staying effectiveness of the proxy access rules. In light of the stay, the proxy access rules will likely not be in effect for most, if not all, of the 2011 proxy season. The legislation also directs the Federal Reserve Board to promulgate rules prohibiting excessive compensation paid to bank holding company executives, regardless of whether the company is publicly traded or not.

The Dodd-Frank Act also weakens the federal preemption rules that have been applicable for national banks and federal savings associations, and gives state attorneys general the ability to enforce federal consumer protection laws. Additionally, the Dodd-Frank Act includes a series of provisions covering mortgage loan origination standards affecting, among other things, originator compensation, minimum repayment standards and pre-payments. The Dodd-Frank Act also directs the Federal Reserve Board to issue rules that are expected to limit debit-card interchange fees.

Unlike bank holding companies, thrift holding companies, including new Clifton Savings Bancorp, are not currently subject to consolidated capital requirements. The Dodd-Frank Act authorizes the Office of Thrift Supervision and its successor regulator of thrift holding companies, the Board of Governors of the Federal Reserve, to promulgate capital requirements for all thrift holding companies, including new Clifton Savings Bancorp. The Dodd-Frank Act also extends the “source of strength” doctrine to include thrift holding companies, including new Clifton Savings Bancorp. The federal banking regulatory agencies are required to issue joint rules within two years of enactment of the Dodd-Frank Act requiring that all bank and thrift holding companies serve as a source of strength for any depository institution subsidiary.

Five years after the date of enactment of the Dodd-Frank Act, thrift holding companies that were not subject to the authority of the Board of Governors of the Federal Reserve as of May 19, 2010, including new Clifton Savings Bancorp, will be subject to the following: (1) minimum capital requirements for thrift holding companies that can be no lower than the generally applicable capital requirements that were in effect for insured depositories as of the date of enactment of the Dodd-Frank Act; (2) any trust preferred securities issued after May 19, 2010 are removed as a permitted component of a holding company’s Tier 1 capital; (3) for holding companies with $15 billion or more in consolidated assets, any trust preferred securities issued before May 19, 2010 will no longer be a permitted component of a holding company’s Tier 1 capital after a three-year phase-in period which begins January 1, 2013; and (4) for holding companies, such as new Clifton Savings Bancorp, with less than $15 billion in consolidated assets, any trust preferred securities issued before May 19, 2010 may remain a component of a holding company’s Tier 1 capital. All of Clifton Savings Bancorp’s trust preferred securities were issued prior to May 19, 2010. As such, these securities will not be subject to the deduction from capital pursuant to the Dodd-Frank Act; however the restrictions set forth above may restrict Clifton Savings Bancorp’s ability to refinance existing trust preferred securities, as new issuances would not be included as Tier 1 capital.

It is difficult to predict at this time what specific impact the Dodd-Frank Act and the yet to be written implementing rules and regulations will have on community banks. However, it is expected that at a minimum they will increase new Clifton Savings Bancorp’s and Clifton Savings Bank’s operating and compliance costs and could also increase interest expense.

Federal Banking Regulation

Business Activities. The activities of federal savings banks, such as Clifton Savings Bank, are governed by federal laws and regulations. Those laws and regulations delineate the nature and extent of the business activities in which federal savings banks may engage. In particular, certain lending authority for federal savings banks, e.g., commercial, non-residential real property loans and consumer loans, is limited to a specified percentage of the institution’s capital or assets.

Capital Requirements. The Office of Thrift Supervision’s capital regulations require savings associations to meet three minimum capital standards: a 1.5% tangible capital to total assets ratio, a 4% Tier 1 capital to total assets leverage ratio (3% for institutions that are not anticipating or experiencing significant growth and have well diversified risk; i.e., generally, the highest examination rating on the CAMELS system) and an 8% total risk-based capital ratio. In addition, the prompt corrective action standards discussed below also establish, in effect, a minimum 2% tangible capital standard, a 4% leverage ratio (3% for institutions receiving the highest examination rating on the CAMELS system) and, together with the risk-based capital standard itself, a 4% Tier 1 risk-based capital standard. The regulations also require that, in meeting the tangible, leverage and risk-based capital standards, institutions must generally deduct investments in and loans to subsidiaries engaged in activities as principal that are not permissible for a national bank.

The risk-based capital standard for savings associations requires the maintenance of Tier 1 (core) and total capital (which is defined as core capital and Tier 2 (supplementary) capital less certain specified deductions from total capital such as reciprocal holdings of depository institution capital instruments and equity investments) to risk-weighted assets of at least 4% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet activities, recourse obligations, residual interests and direct credit substitutes, are multiplied by a risk-weight factor of 0% to 100%, assigned by the capital regulation based on the risks believed inherent in the type of asset. Tier 1 (core) capital is generally defined as common shareholders’ equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries, less intangibles other than certain mortgage servicing rights and credit card relationships. Tier 2 (supplementary) capital includes cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible debt securities, subordinated debt and intermediate preferred stock, the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and up to 45% of unrealized gains on available for sale equity securities with readily determinable fair market values. Overall, the amount of Tier 2 capital included as part of total capital cannot exceed 100% of Tier 1 capital.

The Office of Thrift Supervision also has authority to establish individual minimum capital requirements in appropriate cases upon a determination that an institution’s capital level is or may become inadequate in light of the particular risks or circumstances. At September 30, 2010, Clifton Savings Bank met each of its capital requirements.

Prompt Corrective Regulatory Action. The Office of Thrift Supervision is required to take certain supervisory actions against undercapitalized institutions, the severity of which depends upon the institution’s degree of undercapitalization. Generally, a savings association that has a ratio of total capital to risk weighted assets of less than 8%, a ratio of Tier 1 (core) capital to risk-weighted assets of less than 4% or a ratio of core capital to total assets of less than 4% (3% or less for institutions with the highest examination rating) is considered to be “undercapitalized.” A savings association that has a total risk-based capital ratio of less than 6%, a Tier 1 capital ratio of less than 3% or a leverage ratio that is less than 3% is considered to be “significantly undercapitalized” and a savings association that has a tangible capital to assets ratio equal to or less than 2% is deemed to be “critically undercapitalized.” Subject to a narrow exception, the Office of Thrift Supervision is required to appoint a receiver or conservator within specified time frames for an institution that is “critically undercapitalized.” The regulation also provides that a capital restoration plan must be filed with the Office of Thrift Supervision within 45 days of the date a savings association is deemed to have received notice that it is “undercapitalized,” “significantly undercapitalized” or “critically undercapitalized.” Compliance with the plan must be guaranteed by any parent holding company up to the lesser of 5% of the savings association’s total assets when it was deemed to be undercapitalized or the amount necessary to achieve compliance with applicable capital requirements. In addition, numerous mandatory supervisory actions become immediately applicable to an undercapitalized institution, including, but not limited to, increased monitoring by regulators and restrictions on growth, capital distributions and expansion. A number of discretionary supervisory actions could also be taken, including the issuance of a capital directive and the replacement of senior executive officers and directors. Significantly and critically undercapitalized institutions are subject to additional mandatory and discretionary measures.

In addition to the increase in capital requirements set forth in the Dodd-Frank Act, Federal bank regulators have the authority to impose higher capital requirements on an individual bank basis. These requirements may be greater than those set forth in the Dodd-Frank Act or that would qualify a bank as being “well capitalized” under the Office of Thrift Supervision’s prompt corrective action regulations. If Clifton Savings Bank was to become subject to higher individual capital requirements, such action may have a negative impact on its ability to execute its business plan, as well as its ability to grow, pay dividends or engage in mergers and acquisitions and may result in restrictions in its operations.

Insurance of Deposit Accounts. Clifton Savings Bank’s deposits are insured up to applicable limits by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation. Under the Federal Deposit Insurance Corporation’s risk-based assessment system, insured institutions are assigned to one of four risk categories based on supervisory evaluations, regulatory capital levels and certain other factors, with less risky institutions paying lower assessments. An institution’s base assessment rate depends upon the category to which it is assigned and is subject to the following adjustments: (1) a decrease for long-term unsecured debt, including most senior and subordinated debt; (2) an increase for secured liabilities above a threshold amount; and (3) for non-Risk Category I institutions, an increase for brokered deposits above a threshold amount. Effective April 1, 2009, assessment rates range from seven to 77.5 basis points after applying all possible adjustments. The Dodd-Frank Act requires the Federal Deposit Insurance Corporation to amend its procedures to base assessments on total assets less tangible equity rather than deposits. The Federal Deposit Insurance Corporation has recently issued a proposed rule that would implement that directive beginning in the second quarter of 2011. No institution may pay a dividend if in default of the federal deposit insurance assessment.

The Federal Deposit Insurance Corporation imposed on all insured institutions a special emergency assessment of five basis points of total assets minus Tier 1 capital, as of June 30, 2009 (capped at ten basis points of an institution’s deposit assessment base), in order to cover losses to the Deposit Insurance Fund. That special assessment was collected on September 30, 2009. The Federal Deposit Insurance Corporation provided for similar assessments during the final two quarters of 2009, if deemed necessary. However, in lieu of further special assessments, the Federal Deposit Insurance Corporation required insured institutions to prepay estimated quarterly risk-based assessments for the fourth quarter of 2009 through the fourth quarter of 2012. The estimated assessments, which include an assumed annual assessment base increase of 5%, were recorded as a prepaid expense asset as of December 31, 2009. As of December 31, 2009, and each quarter thereafter, a charge to earnings will be recorded for each regular assessment with an offsetting credit to the prepaid asset.

Due to the recent difficult economic conditions, deposit insurance per account owner has been raised to $250,000 for all types of accounts. That coverage was made permanent by the Dodd-Frank Act. In addition, the Federal Deposit Insurance Corporation adopted an optional Temporary Liquidity Guarantee Program by which, for a fee, noninterest bearing transaction accounts would receive unlimited insurance coverage until June 30, 2010, subsequently extended to December 31, 2010, and certain senior unsecured debt issued by institutions and their holding companies between October 13, 2008 and December 31, 2009 would be guaranteed by the Federal Deposit Insurance Corporation through June 30, 2012, or in some cases, December 31, 2012. Clifton Savings Bank participates in the unlimited noninterest bearing transaction account coverage; Clifton Savings Bank and Clifton Savings Bancorp opted not to participate in the unsecured debt guarantee program. The Dodd-Frank Act extended the unlimited coverage for certain noninterest bearing transaction accounts through December 31, 2012.

In addition to the assessment for deposit insurance, insured depository institutions are required to make payments on bonds issued in the late 1980s by the Financing Corporation to recapitalize a predecessor deposit insurance fund. That payment is established quarterly and during the four quarters ended September 30, 2010 averaged 1.05 basis points of assessable deposits.

The Dodd-Frank Act increased the minimum target Deposit Insurance Fund ratio from 1.15% of estimated insured deposits to 1.35% of estimated insured deposits. The Federal Deposit Insurance Corporation must seek to achieve the 1.35% ratio by September 30, 2020. Insured institutions with assets of $10 billion or more are supposed to fund the increase. The Dodd-Frank Act eliminated the 1.5% maximum fund ratio, instead leaving it to the discretion of the Federal Deposit Insurance Corporation.

The Federal Deposit Insurance Corporation has authority to increase insurance assessments. A significant increase in insurance premiums would likely have an adverse effect on the operating expenses and results of operations of Clifton Savings Bank. Management cannot predict what insurance assessment rates will be in the future.

Insurance of deposits may be terminated by the Federal Deposit Insurance Corporation upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the Federal Deposit Insurance Corporation or the Office of Thrift Supervision (or the prospective successor to the Office of Thrift Supervision, the Office of the Comptroller of the Currency). The management of Clifton Savings Bank does not know of any practice, condition or violation that might lead to termination of deposit insurance.

Loans to One Borrower. Federal law provides that savings associations are generally subject to the limits on loans to one borrower applicable to national banks. Subject to certain exceptions, a savings association may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of its unimpaired capital and surplus. An additional amount may be lent, equal to 10% of unimpaired capital and surplus, if secured by specified readily-marketable collateral.

Qualified Thrift Lender Test. Federal law requires savings associations to meet a qualified thrift lender test. Under the test, a savings association is required to either qualify as a “domestic building and loan association” under the Internal Revenue Code or maintain at least 65% of its “portfolio assets” (total assets less: (i) specified liquid assets up to 20% of total assets; (ii) intangibles, including goodwill; and (iii) the value of property used to conduct business) in certain “qualified thrift investments” (primarily residential mortgages and related investments, including certain mortgage-backed securities but also including education, credit card and small business loans) in at least 9 months out of each 12-month period.

A savings association that fails the qualified thrift lender test is subject to certain operating restrictions. The Dodd-Frank Act subjects violations of the qualified thrift lender requirements to possible enforcement action for violation of law as well dividend restrictions. As of September 30, 2010, Clifton Savings Bank maintained 88.71% of its portfolio assets in qualified thrift investments and, therefore, met the qualified thrift lender test.

Limitation on Capital Distributions. Applicable regulations impose limitations upon all capital distributions by a savings association, including cash dividends, payments to repurchase its shares and payments to shareholders of another institution in a cash-out merger. Under the regulations, an application to and the prior approval of the Office of Thrift Supervision is required before any capital distribution if the institution does not meet the criteria for “expedited treatment” of applications under Office of Thrift Supervision regulations (i.e., generally, examination and Community Reinvestment Act ratings in the two top categories), the total capital distributions for the calendar year exceed net income for that year plus the amount of retained net income for the preceding two years, the institution would be undercapitalized following the distribution or the distribution would otherwise be contrary to a statute, regulation or agreement with the Office of Thrift Supervision. If an application is not required, the institution must still provide prior notice of the capital distribution if, like Clifton Savings Bank, it is a subsidiary of a holding company. If Clifton Savings Bank’s capital ever fell below its regulatory requirements or the Office of Thrift Supervision notified it that it was in need of increased supervision, its ability to make capital distributions could be restricted. In addition, the Office of Thrift Supervision could prohibit a proposed capital distribution, which is otherwise permitted by the regulation, if the Office of Thrift Supervision determines that such distribution would constitute an unsafe or unsound practice.

Standards for Safety and Soundness. The federal banking agencies have adopted Interagency Guidelines prescribing Standards for Safety and Soundness in various areas such as internal controls and information systems, internal audit, loan documentation and credit underwriting, interest rate exposure, asset growth and quality, earnings and compensation, fees and benefits. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the Office of Thrift Supervision determines that a savings association fails to meet any standard prescribed by the guidelines, the institution may be required to submit an acceptable plan to achieve compliance with the standard.

Community Reinvestment Act. All federal savings associations have a responsibility under the Community Reinvestment Act and related regulations to help meet the credit needs of their communities, including low- and moderate-income neighborhoods. An institution’s failure to comply with the provisions of the Community Reinvestment Act could result in denials of applications for transactions such as mergers, acquisitions and branches. Clifton Savings Bank received a “satisfactory” Community Reinvestment Act rating in its most recently completed examination. The responsibility for implementing the Community Reinvestment Act is not being transferred to the new Consumer Financial Protection Bureau but rather is remaining with the prudential regulators.

Transactions with Related Parties. Federal law limits Clifton Savings Bank’s authority to engage in transactions with “affiliates” (e.g., any entity that controls or is under common control with Clifton Savings Bank, including new Clifton Savings Bancorp). The aggregate amount of covered transactions with any individual affiliate is limited to 10% of the capital and surplus of the savings association. The aggregate amount of covered transactions with all affiliates is limited to 20% of the savings association’s capital and surplus. Certain transactions with affiliates are required to be secured by collateral in an amount and of a type specified by federal law. The purchase of low quality assets from affiliates is generally prohibited. Transactions with affiliates must generally be on terms and under circumstances that are at least as favorable to the institution as those prevailing at the time for comparable transactions with non-affiliated companies. In addition, savings associations are prohibited from lending to any affiliate that is engaged in activities that are not permissible for bank holding companies and no savings association may purchase the securities of any affiliate other than a subsidiary.

The Sarbanes-Oxley Act of 2002 generally prohibits loans by Clifton Savings Bancorp to its executive officers and directors. However, the law contains a specific exception for loans by a depository institution to its executive officers and directors in compliance with federal banking laws. Under such laws, Clifton Savings Bank’s authority to extend credit to executive officers, directors and 10% shareholders (“insiders”), as well as entities such persons control, is limited. The laws limit both the individual and aggregate amount of loans that Clifton Savings Bank may make to insiders based, in part, on Clifton Savings Bank’s capital level and requires that certain board approval procedures be followed. Such loans are required to be made on terms substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment. There is an exception for loans made pursuant to a benefit or compensation program that is widely available to all employees of the institution and does not give preference to insiders over other employees. Loans to executive officers are subject to additional limitations based on the type of loan involved.

Enforcement. The Office of Thrift Supervision currently has primary enforcement responsibility over savings associations and has authority to bring actions against the institution and all institution-affiliated parties, including shareholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful actions likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors to institution of receivership, conservatorship or termination of deposit insurance. Civil penalties cover a wide range of violations and can amount to $25,000 per day, or even $1 million per day in especially egregious cases. The Federal Deposit Insurance Corporation has the authority to recommend to the Director of the Office of Thrift Supervision that enforcement action be taken with respect to a particular savings association. If action is not taken by the Director, the Federal Deposit Insurance

Corporation has authority to take such action under certain circumstances. Federal law also establishes criminal penalties for certain violations. The Office of Thrift Supervision’s enforcement authority will transfer to the Office of the Comptroller of the Currency under the Dodd-Frank Act regulatory restructuring.

Assessments. Savings associations are required to pay assessments to the Office of Thrift Supervision to fund the agency’s operations. The general institution assessment, paid on a semi-annual basis, is computed based upon the savings association’s (including consolidated subsidiaries) total assets, financial condition and complexity of its business. The Office of Thrift Supervision also assesses savings and loan holding companies based, in part, on complexity of business, financial condition and organizational form. The Office of Thrift Supervision assessments paid by Clifton Savings Bancorp and Clifton Savings Bank for the six months ended September 30, 2010 and for the year ended March 31, 2010 totaled $120,000 and $223,000, respectively. The Office of the Comptroller of the Currency similarly assesses its regulated institutions to fund its operations.

Federal Home Loan Bank System. Clifton Savings Bank is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank provides a central credit facility primarily for member institutions. Clifton Savings Bank, as a member of the Federal Home Loan Bank of New York, is required to acquire and hold shares of capital stock in that Federal Home Loan Bank. Clifton Savings Bank was in compliance with this requirement with an investment in Federal Home Loan Bank of New York stock at September 30, 2010 of $7.1 million.

The Federal Home Loan Banks have been required to provide funds for the resolution of insolvent thrifts in the late 1980s and to contribute funds for affordable housing programs. Such requirements, and general financial conditions, affect the amount of dividends that the Federal Home Loan Banks pay to their members and the rate of interest that the Federal Home Loan Banks impose on advances to their members. If dividends were reduced, or interest on future Federal Home Loan Bank advances increased, Clifton Savings Bank’s net interest income would likely also be reduced.

Federal Reserve System. The Federal Reserve Board regulations require savings associations to maintain noninterest earning reserves against their transaction accounts (primarily Negotiable Order of Withdrawal (NOW) and regular checking accounts). The regulations currently provide that reserves be maintained against aggregate transaction accounts as follows: a 3% reserve ratio is assessed on net transaction accounts up to and including $58.8 million; a 10% reserve ratio is applied above $58.8 million. The first $10.7 million of otherwise reservable balances (subject to adjustments by the Federal Reserve Board) are exempted from the reserve requirements. The amounts are adjusted annually. Clifton Savings Bank complies with the foregoing requirements.

Other Regulations

Clifton Savings Bank’s operations are also subject to federal laws applicable to credit transactions, such as, but not limited to, the:

•	Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

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Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

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Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies; Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies; and

The operations of Clifton Savings Bank also are subject to the:

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Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

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Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services;

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Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check;

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Title III of The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (referred to as the “USA PATRIOT Act”), and the related regulations of the Office of Thrift Supervision, which require savings associations operating in the United States to develop new anti-money laundering compliance programs (including a customer identification program that must be incorporated into the AML compliance program), due diligence policies and controls to ensure the detection and reporting of money laundering; and

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The Bank Secrecy Act of 1970, which requires financial institutions in the United States to keep records of cash purchases of negotiable instruments, file reports of cash purchases of negotiable instruments exceeding a daily amount of $10,000 or more and to report suspicious activity that might signify money laundering, tax evasion, or other criminal activities.

Holding Company Regulation

General. New Clifton Savings Bancorp will register with the Office of Thrift Supervision and will be subject to Office of Thrift Supervision regulations, examinations, supervision, reporting requirements and regulations. In addition, the Office of Thrift Supervision will have enforcement authority over new Clifton Savings Bancorp and its non-savings institution subsidiaries. Among other things, this authority permits the Office of Thrift Supervision to restrict or prohibit activities that are determined to be a serious risk to Clifton Savings Bank. As a savings and loan holding company, new Clifton Savings Bancorp will be able to engage only in activities permitted to a financial holding company, and those permitted for multiple savings and loan holding companies, which includes non-banking activities that have been determined to be permissible for bank holding companies.

As part of the Dodd-Frank Act regulatory restructuring, the Office of Thrift Supervision’s authority over savings and loan holding companies will be transferred to the Federal Reserve Board, which is the agency that currently regulates and supervises bank holding companies.

A savings and loan holding company is prohibited from, directly or indirectly, acquiring more than 5% of the voting stock of another savings association or savings and loan holding company, without prior regulatory approval, and from acquiring or retaining control of a depository institution that is not insured by the Federal Deposit Insurance Corporation. In evaluating applications by holding companies to acquire savings associations, factors considered include, among other things, the financial and managerial resources and future prospects of the company and institution involved, the effect of the acquisition on the risk to the deposit insurance funds, the convenience and needs of the community and competitive effects.

No acquisition may be approved that would result in a multiple savings and loan holding company controlling savings associations in more than one state, subject to two exceptions: (i) the approval of interstate supervisory acquisitions by savings and loan holding companies; and (ii) the acquisition of a savings association in another state if the laws of the state of the target savings association specifically permit such acquisitions. The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

Savings and loan holding companies are not currently subject to specific regulatory capital requirements. The Dodd-Frank Act, however, requires the Federal Reserve Board to promulgate consolidated capital requirements for depository institution holding companies that are no less stringent, both quantitatively and in terms of components of capital, than those applicable to the depository institutions themselves. There is a five year transition period before the capital requirements will apply to savings and loan holding companies.

Clifton Savings Bank must notify the Office of Thrift Supervision thirty (30) days before declaring any dividend. In addition, the financial impact of a holding company on its subsidiary institution is a matter that is evaluated by the Office of Thrift Supervision and the agency has authority to order cessation of activities or divestiture of subsidiaries deemed to pose a threat to the safety and soundness of the institution.

Acquisition of Control. Under the federal Change in Bank Control Act, a notice must be submitted to the Office of Thrift Supervision if any person (including a company), or group acting in concert, seeks to acquire “control” of a savings and loan holding company or savings association. An acquisition of “control” can occur upon the acquisition of 10% or more of the voting stock of a savings and loan holding company or savings institution or as otherwise defined by the Office of Thrift Supervision. Under the Change in Bank Control Act, the Office of Thrift Supervision has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition. Any company that so acquires control would then be subject to regulation as a savings and loan holding company.

Federal Securities Laws

Clifton Savings Bancorp common stock is registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. As a result, Clifton Savings Bancorp files quarterly and annual reports with the Securities and Exchange Commission and is subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act. Upon completion of the conversion and offering, new Clifton Savings Bancorp common stock will be registered with the Securities and Exchange Commission under the Securities Exchange Act. As a result, new Clifton Savings Bancorp will be required to file quarterly and annual reports with the Securities and Exchange Commission and will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act.

Federal and State Taxation

Federal Income Taxation

General. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to us. We report our income on a calendar year basis using the accrual method of accounting. The federal income tax laws apply to us in the same manner as to other corporations with some exceptions, including particularly our reserve for bad debts discussed below. Our federal income tax returns have been either audited or closed under the statute of limitations through tax year 2006. For its 2010 fiscal year, Clifton Savings Bank’s maximum federal income tax rate was 34%.

Bad Debt Reserves. For fiscal years beginning before June 30, 1996, thrift institutions that qualified under certain definitional tests and other conditions of the Internal Revenue Code were permitted to use certain favorable provisions to calculate their deductions from taxable income for annual additions to their bad debt reserve. A reserve could be established for bad debts on qualifying real property loans, generally secured by interests in real property improved or to be improved, under the percentage of taxable income method or the experience method. Clifton Savings Bank’s reserve for nonqualifying loans was computed using the experience method. Federal legislation enacted in 1996 repealed the reserve method of accounting for bad debts and the percentage of taxable income method for tax years beginning after 1995 and required savings institutions to recapture or take into income certain portions of their accumulated bad debt reserves. Approximately $6.4 million of our accumulated bad debt reserves would not be recaptured into taxable income unless Clifton Savings Bank makes a “non-dividend distribution” to Clifton Savings Bancorp as described below.

Distributions. If Clifton Savings makes non-dividend distributions to Clifton Savings Bancorp, the distributions will be considered to have been made from Clifton Savings’ unrecaptured tax bad debt reserves, including the balance of its reserves as of December 31, 1987, to the extent of the non-dividend distributions, and then from Clifton Savings’ supplemental reserve for losses on loans, to the extent of those reserves, and an amount based on the amount distributed, but not more than the amount of those reserves, will be included in Clifton Savings’ taxable income. Non-dividend distributions include distributions in excess of Clifton Savings’ current and accumulated earnings and profits, as calculated for federal income tax purposes, distributions in redemption of stock, and distributions in partial or complete liquidation. Dividends paid out of Clifton Savings’ current or accumulated earnings and profits will not be included in Clifton Savings’ taxable income.

The amount of additional taxable income triggered by a non-dividend distribution is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Therefore, if Clifton Savings makes a non-dividend distribution to Clifton Savings Bancorp, approximately one and one-half times the amount of the distribution not in excess of the amount of the reserves would be includable in income for federal income tax purposes, assuming a 34% federal corporate income tax rate. Clifton Savings does not intend to pay dividends that would result in a recapture of any portion of its bad debt reserves.

State Taxation

New Jersey Taxation. Clifton Savings, Clifton Savings Bancorp and Clifton MHC are subject to New Jersey’s Corporation Business Tax at the rate of 9% on their taxable income, before net operating loss deductions and special deductions for federal income tax purposes. For this purpose, “taxable income” generally means federal taxable income subject to certain adjustments (including addition of interest income on state and municipal obligations). Botany Inc. is eligible to be taxed as a New Jersey Investment Company at a rate of 3.6%.

The Conversion and Offering

This conversion is being conducted pursuant to a plan of conversion approved by the boards of directors of Clifton MHC, Clifton Savings Bancorp and Clifton Savings Bank. The Office of Thrift Supervision has conditionally approved the plan of conversion; however, such approval does not constitute a recommendation or endorsement of the plan of conversion by such agency.

General

On November 8, 2010, the boards of directors of Clifton MHC, Clifton Savings Bancorp and Clifton Savings Bank unanimously adopted the plan of conversion. The second-step conversion that we are now undertaking involves a series of transactions by which we will convert our organization from the partially public mutual holding company form to the fully public stock holding company structure. Under the plan of conversion, Clifton Savings Bank will convert from the mutual holding company form of organization to the stock holding company form of organization and become a wholly owned subsidiary of new Clifton Savings Bancorp, a newly formed Nevada corporation. Current shareholders of Clifton Savings Bancorp, other than Clifton MHC, will receive shares of new Clifton Savings Bancorp common stock in exchange for their shares of Clifton Savings Bancorp common stock. Following the conversion and offering, the present Clifton Savings Bancorp and Clifton MHC will no longer exist.

The conversion to a stock holding company structure also includes the offering by new Clifton Savings Bancorp of its common stock to eligible depositors and certain borrowers of Clifton Savings Bank in a subscription offering and to members of the general public through a community offering and/or a syndicate of registered broker-dealers. The amount of capital being raised in the offering is based on an independent appraisal of new Clifton Savings Bancorp. Most of the terms of the offering are required by the regulations of the Office of Thrift Supervision.

Consummation of the conversion and offering requires the approval of the Office of Thrift Supervision. In addition, pursuant to Office of Thrift Supervision regulations, consummation of the conversion and offering is conditioned upon the approval of the plan of conversion by (1) at least a majority of the total number of votes eligible to be cast by members of Clifton MHC, (2) the holders of at least two-thirds of the shares of Clifton Savings Bancorp common stock eligible to vote, and (3) the holders of at least a majority of the outstanding shares of common stock of Clifton Savings Bancorp, excluding shares held by Clifton MHC.

The Office of Thrift Supervision approved our plan of conversion, subject to, among other things, approval of the plan of conversion by Clifton MHC’s members and Clifton Savings Bancorp’s shareholders. Meetings of Clifton MHC’s members and Clifton Savings Bancorp’s shareholders have been called for this purpose on                     , 2011.

Funds received before completion of the offering will be maintained in a segregated account at Clifton Savings Bank. If we fail to receive the necessary shareholder or member approval, or if we cancel the conversion and offering for any reason, orders for common stock already submitted will be canceled, subscribers’ funds will be returned promptly with interest calculated at Clifton Savings Bank’s passbook savings rate and all deposit account withdrawal authorizations will be canceled. We will not make any deduction from the returned funds for the costs of the offering.

The following is a brief summary of the pertinent aspects of the conversion and offering. A copy of the plan of conversion is available from Clifton Savings Bancorp upon request and is available for inspection at the offices of Clifton Savings Bank and at the Office of Thrift Supervision. The plan of conversion is also filed as an exhibit to the registration statement, of which this prospectus forms a part, that new Clifton Savings Bancorp has filed with the Securities and Exchange Commission. See “Where You Can Find More Information.”

Reasons for the Conversion and Offering

After considering the advantages and disadvantages of the conversion and offering, the boards of directors of Clifton MHC, Clifton Savings Bancorp and Clifton Savings Bank unanimously approved the conversion and offering as being in the best interests of Clifton Savings Bancorp and Clifton Savings Bank and their respective shareholders and customers. The boards of directors concluded that the conversion and offering provides a number of advantages that will be important to our future growth and performance and that outweigh the disadvantages of the conversion and offering.

The boards of directors believe that the conversion and offering will eliminate some of the uncertainties associated with recent regulatory reform legislation and better position us to meet all future regulatory requirements. In addition, the conversion and offering will result in the raising of additional capital that will support Clifton Savings Bank’s future lending and operational growth and may also support future branching activities or the acquisition of other financial institutions or financial service companies or their assets. Although Clifton Savings Bank is categorized as “well-capitalized” for bank regulatory purposes and does not require additional capital, the boards of directors have determined that opportunities for continued growth make pursuing the conversion and offering at this time desirable.

We expect that the larger number of shares that will be in the hands of public investors after completion of the conversion and offering will result in a more liquid and active market than currently exists for Clifton Savings Bancorp common stock. A more liquid and active market would make it easier for our investors to buy and sell our common stock.

After completion of the conversion and offering, the unissued common and preferred stock authorized by new Clifton Savings Bancorp’s certificate of incorporation will permit us to raise additional capital through further sales of securities. Although Clifton Savings Bancorp currently has the ability to raise additional capital through the sale of additional shares of Clifton Savings Bancorp common stock, that ability is limited by the mutual holding company structure, which, among other things, requires that Clifton MHC hold a majority of the outstanding shares of Clifton Savings Bancorp common stock.

As a fully converted stock holding company, we will have greater flexibility in structuring mergers and acquisitions, including the form of consideration paid in a transaction. Our current mutual holding company structure, by its nature, limits our ability to offer our common stock as consideration in a merger or acquisition because we cannot now issue stock in an amount that would cause Clifton MHC to own less than a majority of the outstanding shares of Clifton Savings Bancorp. Our new stock holding company structure will enhance our ability to compete with other bidders when acquisition opportunities arise by better enabling us to offer stock or cash consideration, or a combination of the two.

If Clifton Savings Bancorp had undertaken a standard conversion in 2004 rather than a minority stock offering, applicable regulations would have required a greater amount of Clifton Savings Bancorp common stock to be sold than the amount that was sold in the minority offering. If a standard conversion had been conducted in 2004, management of Clifton Savings Bancorp believed that it would have been difficult to prudently invest the larger amount of capital that would have been raised, when compared to the net proceeds raised in connection with the minority offering. In addition, a standard conversion in 2004 would have immediately eliminated all aspects of the mutual form of organization.

The disadvantage of the conversion and offering considered by boards of directors is the fact that operating in the stock holding company form of organization could subject Clifton Savings Bank to contests for corporate control. The boards of directors determined that the advantages of the conversion and offering outweighed this disadvantage.

Description of the Conversion

New Clifton Savings Bancorp has been incorporated under Nevada law as a first-tier wholly owned subsidiary of Clifton Savings Bancorp. To effect the conversion, the following will occur:

•	Clifton MHC will convert to stock form and simultaneously merge with and into Clifton Savings Bancorp, with Clifton Savings Bancorp as the surviving entity; and

•	Clifton Savings Bancorp will merge with and into new Clifton Savings Bancorp, with new Clifton Savings Bancorp as the surviving entity.

As a result of the series of mergers described above, Clifton Savings Bank will become a wholly owned subsidiary of new Clifton Savings Bancorp and the outstanding shares of Clifton Savings Bancorp common stock held by persons other than Clifton MHC (i.e., “public shareholders”) will be converted into a number of shares of new Clifton Savings Bancorp common stock that will result in the holders of such shares owning in the aggregate approximately the same percentage of new Clifton Savings Bancorp common stock to be outstanding upon the completion of the conversion and offering (i.e., the common stock issued in the offering plus the shares issued in exchange for shares of Clifton Savings Bancorp common stock) as the percentage of Clifton Savings Bancorp common stock owned by them in the aggregate immediately before consummation of the conversion and offering before giving effect to (1) the payment of cash in lieu of issuing fractional exchange shares, and (2) any shares of common stock purchased by public shareholders in the offering.

Share Exchange Ratio for Current Shareholders

Office of Thrift Supervision regulations provide that in a conversion from mutual holding company to stock holding company form, the public shareholders will be entitled to exchange their shares for common stock of the stock holding company, provided that the mutual holding company demonstrates to the satisfaction of the Office of Thrift Supervision that the basis for the exchange is fair and reasonable. Under the plan of conversion, each publicly held share of Clifton Savings Bancorp common stock will, on the effective date of the conversion and offering, be converted automatically into and become the right to receive a number of new shares of new Clifton Savings Bancorp common stock. The number of new shares of common stock will be determined pursuant to an exchange ratio that ensures that the public shareholders of Clifton Savings Bancorp common stock will own approximately the same percentage of common stock in new Clifton Savings Bancorp after the conversion and offering as they held in Clifton Savings Bancorp immediately before the conversion and offering, before giving effect to (1) the payment of cash in lieu of fractional shares and (2) their purchase of additional shares in the offering. At                     , 2010, there were 26,313,238 shares of Clifton Savings Bancorp common stock outstanding, of which 9,521,480 were held by persons other than Clifton MHC. The exchange ratio is not dependent on the market value of Clifton Savings Bancorp common stock. It will be calculated based on the percentage of Clifton Savings Bancorp common stock held by the public, the appraisal of Clifton Savings Bancorp prepared by RP Financial and the number of shares sold in the offering.

The following table shows how the exchange ratio will adjust, based on the number of shares sold in the offering. The table also shows how many shares an owner of 100 shares of Clifton Savings Bancorp common stock would receive in the exchange, based on the number of shares sold in the offering.

	Shares to be Sold in the Offering		Shares to be Exchanged for Existing Shares of Clifton Savings Bancorp		Total Shares of Common Stock to be Outstanding	Exchange Ratio	Equivalent Per Share Value (1)	Shares to be Received for 100 Existing Shares (2)
	Amount	Percent	Amount	Percent
Minimum	15,937,500	64.2%	8,870,051	35.8%	24,807,551	0.9491	$7.59	94
Midpoint	18,750,000	64.2	10,435,354	35.8	29,185,354	1.1166	8.93	111
Maximum	21,562,500	64.2	12,000,657	35.8	33,563,157	1.2841	10.27	128
Maximum, as adjusted	24,796,875	64.2	13,800,756	35.8	38,597,631	1.4767	11.81	147

(1)	Represents the value of shares of new Clifton Savings Bancorp common stock received in the conversion by a holder of one share of Clifton Savings Bancorp common stock at the exchange ratio, assuming a market price of $8.00 per share.
(2)	Cash will be paid instead of issuing any fractional shares. No fractional shares of new Clifton Savings Bancorp common stock will be issued in the conversion and offering. For each fractional share that would otherwise be issued, we will pay cash in an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $8.00 per share offering price.

Outstanding options to purchase shares of Clifton Savings Bancorp common stock will be converted into and become options to purchase new Clifton Savings Bancorp common stock. The number of shares of common stock to be received upon exercise of these options and the related exercise price will be adjusted for the exchange ratio. The aggregate exercise price, duration and vesting schedule of these options will not be affected. At September 30, 2010, there were 1,492,815 outstanding options to purchase Clifton Savings Bancorp common stock, of which 1,327,940 were exercisable.

How We Determined the Offering Range and the $8.00 Purchase Price

Federal regulations require that the aggregate purchase price of the securities sold in connection with the offering be based upon our estimated pro forma market value after the conversion (i.e., taking into account the expected receipt of proceeds from the sale of securities in the offering), as determined by an appraisal by an independent person experienced and expert in corporate appraisal. We have retained RP Financial, which is experienced in the evaluation and appraisal of business entities, to prepare the appraisal. RP Financial will receive fees totaling $100,000 for its appraisal report, plus $10,000 for each appraisal update (of which there will be at least one more) and reasonable out-of-pocket expenses. We have agreed to indemnify RP Financial under certain circumstances against liabilities and expenses, including legal fees, arising out of, related to, or based upon the offering. RP Financial has not received any other compensation from us in the past two years.

RP Financial prepared the appraisal taking into account the pro forma impact of the offering. For its analysis, RP Financial undertook substantial investigations to learn about our business and operations. We supplied financial information, including annual financial statements, information on the composition of assets and liabilities, and other financial schedules. In addition to this information, RP Financial reviewed our conversion application as filed with the Office of Thrift Supervision and our registration statement as filed with the Securities and Exchange Commission. Furthermore, RP Financial visited our facilities and had discussions with our management. RP Financial did not perform a detailed individual analysis of the separate components of our assets and liabilities. We did not impose any limitations on RP Financial in connection with its appraisal.

In connection with its appraisal, RP Financial reviewed the following factors, among others:

•	the economic make-up of our primary market area;

•	our financial performance and condition in relation to publicly traded, fully converted financial institution holding companies that RP Financial deemed comparable to us;

•	the specific terms of the offering of our common stock;

•	the pro forma impact of the additional capital raised in the offering;

•	our proposed dividend policy;

•	conditions of securities markets in general; and

•	the market for thrift institution common stock in particular.

RP Financial’s independent valuation also utilized certain assumptions as to the pro forma earnings of new Clifton Savings Bancorp after the offering. These assumptions included estimated expenses, an assumed after-tax rate of return on the net offering proceeds, and expenses related to the stock-based benefit plans of new Clifton Savings Bancorp, including the employee stock ownership plan and the new equity incentive plan. The employee stock ownership plan and new equity incentive plan are assumed to purchase 5.91% and 2.66%, respectively, of the shares of new Clifton Savings Bancorp common stock sold in the offering. The new equity incentive plan is assumed to grant options to purchase the equivalent of 6.66% of the shares of new Clifton Savings Bancorp common stock sold in the offering. See “Pro Forma Data” for additional information concerning these assumptions. The use of different assumptions may yield different results.

Consistent with Office of Thrift Supervision appraisal guidelines, RP Financial applied three primary methodologies to estimate the pro forma market value of our common stock: the pro forma price-to-book value approach applied to both reported book value and tangible book value; the pro forma price-to-earnings approach applied to reported and estimated core earnings; and the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based upon the current market valuations of a peer group of companies considered by RP Financial to be comparable to us, subject to valuation adjustments applied by RP Financial to account for differences between Clifton Savings Bancorp and the peer group. The peer group is comprised of publicly-traded thrifts all selected based on asset size, market area and operating strategy. In preparing its appraisal, RP Financial placed emphasis on the price-to-earnings and the price-to-book approaches and placed lesser emphasis on the price-to-assets approaches in estimating pro forma market value. The peer group consisted of ten publicly traded, fully converted, financial institution holding companies based in the mid-Atlantic and northeast region of the United States.

RP Financial prepared a valuation dated November 19, 2010. RP Financial has advised us that the estimated pro forma market value, or valuation range, of our common stock, including shares sold in the offering and exchange shares, ranged from a minimum of $198.5 million to a maximum of $268.5 million, with a midpoint of $233.5 million. The aggregate offering price of the shares of common stock will be equal to the valuation range multiplied by the 64.2% ownership interest that Clifton MHC has in Clifton Savings Bancorp. The number of shares offered will be equal to the aggregate offering price divided by the price per share. Based on the valuation range, the percentage of Clifton Savings Bancorp common stock owned by Clifton MHC and the $8.00 price per share, the minimum of the offering range is 15,937,500 shares, the midpoint of the offering range is 18,750,000 shares, the maximum of the offering range is 21,562,500 shares and 15% above the maximum of the offering range is 24,796,875 shares. RP Financial will update its independent valuation before we complete our offering.

The following table presents a summary of selected pricing ratios for the peer group companies and for all publicly traded thrifts and the resulting pricing ratios for new Clifton Savings Bancorp reflecting the pro forma impact of the offering, as calculated by RP Financial in its appraisal report of November 19, 2010. Compared to the median pricing ratios of the peer group, Clifton Savings Bancorp’s pro forma pricing ratios at the maximum of the offering range indicated a discount of 9.63% on a price-to-book value basis and a discount of 24.88% on a price-to-tangible book value basis.

	Price to Earnings Multiple		Price to Core Earnings Multiple		Price to Book Value Ratio	Price to Tangible Book Value Ratio
New Clifton Savings Bancorp (pro forma) (1):
Minimum	23.85	x	24.43	x	69.08%	69.08%
Midpoint	28.15		28.84		76.05	76.05
Maximum	32.48		33.27		82.22	82.22
Maximum, as adjusted	37.49		38.41		88.40	88.40

Pricing ratios of peer group companies as of November 19, 2010 (2):
Average	20.72	x	16.91	x	92.91%	107.83%
Median	15.44		15.60		90.98	109.45

All fully-converted, publicly-traded thrifts as of November 19, 2010 (2):
Average	17.14	x	16.85	x	72.68%	80.35%
Median	14.87		15.44		73.33	76.06

(1)	Based on Clifton Savings Bancorp financial data as of and for the 12 months ended September 30, 2010.
(2)	Based on earnings for the twelve months ended September 30, 2010 and book value and tangible book value as of September 30, 2010.

Our board of directors reviewed RP Financial’s appraisal report, including the methodology and the assumptions used by RP Financial, and determined that the offering range was reasonable and adequate. Our board of directors has decided to offer the shares for a price of $8.00 per share. The purchase price of $8.00 per share was determined by us, taking into account, among other factors, the market price of our stock before adoption of the plan of conversion, the requirement under Office of Thrift Supervision regulations that the common stock be offered in a manner that will achieve the widest distribution of the stock, and desired liquidity in the common stock after the offering. Our board of directors also established the formula for determining the exchange ratio. Based upon such formula and the offering range, the exchange ratio ranged from a minimum of 0.9491 to a maximum of 1.2841 shares of new Clifton Savings Bancorp common stock for each current share of Clifton Savings Bancorp common stock, with a midpoint of 1.1166 shares. Based upon this exchange ratio, we expect to issue between 8,870,051 and 12,000,657 shares of new Clifton Savings Bancorp common stock to the holders of Clifton Savings Bancorp common stock outstanding immediately before the completion of the conversion and offering.

Our board of directors considered the appraisal when recommending that shareholders of Clifton Savings Bancorp and members of Clifton MHC approve the plan of conversion. However, our board of directors makes no recommendation of any kind as to the advisability of purchasing shares of common stock.

Since the outcome of the offering relates in large measure to market conditions at the time of sale, it is not possible for us to determine the exact number of shares that we will issue at this time. The offering range may be amended, with the approval of the Office of Thrift Supervision, if necessitated by developments following the date of the appraisal in, among other things, market conditions, our financial condition or operating results, regulatory guidelines or national or local economic conditions.

If, upon expiration of the offering, at least the minimum number of shares are subscribed for, RP Financial, after taking into account factors similar to those involved in its prior appraisal, will determine its estimate of our pro forma market value. If, as a result of regulatory considerations, demand for the shares or changes in market conditions, RP Financial determines that our pro forma market value has increased, we may sell up to 24,796,875 shares without any further notice to you.

No shares will be sold unless RP Financial confirms that, to the best of its knowledge and judgment, nothing of a material nature has occurred that would cause it to conclude that the actual total purchase price of the shares on an aggregate basis was materially incompatible with its appraisal. If, however, the facts do not justify that statement, a new offering range may be set, in which case all funds would be promptly returned and all deposit account withdrawal authorizations will be canceled and all subscribers would be given the opportunity to place a new order. If the offering is terminated, all subscriptions will be canceled and subscription funds will be returned promptly with interest calculated at Clifton Savings Bank’s passbook savings rate, and all deposit account withdrawal authorizations will be canceled. If RP Financial establishes a new valuation range, it must be approved by the Office of Thrift Supervision.

In formulating its appraisal, RP Financial relied upon the truthfulness, accuracy and completeness of all documents we furnished to it. RP Financial also considered financial and other information from regulatory agencies, other financial institutions, and other public sources, as appropriate. While RP Financial believes this information to be reliable, RP Financial does not guarantee the accuracy or completeness of the information and did not independently verify the financial statements and other data provided by us or independently value our assets or liabilities. The appraisal is not intended to be, and must not be interpreted as, a recommendation of any kind as to the advisability of purchasing shares of common stock. Moreover, because the appraisal must be based on many factors that change periodically, there is no assurance that purchasers of shares in the offering will be able to sell shares after the offering at prices at or above the purchase price.

Copies of the appraisal report of RP Financial, including any amendments to the report, and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal, are available for inspection at our main office and the other locations specified under “Where You Can Find More Information.”

Subscription Offering and Subscription Rights

Under the plan of conversion, we have granted rights to subscribe for our common stock to the following persons in the following order of priority:

1.	Persons with deposits in Clifton Savings Bank with balances of $50 or more (“qualifying deposits”) as of the close of business on September 30, 2009 (“eligible account holders”).

2.	Our employee stock ownership plan.

3.	Persons with qualifying deposits in Clifton Savings Bank as of the close of business on December 31, 2010 who are not eligible account holders, excluding our officers, directors and their associates (“supplemental eligible account holders”).

4.	Members of Clifton Savings Bank as of the close of business on December 31, 2010, who are not eligible or supplemental eligible account holders (“other members”).

The amount of common stock that any person may purchase will depend on the availability of the common stock after satisfaction of all subscriptions having prior rights in the subscription offering and to the maximum and minimum purchase limitations set forth in the plan of conversion. See “—Limitations on Purchases of Shares.” All persons on a joint deposit account will be counted as a single subscriber to determine the maximum amount that may be subscribed for by an individual in the offering.

Priority 1: Eligible Account Holders. Subject to the purchase limitations as described below under “—Limitations on Purchases of Shares,” each eligible account holder has the right to subscribe for up to the greater of:

•	One percent (1%) of the total common stock we sell in the offering (which equals 187,500 shares at the midpoint of the offering range); or

•	one-tenth of 1% of the total offering of common stock; or

•

15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be sold by a fraction of which the numerator is the amount of qualifying deposits of the eligible account holder and the denominator is the total amount of qualifying deposits of all eligible account holders. The balance of qualifying deposits of all eligible account holders was $            million.

If there are insufficient shares to satisfy all subscriptions by eligible account holders, shares first will be allocated so as to permit each subscribing eligible account holder, if possible, to purchase a number of shares sufficient to make the person’s total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total qualifying deposits of all remaining eligible account holders whose subscriptions remain unfilled. Subscription rights of eligible account holders who are also executive officers or directors of Clifton Savings Bancorp or Clifton Savings Bank or their associates will be subordinated to the subscription rights of other eligible account holders to the extent attributable to increased deposits in Clifton Savings Bank in the one year period preceding September 30, 2009.

To ensure a proper allocation of stock, each eligible account holder must list on his or her stock order form all deposit accounts at Clifton Savings Bank in which such eligible account holder had an ownership interest at September 30, 2009. Failure to list an account, or providing incomplete or incorrect information, could result in the loss of all or part of a subscriber’s stock allocation.

Priority 2: Tax-Qualified Employee Benefit Plans. Subject to the purchase limitations as described below under “—Limitations on Purchases of Shares,” our tax-qualified employee benefit plans (other than our 401(k) plan) have the right to purchase up to 10% of the shares of common stock issued in the offering. As a tax-qualified employee benefit plan, our employee stock ownership plan intends to purchase 4.0% of the shares sold in the offering. Subscriptions by the employee stock ownership plan will not be aggregated with shares of common stock purchased by any other participants in the offering, including subscriptions by our officers and directors, for the purpose of applying the purchase limitations in the plan of conversion. If we increase the number of shares offered above the maximum of the offering range, the employee stock ownership plan will have a first priority right to purchase any shares exceeding that amount up to the amount of its subscription. If the plan’s subscription is not filled in its entirety due to oversubscription or by choice, the employee stock ownership plan may purchase shares after the offering in the open market or directly from us, with the approval of the Office of Thrift Supervision.

Priority 3: Supplemental Eligible Account Holders. Subject to the purchase limitations as described below under
“—Limitations on Purchases of Shares,” each supplemental eligible account holder has the right to subscribe for up to the greater of:

•	One percent (1%) of the total common stock we sell in the offering (which equals 187,500 shares at the midpoint of the offering range); or

•	one-tenth of 1% of the total offering of common stock; or

•

15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be sold by a fraction of which the numerator is the amount of qualifying deposits of the supplemental eligible account holder and the denominator is the total amount of qualifying deposits of all supplemental eligible account holders. The balance of qualifying deposits of all supplemental eligible account holders was $            million.

If eligible account holders and the employee stock ownership plan subscribe for all of the shares being sold, no shares will be available for supplemental eligible account holders. If shares are available for supplemental eligible account holders but there are insufficient shares to satisfy all subscriptions by supplemental eligible account holders, shares first will be allocated so as to permit each subscribing supplemental eligible account holder, if possible, to purchase a number of shares sufficient to make the person’s total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing supplemental eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total qualifying deposits of all remaining supplemental eligible account holders whose subscriptions remain unfilled.

To ensure a proper allocation of stock, each supplemental eligible account holder must list on his or her stock order form all deposit accounts at Clifton Savings Bank in which such eligible account holder had an ownership interest at December 31, 2010. Failure to list an account, or providing incomplete or incorrect information, could result in the loss of all or part of a subscriber’s stock allocation.

Priority 4: Other Members. Subject to the purchase limitations as described below under “—Limitations on Purchases of Shares,” each other member has the right to purchase up to one percent (1%) of the total common stock we sell in the offering (which equals 187,500 shares at the midpoint of the offering range) or one-tenth of 1% of the total offering of common stock. If eligible account holders, the employee stock ownership plan and supplemental eligible account holders subscribe for all of the shares being sold, no shares will be available for other members. If shares are available for other members but there are not sufficient shares to satisfy all subscriptions by other members, shares first will be allocated so as to permit each subscribing other member, if possible, to purchase a number of shares sufficient to make the person’s total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing other members whose subscriptions remain unfilled in the proportion that each other member’s subscription bears to the total subscriptions of all such subscribing other members whose subscriptions remain unfilled.

To ensure a proper allocation of stock, each other member must list on his or her stock order form all deposit accounts at and loans from Clifton Savings Bank in which such other member had an ownership interest at                     , 2010. Failure to list an account or providing incomplete or incorrect information could result in the loss of all or part of a subscriber’s stock allocation.

Expiration Date for the Subscription Offering. The subscription offering, and all subscription rights under the plan of conversion, will terminate at      p.m., Eastern time, on [DATE1], 2011. We will not accept orders for common stock in the subscription offering received after that time. We will make reasonable attempts to provide a prospectus and related offering materials to holders of subscription rights; however, all subscription rights will expire on the expiration date whether or not we have been able to locate each person entitled to subscription rights.

If the sale of the common stock is not completed by [DATE2], 2011 and regulatory approval of an extension has not been granted, all funds received will be returned promptly in full with interest calculated at Clifton Savings Bank’s passbook savings rate and without deduction of any fees and all deposit account withdrawal authorizations will be canceled. If we receive approval of the Office of Thrift Supervision to extend the time for completing the offering, we will notify all subscribers of the duration of the extension, and subscribers will have the right to confirm, change or cancel their purchase orders. If we do not receive a response from a subscriber to any resolicitation, the subscriber’s order will be rescinded and all funds received will be returned promptly with interest calculated at Clifton Savings Bank’s passbook savings rate and deposit account withdrawal authorizations will be canceled. No single extension can exceed 90 days. The offering must be completed no later than 24 months after Clifton MHC’s members approve the plan of conversion.

Persons in Non-Qualified States. We will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock under the plan of conversion reside. However, we are not required to offer stock in the subscription offering to any person who resides in a foreign country or who resides in a state of the United States in which (1) only a small number of persons otherwise eligible to subscribe for shares of common stock reside; (2) the granting of subscription rights or the offer or sale of shares to such person would require that we or our officers or directors register as a broker, dealer, salesman or selling agent under the securities laws of the state, or register or otherwise qualify the subscription rights or common stock for sale or qualify as a foreign corporation or file a consent to service of process; or (3) we determine that compliance with that state’s securities laws would be impracticable or unduly burdensome for reasons of cost or otherwise.

Restrictions on Transfer of Subscription Rights and Shares. Subscription rights are nontransferable. You may not transfer, or enter into any agreement or understanding to transfer, the legal or beneficial ownership of your subscription rights issued under the plan of conversion or the shares of common stock to be issued upon exercise of your subscription rights. Your subscription rights may be exercised only by you and only for your own account. When registering your stock purchase on the order form, you should not add the name(s) of persons who have no subscription rights or who qualify in a lower purchase priority than you do. Doing so may jeopardize your subscription rights. If you exercise your subscription rights, you will be required to certify on the order form that you are purchasing shares solely for your own account and that you have no agreement or understanding regarding the sale or transfer of such shares. Federal regulations also prohibit any person from offering, or making an announcement of an offer or intent to make an offer, to purchase such subscription rights or a subscriber’s shares of common stock before the completion of the offering.

If you sell or otherwise transfer your rights to subscribe for common stock in the subscription offering or subscribe for common stock on behalf of another person, you may forfeit those rights and face possible further sanctions and penalties imposed by the Office of Thrift Supervision or another agency of the U.S. Government. Illegal transfers of subscription rights, including agreements made before completion of the offering to transfer shares after the offering, have been subject to enforcement actions by the Securities and Exchange Commission as violations of Rule 10b-5 of the Securities Exchange Act of 1934.

We intend to report to the Office of Thrift Supervision and the Securities and Exchange Commission anyone who we believe sells or gives away their subscription rights. We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Community Offering

To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, we will offer shares to the general public in a community offering. In the community offering, preference will be given first to natural persons and trusts of natural persons who are residents of Bergen, Passaic, Essex, Morris, Hudson and Union Counties, New Jersey (“community residents”), second to shareholders of Clifton Savings Bancorp as of             , 2010 and finally to members of the general public.

We will consider a person to be resident of a particular county if he or she occupies a dwelling in the county, has the intent to remain for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence together with an indication that such presence is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to make a determination as to a person’s resident status. In all cases, the determination of residence status will be made by us in our sole discretion.

Subject to the purchase limitations as described below under “—Limitations on Purchases of Shares,” purchasers in the community offering are eligible to purchase up to one percent (1%) of the common stock we sell in the offering (which equals 187,500 shares at the midpoint of the offering range). If shares are available for community residents in the community offering but there are insufficient shares to satisfy all of their orders, the available shares will be allocated first to each community resident whose order we accept in an amount equal to the lesser of 100 shares or the number of shares ordered by each such subscriber, if possible. After that, unallocated shares will be allocated among the remaining community residents whose orders remain unsatisfied on an equal number of shares per order basis until all available shares have been allocated. If, after filling the orders of community residents in the community offering, shares are available for shareholders of Clifton Savings Bancorp in the community offering but there are insufficient shares to satisfy all orders, shares will be allocated in the same manner as for community residents. The same allocation method would apply if oversubscription occurred among the general public.

We expect that the community offering will terminate at the same time as the subscription offering, although it may continue without notice to you until [DATE2], 2011, or longer if the Office of Thrift Supervision approves a later date. No single extension may exceed 90 days. If we receive regulatory approval for an extension beyond [DATE2], 2011, all subscribers will be notified of the duration of the extension, and will have the right to confirm, change or cancel their orders. If we do not receive a response from a subscriber to any resolicitation, the subscriber’s order will be rescinded and all funds received will be promptly returned with interest calculated at Clifton Savings Bank’s passbook savings rate.

The opportunity to subscribe for shares of common stock in the community offering is subject to our right to reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

Syndicated Offering

The plan of conversion provides that shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated offering. If a syndicated offering is held, Sandler O’Neill & Partners, L.P. will act as sole bookrunning manager and Sterne Agee & Leach, Inc. will act as co-manager for the syndicated offering. In such capacity, Sandler O’Neill & Partners, L.P. may form a syndicate of other brokers-dealers who are Financial Industry Regulatory Authority member firms. Neither Sandler O’Neill & Partners, L.P., nor any registered broker-dealer, will have any obligation to take or purchase any shares of the common stock in the syndicated offering; however, Sandler O’Neill & Partners, L.P. and Sterne Agee & Leach, Inc. have agreed to use their best efforts in the sale of shares in any syndicated offering. The syndicated offering would terminate no later than 45 days after the expiration of the subscription offering, unless extended by us, with approval of the Office of Thrift Supervision.

The opportunity to subscribe for shares of common stock in the syndicated offering is subject to our right in our sole discretion to accept or reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

Common stock sold in the syndicated offering will be sold at the $8.00 per share purchase price. Subject to the purchase limitations as described below under “—Limitations on Purchases of Shares,” purchasers in the syndicated offering are eligible to purchase up to one percent (1%) of the common stock we sell in the offering (which equals 187,500 shares at the midpoint of the offering range). We may begin the syndicated offering at any time following the commencement of the subscription offering and community offering.

The syndicated offering will be conducted in accordance with certain Securities and Exchange Commission rules applicable to best efforts offerings. Under those rules, Sandler O’Neill & Partners, L.P., and Sterne Agee & Leach, Inc., or the other broker-dealers participating in the syndicated offering generally will accept payment for shares purchased in the syndicated offering on the settlement date through the services of the Depository Trust Company on a delivery versus payment basis. Normal customer ticketing will be used for order placement. In the syndicated offering, order forms may be used. . The closing of the syndicated offering is subject to conditions set forth in an agency agreement among Clifton Savings Bancorp, Clifton MHC and Clifton Savings Bank on one hand and Sandler O’Neill & Partners, L.P., as representative of the several agents, on the other hand. If and when all the conditions for the closing are met, funds for common stock sold in the syndicated offering, less fees and commissions payable by us, will be delivered promptly to us.

If we are unable to find purchasers from the general public to reach the minimum of the offering range, we may make other purchase arrangements, if feasible. Other purchase arrangements must be approved by the Office of Thrift Supervision and the Financial Industry Regulatory Authority.

Limitations on Purchases of Shares

In addition to the purchase limitations described above under “—Subscription Offering and Subscription Rights,” “—Community Offering” and “—Syndicated Offering,” the plan of conversion provides for the following purchase limitations:

•

No individual (or individuals exercising subscription rights through a single qualifying deposit account held jointly) may purchase more than one percent (1%) of the common stock we sell in the offering (which equals 187,500 shares at the midpoint of the offering range), subject to increase as described below.

•

Except for our employee stock ownership plan, no individual together with any associates and no group of persons acting in concert may purchase in all categories of the stock offering combined more than one percent (1%) of the common stock we sell in the offering (which equals 187,500 shares at the midpoint of the offering range), subject to increase as described below.

•	Each subscriber must subscribe for a minimum of 25 shares.

•	Our directors and executive officers, together with their associates, may purchase in the aggregate up to 25% of the common stock sold in the offering.

•

The maximum number of shares of new Clifton Savings Bancorp common stock that may be subscribed for or purchased in all categories of the stock offering combined by any person, together with associates of, or persons acting in concert with, such person, when combined with any shares of new Clifton Savings Bancorp common stock to be received in exchange for shares of Clifton Savings Bancorp common stock, may not exceed 5.0% of the total shares of new Clifton Savings Bancorp common stock outstanding upon completion of the conversion and offering. However, existing shareholders of Clifton Savings Bancorp will not be required to sell any shares of Clifton Savings Bancorp common stock or be limited from receiving any shares of new Clifton Savings Bancorp common stock in exchange for their shares of Clifton Savings Bancorp common stock or have to divest themselves of any shares of new Clifton Savings Bancorp common stock received in exchange for their shares of Clifton Savings Bancorp common stock as a result of this limitation.

We may, in our sole discretion, increase the individual and/or aggregate purchase limitations to up to 5% of the shares of common stock sold in the offering. We do not intend to increase the maximum purchase limitation unless market conditions warrant. If we decide to increase the purchase limitations, persons who subscribed in the subscription offering for the maximum number of shares of common stock will be permitted to increase their subscriptions accordingly, subject to the rights and preferences of any person who has priority subscription rights. We, in our discretion, also may give persons who subscribed in the community offering for the maximum number of shares of common stock and other large subscribers the right to increase their subscriptions.

If we increase the maximum purchase limitation to 5% of the shares of common stock sold in the offering, we may further increase the maximum purchase limitation to 9.99%, provided that orders for common stock exceeding 5% of the shares of common stock sold in the offering may not exceed in the aggregate 10% of the total shares of common stock sold in the offering.

The plan of conversion defines “acting in concert” to mean knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement or understanding; or a combination or pooling of voting or other interests in the securities of an issuer for a common purpose under any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party. We may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that persons reside at the same address or may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies. For purposes of the plan of conversion, our directors are not deemed to be acting in concert solely by reason of their board membership.

The plan of conversion defines “associate,” with respect to a particular person, to mean:

•

a corporation or organization other than Clifton MHC, Clifton Savings Bancorp or Clifton Savings Bank or a majority-owned subsidiary of Clifton MHC, Clifton Savings Bancorp or Clifton Savings Bank of which a person is a senior officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities of such corporation or organization;

•	a trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as a trustee or a fiduciary; and

•

any person who is related by blood or marriage to such person and who lives in the same home as such person or who is a director or senior officer of Clifton MHC, Clifton Savings Bancorp or Clifton Savings Bank or any of their subsidiaries.

For example, a corporation of which a person serves as an officer would be an associate of that person and, therefore, all shares purchased by the corporation would be included with the number of shares that the person could purchase individually under the purchase limitations described above. We have the right in our sole discretion to reject any order submitted by a person whose representations we believe to be false or who we otherwise believe, either alone or acting in concert with others, is violating or circumventing, or intends to violate or circumvent, the terms and conditions of the plan of conversion. Directors and officers are not treated as associates of each other solely by virtue of holding such positions. We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.”

Marketing Arrangements

To assist in the marketing of our common stock, we have retained Sandler O’Neill & Partners, L.P., which is a broker-dealer registered with the Financial Industry Regulatory Authority. Sandler O’Neill & Partners, L.P. will assist us on a best efforts basis in the offering by:

•	consulting with us as to the financial and securities market implications of the plan of conversion ;

•	reviewing with our board of directors the financial impact of the offering on us, based upon the independent appraiser’s appraisal of the common stock;

•	reviewing all offering documents, including the prospectus, stock order forms and related offering materials (we are responsible for the preparation and filing of such documents);

•	assisting in the design and implementation of a marketing strategy for the offering;

•	assisting management in scheduling and preparing for meetings with potential investors and other broker-dealers in connection with the offering ; and

•	providing such other general advice and assistance we may request to promote the successful completion of the offering.

For its services as marketing agent, Sandler O’Neill & Partners, L.P. will receive 1.00% of the aggregate dollar amount of all shares of common stock sold in the subscription and community offerings. No sales fee will be payable to Sandler O’Neill & Partners, L.P. with respect to shares purchased by officers, directors and employees or members of their immediate families and shares purchased by our tax-qualified and non-qualified employee benefit plans. In the event that common stock is sold through a group of broker-dealers in a syndicated offering, we will pay (i) a management fee of 1.00% of the aggregate dollar amount of all shares of common stock sold in the syndicated offering, 80% of which will be paid to Sandler O’Neill & Partners, L.P. and 20% of which will be paid to Sterne Agee & Leach, Inc. and (ii) a selling concession of 4.00% of the actual purchase price of each share of common stock sold in the syndicated offering, a maximum of 20% of which may be allocated to Sterne Agee & Leach, Inc. as co-manager. Sandler O’Neill & Partners, L.P. will serve a sole book-running manager and Sterne Agee & Leach, Inc. will serve as co-manager. Sandler O’Neill & Partners, L.P. will be reimbursed for all reasonable out-of-pocket expenses incurred in connection with its services as marketing agent as described above and as records management agent as described below, including attorney’s fees, regardless of whether the subscription, community or syndicated offerings are consummated, up to a maximum of $125,000.

We will indemnify Sandler O’Neill & Partners, L.P. against liabilities and expenses, including reasonable legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933, as amended.

Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of Clifton Savings Bank may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. No sales activity will be conducted in a Clifton Savings Bank banking office. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Sandler O’Neill & Partners, L.P. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.

In addition, we have engaged Sandler O’Neill & Partners, L.P. to act as our records management agent in connection with the conversion and offering. In its role as records management agent, Sandler O’Neill & Partners, L.P. will provide the following services: (1) consolidation of deposit accounts and vote calculation; (2) design and preparation of proxy forms and stock order forms for the subscription and community offerings; (3) organization and supervision of the Stock Information Center; (4) coordination of proxy solicitation and special meeting services for our special meeting of members; and (5) subscription services. For these services, Sandler O’Neill & Partners, L.P. has received a fee of $20,000 and will receive an additional $15,000 upon the mailing of proxy and subscription materials to Clifton MHC members.

Neither Sandler O’Neill & Partners, L.P. nor Sterne Agee & Leach, Inc. has prepared any report or opinion constituting a recommendation or advice to us or to persons who subscribe for common stock, nor have they prepared an opinion as to the fairness to us of the purchase price or the terms of the common stock to be sold in the conversion and offering. Neither Sandler O’Neill & Partners, L.P. nor Sterne Agee & Leach, Inc. expresses any opinion as to the prices at which common stock to be issued may trade.

Relationships

Sandler O’Neill & Partners, L.P., some of the other members of the syndicate and their respective affiliates have performed investment banking and financial advisory services for us for which they have received customary fees and reimbursements of expenses and may in the future provide additional services for which it is anticipated they will receive compensation.

Procedure for Purchasing Shares in the Subscription and Community Offerings

Use of Order Forms. To purchase shares of common stock in the subscription offering and community offering, you must submit a properly completed original stock order form and remit full payment. Incomplete stock order forms or stock order forms that are not signed are not required to be accepted. We are not required to accept stock orders submitted on photocopied or facsimiled stock order forms. All stock order forms must be received (not postmarked) prior to      p.m. Eastern Time, on [DATE1], 2011. We are not required to accept stock order forms that are not received by that time, are executed defectively or are received without submitting full payment or without appropriate deposit account withdrawal instructions. We are not required to notify purchasers of incomplete or improperly executed stock order forms. We have the right to waive or permit the correction of incomplete or improperly executed stock order forms, but we do not represent that we will do so.

You may submit your stock order form and payment by mail using the stock order reply envelope provided or by overnight delivery to our Stock Information Center located at                     , Clifton, New Jersey. Stock order forms may be hand-delivered to our Stock Information Center as well. Stock order forms will not be accepted at our Clifton Savings Bank offices and may not be mailed to Clifton Savings Bank. Once tendered, a stock order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering.

If you are ordering shares in the subscription offering, by signing the stock order form you are representing that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares.

By signing the stock order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by Clifton Savings Bank or any federal or state government, and that you received a copy of this prospectus. However, signing the stock order form will not cause you to waive your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934. We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent, the terms and conditions of the plan of conversion. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the stock order forms will be final.

Payment for Shares. Payment for all shares of common stock will be required to accompany all completed order forms for the purchase to be valid. Payment for shares may be made only by:

•	Personal check, bank check or money order made payable directly to “Clifton Savings Bancorp, Inc.”; or

•	Authorization of withdrawal from the types of Clifton Savings Bank deposit accounts provided for on the stock order form.

Appropriate means for designating withdrawals from deposit accounts at Clifton Savings Bank are provided on the order forms. The funds designated must be available in the account(s) at the time the stock order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the applicable contract rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate of deposit accounts will not apply to withdrawals authorized for the purchase of shares of common stock during the offering; however, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest calculated at the current passbook savings rate subsequent to the withdrawal.

If payment is made by personal check, funds must be available in the account. Payments made by check or money order will be immediately cashed and placed in a segregated account at Clifton Savings Bank and will earn interest calculated at Clifton Savings Bank’s passbook savings rate from the date payment is received until the offering is completed, at which time a subscriber will be issued a check for interest earned.

You may not remit Clifton Savings Bank line of credit checks, and we will not accept wire transfers or third-party checks, including those payable to you and endorsed over to Clifton Savings Bancorp. You may not designate on your stock order form a direct withdrawal from a Clifton Savings Bank retirement account. See “—Using Retirement Account Funds to Purchase Shares” for information on using such funds. Additionally, you may not designate on your stock order form a direct withdrawal from Clifton Savings Bank deposit accounts with check-writing privileges. Instead, a check should be provided. If you request a direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s).

Once we receive your executed stock order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by [DATE2], 2011, in which event purchasers may be given the opportunity to increase, decrease or rescind their orders for a specified period of time.

Regulations prohibit Clifton Savings Bank from lending funds or extending credit to any persons to purchase shares of common stock in the offering.

The employee stock ownership plan will not be required to pay for shares at the time it subscribes, but rather may pay for shares upon the completion of the offering; provided that there is in force, from the time of its subscription until the completion of the offering, a loan commitment from an unrelated financial institution or from us to lend to the employee stock ownership plan, at that time, the aggregate purchase price of the shares for which it subscribed.

We may, in our sole discretion, permit institutional investors to submit irrevocable orders together with a legally binding commitment for payment and to thereafter pay for such shares of common stock for which they subscribe in the community offering at any time prior to the 48 hours before the completion of the offering. This payment may be made by wire transfer.

Using Retirement Account Funds To Purchase Shares. A depositor interested in using funds in his or her individual retirement account(s) (IRAs) or any other retirement account at Clifton Savings Bank to purchase common stock must do so through a self-directed retirement account. Since we do not offer those accounts, before placing a stock order, a depositor must make a transfer of funds from Clifton Savings Bank to a trustee (or custodian) offering a self-directed retirement account program (such as a brokerage firm). There will be no early withdrawal or Internal Revenue Service interest penalties for such transfers. The new trustee would hold the common stock in a self-directed account in the same manner as we now hold the depositor’s IRA funds. An annual administrative fee may be payable to the new trustee. Subscribers interested in using funds in a retirement account held at Clifton Savings Bank or elsewhere to purchase common stock should contact the Stock Information Center for assistance at least two weeks before the [DATE1], 2011 offering expiration date, because processing such transactions takes additional time. Whether or not you may use retirement funds for the purchase of shares in the offering depends on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

Termination of Offering. We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest calculated at Clifton Savings Bank’s passbook savings rate from the date of receipt.

Effects of Conversion on Deposits and Borrowers

General. Each depositor in Clifton Savings Bank currently has both a deposit account in the institution and a pro rata ownership interest in the net worth of Clifton MHC based upon the balance in his or her account. However, this ownership interest is tied to the depositor’s account and has no value separate from such deposit account. Furthermore, this ownership interest may only be realized in the unlikely event that Clifton MHC is liquidated. In such event, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Clifton MHC after other claims are paid. Any depositor who opens a deposit account at Clifton Savings Bank obtains a pro rata ownership interest in the net worth of Clifton MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the account but nothing for his or her ownership interest in the net worth of Clifton MHC, which is lost to the extent that the balance in the account is reduced. When a mutual holding company converts to stock holding company form, depositors lose all rights to the net worth of the mutual holding company, except the right to claim a pro rata share of funds representing the liquidation account established in connection with the conversion.

Continuity. While the conversion and offering are being accomplished, the normal business of Clifton Savings Bank will continue without interruption, including being regulated by the Office of Thrift Supervision. After the conversion and offering, Clifton Savings Bank will continue to provide services for depositors and borrowers under its current policies by its present management and staff.

The directors of Clifton Savings Bank at the time of conversion will serve as directors of Clifton Savings Bank after the conversion and offering. The board of directors of new Clifton Savings Bancorp is composed of the individuals who serve on the board of directors of Clifton Savings Bancorp. All officers of Clifton Savings Bank at the time of conversion will retain their positions after the conversion and offering.

Deposit Accounts and Loans. The conversion and offering will not affect any deposit accounts or borrower relationships with Clifton Savings Bank. All deposit accounts in Clifton Savings Bank after the conversion and offering will continue to be insured up to the legal maximum by the Federal Deposit Insurance Corporation in the same manner as such deposit accounts were insured immediately before the conversion and offering. The conversion and offering will not change the interest rate or the maturity of deposits at Clifton Savings Bank.

After the conversion and offering, all loans of Clifton Savings Bank will retain the same status that they had before the conversion and offering. The amount, interest rate, maturity and security for each loan will remain as they were contractually fixed before the conversion and offering.

Effect on Liquidation Rights. If Clifton MHC were to liquidate, all claims of Clifton MHC’s creditors would be paid first. Thereafter, if there were any assets remaining, members of Clifton MHC would receive such remaining assets, pro rata, based upon the deposit balances in their deposit accounts at Clifton Savings Bank immediately before liquidation. In the unlikely event that Clifton Savings Bank were to liquidate after the conversion and offering, all claims of creditors (including those of depositors, to the extent of their deposit balances) also would be paid first, followed by distribution of the “liquidation account” to certain depositors (see “—Liquidation Rights” below), with any assets remaining thereafter distributed to new Clifton Savings Bancorp as the holder of Clifton Savings Bank’s capital stock.

Liquidation Rights

Liquidation Prior to the Conversion. In the unlikely event of a complete liquidation of Clifton MHC or Clifton Savings Bancorp prior to the conversion, all claims of creditors of Clifton Savings Bancorp, including those of depositors of Clifton Savings Bank (to the extent of their deposit balances), would be paid first. Thereafter, if there were any assets of Clifton Savings Bancorp remaining, these assets would be distributed to shareholders, including Clifton MHC. Then, if there were any assets of Clifton MHC remaining, members of Clifton MHC would receive those remaining assets, pro rata, based upon the deposit balances in their deposit account in Clifton Savings Bank immediately prior to liquidation.

Liquidation Following the Conversion. The plan of conversion provides for the establishment, upon the completion of the conversion, of a liquidation account by new Clifton Savings Bancorp for the benefit of eligible account holders and supplemental eligible account holders in an amount equal to Clifton MHC’s ownership interest in the retained earnings of Clifton Savings Bancorp as of the date of its latest balance sheet contained in this prospectus. The plan of conversion also provides that new Clifton Savings Bancorp shall cause the establishment of a bank liquidation account.

The liquidation account established by new Clifton Savings Bancorp is designed to provide payments to depositors of their liquidation interests in the event of a liquidation of new Clifton Savings Bancorp and Clifton Savings Bank or of Clifton Savings Bank. Specifically, in the unlikely event that new Clifton Savings Bancorp and Clifton Savings Bank were to completely liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by distribution to depositors as of September 30, 2009 and December 31, 2010 of the liquidation account maintained by new Clifton Savings Bancorp with any assets remaining thereafter distributed to Clifton Savings Bancorp as the holder of Clifton Savings Bank capital stock. In a liquidation of both entities, or of Clifton Savings Bank, when new Clifton Savings Bancorp has insufficient assets to fund the distribution due to eligible account holders and Clifton Savings Bank has positive net worth, Clifton Savings Bank will pay amounts necessary to fund new Clifton Savings Bancorp’s remaining obligations under the liquidation account. The plan of conversion also provides that if new Clifton Savings Bancorp is sold or liquidated apart from a sale or liquidation of Clifton Savings Bank, then the rights of eligible account holders in the liquidation account maintained by new Clifton Savings Bancorp will be surrendered and treated as a liquidation account in Clifton Savings Bank. Depositors will have an equivalent interest in the bank liquidation account and the bank liquidation account will have the same rights and terms as the liquidation account.

Pursuant to the plan of conversion, after two years from the date of conversion and upon the written request of the Office of Thrift Supervision, new Clifton Savings Bancorp will eliminate or transfer the liquidation account and the interests in such account to Clifton Savings Bank and the liquidation account shall thereupon become the liquidation account of Clifton Savings Bank and not be subject in any manner or amount to new Clifton Savings Bancorp’s creditors.

Also, under the rules and regulations of the Office of Thrift Supervision, no post-conversion merger, consolidation or similar combination or transaction with another depository institution in which new Clifton Savings Bancorp or Clifton Savings Bank is not the surviving institution would be considered a liquidation and, in such a transaction, the liquidation account would be assumed by the surviving institution.

Each eligible account holder and supplemental eligible account holder would have an initial interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50.00 or more held in Clifton Savings Bank on September 30, 2009 or December 31, 2010, as applicable. Each eligible account holder and supplemental eligible account holder would have a pro rata interest in the total liquidation account for each such deposit account, based on the proportion that the balance of each such deposit account on September 30, 2009 or December 31, 2010, as applicable, bears to the balance of all deposit accounts in Clifton Savings Bank on such date.

If, however, on any December 31 annual closing date commencing after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on September 30, 2009 or December 31, 2010 or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of eligible account holders and supplemental eligible account holders would be separate and apart from the payment of any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of eligible account holders and supplemental eligible account holders are satisfied would be distributed to new Clifton Savings Bancorp as the sole shareholder of Clifton Savings Bank.

Delivery of Stock Certificates

A certificate representing the common stock purchased in the subscription and community offerings will be mailed by regular mail by our transfer agent to the registration address designated by the subscriber on the stock order form as soon as practicable following completion of the conversion and offering. Our transfer agent will hold certificates returned as undeliverable until claimed by the persons legally entitled to the certificates or otherwise disposed of in accordance with applicable law. Until certificates for common stock are available and delivered to purchasers, purchasers may not be able to sell their shares, even though trading of the common stock will have commenced. Your ability to sell the shares of common stock before your receipt of the stock certificate will depend on arrangements you may make with your brokerage firm. If you are currently a shareholder of Clifton Savings Bancorp, see “—Share Exchange Ratio for Current Shareholders.”

Stock Information Center

Our banking office personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the offering, please call our Stock Information Center. The toll-free telephone number is (        )                     . The Stock Information Center is open Monday through Friday from      a.m. to      p.m., Eastern time. The Stock Information Center will be closed weekends and bank holidays.

Restrictions on Repurchase of Stock

Under Office of Thrift Supervision regulations, for a period of one year from the date of the completion of the offering we may not repurchase any of our common stock from any person, except (1) in an offer made to all shareholders to repurchase the common stock on a pro rata basis, approved by the Office of Thrift Supervision, (2) the repurchase of qualifying shares of a director, or (3) repurchases to fund restricted stock plans or tax-qualified employee stock benefit plans. Where extraordinary circumstances exist, the Office of Thrift Supervision may approve the open market repurchase of up to 5% of our common stock during the first year following the conversion and offering. To receive such approval, we must establish compelling and valid business purposes for the repurchase to the satisfaction of the Office of Thrift Supervision. If any options previously granted under the 2005 Equity Incentive Plan are exercised during the first year following the conversion and offering, they will be funded with newly issued shares, as the Office of Thrift Supervision does not view pre-existing stock options as an extraordinary circumstance or compelling business purpose for a stock repurchase in the first year after conversion. Based on the foregoing restrictions, we anticipate that we will not repurchase any shares of our common stock in the year following completion of the conversion and offering.

Restrictions on Transfer of Shares Applicable to Officers and Directors

Common stock purchased in the offering will be freely transferable, except for shares purchased by our directors and executive officers.

Shares of common stock purchased by our directors and executive officers may not be sold for a period of one year following the offering, except upon the death of the shareholder or unless approved by the Office of Thrift Supervision. Shares purchased by these persons in the open market after the offering will be free of this restriction. Shares of common stock issued to directors and executive officers and their associates will bear a legend giving appropriate notice of the restriction and, in addition, we will give appropriate instructions to our transfer agent with respect to the restriction on transfers. Any shares issued to directors and executive officers as a stock dividend, stock split or otherwise with respect to restricted common stock will be similarly restricted.

Persons affiliated with us, including our directors and executive officers, received subscription rights based only on their accounts with Clifton Savings Bank as account holders. While this aspect of the offering makes it difficult, if not impossible, for insiders to purchase stock for the explicit purpose of meeting the minimum of the offering, any purchases made by persons affiliated with us for the explicit purpose of meeting the minimum of the offering must be made for investment purposes only, and not with a view towards redistribution. Furthermore, as set forth above, Office of Thrift Supervision regulations restrict sales of common stock purchased in the offering by directors and executive officers for a period of one year following the offering.

Purchases of outstanding shares of our common stock by directors, officers, or any person who becomes an officer or director after adoption of the plan of conversion, and their associates, during the three-year period following the offering may be made only through a broker or dealer registered with the Securities and Exchange Commission. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to the purchase of stock under employee stock benefit plans.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the common stock to be issued in the offering. This registration does not cover the resale of the shares. Shares of common stock purchased by persons who are not affiliates of ours may be resold without registration. Shares purchased by an affiliate of ours will have resale restrictions under Rule 144 of the Securities Act. If we meet the current public information requirements of Rule 144, each affiliate of ours who complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of certain other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of our outstanding shares or the average weekly volume of trading in the shares during the preceding four calendar weeks. We may make future provision to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

Accounting Treatment

The conversion will be accounted for as a change in legal organization and form and not a business combination. Accordingly, the carrying amount of the assets and liabilities of Clifton Savings Bank will remain unchanged from their historical cost basis.

Material Income Tax Consequences

Although the conversion may be effected in any manner approved by the Office of Thrift Supervision that is consistent with the purposes of the plan of conversion and applicable law, regulations and policies, it is intended that the conversion will be effected through various mergers. Completion of the conversion and offering is conditioned upon prior receipt of either a ruling from the Internal Revenue Service or an opinion of counsel with respect to federal tax laws, and either a ruling by the New Jersey Division of Taxation or an opinion from our counsel or accountants with respect to New Jersey tax laws, that no gain or loss will be recognized by Clifton Savings Bank, Clifton Savings Bancorp or Clifton MHC as a result of the conversion or by account holders receiving subscription rights, except to the extent, if any, that subscription rights are deemed to have fair market value on the date such rights are issued. We believe that the tax opinions summarized below address all material federal income tax consequences that are generally applicable to Clifton Savings Bank, Clifton Savings Bancorp, Clifton MHC, new Clifton Savings Bancorp, persons receiving subscription rights and shareholders of Clifton Savings Bancorp.

Kilpatrick Stockton LLP has issued an opinion to Clifton Savings Bancorp, Clifton MHC and new Clifton Savings Bancorp that, for federal income tax purposes:

1. The merger of Clifton MHC with and into Clifton Savings Bancorp (the mutual holding company merger) will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code. (Section 368(a)(l)(A) of the Internal Revenue Code.)

2. Clifton MHC will not recognize any gain or loss on the transfer of its assets to Clifton Savings Bancorp and Clifton Savings Bancorp’s assumption of its liabilities, if any, in constructive exchange for a liquidation interest in Clifton Savings Bancorp or on the constructive distribution of such liquidation interest to Clifton MHC’s members who remain depositors of Clifton Savings Bank. (Sections 361(a), 361(c) and 357(a) of the Internal Revenue Code.)

3. No gain or loss will be recognized by Clifton Savings Bancorp upon the receipt of the assets of Clifton MHC in the mutual holding company merger in exchange for the constructive transfer to the members of Clifton MHC of a liquidation interest in Clifton Savings Bancorp. (Section 1032(a) of the Internal Revenue Code.)

4. Persons who have an interest in Clifton MHC will recognize no gain or loss upon the constructive receipt of a liquidation interest in Clifton Savings Bancorp in exchange for their voting and liquidation rights in Clifton MHC. (Section 354(a) of the Internal Revenue Code.)

5. The basis of the assets of Clifton MHC (other than stock in Clifton Savings Bancorp) to be received by Clifton Savings Bancorp will be the same as the basis of such assets in the hands of Clifton MHC immediately prior to the transfer. (Section 362(b) of the Internal Revenue Code.)

6. The holding period of the assets of Clifton MHC in the hands of Clifton Savings Bancorp will include the holding period of those assets in the hands of Clifton MHC. (Section 1223(2) of the Internal Revenue Code.)

7. The merger of Clifton Savings Bancorp with and into new Clifton Savings Bancorp (the holding company merger) will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code and therefore will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code. (Section 368(a)(1)(F) of the Internal Revenue Code.)

8. Clifton Savings Bancorp will not recognize any gain or loss on the transfer of its assets to new Clifton Savings Bancorp and new Clifton Savings Bancorp’s assumption of its liabilities in exchange for shares of common stock in new Clifton Savings Bancorp or on the constructive distribution of such stock to shareholders of Clifton Savings Bancorp other than Clifton MHC and the constructive distribution of liquidation accounts to the eligible account holders and supplemental eligible account holders. (Sections 361(a), 361(c) and 357(a) of the Internal Revenue Code.)

9. No gain or loss will be recognized by new Clifton Savings Bancorp upon the receipt of the assets of Clifton Savings Bancorp in the holding company merger. (Section 1032(a) of the Internal Revenue Code.)

10. The basis of the assets of Clifton Savings Bancorp (other than stock in Clifton Savings Bank) to be received by new Clifton Savings Bancorp will be the same as the basis of such assets in the hands of Clifton Savings Bancorp immediately prior to the transfer. (Section 362(b) of the Internal Revenue Code.)

11. The holding period of the assets of Clifton Savings Bancorp (other than stock in Clifton Savings Bank) to be received by new Clifton Savings Bancorp will include the holding period of those assets in the hands of Clifton Savings Bancorp immediately prior to the transfer. (Section 1223(2) of the Internal Revenue Code.)

12. Clifton Savings Bancorp shareholders will not recognize any gain or loss upon their exchange of Clifton Savings Bancorp common stock for new Clifton Savings Bancorp common stock. (Section 354 of the Internal Revenue Code.)

13. Eligible account holders and supplemental eligible account holders will not recognize any gain or loss upon their constructive exchange of their liquidation interests in Clifton Savings Bancorp for the liquidation accounts in new Clifton Savings Bancorp. (Section 354 of the Internal Revenue Code.)

14. The payment of cash to shareholders of Clifton Savings Bancorp in lieu of fractional shares of new Clifton Savings Bancorp common stock will be treated as though the fractional shares were distributed as part of the holding company merger and then redeemed by new Clifton Savings Bancorp. The cash payments will be treated as distributions in full payment for the fractional shares deemed redeemed under Section 302(a) of the Internal Revenue Code, with the result that such shareholders will have short-term or long-term capital gain or loss to the extent that the cash they receive differs from the basis allocable to such fractional shares. (Rev. Rul. 66-365, 1966-2 C.B. 116 and Rev. Proc. 77-41, 1977-2 C.B. 574.)

15. It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Clifton Savings Bancorp common stock is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by eligible account holders, supplemental eligible account holders and other voting members upon distribution to them of nontransferable subscription rights to purchase shares of Clifton Savings Bancorp common stock. (Section 356(a) of the Internal Revenue Code.) Eligible account holders, supplemental eligible account holders and other voting members will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights. (Rev. Rul. 56-572, 1956-2 C.B. 182.)

16. It is more likely than not that the fair market value of the benefit provided by the bank liquidation account supporting the payment of the liquidation account in the event new Clifton Savings Bancorp lacks sufficient net assets is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by eligible account holders and supplemental eligible account holders upon the constructive distribution to them of such rights in the bank liquidation account as of the effective date of the holding company merger. (Section 356(a) of the Internal Revenue Code.)

17. It is more likely than not that the basis of common stock purchased in the offering by the exercise of the nontransferable subscription rights will be the purchase price thereof. (Section 1012 of the Internal Revenue Code.)

18. Each shareholder’s holding period in his or her new Clifton Savings Bancorp common stock received in the exchange will include the period during which the common stock surrendered was held, provided that the common stock surrendered is a capital asset in the hands of the shareholder on the date of the exchange. (Section 1223(1) of the Internal Revenue Code.)

19. The holding period of the common stock purchased pursuant to the exercise of subscriptions rights shall commence on the date on which the right to acquire such stock was exercised. (Section 1223(5) of the Internal Revenue Code.)

20. No gain or loss will be recognized by new Clifton Savings Bancorp on the receipt of money in exchange for common stock sold in the offering. (Section 1032 of the Internal Revenue Code.)

The statements set forth in paragraph 15 above are based on the position that the subscription rights do not have any market value at the time of distribution or at the time they are exercised. Whether subscription rights have a market value for federal income tax purposes is a question of fact, depending upon all relevant facts and circumstances. According to our counsel, the Internal Revenue Service will not issue rulings on whether subscription rights have a market value. Counsel has also advised us that they are unaware of any instance in which the Internal Revenue Service has taken the position that nontransferable subscription rights have a market value. Counsel also noted that the subscription rights will be granted at no cost to the recipients, will be nontransferable and of short duration, and will afford the recipients the right only to purchase our common stock at a price equal to its estimated fair market value, which will be the same price as the purchase price for the unsubscribed shares of common stock.

The statements set forth in paragraph 16 above are based on the position that the benefit provided by the bank liquidation account supporting the payment of the liquidation account if new Clifton Savings Bancorp lacks sufficient net assets has a fair market value of zero. According to our counsel: (1) there is no history of any holder of a liquidation account receiving any payment attributable to a liquidation account; (2) the interests in the liquidation account and bank liquidation account are not transferable; (3) the amounts due under the liquidation account with respect to each eligible account holder and supplemental eligible account holder will be reduced as their deposits in Clifton Savings Bank are reduced as described in the plan of conversion; and (4) the bank liquidation account payment obligation arises only if new Clifton Savings Bancorp lacks sufficient net assets to fund the liquidation account. If such bank liquidation account rights are subsequently found to have an economic value, income may be recognized by each eligible account holder and supplemental eligible account holder in the amount of such fair market value as of the effective date of the holding company merger.

ParenteBeard LLC has issued an opinion to us to the effect that, more likely than not, the income tax consequences under New Jersey law of the conversion are not materially different than for federal tax purposes.

Unlike a private letter ruling issued by the Internal Revenue Service, an opinion of counsel is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached in the opinion. If there is a disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the Internal Revenue Service.

The opinions of Kilpatrick Stockton LLP and ParenteBeard LLC are filed as exhibits to the registration statement that we have filed with the Securities and Exchange Commission. See “Where You Can Find More Information.”

Interpretation, Amendment and Termination

All interpretations of the plan of conversion by our board of directors will be final, subject to the authority of the Office of Thrift Supervision. The plan of conversion provides that, if deemed necessary or desirable by the board of directors, the plan of conversion may be substantively amended by a majority vote of the board of directors as a result of comments from regulatory authorities or otherwise, at any time before the submission of proxy materials to the members of Clifton MHC and shareholders of Clifton Savings Bancorp. Amendment of the plan of conversion thereafter requires a majority vote of the board of directors, with the concurrence of the Office of Thrift Supervision. The plan of conversion may be terminated by a majority vote of the board of directors at any time before the earlier of the date of the special meeting of shareholders and the date of the special meeting of members of Clifton MHC, and may be terminated by the board of directors at any time thereafter with the concurrence of the Office of Thrift Supervision. The plan of conversion will terminate if the conversion and offering are not completed within 24 months from the date on which the members of Clifton MHC approve the plan of conversion, and may not be extended by us or the Office of Thrift Supervision.

Comparison of Shareholders’ Rights

As a result of the conversion, current holders of Clifton Savings Bancorp common stock will become shareholders of new Clifton Savings Bancorp. There are certain differences in shareholder rights arising from distinctions between the federal stock charter and bylaws of Clifton Savings Bancorp and the articles of incorporation and bylaws of new Clifton Savings Bancorp and from distinctions between laws with respect to federally chartered savings and loan holding companies and Nevada law.

In some instances, the rights of shareholders of new Clifton Savings Bancorp will be less than the rights shareholders of Clifton Savings Bancorp currently have. The decrease in shareholder rights under the Nevada articles of incorporation and bylaws are not mandated by Nevada law but have been chosen by management as being in the best interest of new Clifton Savings Bancorp. In some instances, the differences in shareholder rights may increase management rights. In other instances, the provisions in new Clifton Savings Bancorp’s articles of incorporation and bylaws described below may make it more difficult to pursue a takeover attempt that management opposes. These provisions will also make the removal of the board of directors or management, or the appointment of new directors, more difficult. We believe that the provisions described below are prudent and will enhance our ability to remain an independent financial institution and reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our board of directors. These provisions also will assist us in the orderly deployment of the conversion proceeds into productive assets and allow us to implement our business plan during the initial period after the conversion. We believe these provisions are in the best interests of new Clifton Savings Bancorp and its shareholders.

The following discussion is not intended to be a complete statement of the differences affecting the rights of shareholders, but rather summarizes the more significant differences and certain important similarities. The following discussion is qualified in its entirety by reference to the articles of incorporation and bylaws of new Clifton Savings Bancorp and Nevada law.

Authorized Capital Stock. The authorized capital stock of the current Clifton Savings Bancorp consists of 75,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. The authorized capital stock of the new Clifton Savings Bancorp will consist of 85,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.

Clifton Savings Bancorp’s charter and new Clifton Savings Bancorp’s articles of incorporation both authorize the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates and liquidation preferences. Although neither board of directors has any intention at the present time of doing so, it could issue a series of preferred stock that could, depending on its terms, impede a merger, tender offer or other takeover attempt.

Issuance of Capital Stock. Currently, pursuant to applicable laws and regulations, Clifton MHC is required to own not less than a majority of the outstanding common stock of Clifton Savings Bancorp. There will be no such restriction applicable to new Clifton Savings Bancorp following consummation of the conversion, as Clifton MHC will cease to exist.

New Clifton Savings Bancorp’s articles of incorporation do not contain restrictions on the issuance of shares of capital stock to the directors, officers or controlling persons of new Clifton Savings Bancorp, whereas Clifton Savings Bancorp’s federal stock charter provides that no shares may be issued to directors, officers or controlling persons other than as part of a general public offering, or to directors for purposes of qualifying for service as directors, unless the share issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting. Thus, new Clifton Savings Bancorp could adopt stock-related compensation plans such as stock option plans without shareholder approval and shares of the capital stock of new Clifton Savings Bancorp could be issued directly to directors or officers without shareholder approval. The rules of the Nasdaq Stock Market, however, generally require listed companies, like new Clifton Savings Bancorp will be, to obtain shareholder approval of most stock-related compensation plans for directors, officers and key employees of the corporation. Moreover, although generally not required, shareholder approval of stock-related compensation plans may be sought in certain instances to qualify such plans for favorable treatment under current federal income tax laws and regulations. We plan to submit the new equity incentive plan discussed in this prospectus to shareholders for their approval.

Neither the federal stock charter and bylaws of Clifton Savings Bancorp nor the articles of incorporation and bylaws of new Clifton Savings Bancorp provide for preemptive rights to shareholders in connection with the issuance of capital stock.

Voting Rights. Neither the federal stock charter of Clifton Savings Bancorp nor the articles of incorporation of new Clifton Savings Bancorp permits cumulative voting in the election of directors. Cumulative voting entitles you to a number of votes equaling the number of shares you hold multiplied by the number of directors to be elected. Cumulative voting allows you to cast all your votes for a single nominee or apportion your votes among any two or more nominees. For example, when three directors are to be elected, cumulative voting allows a holder of 100 shares to cast 300 votes for a single nominee, apportion 100 votes for each nominee, or apportion 300 votes in any other manner.

Payment of Dividends. The ability of Clifton Savings Bank to pay dividends on its capital stock is restricted by Office of Thrift Supervision regulations and by tax considerations related to savings associations. Clifton Savings Bank will continue to be subject to these restrictions after the conversion, and such restrictions will indirectly affect new Clifton Savings Bancorp because dividends from Clifton Savings Bank will be a primary source of funds for the payment of dividends to the shareholders of new Clifton Savings Bancorp.

Nevada law generally provides that, unless otherwise restricted in a corporation’s articles of incorporation, a corporation’s board of directors may authorize and a corporation may pay dividends to shareholders. However, a distribution may not be made if, after giving effect to the dividend, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

Board of Directors. The bylaws of Clifton Savings Bancorp and the articles of incorporation of new Clifton Savings Bancorp each require the board of directors to be divided into three classes as nearly equal in number as reasonably possible and that the members of each class be elected for a term of three years to serve until their successors are elected and qualified, with one class being elected annually. Under both the bylaws of Clifton Savings Bancorp and the bylaws of new Clifton Savings Bancorp, any vacancy occurring in the board of directors, however caused, may be filled by an affirmative vote of the majority of the directors remaining in office, whether or not a quorum is present. Any director of Clifton Savings Bancorp so chosen shall hold office until the next annual meting of shareholders, and any director of new Clifton Savings Bancorp so chosen shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until his or her successor shall have been elected and qualified.

The bylaws of both Clifton Savings Bancorp and new Clifton Savings Bancorp provide that to be eligible to serve on the board of directors a person must not: (1) be under indictment for, or ever have been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, (2) be a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) have been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit, or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

Under the bylaws of Clifton Savings Bancorp, directors may be removed only for cause by the vote of the holders of a majority of the shares of stock entitled to vote at a meeting of shareholders called for such purpose. The bylaws of new Clifton Savings Bancorp provide that directors may be removed only for cause by the vote of the holders of at least two-thirds of the shares of stock entitled to vote in the election of directors.

Limitations on Liability. The articles of incorporation of new Clifton Savings Bancorp provide that, to the fullest extent permitted under Nevada law, the directors and officers of new Clifton Savings Bancorp shall have no personal liability to new Clifton Savings Bancorp or its shareholders for money damages except: (1) if (i) the officer’s or director’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law; or (2) to the extent otherwise provided by the Nevada Revised Statutes.

Currently, federal law does not permit federally chartered savings and loan holding companies like Clifton Savings Bancorp to limit the personal liability of directors in the manner provided by Nevada law and the laws of many other states.

Indemnification of Directors, Officers, Employees and Agents. Federal regulations provide that Clifton Savings Bancorp must indemnify its directors, officers and employees for any costs incurred in connection with any action involving any such person’s activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor. In addition, indemnification is permitted in the case of a settlement, a final judgment against such person or final judgment in his or her favor other than on the merits, if a majority of disinterested directors determines that such person was acting in good faith within the scope of his or her employment authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of Clifton Savings Bancorp or its shareholders. Clifton Savings Bancorp also is permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may ultimately be entitled to indemnification. Before making any indemnification payment, Clifton Savings Bancorp is required to notify the Office of Thrift Supervision of its intention and such payment cannot be made if the Office of Thrift Supervision objects thereto.

The articles of incorporation of new Clifton Savings Bancorp provides that new Clifton Savings Bancorp will indemnify its directors and officers, whether serving it or at its request any other entity, to the fullest extent required or permitted under Nevada law. Such indemnification includes the advancement of expenses. The articles of incorporation of new Clifton Savings Bancorp also provides that new Clifton Savings Bancorp will indemnify its employees and agents and any director, officer, employee or agent of any other entity to such extent as shall be authorized by resolution of the board of directors or the bylaws of new Clifton Savings Bancorp and be permitted by law.

Special Meetings of Shareholders. The bylaws of Clifton Savings Bancorp provide that special meetings of the shareholders of Clifton Savings Bancorp may be called by the Chairman, a majority of the board of directors or upon the written request of the holders of not less than one-tenth of the outstanding capital stock of Clifton Savings Bancorp entitled to vote at the meeting. The bylaws of new Clifton Savings Bancorp provide that special meetings of shareholders may be called by the Chairman, the Chief Executive Officer or by two-thirds of the total number of directors.

Shareholder Nominations and Proposals. The bylaws of Clifton Savings Bancorp provide an advance notice procedure for shareholders to nominate directors or bring other business before an annual or special meeting of shareholders of Clifton Savings Bancorp. A person may not be nominated for election as a director unless that person is nominated by or at the direction of the Clifton Savings Bancorp board of directors or by a shareholder who has given appropriate notice to Clifton Savings Bancorp before the meeting. Similarly, a shareholder may not bring business before an annual meeting unless the shareholder has given Clifton Savings Bancorp appropriate notice of its intention to bring that business before the meeting. Clifton Savings Bancorp’s secretary must receive notice of the nomination or proposal at least 30 days before the date of the annual meeting; provided, however, that if less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

New Clifton Savings Bancorp’s bylaws establish a similar advance notice procedure for shareholders to nominate directors or bring other business before an annual meeting of shareholders of new Clifton Savings Bancorp. A person may not be nominated for election as a director unless that person is nominated by or at the direction of the new Clifton Savings Bancorp board of directors or by a shareholder who has given appropriate notice to new Clifton Savings Bancorp before the meeting. Similarly, a shareholder may not bring business before an annual meeting unless the shareholder has given new Clifton Savings Bancorp appropriate notice of its intention to bring that business before the meeting. New Clifton Savings Bancorp’s secretary must receive notice of the nomination or proposal not less than 90 days before the annual meeting; provided, however, that if less than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder who desires to raise new business must provide certain information to new Clifton Savings Bancorp concerning the nature of the new business, the shareholder, the shareholder’s ownership in the new Clifton Savings Bancorp and the shareholder’s interest in the business matter. Similarly, a shareholder wishing to nominate any person for election as a director must provide new Clifton Savings Bancorp with certain information concerning the nominee and the proposing shareholder.

Advance notice of nominations or proposed business by shareholders gives new Clifton Savings Bancorp’s board of directors time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable by the board of directors, to inform shareholders and make recommendations about those matters.

Shareholder Action Without a Meeting. Under Nevada law, action may be taken by shareholders of new Clifton Savings Bancorp without a meeting if a majority of shareholders entitled to vote on the action give written consent to taking such action without a meeting, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. The bylaws of Clifton Savings Bancorp provide that action may be taken by shareholders without a meeting if all shareholders entitled to vote on the matter consent to the taking of such action without a meeting.

Shareholder’s Right to Examine Books and Records. A federal regulation, which is currently applicable to Clifton Savings Bancorp, provides that shareholders holding of record at least $100,000 of stock or at least 1% of the total outstanding voting shares, provided in either case such shareholder has held such shares for at least six months before making such written demand, or shareholders holding not less than 5% of the total outstanding voting shares may inspect and make extracts from specified books and records of a federally chartered savings and loan association after proper written notice for a proper purpose.

Under Nevada law, any person who has been a stockholder of record of new Clifton Savings Bancorp for at least six months immediately preceding the demand, or any person holding at least 5% of all of new Clifton Savings Bancorp’s outstanding shares, upon at least 5 days’ written demand, is generally entitled to inspect in person or by agent or attorney, during usual business hours, new Clifton Savings Bancorp’s (1) articles of incorporation and bylaws, and any amendments thereto, and (2) stock ledger and make copies of such documents. In addition, any person who has been a stockholder of record of new Clifton Savings Bancorp and owns not less than 15% of all of the issued and outstanding shares of the stock of new Clifton Savings Bancorp, or has been authorized in writing by the holders of at least 15% of all its issued and outstanding shares, upon at least 5 days’ written demand, is entitled to inspect in person or by agent or attorney, during normal business hours, the books of account and all financial records of new Clifton Savings Bancorp, to make copies of such records, and to conduct an audit of such records.

Limitations on Voting Rights. The articles of incorporation of new Clifton Savings Bancorp provide that in no event will any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of shareholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of common stock, be entitled, or permitted to any vote in respect of the shares held in excess of the limit. This limitation does not apply to any director or officer acting solely in their capacities as directors and officers, or any stock ownership or similar plan of new Clifton Savings Bancorp or any subsidiary of new Clifton Savings Bancorp or a trustee of a plan or an affiliate of such trustee.

In addition, Office of Thrift Supervision regulations provide that for a period of three years following the date of the completion of the offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of new Clifton Savings Bancorp’s equity securities without the prior written approval of the Office of Thrift Supervision. Where any person acquires beneficial ownership of more than 10% of a class of our equity securities without the prior written approval of the Office of Thrift Supervision, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the shareholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the shareholders for a vote.

Mergers, Consolidations and Sales of Assets. Federal regulations currently require the approval of two-thirds of the board of directors of Clifton Savings Bancorp and the holders of two-thirds of the outstanding voting stock of Clifton Savings Bancorp entitled to vote thereon for mergers, consolidations and sales of all or substantially all of its assets. However, such regulations permit Clifton Savings Bancorp to merge with another corporation without obtaining the approval of its shareholders if:

•	it does not involve an interim savings institution;

•	the charter of Clifton Savings Bancorp is not changed;

•

each share of Clifton Savings Bancorp stock outstanding immediately before the effective date of the transaction is to be an identical outstanding share or a treasury share of Clifton Savings Bancorp after such effective date; and

•

either: (a) no shares of voting stock of Clifton Savings Bancorp and no securities convertible into such stock are to be issued or delivered under the plan of combination or (b) the authorized unissued shares or the treasury shares of voting stock of Clifton Savings Bancorp to be issued or delivered under the plan of combination, plus those initially issuable upon conversion of any securities to be issued or delivered under such plan, do not exceed 15% of the total shares of voting stock of Clifton Savings Bancorp outstanding immediately before the effective date of the transaction.

Under Nevada law, a merger or consolidation of new Clifton Savings Bancorp requires approval of a majority of all votes entitled to be cast by shareholders, except that no approval by shareholders is required for a merger if:

•	the articles of incorporation of the surviving corporation will not differ from its articles before the merger;

•

each stockholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights immediately after the merger;

•

the number of voting shares outstanding immediately after the merger, plus the number of voting shares issued as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20% the total number of voting shares of the surviving corporation outstanding immediately before the merger; and

•

the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20% the total number of participating shares outstanding immediately before the merger.

In addition, under certain circumstances the approval of the shareholders shall not be required to authorize a merger with or into a 90% owned subsidiary of new Clifton Savings Bancorp.

Under Nevada law, a sale of all or substantially all of new Clifton Savings Bancorp’s assets other than in the ordinary course of business, or a voluntary dissolution of new Clifton Savings Bancorp, requires the approval of its board of directors and the affirmative vote of a majority of the votes entitled to be cast on the matter.

Business Combinations with Interested Shareholders. Under Nevada law, “business combinations” between new Clifton Savings Bancorp and an interested shareholder or an affiliate of an interested shareholder are prohibited for three years after the date on which the interested shareholder becomes an interested shareholder. These business combinations include a sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, to or with the interested stockholder or any affiliate or associate of the interested stockholder of assets of the corporation or any subsidiary of the corporation: (1) having an aggregate market value equal to 5% or more of the aggregate market value of all the assets, determined on a consolidated basis, of the corporation; (2) having an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation; or (3) representing 10% or more of the earning power or net income, determined on a consolidated basis, of the corporation. Nevada law defines an interested shareholder as: (1) any person who beneficially owns, directly or indirectly, 10% or more of the voting power of new Clifton Savings Bancorp’s voting stock; or (2) an affiliate or associate of new Clifton Savings Bancorp at any time within the three-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding voting stock of new Clifton Savings Bancorp. A person is not an interested shareholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested shareholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the three-year prohibition, any business combination between new Clifton Savings Bancorp and an interested shareholder generally must be recommended by the board of directors of new Clifton Savings Bancorp and approved by the affirmative vote of holders of stock representing at least a majority of the outstanding voting power not beneficially owned by the interested stockholder proposing the combination, or any affiliate or associate of the interested stockholder proposing the combination, at a meeting called for that purpose no earlier than three years after the date that the person first became an interested stockholder. This majority vote requirement does not apply if new Clifton Savings Bancorp’s common shareholders receive a minimum price, as defined under Nevada law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

Neither the charter or bylaws of Clifton Savings Bancorp nor the federal laws and regulations applicable to Clifton Savings Bancorp contain a provision that restricts business combinations between Clifton Savings Bancorp and any interested stockholder in the manner set forth above.

Dissenters’ Rights of Appraisal. A federal regulation that is applicable to Clifton Savings Bancorp generally provides that a shareholder of a federally chartered savings and loan association that engages in a merger, consolidation or sale of all or substantially all of its assets shall have the right to demand from such institution payment of the fair or appraised value of his or her stock in the institution, subject to specified procedural requirements. This regulation also provides, however, that the shareholders of a federally chartered savings and loan association that is listed on a national securities exchange are not entitled to dissenters’ rights in connection with a merger if the shareholder is required to accept only “qualified consideration” for his or her stock, which is defined to include cash, shares of stock of any institution or corporation which at the effective date of the merger will be listed on a national securities exchange or quoted on Nasdaq or any combination of such shares of stock and cash.

Under Nevada law, shareholders of new Clifton Savings Bancorp generally have the right to dissent from any plan of merger or consolidation to which new Clifton Savings Bancorp is a party, and to demand payment for the fair value of their shares.

Evaluation of Offers; Other Corporate Constituencies. The articles of incorporation of new Clifton Savings Bancorp provide that its directors, in discharging their duties to new Clifton Savings Bancorp and in determining what they reasonably believe to be in the best interest of new Clifton Savings Bancorp and its shareholders, may consider, among other things, any of the following (1) the long-term and short-term interests of new Clifton Savings Bancorp and its stockholders, including the possibility that these interests may best be served by the continued independence of new Clifton Savings Bancorp; (2) the state and national economy;

(3) the interests of the community and of society; and (4) the interests of new Clifton Savings Bancorp’s employees, suppliers, creditors and customers. If on the basis of these factors the board of directors determines that any proposal or offer to acquire new Clifton Savings Bancorp is not in the best interest of new Clifton Savings Bancorp, it may reject such proposal or offer. If the board of directors determines to reject any such proposal or offer it may take any lawful action to accomplish its purpose.

By having these standards in the articles of incorporation of new Clifton Savings Bancorp, the board of directors may be in a stronger position to oppose such a transaction if the board of directors concludes that the transaction would not be in the best interest of new Clifton Savings Bancorp, even if the price offered is significantly greater than the market price of any equity security of new Clifton Savings Bancorp.

The current charter of Clifton Savings Bancorp does not contain a similar provision.

Amendment of Governing Instruments. No amendment of the charter of Clifton Savings Bancorp may be made unless it is first proposed by the board of directors, then preliminarily approved by the Office of Thrift Supervision, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. The articles of incorporation of new Clifton Savings Bancorp generally may be amended by the holders of a majority of the shares entitled to vote, provided that any amendment of Section C of Article Fourth (limitation on common stock voting rights), Section B of Article Fifth (classification of board of directors), Sections F and J of Article Sixth (amendment of bylaws and elimination of director and officer liability) and Article Eighth (amendment of certain provisions of the Articles), must be approved by the affirmative vote of the holders of at least 75% of the issued and outstanding shares entitled to vote, except that the board of directors may amend the articles of incorporation without any action by the shareholders to the fullest extent allowed under Nevada law.

The bylaws of Clifton Savings Bancorp may be amended in a manner consistent with regulations of the Office of Thrift Supervision and shall be effective after (1) approval of the amendment by a majority vote of the authorized board of directors, or by a majority of the votes cast by the shareholders of Clifton Savings Bancorp at any legal meeting and (2) receipt of applicable regulatory approval. The bylaws of new Clifton Savings Bancorp may be amended by the affirmative vote of a majority of the directors without the further approval of shareholders.

Restrictions on Acquisition of New Clifton Savings Bancorp

General

Certain provisions in the articles of incorporation and bylaws of new Clifton Savings Bancorp may have antitakeover effects. In addition, regulatory restrictions may make it more difficult for persons or companies to acquire control of us.

Articles of Incorporation and Bylaws of New Clifton Savings Bancorp

Although our board of directors is not aware of any effort that might be made to obtain control of us after the offering, the board of directors believed it appropriate to adopt certain provisions permitted by federal and state regulations that may have the effect of deterring a future takeover attempt that is not approved by our board of directors. The following description of these provisions is only a summary and does not provide all of the information contained in our articles of incorporation and bylaws. See “Where You Can Find More Information” as to where to obtain a copy of these documents.

Limitation on Voting Rights. Our articles of incorporation provide that in no event will any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of shareholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of common stock, be entitled, or permitted to any vote with respect to the shares held in excess of the limit. This limitation does not apply to any director or officer acting solely in their capacities as directors and officers, or any stock ownership or similar plan of new Clifton Savings Bancorp or any subsidiary of new Clifton Savings Bancorp or a trustee of a plan or any affiliate of such trustee.

Board of Directors.

Classified Board. Our board of directors is divided into three classes as nearly as equal in number as possible. The shareholders elect one class of directors each year for a term of three years. The classified board makes it more difficult and time consuming for a shareholder group to fully use its voting power to gain control of the board of directors without the consent of the incumbent board of directors of new Clifton Savings Bancorp.

Filling of Vacancies; Removal. Our bylaws provide that any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors, may be filled only by a vote of a majority of the directors remaining in office. A person elected to fill a vacancy on the board of directors will serve for the remainder of the full term of the class of directors in which the vacancy occurred and until his or her successor shall have been elected and qualified. Our bylaws provide that a director may be removed from the board of directors before the expiration of his or her term only for cause and only upon the vote of at least two-thirds of the shares entitled to vote in the election of directors. These provisions make it more difficult for shareholders to remove directors and replace them with their own nominees.

Qualification. Our bylaws provide that to be eligible to serve on the board of directors a person must not: (1) be under indictment for, or ever have been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, (2) be a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) have been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit, or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency. These provisions contained in our bylaws may prevent shareholders from nominating themselves or persons of their choosing for election to the board of directors.

Prohibition of Cumulative Voting. Our articles of incorporation provide that no shares will be entitled to cumulative voting. The prohibition of cumulative voting makes it more difficult for a shareholder group to elect a director nominee.

Special Meetings of Shareholder. Our shareholders must act only through an annual or special meeting. Special meetings of shareholders may only be called by the Chairman, the Chief Executive Officer or by two-thirds of the total number of directors. The limitations on the calling of special meetings of shareholders may have the effect of delaying consideration of a shareholder proposal until the next annual meeting.

Amendment of Articles of Incorporation. Our articles of incorporation provide that certain amendments to our articles of incorporation relating to a change in control of us must be approved by at least 75% of the outstanding shares entitled to vote.

Advance Notice Provisions for Shareholder Nominations and Proposals. Our bylaws establish an advance notice procedure for shareholders to nominate directors or bring other business before an annual meeting of shareholders. A person may not be nominated for election as a director unless that person is nominated by or at the direction of our board of directors or by a shareholder who has given appropriate notice to us before the meeting. Similarly, a shareholder may not bring business before an annual meeting unless the shareholder has given us appropriate notice of the shareholder’s intention to bring that business before the meeting. Our Secretary must receive notice of the nomination or proposal not less than 90 days before the date of the annual meeting; provided, however, that if less than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder who desires to raise new business must provide us with certain information concerning the nature of the new business, the shareholder, the shareholder’s ownership of new Clifton Savings Bancorp and the shareholder’s interest in the business matter. Similarly, a shareholder wishing to nominate any person for election as a director must provide us with certain information concerning the nominee and the proposing shareholder.

Advance notice of nominations or proposed business by shareholders gives our board of directors time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable by our board of directors, to inform shareholders and make recommendations about those matters.

Authorized but Unissued Shares of Capital Stock. Following the offering, we will have authorized but unissued shares of common and preferred stock. Our articles of incorporation authorize the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates, and liquidation preferences. Such shares of common and preferred stock could be issued by the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Business Combinations with Interested Stockholders. Under Nevada law, “business combinations” between new Clifton Savings Bancorp and an interested shareholder or an affiliate of an interested shareholder are prohibited for three years after the date on which the interested shareholder becomes an interested shareholder. These business combinations include a sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, to or with the interested stockholder or any affiliate or associate of the interested stockholder of assets of the corporation or any subsidiary of the corporation:

(1) having an aggregate market value equal to 5% or more of the aggregate market value of all the assets, determined on a consolidated basis, of the corporation; (2) having an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation; or (3) representing 10% or more of the earning power or net income, determined on a consolidated basis, of the corporation. Nevada law defines an interested shareholder as: (1) any person who beneficially owns, directly or indirectly, 10% or more of the voting power of new Clifton Savings Bancorp’s voting stock; or (2) an affiliate or associate of new Clifton Savings Bancorp at any time within the three-year period prior to the date in question, was the beneficial owner, directly or indirectly. of 10% or more of the voting power of the then-outstanding voting stock of new Clifton Savings Bancorp. A person is not an interested shareholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested shareholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the three-year prohibition, any business combination between new Clifton Savings Bancorp and an interested shareholder generally must be recommended by the board of directors of new Clifton Savings Bancorp and approved by the affirmative vote of holders of stock representing at least a majority of the outstanding voting power not beneficially owned by the interested stockholder proposing the combination, or any affiliate or associate of the interested stockholder proposing the combination, at a meeting called for that purpose no earlier than three years after the date that the person first became an interested stockholder. This majority vote requirement does not apply if new Clifton Savings Bancorp’s common shareholders receive a minimum price, as defined under Nevada law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

Regulatory Restrictions

Office of Thrift Supervision Regulations. Office of Thrift Supervision regulations provide that for a period of three years following the date of the completion of the offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of our equity securities without the prior written approval of the Office of Thrift Supervision. Where any person acquires beneficial ownership of more than 10% of a class of our equity securities without the prior written approval of the Office of Thrift Supervision, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the shareholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the shareholders for a vote.

Change in Control Regulations. The acquisition of 10% or more of our outstanding common stock may trigger the provisions of the Change in Bank Control Act. The Office of Thrift Supervision has also adopted a regulation under the Change in Bank Control Act which generally requires persons who at any time intend to acquire control of a federally chartered savings association or its holding company to provide 60 days prior written notice and certain financial and other information to the Office of Thrift Supervision.

The 60-day notice period does not commence until the information is deemed to be substantially complete. Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the institution’s directors or a determination by the Office of Thrift Supervision that the acquirer has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. However, under Office of Thrift Supervision regulations, control is presumed to exist where the acquiring party has voting control of at least 10% of any class of our voting securities if specified “control factors” are present. The statute and underlying regulations authorize the Office of Thrift Supervision to disapprove a proposed acquisition on certain specified grounds.

Description of New Clifton Savings Bancorp Capital Stock

The common stock of new Clifton Savings Bancorp represents nonwithdrawable capital, is not an account of any type, and is not insured by the Federal Deposit Insurance Corporation or any other government agency.

General

New Clifton Savings Bancorp is authorized to issue 85,000,000 shares of common stock having a par value of $0.01 per share and 10,000,000 shares of preferred stock having a par value of $0.01. Each share of new Clifton Savings Bancorp’s common stock has the same relative rights as, and is identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock, as required by the plan of conversion, all stock will be duly authorized, fully paid and nonassessable. New Clifton Savings Bancorp will not issue any shares of preferred stock in the conversion and offering.

Common Stock

Dividends. New Clifton Savings Bancorp can pay dividends if, as and when declared by its board of directors. The payment of dividends by new Clifton Savings Bancorp is limited by law and applicable regulation. See “Our Dividend Policy.” The holders of common stock of new Clifton Savings Bancorp will be entitled to receive and share equally in dividends declared by the board of directors of new Clifton Savings Bancorp. If new Clifton Savings Bancorp issues preferred stock, the holders of the preferred stock may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. The holders of common stock of new Clifton Savings Bancorp will possess exclusive voting rights in new Clifton Savings Bancorp. They will elect new Clifton Savings Bancorp’s board of directors and act on other matters as are required to be presented to them under federal law or as are otherwise presented to them by the board of directors. Except as discussed in “Restrictions on Acquisition of New Clifton Savings Bancorp,” each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If new Clifton Savings Bancorp issues preferred stock, holders of new Clifton Savings Bancorp preferred stock may also possess voting rights.

Liquidation. If there is any liquidation, dissolution or winding up of Clifton Savings Bank, new Clifton Savings Bancorp, as the sole holder of Clifton Savings Bank’s capital stock, would be entitled to receive all of Clifton Savings Bank’s assets available for distribution after payment or provision for payment of all debts and liabilities of Clifton Savings Bank, including all deposit accounts and accrued interest. Upon liquidation, dissolution or winding up of new Clifton Savings Bancorp, the holders of its common stock would be entitled to receive all of the assets of new Clifton Savings Bancorp available for distribution after payment or provision for payment of all its debts and liabilities. If new Clifton Savings Bancorp issues preferred stock, the preferred stock holders may have a priority over the holders of the common stock upon liquidation or dissolution.

Preemptive Rights; Redemption. Holders of the common stock of new Clifton Savings Bancorp will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock cannot be redeemed.

Preferred Stock

New Clifton Savings Bancorp will not issue any preferred stock in the conversion and offering and it has no current plans to issue any preferred stock after the conversion and offering. Preferred stock may be issued with designations, powers, preferences and rights as the board of directors may from time to time determine. The board of directors can, without shareholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock of new Clifton Savings Bancorp will be Registrar and Transfer Company, Cranford, New Jersey.

Registration Requirements

In connection with the conversion and offering, we will register our common stock with the Securities and Exchange Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended, and will not deregister our common stock for a period of at least three years following the conversion and offering. As a result of registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of that statute will apply.

Legal and Tax Opinions

The legality of our common stock has been passed upon for us by Kilpatrick Stockton LLP, Washington, D.C. The federal income tax consequences of the conversion have been opined upon by Kilpatrick Stockton LLP. ParenteBeard LLC has provided an opinion to us regarding the New Jersey income tax consequences of the conversion. Kilpatrick Stockton LLP and ParenteBeard LLC have consented to the references to their opinions in this prospectus. Certain legal matters will be passed upon for Sandler O’Neill & Partners, L.P. by Arnold & Porter LLP, New York, New York.

Experts

The consolidated financial statements of Clifton Savings Bancorp and subsidiary as of March 31, 2010 and 2009, and for each of the years in the three-year period ended March 31, 2010, have been included in this prospectus in reliance upon the report of ParenteBeard LLC, an independent registered public accounting firm, which is included in this prospectus and upon the authority of said firm as experts in accounting and auditing.

The discussions related to state income taxes included under the “Material Income Tax Consequences” heading of “The Conversion and Offering” section, were prepared for Clifton Savings Bancorp by ParenteBeard LLC, an independent registered public accounting firm, and have been included in this prospectus upon the authority of said firm as experts in tax matters.

RP Financial has consented to the summary in this prospectus of its report to us setting forth its opinion as to our estimated pro forma market value and to the use of its name and statements with respect to it appearing in this prospectus.

Where You Can Find More Information

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, that registers the common stock offered in the offering. This prospectus forms a part of the registration statement. The registration statement, including the exhibits, contains additional relevant information about us and our common stock. The rules and regulations of the Securities and Exchange Commission allow us to omit certain information included in the registration statement from this prospectus. You may read and copy the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Securities and Exchange Commission’s public reference room. The registration statement also is available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Securities and Exchange Commission at “http://www.sec.gov.”

Clifton MHC has filed an application for approval of the plan of conversion with the Office of Thrift Supervision. This prospectus omits certain information contained in the application. The application may be inspected, without charge, at the offices of the Office of Thrift Supervision, 1700 G Street, NW, Washington, D.C. 20552 and at the offices of the Regional Director of the Office of Thrift Supervision at the Northeast Regional Office of the Office of Thrift Supervision, Harborside Financial Center Plaza Five, Suite 1600, Jersey City, New Jersey 07311.

A copy of the plan of conversion is available without charge from Clifton Savings Bank by contacting the Stock Information Center.

The appraisal report of RP Financial has been filed as an exhibit to our registration statement and to our application to the Office of Thrift Supervision. Portions of the appraisal report were filed electronically with the Securities and Exchange Commission and are available on its Web site as described above. The entire appraisal report is available at the public reference room of the Securities and Exchange Commission and the offices of the Office of Thrift Supervision as described above.

Index to Financial Statements of Clifton Savings Bancorp, Inc.

Page
Report of Independent Registered Public Accounting Firm	F-1
Consolidated Statements of Financial Condition at September 30, 2010 (unaudited) and March 31, 2010, and 2009	F-2
Consolidated Statements of Income for the Six Months Ended September 30, 2010 and 2009 (unaudited) and for the Years Ended March 31, 2010, 2009 and 2008	F-3
Consolidated Statements of Changes in Stockholders’ Equity for the Years Ended March 31, 2010, 2009 and 2008 and for the Six Months Ended September 30, 2010 (unaudited)	F-4
Consolidated Statements of Cash Flows for the Six Months Ended September 30, 2010 and 2009 (unaudited) and the Years Ended March 31, 2010, 2009 and 2008	F-6
Notes to Consolidated Financial Statements	F-8

All schedules are omitted as the required information either is not applicable or is included in the financial statements or related notes.

Separate financial statements for new Clifton Savings Bancorp, Inc. have not been included in this prospectus because new Clifton Savings Bancorp, Inc., which has engaged only in organizational activities to date, has no significant assets, contingent or other liabilities, revenues or expenses.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Clifton Savings Bancorp, Inc. and Subsidiaries

Clifton, New Jersey

We have audited the accompanying consolidated statements of financial condition of Clifton Savings Bancorp, Inc. and Subsidiaries (collectively the “Company”) as of March 31, 2010 and 2009, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended March 31, 2010. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Clifton Savings Bancorp, Inc. and Subsidiaries as of March 31, 2010 and 2009, and the consolidated results of their operations and their cash flows for each of the years in the three-year period ended March 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Clifton Savings Bancorp, Inc. and Subsidiaries’ internal control over financial reporting as of March 31, 2010, based on the criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated June 9, 2010 expressed an unqualified opinion.

Clark, New Jersey

June 9, 2010

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(In Thousands, Except Share and Per Share Data)

	September 30,	March 31,
	2010	2010	2009
	(Unaudited)
ASSETS
Cash and due from banks	$26,644	$21,671	$39,669
Interest-bearing deposits in other banks	32,803	11,790	11,457

Cash and Cash Equivalents	59,447	33,461	51,126
Securities available for sale, at fair value:
Investment	15,096	15,062	10,037
Mortgage-backed	47,535	57,081	78,122
Securities held to maturity, at cost:
Investment, fair value of $212,137, $159,511 and $75,754, respectively	209,710	159,969	74,997
Mortgage-backed, fair value of $308,068, $285,536 and $240,173, respectively	292,773	275,801	231,218

Loans receivable	461,865	479,566	470,200
Allowance for loan losses	(2,210)	(2,050)	(1,700)

Net Loans	459,655	477,516	468,500

Bank owned life insurance	26,279	22,835	21,948
Premises and equipment	8,423	9,612	9,306
Federal Home Loan Bank of New York stock	7,068	7,157	7,740
Interest receivable	4,277	4,377	4,313
Other assets	5,880	4,836	2,463

Total Assets	$1,136,143	$1,067,707	$959,770

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Deposits:
Non-interest bearing	$6,695	$6,828	$5,263
Interest bearing	814,237	751,324	628,319

Total Deposits	820,932	758,152	633,582

Advances from Federal Home Loan Bank of New York	119,992	123,737	144,272
Advance payments by borrowers for taxes and insurance	4,838	5,193	4,825
Other liabilities and accrued expenses	13,437	4,633	3,927

Total Liabilities	959,199	891,715	786,606

Stockholders’ Equity
Preferred stock ($.01 par value), 1,000,000 shares authorized; shares issued or outstanding - none	—	—	—
Common stock ($.01 par value), 75,000,000 shares authorized; 30,530,470 shares issued; 26,137,248, 26,398,079 and 26,732,607 shares outstanding at September 30, 2010, March 31, 2010 and 2009, respectively.	305	305	305
Paid-in capital	135,608	135,921	135,180
Deferred compensation obligation under Rabbi Trust	241	233	209
Retained earnings	92,656	89,361	84,889
Treasury stock, at cost; 4,393,222 shares at September 30, 2010; 4,132,391 shares at March 31, 2010; 3,797,863 shares at March 31, 2009	(47,372)	(45,050)	(41,925)
Common stock acquired by Employee Stock Ownership Plan (“ESOP”)	(6,045)	(6,411)	(7,144)
Accumulated other comprehensive income	1,761	1,820	1,809
Stock held by Rabbi Trust	(210)	(187)	(159)

Total Stockholders’ Equity	176,944	175,992	173,164

Total Liabilities and Stockholders’ Equity	$1,136,143	$1,067,707	$959,770

See notes to consolidated financial statements.

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In Thousands, Except Share and Per Share Data)

	Six Months Ended September 30,		Years Ended March 31,
	2010	2009	2010	2009	2008
	(Unaudited)
Interest Income
Loans	$11,786	$12,222	$24,550	$23,966	$22,148
Mortgage-backed securities	8,177	8,325	16,905	16,240	8,521
Investments securities	2,659	1,389	3,037	3,515	6,403
Other interest-earning assets	169	227	464	680	1,498

Total Interest Income	22,791	22,163	44,956	44,401	38,570

Interest Expense
Deposits	7,714	9,601	17,678	20,091	22,066
Advances	2,372	2,753	5,288	5,848	2,419

Total Interest Expense	10,086	12,354	22,966	25,939	24,485

Net Interest Income	12,705	9,809	21,990	18,462	14,085
Provision for Loan Losses	160	433	433	260	90

Net Interest Income after Provision for Loan Losses	12,545	9,376	21,557	18,202	13,995

Non-Interest Income
Fees and service charges	105	114	223	204	210
Bank owned life insurance	444	455	887	914	905
Net gain on sale of premises and equipment	329	—	—	—	—
Other	13	13	26	32	23

Total Non-Interest Income	891	582	1,136	1,150	1,138

Non-Interest Expenses
Salaries and employee benefits	3,376	3,531	6,810	6,842	6,957
Occupancy expense of premises	861	538	1,249	1,052	1,032
Equipment	508	442	952	863	886
Directors’ compensation	365	447	796	943	1,000
Advertising	162	139	253	269	316
Legal	130	105	254	85	307
Federal deposit insurance premium	437	820	1,183	328	68
Other	850	840	1,753	1,470	1,559

Total Non-Interest Expenses	6,689	6,862	13,250	11,852	12,125

Income before Income Taxes	6,747	3,096	9,443	7,500	3,008
Income Taxes	2,394	931	3,146	2,364	636

Net Income	$4,353	$2,165	$6,297	$5,136	$2,372

Net Income per Common Share
Basic	$0.17	$0.08	$0.24	$0.20	$0.09

Diluted	$0.17	$0.08	$0.24	$0.20	$0.09

Dividends per common share	$0.12	$0.10	$0.20	$0.20	$0.20

Weighted Average Number of Common Shares and Common Stock Equivalents Outstanding:
Basic	25,608,144	26,020,381	25,947,037	26,134,756	27,104,113

Diluted	25,608,144	26,084,951	25,947,037	26,178,692	27,139,133

See notes to consolidated financial statements.

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

Years Ended March 31, 2010, 2009 and 2008

	Common Stock	Paid-In Capital	Deferred Compensation Obligation Under Rabbi Trust	Retained Earnings	Treasury Stock	Common Stock Acquired by ESOP	Accumulated Other Comprehensive Income (Loss)	Stock Held by Rabbi trust	Total
	(In Thousands, Except Share and Per Share Data)
Balance - April 1, 2007	$305	$132,071	$146	$81,363	$(19,639)	$(8,610)	$(950)	$(88)	$184,598
Comprehensive income:
Net income	—	—	—	2,372	—	—	—	—	2,372
Unrealized gain on securities available for sale, net of income taxes of $937	—	—	—	—	—	—	1,409	—	1,409
Pension benefits adjustment, net of income taxes of $48	—	—	—	—	—	—	73	—	73

Total Comprehensive Income									3,854

ESOP shares committed to be released	—	60	—	—	—	733	—	—	793
Purchase of treasury stock - 1,486,673 shares	—	—	—	—	(16,466)	—	—	—	(16,466)
Stock option expense	—	500	—	—	—	—	—	—	500
Restricted Stock Awards Earned	—	1,061	—	—	—	—	—	—	1,061
Forfeiture of Restricted Stock Awards	—	8	—	—	(8)	—	—	—	—
Funding of Supplemental Executive Retirement Plan	—	2	33	—	34	—	—	(36)	33
Tax benefit from stock based compensation	—	45	—	—	—	—	—	—	45
Cash dividends declared ($0.20 per share)	—	—	—	(2,063)	—	—	—	—	(2,063)

Balance - March 31, 2008	305	133,747	179	81,672	(36,079)	(7,877)	532	(124)	172,355

Comprehensive income:
Net income	—	—	—	5,136	—	—	—	—	5,136
Unrealized gain on securities available for sale, net of income taxes of $708	—	—	—	—	—	—	1,064	—	1,064
Pension benefits adjustment, net of income taxes of $134	—	—	—	—	—	—	201	—	201

Total Comprehensive Income									6,401

Pension benefits adjustment for change of measurement date, net of income tax of $8	—	—	—	(47)	—	—	12	—	(35)
ESOP shares committed to be released	—	44	—	—	—	733	—	—	777
Purchase of treasury stock - 577,834 shares	—	—	—	—	(5,877)	—	—	-	(5,877)
Stock option expense	—	246	—	—	—	—	—	—	246
Restricted Stock Awards Earned	—	1,062	—	—	—	—	—	—	1,062
Funding of Supplemental Executive Retirement Plan	—	3	30	—	31	—	—	(35)	29
Tax benefit from stock based compensation	—	78	—	—	—	—	—	—	78
Cash dividends declared ($0.20 per share)	—	—	—	(1,872)	—	—	—	—	(1,872)

Balance - March 31, 2009	305	135,180	209	84,889	(41,925)	(7,144)	1,809	(159)	173,164

Comprehensive income:
Net income	—	—	—	6,297	—	—	—	—	6,297
Unrealized gain on securities available for sale, net of income taxes of $39	—	—	—	—	—	—	58	—	58
Pension benefits adjustment, net of income tax (benefit) of ($32)	—	—	—	—	—	—	(47)	—	(47)

Total Comprehensive Income									6,308

ESOP shares committed to be released	—	(3)	—	—	—	733	—	—	730
Purchase of treasury stock - 337,002 shares	—	—	—	—	(3,150)	—	—	—	(3,150)
Stock option expense	—	66	—	—	—	—	—	—	66
Restricted Stock Awards Earned	—	706	—	—	—	—	—	—	706
Forfeiture of Restricted Stock Awards	—	3	—	—	(3)	—	—	—	—
Funding of Supplemental Executive Retirement Plan	—	—	24	—	28	—	—	(28)	24
Tax cost from stock based compensation	—	(31)	—	—	—	—	—	—	(31)
Cash dividends declared ($0.20 per share)	—	—	—	(1,825)	—	—	—	—	(1,825)

Balance - March 31, 2010	$305	$135,921	$233	$89,361	$(45,050)	$(6,411)	$1,820	$(187)	$175,992

See notes to consolidated financial statements.

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (CONTINUED)

Six Months Ended September 30, 2010 (Unaudited)

	Common Stock	Paid-In Capital	Deferred Compensation Obligation Under Rabbi Trust	Retained Earnings	Treasury Stock	Common Stock Acquired by ESOP	Accumulated Other Comprehensive Income (Loss)	Stock Held by Rabbi Trust	Total
	(In Thousands, Except Share and Per Share Data)
Balance - March 31, 2010	$305	$135,921	$233	$89,361	$(45,050)	$(6,411)	$1,820	$(187)	$175,992

Comprehensive income:
Net income	—	—	—	4,353	—	—	—	—	4,353
Unrealized gain on securities available for sale, net of income tax (benefit) of ($46)	—	—	—	—	—	—	(69)	—	(69)
Pension benefits adjustment, net of income tax of $6	—	—	—	—	—	—	10	—	10

Total Comprehensive Income									4,294

ESOP shares committed to be released	—	(39)	—	—	—	366	—	—	327
Purchase of treasury stock - 298,000 shares	—	—	—	—	(2,707)	—	—	—	(2,707)
Stock option expense	—	66	—	—	—	—	—	—	66
Restricted Stock Awards Earned	—	21	—	—	—	—	—	—	21
Funding of Restricted Stock Awards	—	(362)	—	—	362	—	—	—	—
Funding of Supplemental Executive Retirement Plan	—	—	8	—	23	—	—	(23)	8
Tax benefit from stock based compensation	—	1	—	—	—	—	—	—	1
Cash dividends declared ($0.12 per share)	—	—	—	(1,058)	—	—	—	—	(1,058)

Balance - September 30, 2010 (Unaudited)	$305	$135,608	$241	$92,656	$(47,372)	$(6,045)	$1,761	$(210)	$176,944

See notes to consolidated financial statements.

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	Six Months Ended September 30,		Years Ended March 31,
	2010	2009	2010	2009	2008
	(Unaudited)
Cash Flows From Operating Activities
Net income	$4,353	$2,165	$6,297	$5,136	$2,372
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of premises and equipment	253	225	482	482	565
Net (accretion) amortization of deferred fees and costs, premiums and discounts	(120)	(100)	(178)	40	392
Amortization of component of net periodic pension (benefit) costs	16	22	(79)	307	121
Provision for loan losses	160	433	433	260	90
Net (gain) on sale of premises and equipment	(329)	—	—	—	—
(Increase) decrease in interest receivable	100	(113)	(64)	265	(138)
Deferred income tax benefit	(71)	(632)	(76)	(468)	(603)
(Increase) decrease in other assets	224	(45)	(2,304)	337	(270)
(Decrease) increase in accrued interest payable	(14)	(33)	(83)	(27)	385
Increase (decrease) in other liabilities	8,818	223	789	549	(511)
(Increase) in cash surrender value of bank owned life insurance	(444)	(454)	(887)	(914)	(905)
ESOP shares committed to be released	327	390	730	777	793
Restricted stock expense	21	529	706	1,062	1,061
Stock option expense	66	66	66	246	500
Increase in deferred compensation obligation under Rabbi Trust	8	13	24	29	33

Net Cash Provided by Operating Activities	13,368	2,689	5,856	8,081	3,885

Cash Flows From Investing Activities
Proceeds from calls, maturities and repayments of:
Investment securities available for sale	10,000	—	—	—	5,000
Mortgage-backed securities available for sale	9,438	13,140	21,209	13,876	7,159
Investment securities held to maturity	90,025	15,000	70,000	65,000	60,000
Mortgage-backed securities held to maturity	31,742	38,488	72,484	37,006	29,963
Redemptions of Federal Home Loan Bank of New York stock	168	399	1,239	1,051	864
Proceeds from sale of premises and equipment	493	—	—	—	—
Purchases of:
Investment securities available for sale	(10,000)	(5,000)	(5,000)	(10,000)	—
Mortgage-backed securities available for sale	—	—	—	—	(49,269)
Investment securities held to maturity	(139,707)	(30,000)	(154,967)	(30,000)	(5,000)
Mortgage-backed securities held to maturity	(48,614)	(102,881)	(116,834)	(87,539)	(120,850)
Loans receivable	—	(1,877)	(2,943)	(4,636)	(10,935)
Bank owned life insurance	(3,000)	—	—	—	—
Premises and equipment	(385)	(530)	(788)	(787)	(1,182)
Federal Home Loan Bank of New York stock	(80)	(656)	(656)	(1,255)	(5,184)
Net (increase) decrease in loans receivable	17,622	(17,929)	(6,662)	(43,612)	8,776

Net Cash Used in Investing Activities	(42,298)	(91,846)	(122,918)	(60,896)	(80,658)

See notes to consolidated financial statements.

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	Six Months Ended September 30,		Years Ended March 31,
	2010	2009	2010	2009	2008
	(Unaudited)
Cash Flows From Financing Activities
Net increase in deposits	$62,780	$56,430	$124,570	$56,860	$9,263
Proceeds from long-term advances from Federal Home
Loan Bank of New York	—	7,000	—	25,000	116,194
Principal payments on advances from Federal Home
Loan Bank of New York	(3,745)	(8,866)	(20,535)	(23,034)	(19,234)
Net increase in payments by borrowers for taxes and insurance	(355)	287	368	555	160
Minority dividends paid	(1,058)	(921)	(1,825)	(1,872)	(2,063)
Purchase of treasury stock	(2,707)	(398)	(3,150)	(5,877)	(16,466)
Income tax (expense) benefit from stock based compensation	1	4	(31)	78	45

Net Cash Provided by Financing Activities	54,916	53,536	99,397	51,710	87,899

Net Increase (Decrease) in Cash and Cash Equivalents	25,986	(35,621)	(17,665)	(1,105)	11,126

Cash and Cash Equivalents - Beginning	33,461	51,126	51,126	52,231	41,105

Cash and Cash Equivalents - Ending	$59,447	$15,505	$33,461	$51,126	$52,231

Supplementary Cash Flows Information:

Cash Paid During the Period for:
Interest on deposits and borrowings	$10,100	$12,387	$23,049	$25,966	$24,100

Income taxes paid, net of refunds	$3,733	$1,517	$2,715	$1,902	$1,674

Non cash activities:
Reclass property from premises and equipment to land held for sale	$1,157	$—	$—	$—	$—

See notes to consolidated financial statements.

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidated Financial Statement Presentation

The consolidated financial statements include the accounts of the Clifton Savings Bancorp, Inc. (the “Company”), the Company’s wholly-owned subsidiary, Clifton Savings Bank (the “Savings Bank”) and the Savings Bank’s wholly-owned subsidiary, Botany Inc. (“Botany”). All significant intercompany accounts and transactions have been eliminated in consolidation.

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the consolidated statement of financial condition dates and revenues and expenses for the periods then ended. Actual results could differ significantly from those estimates. Interim results are not necessarily indicative of results for a full year. The interim financial data is unaudited. However, in the opinion of management, the interim data as of September 30, 2010 and for the six months ended September 30, 2010 and 2009 includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of the results of the interim periods.

Material estimates that are particularly susceptible to significant changes relate to the determination of the allowance for loan losses, the determination of the liabilities and expenses on the defined benefit plans, and the determination of the amount of deferred tax assets which are more likely than not to be realized. Management believes that the allowance for loan losses is adequate, the liabilities and expenses for the defined benefit plans are based upon actuarial assumptions of future events that are reasonable, and all deferred tax assets are more likely than not to be recognized. While management uses available information to recognize losses on loans, future additions to the allowance for loan losses may be necessary based on changes in economic conditions in the market area. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Savings Bank’s allowance for loan losses. Such agencies may require the Savings Bank to recognize additions to the allowance for loan losses based on their judgments about information available to them at the time of their examinations. Finally, the determination of the amount of deferred tax assets more likely than not to be realized is dependent on projections of future earnings, which are subject to frequent change.

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 855, “Subsequent Events”, the Company has evaluated events and transactions occurring subsequent to September 30, 2010 for items that should potentially be recognized or disclosed in these consolidated financial statements. The evaluation was conducted through the date these consolidated financial statements were issued.

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Business of the Company and Subsidiaries

The Company’s primary business is the ownership and operation of the Savings Bank. The Savings Bank is principally engaged in the business of attracting deposits from the general public at its twelve locations in northern New Jersey and using these deposits, together with other funds, to invest in securities and to make loans collateralized by residential and commercial real estate and, to a lesser extent, consumer loans. The Savings Bank’s subsidiary, Botany, was organized in December 2004 under New Jersey law as a New Jersey Investment Company primarily to hold investment and mortgage-backed securities.

Cash and Cash Equivalents

Cash and cash equivalents include cash and amounts due from banks and interest-bearing deposits in other banks with original maturities of three months or less.

Securities

Investments in debt securities over which there exists a positive intent and ability to hold to maturity are classified as held to maturity securities and reported at amortized cost. Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized holding gains or losses included in earnings. Debt and equity securities not classified as trading securities nor as held to maturity securities are classified as available for sale securities and reported at fair value, with unrealized holding gain or losses, net of applicable deferred income taxes, reported in the accumulated other comprehensive income (loss) component of stockholders’ equity. The Company had no trading securities at September 30, 2010 (unaudited), and March 31, 2010 and 2009.

An individual security is considered impaired when the fair value of such security is less than its amortized cost. Management evaluates all securities with unrealized losses quarterly to determine if such impairments are temporary or “other-than-temporary” in accordance with applicable accounting guidance. The Company accounts for temporary impairments based upon security classification as either available for sale or held to maturity. Temporary impairments on available for sale securities are recognized on a tax-effected basis, through other comprehensive income (loss) with offsetting entries adjusting the carrying value of the securities and the balance of deferred income taxes. Temporary impairments of held to maturity securities are not recognized in the consolidated financial statements. Information concerning the amount and duration of impairments on securities is disclosed in the notes to the consolidated financial statements.

Other-than-temporary impairments on debt securities that the Company has decided to sell or will more likely than not be required to sell prior to the full recovery of their fair value to a level to, or exceeding, amortized cost are recognized in earnings. Otherwise, the other-than-temporary impairment is bifurcated into credit related and noncredit-related components. The credit related impairment generally represents the amount by which the present value of the cash flows expected to be collected on a debt security falls below its amortized cost. The noncredit-related component represents the remaining portion of the impairment not otherwise designated as credit-related. Credit related other-than-temporary impairments are recognized in earnings while noncredit-related other-than-temporary impairments are recognized, net of deferred income taxes, in other comprehensive income (loss).

Discounts and premiums on all securities are accreted or amortized to maturity by use of the level-yield method. Gain or loss on sales of securities is based on the specific identification method.

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentration of Credit Risk

Financial instruments which potentially subject the Company, Savings Bank and Botany to concentrations of credit risk consist of cash and cash equivalents, investment and mortgage-backed securities and loans. Cash and cash equivalents include amounts placed with highly rated financial institutions. Investment securities include securities backed by the U.S. Government and other highly rated instruments. The Savings Bank’s lending activity is primarily concentrated in loans collateralized by real estate in the State of New Jersey. As a result, credit risk is broadly dependent on the real estate market and general economic conditions in the State.

Loans Receivable

Loans receivable which the Savings Bank has the intent and ability to hold until maturity or loan pay-off are stated at unpaid principal balances, plus purchase premiums and net deferred loan origination costs. Interest is calculated by use of the simple interest method.

Recognition of interest by the accrual method is generally discontinued when interest or principal payments are ninety days or more in arrears, or when other factors indicate that the collection of such amounts is doubtful. At the time a loan is placed on nonaccrual status, an allowance for uncollected interest is recorded in the current period for previously accrued and uncollected interest. Interest on such loans, if appropriate, is recognized as income when payments are received. A loan is returned to accrual status when interest or principal payments are no longer ninety days or more in arrears on a contractual basis and factors indicating doubtful collectability no longer exist.

Allowance for Loan Losses

An allowance for loan losses is maintained at a level considered necessary to provide for loan losses based upon an evaluation of known and inherent losses in the loan portfolio. Management of the Savings Bank, in determining the allowance for loan losses, considers the losses inherent in its loan portfolio and changes in the nature and volume of its loan activities, along with the local economic and real estate market conditions. The Savings Bank utilizes a two-tier approach: (1) identification of impaired loans and establishment of specific loss allowances on such loans and (2) establishment of a general valuation allowance on the remainder of its loan portfolio. The Savings Bank maintains a loan review system which allows for a periodic review of its loan portfolio and the early identification of impaired loans. The Company considers one- to four-family mortgage loans and consumer installment loans to be homogeneous and, therefore, does not separately evaluate them for impairment unless they are considered troubled debt restructurings. A loan is considered to be a troubled debt restructuring when, to maximize the recovery of the loan, the Company modifies the borrower’s existing loan terms and conditions in response to financial difficulties experienced by the borrower.

Management takes into consideration, among other things, delinquency status, size of loans, types of collateral and financial condition of borrowers. A loan is deemed to be impaired when, based on current information and events, it is probable that the Savings Bank will be unable to collect all amounts when due according to the contractual terms of the loan agreement. All loans identified as impaired are evaluated individually. The Savings Bank does not aggregate such loans for evaluation purposes. Loan impairment is measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate or, as a practical expedient, at the loan’s observable market price or the fair value of the collateral if the loan is collateral dependent. Payments received on impaired loans are recognized as interest income and then applied to principal.

General loan loss allowances are based upon a combination of factors including, but not limited to, actual loan loss experience, composition of the loan portfolio, current economic conditions and management’s judgment. Regardless of the extent of the analysis of customer performance, portfolio evaluations, trends or risk

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Allowance for Loan Losses (Continued)

management processes established, certain inherent, but undetected losses are probable within the loan portfolio. This is due to several factors including inherent delays in obtaining information regarding a customer’s financial condition or changes in their financial condition, the judgmental nature of individual loan evaluations, collateral assessments and the interpretation of economic trends, and the sensitivity of assumptions utilized to establish allocated allowances for homogeneous groups of loans among other factors. These other risk factors are continually reviewed and revised by management where conditions indicate that the estimates initially applied are different from actual results.

Loan Origination Fees and Costs

The Savings Bank defers loan origination fees and certain direct loan origination costs and initially amortizes such amounts, using the interest method, as an adjustment of yield over the contractual lives of the related loans. The Savings Bank anticipates prepayments within its loan portfolio and adjusts the amortization of origination fees and costs accordingly using an annually adjusted prepayment factor.

Federal Home Loan Bank of New York Stock

As a member of the Federal Home Loan Bank of New York (“FHLB”), the Savings Bank is required to acquire and hold shares of FHLB Class B stock. Our holding requirement varies based on our activities, primarily our outstanding borrowings, with the FHLB. Our investment in FHLB stock is carried at cost. We conduct a periodic review and evaluation of our FHLB stock to determine if any impairment exists. Management has determined that no other-than-temporary impairment existed as of September 30, 2010 and March 31, 2010 and 2009.

Bank Owned Life Insurance

Bank owned life insurance (“BOLI”) is accounted for using the cash surrender value method and is recorded at its realizable value. The change in the net asset value is recorded as non-interest income.

Premises and Equipment

Premises and equipment are comprised of land, at cost, and land improvements, buildings and improvements, furnishings and equipment and leasehold improvements, at cost, less accumulated depreciation and amortization. Depreciation and amortization charges are computed on the straight-line method over the following estimated useful lives:

Years
Land improvements	5 - 20
Buildings and improvements	5 - 40
Furnishings and equipment	2 - 10
Leasehold improvements	Shorter of useful life or term of lease (2 -10)

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Premises and Equipment (Continued)

Significant renovations and additions are capitalized as part of premises and equipment account. Maintenance and repairs are charged to operations as incurred.

Income Taxes

The Company, Savings Bank and Botany file a consolidated federal income tax return. Income taxes are allocated based on their respective contribution of income or loss to the consolidated federal income tax return. Separate state income tax returns are filed.

Federal and state income taxes have been provided on the basis of reported income. The amounts reflected on the Company’s and subsidiaries’ tax returns differ from these provisions due principally to temporary differences in the reporting of certain items for financial reporting and income tax reporting purposes.

Deferred income tax expense or benefit is determined by recognizing deferred tax assets and liabilities for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period that includes the enactment date. The realization of deferred tax assets is assessed and a valuation allowance provided, when necessary, for the portion of any assets which are not likely to be realized. Management believes, based upon current facts, that it is more likely than not that there will be sufficient taxable income in future years to realize the deferred tax assets.

The Company accounts for uncertainty in income taxes recognized in the consolidated financial statements in accordance with ASC Topic 740, “Income Taxes,” which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As a result of the Company’s evaluation, no significant income tax uncertainties have been identified. Therefore, the Company recognized no adjustment for unrecognized income tax benefits for the six months ended September 30, 2010 and 2009 (unaudited), and the years ended March 31, 2010, 2009 and 2008. Our policy is to recognize interest and penalties on unrecognized tax benefits in income taxes expense in the consolidated statement of income. The Company did not recognize any interest and penalties for the six months ended September 30, 2010 and 2009 (unaudited), and the years ended March 31, 2010, 2009, and 2008. The tax years subject to examination by the taxing authorities are the years ended December 31, 2009, 2008, and 2007 for federal purposes and the years ended December 31, 2009, 2008, 2007 and 2006 for state purposes.

Interest Rate Risk

The potential for interest-rate risk exists as a result of the generally shorter duration of interest-sensitive liabilities compared to the generally longer duration of interest-sensitive assets. In a rising rate environment, liabilities will reprice faster than assets, thereby reducing net interest income. For this reason, management regularly monitors the maturity structure of assets and liabilities in order to measure its level of interest-rate risk and to plan for future volatility.

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earnings Per Share (EPS)

Basic EPS is based on the weighted average number of common shares actually outstanding and is adjusted for Employee Stock Ownership Plan shares not yet committed to be released and deferred compensation obligations required to be settled in shares of Company stock. Unvested restricted stock awards, which contain rights to non-forfeitable dividends, are considered participating securities and the two-class method of computing basic and diluted EPS is applied. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as outstanding stock options, were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. Diluted EPS is calculated by adjusting the weighted average number of shares of common stock outstanding to include the effect of contracts or securities exercisable (such as stock options) or which could be converted into common stock, if dilutive, using the treasury stock method. The calculation of diluted EPS for the six months ended September 30, 2010 (unaudited) and the year ended March 31, 2010 does not included incremental shares related to outstanding stock options due to their anti-dilutive impact. The calculation of diluted EPS for the six months ended September 30, 2009 (unaudited) and the years ended March 31, 2009 and 2008 includes incremental shares related to outstanding stock options of 64,570, 43,936, and 35,020, respectively. Shares issued and reacquired during any period are weighted for the portion of the period they were outstanding.

Stock-Based Compensation

The Company expenses the fair value of all options and restricted stock granted over their requisite service periods.

Defined Benefit Plans

The Company maintains a nonqualified, unfunded pension plan for the directors of the Company. The Company also maintains a post-retirement healthcare plan for the former president’s spouse. The expected costs of benefits provided for both plans are actuarially determined and accrued.

The accounting guidance related to retirement and post-retirement healthcare benefits requires an employer to: (a) recognize in its statement of financial position an asset for a plan’s overfunded status or a liability for a plan’s underfunded status; (b) measure a plan’s assets and its obligations that determine its funded status as of the end of the employer’s fiscal year; and (c) recognize, in comprehensive income, changes in the funded status of a defined benefit post-retirement plan in the year in which the changes occur. The accounting guidance requires that plan assets and benefit obligations be measured as of the date of the employer’s fiscal year-end statement of financial condition. The measurement date requirement became effective for the Company during the fiscal year ended March 31, 2009.

Reclassification

Certain amounts for prior periods have been restated to conform to the current year’s presentation.

Recent Accounting Pronouncements

In January 2010, the FASB issued ASU 2010-06, “Fair Value Measurements and Disclosures (Topic 820)”. The amendments with ASU 2010-06 require new disclosures as follows: (1) A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers; (2) In the reconciliation for fair value measurements using significant

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 1- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarify existing disclosures as follows: (1) A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. (2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3. This update also includes conforming amendments to the guidance on employers’ disclosures about postretirement benefit plan assets (Subtopic 715-20). The conforming amendments to Subtopic 715-20 change the terminology from major categories of assets to classes of assets and provide a cross reference to the guidance in Subtopic 820-10 on how to determine appropriate classes to present fair value disclosures. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of the applicable portion of this standard did not have a material impact on the consolidated financial statements. The Company does not expect that the guidance effective in future periods will have a material impact on its consolidated financial statements.

In July 2010, the FASB issued ASU 2010-20, “Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Loss”. These amendments will help investors assess the credit risk of a company’s receivables portfolio and the adequacy of its allowance for credit losses held against the portfolios by expanding credit risk disclosures. This ASU requires more information about the credit quality of financing receivables in the disclosures to financial statements, such as aging information and credit quality indicators. Both new and existing disclosures must be disaggregated by portfolio segment or class. The disaggregation of information is based on how a company develops its allowance for credit losses and how it manages its credit exposure. The amendments that require disclosures as of the end of a reporting period are effective for periods ending on or after December 15, 2010. The amendments that require disclosures about activity that occurs during a reporting period are effective for periods beginning on or after December 15, 2010. The Company does not expect this new standard will have a material impact on its consolidated financial statements.

NOTE 2 - STOCK REPURCHASE PROGRAM AND DIVIDEND WAIVER

The Company has announced several stock repurchase programs. The repurchased shares are held as treasury stock for general corporate use. During the six months ended September 30, 2010 (unaudited) and the years ended March 31, 2010 and 2009, 298,000, 318,165 and 558,835 shares were repurchased at an aggregate cost of approximately $2.7 million, or $9.08 per share, $3.0 million, or $9.35 per share, and $5.7 million, or $10.12 per share, respectively under these programs. Additionally, during the years ended March 31, 2010 and 2009, 18,837 and 18,999 shares were purchased at a total cost of $176,000 or $9.33 per share, and $223,000 or $11.74 per share, respectively, representing the withholding of shares subject to restricted stock awards under the Clifton Savings Bancorp, Inc. 2005 Equity Incentive Plan for payment of taxes due upon the vesting of restricted stock awards.

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 2 - STOCK REPURCHASE PROGRAM AND DIVIDEND WAIVER (CONTINUED)

During the six months ended September 30, 2010 (unaudited), and each of the years ended March 31, 2010 and 2009, Clifton MHC (“MHC”), the federally chartered mutual holding company of the Company, waived its right, upon non-objection from the Office of Thrift Supervision (“OTS”) to receive cash dividends of approximately $2.0 million, $3.4 million and $3.4 million, respectively, on the shares of Company common stock it owns. The cumulative amount of dividends waived by the MHC through September 30, 2010 (unaudited) was approximately $21.2 million. The dividends waived are considered as a restriction on the retained earnings of the Company.

NOTE 3 - INVESTMENT SECURITIES

The following is a comparative summary of investment securities at September 30, 2010 (unaudited) and March 31, 2010 and 2009:

	September 30, 2010 (Unaudited)
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In Thousands)
Available for sale:
Federal Home Loan Mortgage Corporation	$5,000	$7	$—	$5,007
Federal National Mortgage Association	5,000	37	—	5,037
Federal Home Loan Banks	5,000	52	—	5,052

	$15,000	$96	$—	$15,096

Held to maturity:
Federal Farm Credit Banks	$10,000	$178	$—	$10,178
Federal Home Loan Banks	43,600	445	—	44,045
Federal Home Loan Mortgage Corporation	49,897	597	—	50,494
Federal National Mortgage Association	106,213	1,207	—	107,420

	$209,710	$2,427	$—	$212,137

	March 31, 2010
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In Thousands)
Available for sale:
Federal National Mortgage Association	$15,000	$62	$—	$15,062

	$15,000	$62	$—	$15,062

Held to maturity:
Federal Home Loan Mortgage Corporation	$40,000	$166	$178	$39,988
Federal Home Loan Banks	43,760	65	381	43,444
Federal National Mortgage Association	76,209	115	245	76,079

	$159,969	$346	$804	$159,511

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 3 - INVESTMENT SECURITIES (CONTINUED)

	March 31, 2009
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In Thousands)
Available for sale:
Federal National Mortgage Association	$10,000	$37	$—	$10,037

	$10,000	$37	$—	$10,037

Held to maturity:
Federal Home Loan Mortgage Corporation	$24,997	$383	$—	$25,380
Federal Home Loan Banks	30,000	311	73	30,238
Federal National Mortgage Association	20,000	136	—	20,136

	$74,997	$830	$73	$75,754

Contractual maturity data for investment securities is as follows:

			March 31,
	September 30, 2010		2010		2009
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
(In Thousands)	(Unaudited)
Available for sale:
Due after one through five years	$15,000	$15,096	$15,000	$15,062	$10,000	$10,037

	$15,000	$15,096	$15,000	$15,062	$10,000	$10,037

Held to maturity:
Within one year	$—	$—	$—	$—	$29,997	$30,590
Due after one through five years	96,000	97,652	60,000	60,283	45,000	45,164
Due after five through ten years	54,951	55,490	64,983	64,634	—	—
Due after ten years	58,759	58,995	34,986	34,594	—	—

	$209,710	$212,137	$159,969	$159,511	$74,997	$75,754

There were no unrealized losses related to investment securities at September 30, 2010. The age of gross unrealized losses and the fair value of related investment securities at March 31, 2010 and 2009 were as follows.

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 3 - INVESTMENT SECURITIES (CONTINUED)

	Less Than 12 Months		12 Months or More		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(In Thousands)
March 31, 2010:
Held to maturity:
Federal Home Loan Mortgage Corporation	$19,838	$178	$—	$—	$19,838	$178
Federal National Mortgage Association	44,709	245	—	—	44,709	245
Federal Home Loan Banks	34,629	381			34,629	381

	$99,176	$804	$—	$—	$99,176	$804

March 31, 2009:
Held to maturity:
Federal Home Loan Banks	$4,926	$73	$—	$—	$4,926	$73

Management does not believe that any of the unrealized losses at March 31, 2010 (nine FNMA, four FHLMC and six FHLB investment securities) represent an other-than-temporary impairment as they are primarily related to market interest rates and not related to the underlying credit quality of the issuers of the securities. Additionally, the Company and subsidiaries have the ability, and management has the intent, to hold such securities for the time necessary to recover amortized cost and does not have the intent to sell the securities, and it is more likely than not that it will not have to sell the securities before recovery of its amortized cost.

There were no sales of investment securities available for sale or held to maturity during the six months ended September 30, 2010 and 2009 (unaudited), and the years ended March 31, 2010, 2009, and 2008.

NOTE 4 - MORTGAGE-BACKED SECURITIES

The following is a comparative summary of mortgage-backed securities at September 30, 2010 (unaudited) and March 31, 2010 and 2009:

	September 30, 2010 (Unaudited)
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In Thousands)
Available for sale:
Federal Home Loan Mortgage Corporation	$20,052	$1,365	$—	$21,417
Federal National Mortgage Association	24,490	1,628	—	26,118

	$44,542	$2,993	$—	$47,535

Held to maturity:
Federal Home Loan Mortgage Corporation	$120,351	$6,350	$—	$126,701
Federal National Mortgage Association	117,903	6,231	8	124,126
Government National Mortgage Association	54,519	2,722	—	57,241

	$292,773	$15,303	$8	$308,068

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 4 - MORTGAGE-BACKED SECURITIES (CONTINUED)

	March 31, 2010
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
		(In Thousands)
Available for sale:
Federal Home Loan Mortgage Corporation	$23,561	$1,399	$—	$24,960
Federal National Mortgage Association	30,378	1,743	—	32,121

	$53,939	$3,142	$—	$57,081

Held to maturity:
Federal Home Loan Mortgage Corporation	$112,501	$5,622	$69	$118,054
Federal National Mortgage Association	104,023	3,375	169	107,229
Governmental National Mortgage Association	59,277	980	4	60,253

	$275,801	$9,977	$242	$285,536

	March 31, 2009
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
		(In Thousands)
Available for sale:
Federal Home Loan Mortgage Corporation	$33,357	$1,466	$—	$34,823
Federal National Mortgage Association	41,695	1,647	43	43,299

	$75,052	$3,113	$43	$78,122

Held to maturity:
Federal Home Loan Mortgage Corporation	$136,570	$5,478	$79	$141,969
Federal National Mortgage Association	59,317	2,492	35	61,774
Governmental National Mortgage Association	35,331	1,231	132	36,430

	$231,218	$9,201	$246	$240,173

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 4 - MORTGAGE-BACKED SECURITIES (CONTINUED)

Contractual maturity data for mortgage-backed securities is as follows:

	September 30, 2010 (Unaudited)
	Amortized Cost	Fair Value
	(In Thousands)
Available for sale:
Due after five through ten years	$11,450	$12,214
Due after ten years	33,092	35,321

	$44,542	$47,535

Held to maturity:
Due within one year	$9	$9
Due after one through five years	113	122
Due after five through ten years	15,462	16,432
Due after ten years	277,189	291,505

	$292,773	$308,068

	March 31,
	2010		2009
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In Thousands)
Available for sale:
Due after five through ten years	$13,279	$14,083	$8,980	$9,378
Due after ten years	40,660	42,998	66,072	68,744

	$53,939	$57,081	$75,052	$78,122

Held to maturity:
Due within one year	$28	$28	$1,739	$1,728
Due after one through five years	149	160	308	322
Due after five through ten years	17,735	18,730	22,426	23,320
Due after ten years	257,889	266,618	206,745	214,803

	$275,801	$285,536	$231,218	$240,173

The amortized cost and carrying values shown above are by contractual final maturity. Actual maturities will differ from contractual final maturities due to scheduled monthly payments related to mortgage-backed securities and due to the borrowers having the right to prepay obligations with or without prepayment penalties.

The Company’s mortgage-backed securities are generally secured by residential mortgage loans with contractual maturities of 15 years or greater. However, the effective lives of those securities are generally shorter than their contractual maturities due to principal amortization and prepayment of the mortgage loans comprised within those securities. Investors in mortgage pass-though securities generally share in the receipt of principal repayments on a pro-rata basis as paid by the borrowers.

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 4 - MORTGAGE-BACKED SECURITIES (CONTINUED)

The age of gross unrealized losses and the fair value of related mortgage-backed securities were as follows:

	Less Than 12 Months		12 Months or More		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(In Thousands)
September 30, 2010 (Unaudited):
Held to maturity:
Federal National Mortgage Association	$1,686	$7	$22	$1	$1,708	$8

	$1,686	$7	$22	$1	$1,708	$8

March 31, 2010:
Held to maturity:
Federal Home Loan Mortgage Corporation	$9,950	$69	$—	$—	$9,950	$69
Federal National Mortgage Association	24,460	168	90	1	24,550	169
Governmental National Mortgage Association	10,556	4	—	—	10,556	4

	$44,966	$241	$90	$1	$45,056	$242

March 31, 2009:
Available for sale:
Federal National Mortgage Association	$4,059	$43	$—	$—	$4,059	$43

Held to maturity:
Federal Home Loan Mortgage Corporation	$6,358	$43	$2,287	$36	$8,645	$79
Federal National Mortgage Association	1,847	22	1,369	13	3,216	35
Governmental National Mortgage Association	472	3	5,850	129	6,322	132

	$8,677	$68	$9,506	$178	$18,183	$246

	$12,736	$111	$9,506	$178	$22,242	$289

Management does not believe that any of the unrealized losses at September 30, 2010 (unaudited) (two FNMA mortgage-backed securities) and at March 31, 2010 (four FHLMC, eight FNMA, and three GNMA mortgage-backed securities) represent an other-than-temporary impairment as they are primarily related to market interest rates and not related to the underlying credit quality of the issuers of the securities. Additionally, the Company and Subsidiaries have the ability, and management has the intent, to hold such securities for the time necessary to recover amortized cost and does not have the intent to sell the securities, and it is more likely than not that it will not have to sell the securities before recovery of its amortized cost.

There were no sales of mortgage-backed securities available for sale or held to maturity during the six months ended September 30, 2010 and 2009 (unaudited), and the years ended March 31, 2010, 2009 and 2008.

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 5 - LOANS RECEIVABLE

The following is a summary of loans by type:

	September 30, 2010	March 31,
		2010	2009
(In Thousands)	(Unaudited)
Real estate mortgage:
One- to four-family	$421,728	$441,018	$431,055
Multi-family and commercial	25,678	24,575	21,886

	447,406	465,593	452,941

Real estate construction	2,849	863	750

Consumer:
Second mortgage	9,665	10,454	13,055
Passbook or certificate	892	1,004	1,149
Equity line of credit	1,973	1,684	1,259

	12,530	13,142	15,463

Other loans	305	300	295

Total Loans	463,090	479,898	469,449
Less:
Loans in process	(1,213)	(537)	(143)
Net purchase premiums, discounts, and deferred loan costs	(12)	205	894

	(1,225)	(332)	751

	$461,865	$479,566	$470,200

At September 30, 2010 and 2009 (unaudited), and March 31, 2010, 2009, and 2008, nonaccrual loans for which interest has been discontinued totaled approximately $2.7 million, $2.7 million, $2.5 million, $870,000, and $265,000, respectively. During the six months ended September 30, 2010 and 2009 (unaudited), and the years ended March 31, 2010, 2009, and 2008, interest income of approximately $6,000, $39,000, $58,000, $40,000, and $12,000, respectively, was recognized on these loans. Interest income that would have been recorded, had the loans been on accrual status and performing in accordance with the original terms of the contracts, amounted to approximately $74,000, $74,000, $148,000, $56,000, and $15,000, for the six months ended September 30, 2010 and 2009 (unaudited), and the years ended March 31, 2010, 2009, and 2008, respectively. With the exception of one consumer loan totaling $2,000 at September 30, 2010 (unaudited) we had no loans greater than ninety days past due that were still accruing interest at September 30, 2010 (unaudited) and March 31, 2010, 2009, or 2008.

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 5 - LOANS RECEIVABLE (CONTINUED)

A loan is defined as impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due under the contractual terms of the loan agreement. We consider one- to four-family mortgage loans and consumer installment loans to be homogeneous and, therefore, do not separately evaluate them for impairment, unless they are considered troubled debt restructurings. All other loans are evaluated for impairment on an individual basis.

At September 30, 2010 and 2009 (unaudited), and March 31, 2010, 2009 and 2008, impaired loans, totaled approximately $1.9 million, $2.0 million, $2.2 million, $432,000 and $-0-, respectively. At September 30, 2010, there was a specific allowance of $160,000 allocated to one impaired loan with a gross balance of approximately $331,000. There were no specific allowances designated for impaired loans at September 30, 2009 (unaudited), March 31 2010, 2009 and 2008. The average balance of impaired loans was $1.9 million, $1.3 million, $1.7 million, $33,000 and $-0-, respectively, and interest income recognized during the period of impairment totaled approximately $41,000, $24,000, $62,000, $1,000 and $-0-, respectively.

The Savings Bank has granted loans to certain officers and directors of the Company and Savings Bank and to their associates. The activity with respect to loans to directors, officers and associates of such persons, is as follows:

	Six Months Ended September 30,	Years Ended March 31,
	2010	2010	2009
(In Thousands)	(Unaudited)
Balance, beginning	$742	$550	$666
Loans originated	280	230	—
Collection of principal	(21)	(38)	(116)

Balance, ending	$1,001	$742	$550

The following is an analysis of the allowance for loan losses:

	Six Months Ended September 30,		Years Ended March 31,
	2010	2009	2010	2009	2008
(In Thousands)	(Unaudited)
Balance - beginning	$2,050	$1,700	$1,700	$1,440	$1,350
Losses charged to allowance	—	(83)	(83)	—	—
Provision charged to operations	160	433	433	260	90

Balance - ending	$2,210	$2,050	$2,050	$1,700	$1,440

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 6 - PREMISES AND EQUIPMENT

	September 30, 2010	March 31,
		2010	2009
(In Thousands)	(Unaudited)
Land and land improvements	$3,518	$4,577	$4,289
Buildings and improvements	7,021	7,453	6,949
Furnishings and equipment	2,558	2,529	2,171
Leasehold improvements	411	398	271
Construction in process	262	119	744

	13,770	15,076	14,424

Accumulated depreciation and amortization	(5,347)	(5,464)	(5,118)

	$8,423	$9,612	$9,306

Included in land and land improvements at March 31, 2010 and 2009 is approximately $1.0 million and $1.0 million of land which are being held for future branch expansion. During the six months ended September 30, 2010 (unaudited) $1.2 million of land and land improvements were reclassified to land held for sale and are included in other assets.

During the six months ended September 30, 2010 (unaudited), the Company recognized a net gain of $329,000 on the sale of premises and equipment, as the Bank sold its Botany branch facility in August 2010 and recognized a $339,000 gain on the sale of land, building and improvements, net of a $10,000 loss recognized on the disposal of net furnishings and equipment.

Rental expenses related to the occupancy of leased premises, including property taxes and common area maintenance totaled approximately $216,000, $82,000, $189,000, $79,000 and $78,000 for the six months ended September 30, 2010 and 2009 (unaudited), and the years ended March 31, 2010, 2009 and 2008, respectively. The Bank leases five building spaces. Some operating leases contain renewal options and provisions requiring the Bank to pay property taxes and operating expenses over base amounts. The minimum obligation under all non-cancellable lease agreements, which expire through May 31, 2020, for each of the years ended March 31 is as follows:

Amount
(In Thousands)
2011	$332
2012	339
2013	336
2014	302
2015	224
2016 & After	530

$2,063

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 7 - INTEREST RECEIVABLE

	September 30, 2010	March 31,
		2010	2009
(In Thousands)	(Unaudited)
Loans	$2,100	$2,172	$2,109
Mortgage-backed securities	1,338	1,360	1,387
Investment securities	990	950	840

	4,428	4,482	4,336
Allowance for uncollected interest on loans	(151)	(105)	(23)

	$4,277	$4,377	$4,313

NOTE 8 - DEPOSITS

	September 30, 2010 (Unaudited)
	Weighted Average Rate	Amount	Percent
	(Dollars In Thousand)
Demand accounts:
Non-interest bearing	0.00%	$6,695	0.81%
Crystal Checking	0.90	13,371	1.63
NOW	0.40	19,368	2.36
Super NOW	0.50	87	0.01
Money Market	0.65	21,237	2.59

	0.55	60,758	7.40

Savings and club accounts	0.77	109,730	13.37

Certificates of deposit	2.14	650,444	79.23

Total Deposits	1.84%	$820,932	100.00%

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 8 - DEPOSITS (CONTINUED)

	March 31,
	2010			2009
	Weighted Average Rate	Amount	Percent	Weighted Average Rate	Amount	Percent
	(Dollars In Thousands)
Demand accounts:
Non-interest bearing	0.00%	$6,828	0.90%	0.00%	$5,263	0.83%
Crystal Checking	1.15	12,273	1.62	1.50	11,666	1.84
NOW	0.50	18,591	2.45	0.65	17,363	2.74
Super NOW	0.60	93	0.01	0.75	98	0.02
Money Market	1.05	21,755	2.87	1.34	20,541	3.24

	0.78	59,540	7.85	1.03	54,931	8.67

Savings and club accounts	1.01	102,771	13.56	1.04	91,948	14.51

Certificates of deposit	2.31	595,841	78.59	3.77	486,703	76.82

Total Deposits	2.01%	$758,152	100.00%	3.14%	$633,582	100.00%

Certificates of deposit with balances of $100,000 or more at September 30, 2010 (unaudited) and March 31, 2010 and 2009 totaled approximately $220.2 million, $187.5 million and $126.3 million, respectively. The Savings Bank’s deposits are insurable to applicable limits by the Federal Deposit Insurance Corporation. The maximum deposit insurance amount has been increased from $100,000 to $250,000.

The scheduled maturities of certificates of deposit are as follows:

	September 30, 2010	March 31,
		2010	2009
(In Thousands)	(Unaudited)
One year or less	$418,807	$396,209	$393,589
After one to two years	138,568	119,862	65,980
After two to three years	65,986	67,590	19,954
After three to four years	19,016	9,671	5,855
After four years to five years	8,067	2,509	1,325

	$650,444	$595,841	$486,703

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 8 - DEPOSITS (CONTINUED)

Interest expense on deposits consists of the following:

	Six Months Ended September 30,		Years Ended March 31,
	2010	2009	2010	2009	2008
(In Thousands)	(Unaudited)
Demand	$209	$251	$481	$835	$1,199
Savings and club	449	492	1,009	995	1,077
Certificates of deposits	7,056	8,858	16,188	18,261	19,790

	$7,714	$9,601	$17,678	$20,091	$22,066

NOTE 9 - ADVANCES FROM FEDERAL HOME LOAN BANK OF NEW YORK (“FHLB”)

The maturities and weighted average fixed interest rates of FHLB advances were as follows:

	At September 30,		March 31,
	2010		2010		2009
Maturing During Year Ending	Balance	Weighted Average Interest Rate	Balance	Weighted Average Interest Rate	Balance	Weighted Average Interest Rate
(In Thousands)	(Unaudited)
2010	$—	—%	$—	—%	$20,535	3.80%
2011	28,020	4.02	28,070	4.03	28,070	4.03
2012	20,756	3.87	16,988	3.80	16,988	3.80
2013	25,151	3.61	21,471	3.92	21,471	3.92
2014	2,354	3.88	12,308	3.43	12,308	3.43
2015	1,211	3.88	2,400	3.88	—	—
Thereafter	42,500	3.87	42,500	3.87	44,900	3.87

	$119,992	3.85%	$123,737	3.86%	$144,272	3.85%

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 9 - ADVANCES FROM FEDERAL HOME LOAN BANK OF NEW YORK (“FHLB”) (CONTINUED)

The carrying value of collateral pledged for the above advances was as follows:

	September 30, 2010	March 31,
		2010	2009
(In Thousands)	(Unaudited)
U.S. Government Agency bonds:
Available for sale	$5,038	$5,056	$—
Held to maturity	20,000	5,000	5,000

	25,038	10,056	5,000

Mortgage-backed securities:
Available for sale	47,535	57,081	78,122
Held to maturity	53,680	63,324	67,701

	101,215	120,405	145,823

	$126,253	$130,461	$150,823

At September 30, 2010, the Company can borrow overnight funds from the FHLB under a redesigned overnight advance program up to the Bank’s maximum borrowing capacity based on the Bank’s ability to collateralize such borrowings. Under a previous borrowing program, the Company had available to it $94.9 million under an overnight line of credit, and $94.9 million under a one-month adjustable-rate line of credit agreement with the FHLB at March 31, 2010 which expired on August 9, 2010. The Bank’s membership in FHLB also provided access to additional sources of borrowed funds based on the Bank’s ability to collateralize such borrowings. At March 31, 2009, the Company had available to it $88.9 million under a overnight line of credit and $88.9 million under a one-month overnight repricing line of credit agreement with the FHLB which expired on July 31, 2009. There were no drawings on these lines at September 30, 2010, March 31, 2010 and 2009. Additionally, the Company has the ability to borrow funds up to $88.0 million at two financial institutions under unsecured overnight lines of credit at a daily adjustable rate.

NOTE 10 - REGULATORY CAPITAL

The Savings Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Savings Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Savings Bank must meet specific capital guidelines that involve quantitative measures of the Savings Bank’s assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting principals. The Savings Bank’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk-weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Savings Bank to maintain minimum amounts and ratios of Total and Tier 1 capital (as defined by regulations) to risk-weighted assets (as defined), and of Tier 1 and tangible capital to adjusted total assets (as defined). Management believes, as of September 30, 2010 (unaudited), and March 31, 2010 and 2009, that the Savings Bank met all capital adequacy requirements to which it was subject.

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 10 - REGULATORY CAPITAL (CONTINUED)

The following table presents a reconciliation of the Savings Bank’s capital per GAAP to regulatory capital:

	September 30, 2010	March 31,
		2010	2009
(In Thousands)	(Unaudited)
GAAP capital	$160,189	$155,760	$149,525
Net unrealized (gain) on securities available for sale	(1,855)	(1,924)	(1,866)
Net benefit plan change	95	104	57

Tier 1 capital	158,429	153,940	147,716
General allowance for loan losses	2,050	2,050	1,700

Total Risk-based Capital	$160,479	$155,990	$149,416

The following table sets forth the Savings Bank’s capital position at September 30, 2010 (unaudited), March 31, 2010 and 2009 as compared to minimum regulatory capital requirements:

			OTS Requirements
	Actual		Minimum Capital Adequacy		For Classification as Well-Capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars In Thousands)
As of September 30, 2010 (Unaudited):
Total capital (to risk-weighted assets)	$160,479	41.36%	$31,039	8.00%	$38,799	10.00%
Tier 1 capital (to risk-weighted assets)	158,429	40.83	15,519	4.00	23,279	6.00
Core (tier 1) capital (to adjusted total assets)	158,429	14.03	45,175	4.00	56,469	5.00
Tangible capital (to adjusted tangible assets)	158,429	14.03	16,941	1.50	—	—
As of March 31, 2010:
Total capital (to risk-weighted assets)	$155,990	41.45%	$30,103	8.00%	$37,629	10.00%
Tier 1 capital (to risk-weighted assets)	153,940	40.91	15,052	4.00	22,577	6.00
Core (tier 1) capital (to adjusted total assets)	153,940	14.52	42,411	4.00	53,014	5.00
Tangible capital (to adjusted tangible assets)	153,940	14.52	15,904	1.50	—	—
As of March 31, 2009:
Total capital (to risk-weighted assets)	$149,416	42.04%	$28,434	8.00%	$35,543	10.00%
Tier 1 capital (to risk-weighted assets)	147,716	41.56	14,217	4.00	21,326	6.00
Core (tier 1) capital (to adjusted total assets)	147,716	15.61	37,853	4.00	47,317	5.00
Tangible capital (to adjusted tangible assets)	147,716	15.61	14,195	1.50	—	—

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 10 - REGULATORY CAPITAL (CONTINUED)

On September 27, 2010, the most recent notification from the OTS, the Savings Bank was categorized as well capitalized as of June 30, 2010, under the regulatory framework for prompt corrective action. There are no conditions existing or events which have occurred since notification that management believes have changed the Savings Bank’s category.

NOTE 11 - INCOME TAXES

The components of income taxes are summarized as follows:

	Six Months Ended September 30,		Years Ended March 31,
	2010	2009	2010	2009	2008
(In Thousands)	(Unaudited)
Current tax expense:
Federal income	$2,306	$1,394	$2,918	$2,486	$912
State income	159	169	304	346	327

Total Current Income Tax Expense	2,465	1,563	3,222	2,832	1,239

Deferred tax expense (benefit):
Federal income	(301)	(492)	(160)	(272)	(68)
State income	230	(140)	84	(196)	(535)

Net Deferred Income Tax Benefit	(71)	(632)	(76)	(468)	(603)

Total Income Tax Expense	$2,394	$931	$3,146	$2,364	$636

The following table presents a reconciliation between the reported income tax expense and the income tax expense which would be computed by applying the normal federal income tax rate of 34% to income before income taxes:

	Six Months Ended September 30,		Years Ended March 31,
	2010	2009	2010	2009	2008
(Dollars In Thousands)	(Unaudited)
Federal income tax at the statutory rate	$2,294	$1,053	$3,211	$2,550	$1,023
Increase (decrease) in income taxes resulting from:
New Jersey income tax, net of federal income tax effect	257	19	256	99	(137)
Bank owned life insurance income	(151)	(154)	(302)	(311)	(308)
Incentive stock option expense	2	7	7	26	52
Other, net	(8)	6	(26)	—	6

Total Income Tax Expense	$2,394	$931	$3,146	$2,364	$636

Effective income tax rate	35.5%	30.1%	33.3%	31.5%	21.2%

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 11 - INCOME TAXES (CONTINUED)

Deferred tax assets and liabilities consisted of the following:

	September 30, 2010	March 31,
		2010	2009
(In Thousands)	(Unaudited)
Deferred income tax assets:
Pension costs	$927	$898	$826
Allowance for loan losses	819	819	679
Benefit plans	8	—	141
Depreciation	183	183	247
Post-retirement benefits and healthcare obligations	64	70	38
Non-qualified benefit plans	479	455	437
Employee Stock Ownership Plan	454	308	282
Supplemental Executive Retirement Plan	114	108	96
NJ net operating loss carryforwards	231	422	501
NJ AMA carryover	33	33	33
Other	150	101	28

Total Deferred Tax Assets	3,462	3,397	3,308

Deferred income tax liabilities:
Net unrealized gain on securities available for sale	(1,234)	(1,280)	(1,241)
Other	—	—	(19)

Total Deferred Tax Liabilities	(1,234)	(1,280)	(1,260)

Net Deferred Tax Asset Included in Other Assets	$2,228	$2,117	$2,048

At September 30, 2010 (unaudited) and March 31, 2010, the Savings Bank has New Jersey net operating loss carryforwards in the amount of approximately $3.9 million and $7.1 million, respectively, which expire through 2016.

Retained earnings at September 30, 2010 (unaudited), and March 31, 2010 and 2009, includes approximately $6.4 million of tax bad debt deductions for which deferred taxes have been provided. Reduction of such amount for purposes other than bad debt losses, including non-dividend distributions, will result in income for tax purposes only, and will be subject to income tax at the then current rate. The Company does not intend to make non-dividend distributions that would result in a recapture of any portion of its bad debt reserves.

NOTE 12 - EMPLOYEE BENEFIT PLANS

ESOP

Effective upon the consummation of the Savings Bank’s reorganization in March 2004, an ESOP was established for all eligible employees who had completed a twelve-month period of employment with the Savings Bank and at least 1,000 hours of service and had attained the age of 21. The ESOP used $11.0 million in proceeds from a term loan obtained from the Company to purchase 1,099,097 shares of Company common stock. The term loan

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 12 - EMPLOYEE BENEFIT PLANS (CONTINUED)

ESOP (Continued)

principal is payable over fifteen equal annual installments through December 31, 2018. Interest on the term loan is fixed at a rate of 4.00%. Each year, the Savings Bank intends to make discretionary contributions to the ESOP which will be equal to principal and interest payments required on the term loan. The loan is further paid down by the amount of dividends paid, if any, on the common stock owned by the ESOP.

Shares purchased with the loan proceeds are initially pledged as collateral for the term loan and are held in a suspense account for future allocation among participants. Contributions to the ESOP and shares released from the suspense account will be allocated among the participants on the basis of compensation, as described by the Plan, in the year of allocation.

The ESOP shares pledged as collateral are reported as unearned ESOP shares in the consolidated statements of financial condition. As shares are committed to be released from collateral, the Savings Bank reports compensation expense equal to the current market price of the shares, and the shares become outstanding for basic net income per common share computations. ESOP compensation expense was approximately $327,000, $390,000, $661,000, $722,000 and $750,000 for the six months ended September 30, 2010 and 2009 (unaudited), and the years ended March 31, 2010, 2009 and 2008, respectively.

The ESOP shares were as follows:

	September 30, 2010	March 31,
		2010	2009
(In Thousands)	(Unaudited)
Allocated shares	406	417	349
Shares committed to be released	45	9	9
Unearned shares	605	641	714

Total ESOP Shares	1,056	1,067	1,072

Fair value of unearned shares	$5,199	$5,943	$7,144

Section 401(k) Plan (“Plan”)

The Savings Bank sponsors a Plan pursuant to Section 401(k) of the Internal Revenue Code (“IRC”), for all eligible (attainment of age 21 and one year of service) employees. Employees may elect to save up to 25% of their compensation, subject to IRC limits. For each dollar up to 4.5% of compensation, the Savings Bank will match 50% of the employee’s contribution. The Plan’s expense for the six months ended September 30, 2010 and 2009 (unaudited), and the years ended March 31, 2010, 2009, and 2008, was approximately $38,000, $36,000, $72,000, $69,000 and $66,000, respectively.

Supplemental Executive Retirement Plan (“SERP”)

Effective upon the consummation of the Savings Bank’s reorganization in March 2004, a SERP was established. The plan provides participating executives with benefits otherwise limited by certain provisions of the Internal

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 12 - EMPLOYEE BENEFIT PLANS (CONTINUED)

Supplemental Executive Retirement Plan (“SERP”) (Continued)

Revenue Code or the terms of the employee stock ownership plan loan. Specifically, the plan provides benefits to eligible officers (those designated by the Board of Directors of the Savings Bank) that cannot be provided under the Section 401(k) plan or the ESOP as a result of limitations imposed by the Internal Revenue Code, but that would have been provided under the plans, but for these Internal Revenue Code limitations. In addition to providing for benefits lost under tax-qualified plans as a result of the Internal Revenue Code limitations, the new plan also provides supplemental benefits upon a change of control prior to the scheduled repayment of the ESOP loan. Generally, upon a change in control, the SERP provides participants with a benefit equal to what they would have received under the ESOP, had they remained employed throughout the term of the loan, less the benefits actually provided under the plan on the participant’s behalf. A participant’s benefits generally become payable upon a change in control of the Savings Bank and the Company. The SERP expense for the six months ended September 30, 2010 and 2009 (unaudited), and the years ended March 31, 2010, 2009, and 2008, was approximately $13,000, $18,000, $31,000, $37,000 and $40,000, respectively. At September 30, 2010 (unaudited), and March 31, 2010 and 2009, the accrued SERP liability was $284,000, $271,000 and $241,000, respectively.

NOTE 13 - STOCK-BASED COMPENSATION

At the Company’s annual stockholders’ meeting held on July 14, 2005, stockholders of the Company approved the Clifton Savings Bancorp, Inc. 2005 Equity Incentive Plan. Under this plan, the Company may grant options to purchase up to 1,495,993 shares of Company common stock and may grant up to 598,397 shares of common stock as restricted stock awards. At September 30, 2010, there were 786 shares remaining for future option grants, and 191 shares remaining available for future restricted stock awards under the plan.

On December 7, 2005, 585,231 shares of restricted stock were awarded. The restricted shares awarded had a grant date fair value of $10.22 per share. 20% of the shares awarded were immediately vested, with an additional 20% becoming vested annually thereafter. On May 26, 2010, 35,000 shares of restricted stock were awarded. The restricted shares awarded had a grant date fair value of $8.84 per share. 20% of the shares awarded vest annually. Management recognizes expense for the fair value of these awards on a straight line basis over the requisite service period. During the six months ended September 30, 2010 and 2009 (unaudited), and the years ended March 31, 2010, 2009 and 2008, approximately $21,000, $529,000, $706,000, $1.1 million and $1.1 million, respectively in expense, was recognized in regard to these restricted stock awards. The Company recognized approximately $8,000, $211,000, $282,000, $424,000 and $424,000 of income tax benefits resulting from this expense for the six months ended September 30, 2010 and 2009 (unaudited) and the years ended March 31, 2010, 2009 and 2008, respectively. The total fair value of stock awards vested during the six months ended September 30, 2010 and 2009 (unaudited), and the years ended March 31, 2010, 2009 and 2008 were approximately $0, $0, $967,000, $1.2 million, and $1.1 million, respectively. The expected future compensation expense relating to the 35,000 non-vested restricted shares outstanding at September 30, 2010 is $288,000 over a weighted average period of 4.7 years.

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 13 - STOCK-BASED COMPENSATION (CONTINUED)

The following is a summary of the status of the Company’s restricted shares:

	Restricted Shares	Weighted Average Grant Date Fair Value
Non-vested at March 31, 2008	207,880	$10.22
Vesting	(103,942)	10.22

Non-vested at March 31, 2009	103,938	10.22
Forfeited	(241)	10.22
Vesting	(103,697)	10.22

Non-vested at March 31, 2010	—
Granted May 26, 2010	35,000	8.84

Non-vested at September 30, 2010 (Unaudited)	35,000	$8.84

On August 31, 2005, options to purchase 1,483,510 shares of common stock at $10.24 per share were awarded and will expire no later than ten years following the grant date. Immediately upon grant, 20% of the options awarded were vested, with an additional 20% becoming vested annually thereafter. In February 2006, the Company’s Board of Directors approved the acceleration of the second 20% of the option grants so that those options became fully vested as of March 31, 2006.

On May 26, 2010, options to purchase 164,875 shares of common stock at an exercise price of $8.84 per share were awarded and will expire no later than ten years following the grant date. 20% of the shares awarded vest annually. Management recognizes expense for the fair value of these awards on an accelerated attribution basis over the requisite service period. During the six months ended September 30, 2010 and 2009 (unaudited), and the years ended March 31, 2010, 2009 and 2008, approximately $66,000, $66,000, $66,000, $246,000 and $500,000, respectively, in stock option expense, was recorded net of income tax benefits of $24,000, $18,000, $18,000, $68,000 and $139,000, respectively. The expected future compensation expense relating to the 164,875 non-vested options outstanding at September 30, 2010 is $372,000 over the weighted average period of 4.7 years.

A summary of stock option activity follows:

	Number of Stock Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at March 31, 2008	1,327,940	$10.24

Outstanding at March 31, 2009	1,327,940	$10.24

Outstanding at March 31, 2010	1,327,940	$10.24	5.42 Years	—

Exercisable at March 31, 2010	1,327,940	$10.24	5.42 Years	—

Outstanding at March 31, 2010	1,327,940	$10.24
Granted	164,875	8.84

Outstanding at September 30, 2010 (Unaudited)	1,492,815	$10.09	5.44 Years	—

Exercisable at September 30, 2010 (Unaudited)	1,327,940	$10.24	4.92 Years	—

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 13 - STOCK-BASED COMPENSATION (CONTINUED)

Shares issued upon the exercise of stock options are issued from treasury stock. The Company has an adequate number of treasury shares available for future stock option exercises.

The fair value of the options granted on August 31, 2005, as computed using the Black-Scholes option-pricing model, was determined to be $2.38 per option based upon the following underlying assumptions: a risk-free interest rate, expected option life, expected stock price volatility, and dividend yield of 4.11%, 6.0 years, 21.56%, and 1.95%, respectively.

The fair value (unaudited) of the options granted on May 26, 2010 as computed using the Black-Scholes option-pricing model, was determined to be $2.65 per option based upon the following assumptions as of the grant date: the risk free interest rate, expected option life, expected stock price volatility, and dividend yield of 2.68%, 6.5 years, 36.55%, and 2.71%, respectively.

NOTE 14 - DEFINED BENEFIT PLANS

Directors’ Retirement Plan

The Directors’ Retirement Plan is a nonqualified, unfunded pension plan with benefits based on fees paid to directors while still active. The funding policy is to pay directors on a pay-as-you-go basis.

	Six Months Ended September 30, (Unaudited)
	2010	2009
	(Dollars In Thousands)
Service cost	$30	$40
Interest cost	72	74
Net amortization and deferral	20	24

Net Periodic Pension Cost Included in Directors’ Compensation	$122	$138

Assumptions:
Discount rate	6.25%	7.25%
Rate of increase in compensation	4.50%	4.50%

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 14 - DEFINED BENEFIT PLANS (CONTINUED)

Directors’ Retirement Plan (Continued)

The following table sets forth the funded status for the Directors’ Retirement Plan and amounts recognized in the consolidated statements of financial condition.

	March 31,
	2010	2009
	(Dollars In Thousands)
Change in projected benefit obligations:
Benefit obligation - beginning	$2,090	$2,152
Service cost	81	88
Interest cost	148	138
Actuarial loss (gain)	139	(256)
Benefits paid	(89)	(89)
Adjustment for measurement date change	—	57

Benefit obligation - ending	2,369	2,090

Change in plan assets:
Fair value of plan assets - beginning	—	—
Employer contribution	89	89
Benefits paid	(89)	(89)

Fair value of plan assets - ending	—	—

Funded status and accrued pension cost included in other liabilities	$(2,369)	$(2,090)

Assumptions:
Discount rate	6.25%	7.25%
Rate of increase in compensation	4.50%	4.50%

The Savings Bank expects to make contributions to the plan during the year ending March 31, 2011, totaling approximately $99,000. At March 31, 2010, benefit payments expected to be paid under the plan are as follows:

Amount
(In Thousands)
Years ending March 31:
2011	$99
2012	124
2013	138
2014	164
2015	180
2016-2020	961

$1,666

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 14 - DEFINED BENEFIT PLANS (CONTINUED)

Directors’ Retirement Plan (Continued)

Net periodic pension cost for the plan included the following components:

	Years Ended March 31,
	2010	2009	2008
	(Dollars In Thousands)
Service cost	$81	$88	$81
Interest cost	148	138	127
Net amortization and deferral	50	86	86

Net Periodic Pension Cost Included in Directors’ Compensation	$279	$312	$294

Assumptions:
Discount rate	7.25%	6.50%	6.25%
Rate of increase in compensation	4.50%	4.50%	4.00%

At March 31, 2010 and 2009 unrecognized net loss (gain) of $24,000 and ($115,000) and unrecognized prior service cost of $250,000 and $300,000, respectively, were included in accumulated other comprehensive income. For the fiscal year ending March 31, 2011, $40,000 of prior service cost is expected to be recognized as a component of net periodic pension cost.

Former President’s Post-retirement Healthcare Plan

The Former President’s post-retirement healthcare plan is a nonqualified, unfunded plan with the only participant being the former president’s spouse, since his death in February 2005. This healthcare plan provides coverage for the spouse’s life. The annual costs associated with these benefits are accrued on the basis of actuarial assumptions and included in salaries and employee benefits.

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 14 - DEFINED BENEFIT PLANS (CONTINUED)

Former President’s Post-retirement Healthcare Plan (Continued)

	Six Months Ended September 30, (Unaudited)
	2010	2009
	(Dollars In Thousands)
Interest cost	$2	$2
Net amortization and deferral	(4)	(2)

Net Periodic (Benefit)	$(2)	$—

Assumed discount rate	6.25%	7.25%
Current medical trend	5.25%	5.25%
Ultimate medical trend	5.25%	5.25%

The following table sets forth the funded status for the Former President’s post-retirement healthcare plan and amounts recognized in the consolidated statements of financial condition:

	March 31,
	2010	2009
	(Dollars In Thousands)
Change in projected benefit obligations:
Benefit obligation - beginning	$72	$98
Interest cost	5	6
Actuarial (gain)	(16)	(1)
Benefits paid	(6)	(32)
Adjustment for measurement date change	—	1

Benefit obligation - ending	55	72

Change in plan assets:
Fair value of plan assets - beginning	—	—
Employer contribution	6	32
Benefits paid	(6)	(32)

Fair value of plan assets - ending	—	—

Funded status and accrued pension cost included in other liabilities	$(55)	$(72)

Assumed discount rate	6.25%	7.25%

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 14 - DEFINED BENEFIT PLANS (CONTINUED)

Former President’s Post-retirement Healthcare Plan (Continued)

The Savings Bank expects to make contributions to the Plan during the year ending March 31, 2011, totaling approximately $4,000. At March 31, 2010, benefit payments expected to be paid under the Plan are as follows:

Amount
(In Thousands)
Years ending March 31:
2011	$4
2012	5
2013	5
2014	5
2015	5
2016-2020	24

$48

Net periodic pension cost (benefit) for the Plan included the following components:

	Years Ended March 31,
	2010	2009	2008
	(Dollars In Thousands)
Interest cost	$5	$6	$7
Net amortization and deferral	(6)	(8)	(10)

Net Periodic (Benefit)	$(1)	$(2)	$(3)

Assumed discount rate	7.25%	6.50%	6.25%

Current medical trend	5.25%	5.25%	N/A

Ultimate medical trend	5.25%	5.25%	N/A

At March 31, 2010 and 2009, unrecognized net (gain) of ($100,000) and ($90,000) was included in accumulated other comprehensive income. For the fiscal year ending March 31, 2011, ($7,000) of the net (gain) is expected to be recognized as a component of net periodic pension benefit.

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 14 - DEFINED BENEFIT PLANS (CONTINUED)

Former President’s Post-retirement Healthcare Plan (Continued)

Assumed healthcare cost trend rates have a significant effect on the amounts reported for healthcare plans. A 1% change in the assumed health cost trend rate would have had the following effects on post-retirement benefits under this plan at March 31, 2010:

	1%
	Increase	Decrease
	(In Thousands)
Effect on total service and interest costs	$5	$5

Effect on post-retirement benefit obligation	$59	$51

NOTE 15 - FAIR VALUE OF FINANCIAL INSTRUMENTS

ASC Topic 820 “Fair Value Measurements and Disclosures” establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy are described below:

Basis of Fair Value Measurement:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that are observable either directly or indirectly, for substantially the full term of the asset or liability;

Level 3: Price or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e. supported with little or no market activity).

An asset’s or liability’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 15 - FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

For assets measured at fair value on a recurring basis, the fair value measurements by level within the fair value hierarchy used at September 30, 2010 (unaudited), and March 31, 2010 and March 31, 2009 are as follows:

Description	Carrying Value	(Level 1) Quoted Prices in Active Markets for Identical Assets	(Level 2) Significant Other Observable Inputs	(Level 3) Significant Unobservable Inputs
	(In Thousands)
September 30, 2010 (Unaudited):
Securities available for sale:
Mortgage-backed securities:
Federal Home Loan Mortgage Corporation	$21,417	$—	$21,417	$—
Federal National Mortgage Association	26,118	—	26,118	—
U.S. Government agencies:
Federal Home Loan Mortgage Corporation	5,007	—	5,007	—
Federal National Mortgage Association	5,037	—	5,037	—
Federal Home Loan Banks	5,052	—	5,052	—

Total securities available for sale	$62,631	$—	$62,631	$—

March 31, 2010:
Securities available for sale:
Mortgage-backed securities:
Federal Home Loan Mortgage Corporation	$24,960	$—	$24,960	$—
Federal National Mortgage Association	32,121	—	32,121	—
U.S. Government agencies:
Federal National Mortgage Association	15,062	—	15,062	—

Total securities available for sale	$72,143	$—	$72,143	$—

March 31, 2009:
Securities available for sale:
Mortgage-backed securities:
Federal Home Loan Mortgage Corporation	$34,823	$—	$34,823	$—
Federal National Mortgage Association	43,299	—	43,299	—
U.S. Government agencies:
Federal National Mortgage Association	10,037	—	10,037	—

	$88,159	$—	$88,159	$—

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 15 - FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

For assets measured at fair value on a non-recurring basis, the fair value measurements by level within the fair value hierarchy used at September 30, 2010 (unaudited) and March 31, 2010 and March 31, 2009 are as follows:

Description	Carrying Value	(Level 1) Quoted Prices in Active Markets for Identical Assets	(Level 2) Significant Other Observable Inputs	(Level 3) Significant Unobservable Inputs
	(In Thousands)
September 30, 2010 (Unaudited):
Impaired Loans	$171	$—	$—	$171
March 31, 2010:
Impaired Loans	$436	$—	$436	$—
March 31, 2009:
Impaired Loans	$—	$—	$—	$—

There are no liabilities measured at fair value on a recurring and non-recurring basis at September 30, 2010 (unaudited), and March 31, 2010 and March 31, 2009.

The following information should not be interpreted as an estimate of the fair value of the Company since a fair value calculation is only provided for a limited portion of the Company’s assets and liabilities. Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Company’s disclosures and those of other companies may not be meaningful. The following methods and assumptions were used to estimate the fair values of the Company’s financial instruments.

Cash and Cash Equivalents, Interest Receivable and Interest Payable (Carried at Cost)

The carrying amounts reported in the consolidated statements of financial condition for cash and cash equivalents, interest receivable and interest payable approximate their fair values.

Securities

The fair value of all securities, whether classified as available for sale (carried at fair value) or held to maturity (carried at cost), is determined by reference to quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments. Securities that we measure on a recurring basis are limited to our available-for-sale portfolio. The fair values of these securities are obtained from quotes received from an independent broker. The Company’s broker provides it with prices which are categorized as Level 2 since quoted prices in active markets for identical assets are generally not available.

Loans Receivable (Carried at Cost)

Fair value is estimated by discounting the future cash flows, using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities, of such loans.

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 15 - FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

Impaired Loans (Carried based on Discounted Cash Flows)

Impaired loans are those accounted for under ASC Topic 310 “Accounting by Creditors for Impairment of a Loan” in which the Company has measured impairment generally based on either the fair value of the loan’s collateral or discounted cash flows. These assets are included as Level 2 or Level 3 fair values since they are based on either observable inputs that are significant to the discounted cash flow measurement or the fair value of the loan’s collateral. The carrying value at September 30, 2010 consists of one multi-family real estate loan with a balance of $331,000 less a specific reserve of $160,000. The carrying value at March 31, 2010 consists of one residential real estate loan with a balance of $517,000 less a partial charge-off of $81,000 which represented a loss due to the troubled debt restructuring of this loan.

Federal Home Loan Bank of New York Stock (Carried at Cost)

Fair value approximates cost basis as these instruments are redeemable only with the issuing agency at face value.

Deposits (Carried at Cost)

The fair value of non-interest-bearing demand, Crystal Checking, NOW, Super NOW, Money Market and Savings and Club accounts is the amount payable on demand at the reporting date. For fixed-maturity certificates of deposit, fair value is estimated by discounting future cash flows using the rates currently offered for deposits of similar remaining maturities.

Advances from Federal Home Loan Bank of New York (Carried at Cost)

The fair value is estimated by discounting future cash flows using rates currently offered for liabilities of similar remaining maturities, or when available, quoted market prices.

Commitments to Extend Credit

The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates.

As of September 30, 2010 (unaudited), March 31, 2010 and March 31, 2009, the fair value of the commitments to extend credit was not considered to be material.

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 15 - FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

The carrying amounts and fair values of financial instruments are as follows:

			March 31,
	September 30, 2010		2010		2009
	Carrying Value	Fair Value	Carrying Value	Fair Value	Carrying Value	Fair Value
(In Thousands)	(Unaudited)
Financial assets:
Cash and cash equivalents	$59,447	$59,447	$33,461	$33,461	$51,126	$51,126
Securities available for sale:
Investment	15,096	15,096	15,062	15,062	10,037	10,037
Mortgage-backed	47,535	47,535	57,081	57,081	78,122	78,122
Securities held to maturity:
Investment	209,710	212,137	159,969	159,511	74,997	75,754
Mortgage-backed	292,773	308,068	275,801	285,536	231,218	240,173
Net loans receivable	459,655	474,723	477,516	485,068	468,500	475,209
Federal Home Loan Bank of New York stock	7,068	7,068	7,157	7,157	7,740	7,740
Interest receivable	4,277	4,277	4,377	4,377	4,313	4,313
Financial liabilities:
Deposits	820,932	827,233	758,152	762,521	633,582	639,086
FHLB advances	119,992	131,859	123,737	132,070	144,272	148,256
Interest payable	457	457	471	471	554	554

NOTE 16 - COMMITMENTS AND CONTINGENCIES

The Company, Savings Bank and Botany are parties to financial instruments with off-balance-sheet risk in the normal course of business to meet investment needs and the financing needs of the Savings Bank’s customers. These financial instruments primarily include commitments to originate and purchase loans. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of financial condition. The contract or notional amounts of those instruments reflect the extent of involvement in particular classes of financial instruments.

Commitments to originate loans are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Savings Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Savings Bank, upon extension of credit, is based on management’s credit evaluation of the counterparty.

At September 30, 2010 (unaudited), the Bank had outstanding commitments to originate loans totaling approximately $9.1 million, which included $6.4 million for fixed-rate mortgage loans with interest rates ranging from 4.00% to 5.125%, $2.6 million in adjustable rate mortgage loans with initial rates of 4.125% to 4.75%, and a $50,000 fixed rate second mortgage loan with an interest rate of 5.50%. These commitments generally expire in three months or less.

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 16 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

The Savings Bank, at March 31, 2010, had outstanding commitments to originate loans totaling approximately $3.7 million which included $3.0 million for fixed-rate mortgage loans with interest rates ranging from 4.375% to 5.750%, a $550,000 fixed-rate commercial mortgage loan with a rate of 6.625%, and $48,000 for a fixed-rate second mortgage loan with an interest rate of 6.250%. In addition, there was a commitment outstanding for a $150,000 home equity line of credit with an initial rate of 4.50%. Outstanding loan commitments at March 31, 2009 totaled $15.6 million. These commitments generally expire in three months or less.

At September 30, 2010 (unaudited), the Bank had an outstanding commitment to purchase a $500,000 participation in a $2.6 million construction loan with an adjustable interest rate of 2.50% over the one month London Interbank Offering Rate and a floor of 6.25%. In addition, the Bank had a commitment to purchase a $500,000 participation in a $1.7 million construction loan with an adjustable interest rate at the Prime Rate with a floor of 5.25%.

At March 31, 2010, The Savings Bank had outstanding commitments to purchase a $500,000 participation in a $6.5 million construction loan, and a $560,000 participation in a $5.6 million construction loan with adjustable interest rates of 2.50% over the one month London Interbank Offering Rate and floors of 6.25%. Also, the Bank has a commitment to purchase a $500,000 participation in a $1.7 million construction loan with an adjustable interest rate at the Prime Rate with a floor of 5.25%.

At March 31, 2010, The Savings Bank also had a commitment outstanding to purchase a $5.0 million Federal National Mortgage Association bond with a fixed interest rate of 3.10%. In addition, at March 31, 2010, the Savings Bank had commitments outstanding related to the renovation of new branch offices as well as repairs at existing branches totaling approximately $216,000.

At September 30, 2010 (unaudited), and March 31, 2010 and 2009, undisbursed funds from customer approved unused lines of credit under a homeowners’ equity lending program amounted to approximately $4.0 million, $3.9 million and $2.4 million, respectively. Unless they are specifically cancelled by notice from the Savings Bank, these funds represent firm commitments available to the respective borrowers on demand.

Management does not anticipate losses on any of the foregoing transactions.

Periodically, there have been various claims and lawsuits against the Company and Savings Bank, such as claims to enforce liens, condemnation proceedings on properties in which we hold security interests, claims involving the making and servicing of real property loans and other issues incident to our business. We are not a party to any pending legal proceedings that we believe would have a material adverse effect on our consolidated financial condition, results of operations or cash flows.

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 17 - COMPREHENSIVE INCOME

The components of accumulated other comprehensive income included in stockholders’ equity are as follows:

	September 30, 2010	March 31,
		2010	2009
(In Thousands)	(Unaudited)
Net unrealized gain on securities available for sale	$3,089	$3,204	$3,107
Tax effect	(1,234)	(1,280)	(1,241)

Net of tax amount	1,855	1,924	1,866

Benefit plan adjustments	(158)	(174)	(95)
Tax effect	64	70	38

Net of tax amount	(94)	(104)	(57)

Accumulated other comprehensive income	$1,761	$1,820	$1,809

The components of other comprehensive income and related tax effects are presented in the following table:

	Six Months Ended September 30, 2010		Years Ended March 31,
	2010	2009	2010	2009	2008
(In Thousands)	(Unaudited)
Unrealized holding gain on securities available for sale:
Unrealized holding gain arising during the year	$(115)	$420	$97	$1,771	$2,346

Defined benefit pension plan:
Pension (gain) loss	(4)	(2)	(129)	249	35
Prior service cost	20	24	50	86	86

Net change in defined benefit pension plan liability	16	22	(79)	335	121

Other comprehensive income before taxes	(99)	442	18	2,106	2,467
Tax effect	40	(177)	(7)	(841)	(985)

Other comprehensive income (loss)	$(59)	$265	$11	$1,265	$1,482

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 18 - PARENT ONLY FINANCIAL INFORMATION

The following are the condensed financial statements for Clifton Savings Bancorp, Inc. (Parent company only) at September 30, 2010 (unaudited) and March 31, 2010 and 2009 and for the six months ended September 30, 2010 and 2009 (unaudited), and for years ended March 31, 2010, 2009 and 2008.

STATEMENTS OF CONDITION

(In Thousands)

	September 30, 2010	March 31, 2010
		2010	2009
	(Unaudited)
ASSETS
Cash and due from banks	$5,366	$8,814	$5,336
Securities held to maturity, at cost:
Investment	—	—	9,997
Mortgage-backed	3,628	3,923	—
Loan receivable from Savings Bank	7,432	7,432	8,100
Investment in subsidiary	160,189	155,760	149,525
Interest receivable	227	84	242
Other assets	120	63	64

Total Assets	$176,962	$176,076	$173,264

LIABILITIES AND STOCKHOLDERS’ EQUITY
Other liabilities	$18	$84	$100
Stockholders’ equity	176,944	175,992	173,164

Total Liabilities and Stockholders’ Equity	$176,962	$176,076	$173,264

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 18 - PARENT ONLY FINANCIAL INFORMATION (CONTINUED)

STATEMENTS OF INCOME

(In Thousands)

	Six Months Ended September 30,		Years Ended March 31,
	2010	2009	2010	2009	2008
	(Unaudited)
Income:
Dividends from subsidiary	$—	$—	$1,700	$7,950	$—
Interest on loans	144	157	307	333	359
Interest on securities	75	214	269	429	445

Total Income	219	371	2,276	8,712	804

Non-interest expenses	289	312	589	560	589

(Loss) Income before Income Taxes and Equity in Undistributed Earnings of Subsidiary	(70)	59	1,687	8,152	215

Income tax expense (benefit)	(26)	24	1	81	87

(Loss) Income before Equity in Undistributed (Overdistributed) Earnings of Subsidiary	(44)	35	1,686	8,071	128

Equity in undistributed (overdistributed) earnings of subsidiary	4,397	2,130	4,611	(2,935)	2,244

Net Income	$4,353	$2,165	$6,297	$5,136	$2,372

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 18 - PARENT ONLY FINANCIAL INFORMATION (CONTINUED)

STATEMENTS OF CASH FLOW

(In Thousands)

	Six Months Ended September 30,		Years Ended March 31,
	2010	2009	2010	2009	2008
	(Unaudited)
Cash Flows From Operating Activities
Net income	$4,353	$2,165	$6,297	$5,136	$2,372
Adjustments to reconcile net income to net cash provided by operating activities:
Accretion of discounts	—	(2)	(3)	(4)	(4)
(Increase) decrease in interest receivable	(143)	(157)	158	7	123
(Increase) decrease in other assets	(57)	(54)	1	5	4
(Decrease) increase in other liabilities	(66)	38	(16)	24	(450)
Increase in deferred compensation obligation under Rabbi Trust	23	28	28	31	34
Equity in (undistributed) overdistributed earnings of subsidiary	(4,397)	(2,130)	(4,611)	2,935	(2,244)

Net Cash (Used in) Provided by Operating Activities	(287)	(112)	1,854	8,134	(165)

Cash Flows From Investing Activities
Proceeds from maturities of investment securities held to maturity	—	—	10,000	—	10,000
Purchase of mortgage-backed securities held to maturity	—	—	(3,923)	—	—
Proceeds from repayment of mortgage-backed securities held to maturity	295	—	—	—	—
Repayment of loan receivable from Savings Bank	—	—	668	642	617
Cash dividends paid on unallocated ESOP shares used to repay loan receivable from Savings Bank	—	—	(143)	(160)	(174)

Net Cash Provided by Investing Activities	295	—	6,602	482	10,443

Cash Flows From Financing Activities
Minority dividends paid	(1,058)	(921)	(1,825)	(1,872)	(2,063)
Purchase of treasury stock	(2,707)	(398)	(3,150)	(5,877)	(16,466)
Sale of treasury stock to Bank to fund restricted stock awards	309	—
Purchase of forfeited restricted stock awards	—	(3)	(3)	—	(8)

Net Cash (Used in) Financing Activities	(3,456)	(1,322)	(4,978)	(7,749)	(18,537)

Net (Decrease) Increase in Cash and Cash Equivalents	(3,448)	(1,434)	3,478	867	(8,259)

Cash and Cash Equivalents - Beginning	8,814	5,336	5,336	4,469	12,728

Cash and Cash Equivalents - Ending	$5,366	$3,902	$8,814	$5,336	$4,469

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 19 - QUARTERLY FINANCIAL DATA (UNAUDITED)

	Quarter Ended
	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010
	(In Thousands, Except Share and Per Share Data)
Interest income	$10,919	$11,244	$11,355	$11,438
Interest expense	6,334	6,020	5,484	5,128

Net Interest Income	4,585	5,224	5,871	6,310

Provision for loan losses	100	333	—	—
Non-interest income	290	292	289	265
Non-interest expenses	3,624	3,238	3,166	3,222
Income taxes	307	624	1,012	1,203

Net Income	$844	$1,321	$1,982	$2,150

Net income per common share - basic and diluted	$0.03	$0.05	$0.08	$0.08

Dividends per common share	$0.05	$0.05	$0.05	$0.05

Weighted average number of common shares and common stock equivalents outstanding:
Basic	26,020	26,021	25,940	25,808

Diluted	26,084	26,087	25,940	25,808

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 19 - QUARTERLY FINANCIAL DATA (UNAUDITED) (CONTINUED)

	Quarter Ended
	June 30, 2008	September 30, 2008	December 31, 2008	March 31, 2009
	(In Thousands, Except Share and Per Share Data)
Interest income	$10,767	$11,157	$11,382	$11,095
Interest expense	6,571	6,488	6,506	6,374

Net Interest Income	4,196	4,669	4,876	4,721

Provision for loan losses	—	115	—	145
Non-interest income	290	285	288	287
Non-interest expenses	2,854	2,818	2,895	3,285
Income taxes	500	657	724	483

Net Income	$1,132	$1,364	$1,545	$1,095

Net income per common share - basic and diluted	$0.04	$0.05	$0.06	$0.04

Dividends per common share	$0.05	$0.05	$0.05	$0.05

Weighted average number of common shares and common stock equivalents outstanding:
Basic	26,345	26,106	26,054	26,034

Diluted	26,346	26,180	26,136	26,079

NOTE 20 - SUBSEQUENT EVENT

On November 8, 2010, the Company, the Bank and Clifton MHC adopted a Plan of Conversion and Reorganization (the “Plan of Conversion”) pursuant to which the Bank will reorganize from the two-tier mutual holding company structure to the stock holding company structure. Pursuant to the Plan of Conversion: (1) Clifton MHC will merge with and into the Company, with the Company being the surviving entity (the “MHC Merger”); (2) the Company will merge with and into a newly formed corporation named Clifton Savings Bancorp, Inc. (the “Holding Company”); (3) the shares of common stock of the Company held by persons other than Clifton MHC (whose shares will be canceled) will be converted into shares of common stock of the Holding Company pursuant to an exchange ratio designed to preserve the percentage ownership interests of such persons; and (4) the Holding Company will offer and sell shares of its common stock to certain depositors and borrowers of the Bank and others in the manner and subject to the priorities set forth in the Plan of Conversion.

CLIFTON SAVINGS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Six Months Ended September 30, 2010 and 2009 (Unaudited) and Years Ended March 31, 2010, 2009 and 2008

NOTE 20 - SUBSEQUENT EVENT (CONTINUED)

In connection with the Plan of Conversion, shares of the Company’s common stock currently owned by Clifton MHC will be canceled and new shares of common stock, representing the approximate 64.2% ownership interest of Clifton MHC, will be offered for sale by the Holding Company. Concurrent with the completion of the conversion and offering, the Company’s existing public shareholders will receive shares of the Holding Company’s common stock for each share of the Company’s common stock they own at that date, based on an exchange ratio to ensure that they will own approximately the same percentage of the Holding Company’s common stock as they owned of the Company’s common stock immediately before the conversion and offering.

At the time of the conversion, a liquidation account will be established in an amount equal to the percentage of the outstanding shares of the Company owned by Clifton MHC before the MHC Merger, multiplied by the Company’s total stockholders’ equity as reflected in the latest statement of financial condition used in the final offering prospectus for the conversion plus the value of the net assets of Clifton MHC as reflected in the latest statement of financial condition of Clifton MHC prior to the effective date of the conversion. The liquidation account will be maintained for the benefit of eligible account holders and supplemental eligible account holders (collectively, “eligible depositors”) who continue to maintain their deposit accounts in the Bank after the conversion. In the event of a complete liquidation of the Bank or the Bank and the Holding Company (and only in such event), eligible depositors who continue to maintain accounts shall be entitled to receive a distribution from the liquidation account before any liquidation may be made with respect to common stock. Neither the Holding Company nor the Bank may declare or pay a cash dividend if the effect thereof would cause its equity to be reduced below either the amount required for the liquidation account or the regulatory capital requirements imposed by the OTS.

The transactions contemplated by the Plan of Conversion are subject to approval by the shareholders of the Company, the members of Clifton MHC and the OTS. If the conversion and offering are completed, eligible conversion and offering costs will be netted against the offering proceeds. If the conversion and offering are terminated, such costs will be expensed. At September 30, 2010, the Company had incurred approximately $115,000 of conversion costs.

You should rely only on the information contained in this prospectus. Neither Clifton Savings Bank nor Clifton Savings Bancorp, Inc. has authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus to any person or in any jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation in those jurisdictions. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

[LOGO]

Clifton Savings Bancorp, Inc.

(Proposed Holding Company for Clifton Savings Bank)

Up to

21,562,500 Shares

COMMON STOCK

Prospectus

SANDLER O’NEILL + PARTNERS, L.P.

                , 2011

Until                 , 2011, or 25 days after commencement of the syndicated offering, if any, whichever is later, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

[LOGO OF CLIFTON SAVINGS BANCORP, INC.]

Dear Shareholder:

Clifton Savings Bancorp, Inc. is soliciting shareholder votes regarding the conversion of Clifton Savings Bank from the partially public mutual holding company form of organization to the fully-public stock holding company structure. The conversion involves the formation of a new holding company for Clifton Savings Bank, which is also to be called Clifton Savings Bancorp, Inc., the exchange of shares of new Clifton Savings Bancorp for your shares of the existing Clifton Savings Bancorp, and the sale by new Clifton Savings Bancorp of up to 21,562,500 shares of common stock. Upon completion of the transactions, the existing Clifton Savings Bancorp will cease to exist.

The Proxy Vote — Your Vote Is Very Important

We have received conditional regulatory approval to implement the conversion, however we must also receive the approval of our shareholders. Enclosed is a proxy statement/prospectus describing the proposal before our shareholders. Please promptly vote the enclosed proxy card. Our Board of Directors urges you to vote “FOR” the plan of conversion.

The Exchange

At the conclusion of the conversion, your shares of Clifton Savings Bancorp common stock will be exchanged for shares of common stock of new Clifton Savings Bancorp. The number of new shares of Clifton Savings Bancorp common stock that you receive will be based on an exchange ratio that is described in the proxy statement/prospectus. Shortly after the completion of the conversion, our exchange agent will send a transmittal form to each shareholder of Clifton Savings Bancorp who holds stock certificates. The transmittal form will explain the procedure to follow to exchange your shares. Please do not deliver your certificate(s) before you receive the transmittal form. Shares of Clifton Savings Bancorp that are held in street name (e.g. in a brokerage account) will be converted automatically at the conclusion of the conversion; no action or documentation is required of you.

The Stock Offering

We are offering the shares of common stock of new Clifton Savings Bancorp for sale at $8.00 per share. The shares are being offered in a “subscription offering” to eligible depositors of Clifton Savings Bank. If all shares are not subscribed for in the subscription offering, shares are expected to be available in a “community offering” to Clifton Savings Bancorp public shareholders and others not eligible to place orders in the subscription offering. If you are interested in purchasing shares of our common stock, you may request a stock order form and prospectus by calling our Stock Information Center at the phone number in the Questions and Answers section herein. The stock offering period is expected to expire on [DATE 1], 2011.

If you have any questions please refer to the Questions and Answers section herein. We thank you for your support as a shareholder of Clifton Savings Bancorp.

Sincerely,

John A. Celentano, Jr.

Chairman and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

[LOGO]

CLIFTON SAVINGS BANCORP, INC.

(Proposed Holding Company for Clifton Savings Bank)

PROSPECTUS OF CLIFTON SAVINGS BANCORP, INC. (NEW)

PROXY STATEMENT OF CLIFTON SAVINGS BANCORP, INC.

Clifton Savings Bank is converting from a mutual holding company structure to a fully-public ownership structure. Currently, Clifton Savings Bank is a wholly-owned subsidiary of Clifton Savings Bancorp, Inc. and Clifton MHC owns 64.2% of Clifton Savings Bancorp’s common stock. The remaining 35.8% of Clifton Savings Bancorp’s common stock is owned by public shareholders. As a result of the conversion, our newly formed company, also called Clifton Savings Bancorp, will become the parent of Clifton Savings Bank. Each share of Clifton Savings Bancorp common stock owned by the public will be exchanged for between 0.9491 and 1.2841 shares of common stock of new Clifton Savings Bancorp so that Clifton Savings Bancorp’s existing public shareholders will own approximately the same percentage of new Clifton Savings Bancorp common stock as they owned of Clifton Savings Bancorp’s common stock immediately before the conversion. The actual number of shares that you will receive will depend on the percentage of Clifton Savings Bancorp common stock held by the public at the completion of the conversion, the final independent appraisal of new Clifton Savings Bancorp and the number of shares of new Clifton Savings Bancorp common stock sold in the offering described in the following paragraph. The exchange ratio will not depend on the market price of Clifton Savings Bancorp common stock. See “Proposal 1—Approval of the Plan of Conversion—Share Exchange Ratio“ for a discussion of the exchange ratio.

Concurrently with the exchange offer, we are offering up to 21,562,500 shares of common stock (subject to increase to 24,796,875 shares) for sale on a best efforts basis, subject to certain conditions. We must sell a minimum of 5,578,125 shares to complete the offering. All shares are offered at a price of $8.00 per share. The shares we are offering represent the 64.2% ownership interest in Clifton Savings Bancorp, a federal corporation, now owned by Clifton MHC. We are offering the shares of common stock in a “subscription offering” to eligible depositors of Clifton Savings Bank. Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering,” with a preference given to our local communities and the shareholders of Clifton Savings Bancorp. We also may offer for sale shares of common stock not purchased in the subscription offering or community offering in a “syndicated offering” through a syndicate of selected dealers.

The conversion of Clifton MHC and the offering and exchange of common stock by new Clifton Savings Bancorp is referred to herein as the “conversion and offering.” After the conversion and offering are completed, Clifton Savings Bank will be a wholly-owned subsidiary of new Clifton Savings Bancorp, and 100% of the common stock of new Clifton Savings Bancorp will be owned by public shareholders. As a result of the conversion and offering, the present Clifton Savings Bancorp and Clifton MHC will cease to exist.

Clifton Savings Bancorp’s common stock is currently listed on the Nasdaq Global Select Market under the symbol “CSBK.” We expect that new Clifton Savings Bancorp’s common stock will trade on the Nasdaq Global Select Market under the trading symbol CSBKD for a period of 20 trading days after the completion of the offering. Thereafter, the trading symbol will be CSBK.

The conversion and offering will be conducted pursuant to the plan of conversion and reorganization (the “plan of conversion”) of Clifton Savings Bank, Clifton Savings Bancorp and Clifton MHC. The conversion and offering cannot be completed unless the shareholders of Clifton Savings Bancorp approve the plan of conversion. Shareholders of Clifton Savings Bancorp will consider and vote upon the plan of conversion at Clifton Savings Bancorp’s special meeting of shareholders at                     , Clifton, New Jersey, on [MEETING DATE], 2011 at     :00     .m., Eastern time. Clifton Savings Bancorp’s board of directors recommends that shareholders vote “FOR” the plan of conversion.

This document serves as the proxy statement for the special meeting of shareholders of Clifton Savings Bancorp and the prospectus for the shares of new Clifton Savings Bancorp common stock to be issued in exchange for shares of Clifton Savings Bancorp common stock. We urge you to read this entire document carefully. You can also obtain information about our companies from documents that we have filed with the Securities and Exchange Commission and the Office of Thrift Supervision. This document does not serve as the prospectus relating to the offering by new Clifton Savings Bancorp of its shares of common stock in the offering, which will be made pursuant to a separate prospectus.

This proxy statement/prospectus contains information that you should consider in evaluating the plan conversion. In particular, you should carefully read the section captioned “Risk Factors” beginning on page      for a discussion of certain risk factors relating to the conversion and offering.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

None of the Securities and Exchange Commission, the Office of Thrift Supervision or any state securities regulator has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this proxy statement/prospectus is             , 2011, and is first being mailed to shareholders

of Clifton Savings Bancorp on or about             , 2011.

Clifton Savings Bancorp, Inc.

1433 Van Houten Avenue

Clifton, New Jersey 07013

(973) 473-2200

Notice of Special Meeting of Shareholders

On [MEETING DATE], 2011, Clifton Savings Bancorp, Inc. will hold its special meeting of shareholders at                     , Clifton, New Jersey. The meeting will begin at     :00     .m., Eastern time. At the meeting, shareholders will consider and act on the following:

1.	The approval of a plan of conversion and reorganization pursuant to which: (A) Clifton MHC, which currently owns 64.2% of the common stock of Clifton Savings Bancorp, will merge with and into Clifton Savings Bancorp, with Clifton Savings Bancorp being the surviving entity; (B) Clifton Savings Bancorp will merge with and into new Clifton Savings Bancorp, a Nevada corporation recently formed to be the holding company for Clifton Savings Bank, with new Clifton Savings Bancorp being the surviving entity; (C) the outstanding shares of Clifton Savings Bancorp, other than those held by Clifton MHC, will be converted into shares of common stock of new Clifton Savings Bancorp; and (D) new Clifton Savings Bancorp will offer shares of its common stock for sale in a subscription offering and, if necessary, in a direct community offering and/or syndicated community offering.

2.	The following informational proposals:

2a	Approval of a provision in new Clifton Savings Bancorp’s articles of incorporation requiring a super-majority vote to approve certain amendments to new Clifton Savings Bancorp’s articles of incorporation; and

2b	Approval of a provision in new Clifton Savings Bancorp’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of new Clifton Savings Bancorp’s outstanding voting stock.

3.	The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the plan of conversion.

4.	Such other business that may properly come before the meeting.

NOTE: The board of directors is not aware of any other business to come before the meeting.

The provisions of new Clifton Savings Bancorp’s articles of incorporation, which are summarized as informational proposals 2a and 2b were approved as part of the process in which the board of directors of Clifton Savings Bancorp approved the plan of conversion. These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if shareholders approve the plan of conversion, regardless of whether shareholders vote to approve any or all of the informational proposals.

Only shareholders as of [RECORD DATE] are entitled to receive notice of the meeting and to vote at the meeting and any adjournments or postponements of the meeting.

Please complete and sign the enclosed form of proxy, which is solicited by the board of directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

Walter Celuch
Corporate Secretary

Clifton, New Jersey

[MAIL DATE], 2011

Questions and Answers

You should read this document for more information about the conversion and offering. The plan of conversion described in this document has been conditionally approved by the Office of Thrift Supervision.

The Proxy Vote

Q.	What am I being asked to approve?

A.	Clifton Savings Bancorp shareholders as of [RECORD DATE] are asked to vote on the plan of conversion. Under the plan of conversion, Clifton Savings Bank will convert from the mutual holding company form of organization to the stock holding company form, and as part of such conversion, our newly formed stock holding company, also named Clifton Savings Bancorp will offer for sale, in the form of shares of its common stock, Clifton MHC’s 64.2% ownership interest in Clifton Savings Bancorp. In addition to the shares of common stock to be issued to those who purchase shares in the offering, public shareholders of Clifton Savings Bancorp as of the completion of the conversion and offering will receive shares of new Clifton Savings Bancorp common stock in exchange for their existing shares of Clifton Savings Bancorp common stock. The exchange will be based on an exchange ratio that will result in Clifton Savings Bancorp’s existing public shareholders owning approximately the same percentage of new Clifton Savings Bancorp common stock as they owned of Clifton Savings Bancorp immediately prior to the conversion and offering.

Shareholders also are asked to vote on the following informational proposals with respect to the articles of incorporation of new Clifton Savings Bancorp:

•

Approval of a provision in new Clifton Savings Bancorp’s articles of incorporation requiring a super-majority vote to approve certain amendments to new Clifton Savings Bancorp’s articles of incorporation; and

•

Approval of a provision in new Clifton Savings Bancorp’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of new Clifton Savings Bancorp’s outstanding voting stock.

The provisions of new Clifton Savings Bancorp’s articles of incorporation, which are summarized as informational proposals were approved as part of the process in which the board of directors of Clifton Savings Bancorp approved the plan of conversion. These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if shareholders approve the plan of conversion, regardless of whether shareholders vote to approve any or all of the informational proposals. The provisions of new Clifton Savings Bancorp’s articles of incorporation which are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of new Clifton Savings Bancorp, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

YOUR VOTE IS IMPORTANT. WE CANNOT COMPLETE THE CONVERSION AND OFFERING UNLESS THOSE PROPOSALS RECEIVES THE AFFIRMATIVE VOTE OF A MAJORITY OF SHARES HELD BY OUR PUBLIC SHAREHOLDERS.

Q.	What is the conversion and related stock offering?

A.	Clifton Savings Bank is converting from a partially-public mutual holding company structure to a fully-public stock holding company ownership structure. Currently, Clifton MHC owns 64.2% of Clifton Savings Bancorp’s common stock. The remaining 35.8% of Clifton Savings Bancorp’s common stock is owned by public shareholders. As a result of the conversion, our newly formed stock holding company, also named Clifton Savings Bancorp, will become the parent of Clifton Savings Bank.

Shares of common stock of new Clifton Savings Bancorp, representing the 64.2% ownership interest of Clifton MHC in Clifton Savings Bancorp, are being offered for sale to eligible depositors of Clifton Savings Bank and, possibly, to the public. At the completion of the conversion and offering, public shareholders of Clifton Savings Bancorp will exchange their shares of Clifton Savings Bancorp common stock for shares of common stock of new Clifton Savings Bancorp.

After the conversion and offering are completed, Clifton Savings Bank will be a wholly-owned subsidiary of new Clifton Savings Bancorp, and 100% of the common stock of new Clifton Savings Bancorp will be owned by public shareholders. Our organization will have completed the transition from partial to fully-public ownership. As a result of the conversion and offering, Clifton Savings Bancorp and Clifton MHC will cease to exist.

See “Proposal 1—Approval of the Plan of Conversion” beginning on page      of this proxy statement/prospectus, for more information about the conversion and offering.

i

Q.	What are reasons for the conversion and offering?

A.	The primary reasons for the conversion and offering are to increase capital to support the growth of our interest-earning assets, create a more liquid and active market than currently exists for Clifton Savings Bancorp common stock, structure our business in a form that will provide access to capital markets, and facilitate acquisitions of other financial institutions.

Q.	Why should I vote?

A.	You are not required to vote, but your vote is very important. For us to implement the plan of conversion, we must receive the affirmative vote of (1) the holders of at least two-thirds of the outstanding shares of Clifton Savings Bancorp common stock, including shares held by Clifton MHC and (2) the holders of a majority of the outstanding shares of Clifton Savings Bancorp common stock entitled to vote at the special meeting, excluding shares held by Clifton MHC. Your board of directors recommends that you vote “FOR” the plan of conversion.

Q.	What happens if I don’t vote?

A.	Your prompt vote is very important. Not voting will have the same effect as voting “Against ” the plan of conversion. Without sufficient favorable votes “FOR” the plan of conversion, we cannot complete the conversion and offering.

Q.	How do I vote?

A.	You should mark your vote, sign your proxy card and return it in the enclosed proxy reply envelope. Alternatively, you may vote by telephone or via the Internet, by following instructions on your proxy card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST ” THE PLAN OF CONVERSION.

Q.	If my shares are held in street name, will my broker automatically vote on my behalf?

A.	No. Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, using the directions that your broker provides to you.

Q.	What if I do not give voting instructions to my broker?

A.	Your vote is important. If you do not instruct your broker to vote your shares, the unvoted proxy will have the same effect as a vote against the plan of conversion.

The Exchange

Q.	I currently own shares of Clifton Savings Bancorp common stock. What will happen to my shares as a result of the conversion?

A.	At the completion of the conversion, your shares of Clifton Savings Bancorp common stock will be canceled and exchanged for shares of common stock of new Clifton Savings Bancorp, a newly formed Nevada corporation. The number of shares you will receive will be based on an exchange ratio, determined as of the completion of the conversion and offering, that is intended to result in Clifton Savings Bancorp’s existing public shareholders owning approximately 35.8% of new Clifton Savings Bancorp’s common stock, which is the same percentage of Clifton Savings Bancorp common stock currently owned by existing public shareholders.

Q.	Does the exchange ratio depend on the market price of Clifton Savings Bancorp common stock?

A.	No, the exchange ratio will not be based on the market price of Clifton Savings Bancorp common stock. Therefore, changes in the price of Clifton Savings Bancorp common stock between now and the completion of the conversion and offering will not effect the calculation of the exchange ratio.

Q.	How will the actual exchange ratio be determined?

A.	Because the purpose of the exchange ratio is to maintain the ownership percentage of the existing public shareholders of Clifton Savings Bancorp, the actual exchange ratio will depend on the number of shares of new Clifton Savings Bancorp’s common stock sold in the offering and, therefore, cannot be determined until the completion of the conversion and offering.

Q.	How many shares will I receive in the exchange?

A.

You will receive between 0.9491 and 1.02841 (subject to increase to 1.4767) shares of new Clifton Savings Bancorp common stock for each share of Clifton Savings Bancorp common stock you own on the date of the completion of the conversion and offering. For example, if you own 100 shares of Clifton Savings Bancorp common stock, and the exchange ratio is 1.2841 (at the midpoint of the offering range), you will receive 128 shares of new Clifton Savings Bancorp common stock and $4.10 in

ii

cash, the value of the fractional share, based on the $8.00 per share purchase price in the offering. Shareholders who hold shares in street name at a brokerage firm or are held in book-entry form by our transfer agent will receive these funds in their accounts. Shareholders who hold stock certificates will receive a check in the mail.

Q.	Why did the board of directors base the exchange ratio on an $8.00 per share stock price?

A.	In adopting the plan of conversion, the board of directors focused on the value of the shares to be received in the exchange in comparison to the market price of Clifton Savings Bancorp common stock.

Q.	Why doesn’t Clifton Savings Bancorp wait to conduct the conversion until the stock market improves so that current shareholders can receive a higher exchange ratio?

A.	The board of directors believes that because the stock holding company form of organization offers important advantages, it is in the best interests of our shareholders to complete the conversion and offering sooner rather than later. There is no way to know when market conditions will change or how they might change, or how changes in market conditions might affect stock prices for financial institutions. The board of directors concluded that it would be better to complete the conversion and offering now, under a valuation that offers a fair exchange ratio to existing shareholders and an attractive price to new investors, rather than wait an indefinite amount of time for market conditions that may result in a higher exchange ratio but a less attractive valuation for new investors.

Q.	Should I submit by stock certificates now?

A.	No. If you hold a stock certificate for Clifton Savings Bancorp common stock, instructions for exchanging your certificate will be sent to you after completion of the conversion and offering. Until you submit the transmittal form and certificate, you will not receive your new certificate and check for cash in lieu of fractional shares, if any. If your shares are held in street name at a brokerage form, the share exchange will occur automatically upon completion of the conversion and offering, without any action on your part. Please do not send in your stock certificate until you receive a transmittal form and instructions.

Stock Offering

Q.	May I place an order to purchase shares in the offering, in addition to the shares that I will receive in the exchange?

A.	Eligible depositors and certain borrowers of Clifton Savings Bank have priority subscription rights allowing them to purchase common stock in the subscription offering. Shares not purchased in the subscription offering may be made available for sale to the public in a community offering. Clifton Savings Bancorp shareholders have a preference in the community offering after orders submitted by residents of our communities. If you would like to receive a prospectus and stock order form, please call our Stock Information Center toll-free at ( ) - from : a.m. to : p.m., Eastern time, Monday through Friday. The Stock Information Center will be closed weekends and bank holidays.

Order forms, along with full payment, must be received (not postmarked) no later than     :     p.m., Eastern time on [DATE 1], 2011.

Other Questions?

For answers to questions about the conversion or voting, please read this proxy statement/prospectus. Questions about voting may be directed to our proxy information agent,                     , by calling toll-free (    )         -        , Monday through Friday, from     :     a.m. to     :     p.m., Eastern time. For answers to questions about the stock offering, you may call our Stock Information Center, toll-free, at (    )         -         from     :     a.m. to     :     p.m.,. Eastern time, Monday through Friday. A copy of the plan of conversion is available from Clifton Savings Bank upon written request to the Corporate Secretary and is available for inspection at the offices of Clifton Savings Bank and at the Office of Thrift Supervision.

iii

Summary

This summary highlights material information from this document and may not contain all the information that is important to you. To understand the conversion and offering fully, you should read this entire document carefully.

Special Meeting of Shareholders

Date, Time and Place; Record Date

The special meeting of Clifton Savings Bancorp shareholders is scheduled to be held at                     , Clifton, New Jersey at     :    .m., Eastern time, on [MEETING DATE], 2011. Only Clifton Savings Bancorp shareholders of record as of the close of business on [RECORD DATE] are entitled to notice of, and to vote at, the special meeting of shareholders and any adjournments or postponements of the meeting.

Purpose of the Meeting

Shareholders will be voting on the following proposals at the special meeting:

1.	Approval of the plan of conversion;

2.	The following informational proposals:

2a	Approval of a provision in new Clifton Savings Bancorp’s articles of incorporation requiring a super-majority vote to approve certain amendments to new Clifton Savings Bancorp’s articles of incorporation; and

2b	Approval of a provision in new Clifton Savings Bancorp’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of new Clifton Savings Bancorp’s outstanding voting stock; and

3.	Approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the plan of conversion.

The provisions of new Clifton Savings Bancorp’s articles of incorporation, which are summarized as informational proposals 2a and 2b were approved as part of the process in which the board of directors of Clifton Savings Bancorp approved the plan of conversion. These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if shareholders approve the plan of conversion, regardless of whether shareholders vote to approve any or all of the informational proposals. The provisions of new Clifton Savings Bancorp’s articles of incorporation, which are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of new Clifton Savings Bancorp, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Vote Required

Proposal 1: Approval of the Plan of Conversion. Approval of the plan of conversion requires the affirmative vote of holders of at least two-thirds of the outstanding shares of Clifton Savings Bancorp, including shares held by Clifton MHC and a majority of the votes eligible to be cast by shareholders of Clifton Savings Bancorp, excluding shares held by Clifton MHC.

Informational Proposals 2a and 2b. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if shareholders approve the plan of conversion, regardless of whether shareholders vote to approve any or all of the informational proposals.

Proposal 3: Approval of the Adjournment of the Special Meeting. We must obtain the affirmative vote of the majority of the shares represented at the special meeting and entitled to vote to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion.

As of the record date, there were 26,137,248 shares of Clifton Savings Bancorp common stock outstanding, of which Clifton MHC owned 16,791,758. The directors and executive officers of Clifton Savings Bancorp (and their affiliates), as a group, beneficially owned      shares of Clifton Savings Bancorp common stock, representing     % of the outstanding shares of Clifton Savings Bancorp common stock and     % of the shares held by persons other than Clifton MHC as of such date. Clifton MHC and our directors and executive officers intend to vote their shares in favor of the plan of conversion.

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Our Company

Clifton Savings Bancorp is, and new Clifton Savings Bancorp following the completion of the conversion and offering will be, the unitary savings and loan holding company for Clifton Savings Bank, a federally chartered savings bank. Clifton Savings Bank is headquartered in Clifton, New Jersey and has provided community banking services to its customers since 1928. We currently operate twelve full-service locations Passaic and Bergen Counties in New Jersey. Our common stock is traded on the Nasdaq Global Select Market under the symbol “CSBK.”

At September 30, 2010, Clifton Savings Bancorp had consolidated total assets of $1.1 billion, gross loans of $463.1 million and total shareholders’ equity of $176.9 million. At September 30, 2010, Clifton Savings Bank exceeded all regulatory capital requirements and was not a participant in any of the U.S. Treasury’s capital raising programs for financial institutions. Our principal executive offices are located at 1433 Van Houten Avenue, Clifton, New Jersey and our telephone number is (973) 473-2200. Our web site address is www.cliftonsavings.com. Information on our website should not be considered a part of this proxy statement/prospectus.

The Conversion

Description of the Conversion (page     )

In 2004, we reorganized Clifton Savings Bank (then a New Jersey-chartered savings and loan association operating under the name Clifton Savings Bank, S.L.A.) into a New Jersey stock savings association with a mutual holding company structure. As a part of that reorganization, we formed Clifton Savings Bancorp as the mid-tier holding company for Clifton Savings Bank and sold a minority interest in Clifton Savings Bancorp common stock to our depositors and borrowers and our employee stock ownership plan in a subscription offering. The majority of Clifton Savings Bancorp’s shares were issued to Clifton MHC, a mutual holding company organized under federal law. As a mutual holding company, Clifton MHC does not have any shareholders, does not hold any significant assets other than the common stock of Clifton Savings Bancorp, and does not engage in any significant business activity. In 2007, Clifton Savings Bank converted to a federally chartered savings bank. Our current ownership structure is as follows:

The “second-step” conversion process that we are now undertaking involves a series of transactions by which we will convert our organization from the partially public mutual holding company form to the fully public stock holding company structure. In the stock holding company structure, all of Clifton Savings Bank’s common stock will be owned by new Clifton Savings Bancorp, and all of new Clifton Savings Bancorp’s common stock will be owned by the public. We are conducting the conversion and offering under the terms of our plan of conversion and reorganization (which is referred to as the “plan of conversion”). Upon completion of the conversion and offering, the present Clifton Savings Bancorp and Clifton MHC will cease to exist.

As part of the conversion, we are offering for sale common stock representing the 64.2% ownership interest of Clifton Savings Bancorp that is currently held by Clifton MHC. At the conclusion of the conversion and offering, existing public shareholders of Clifton Savings Bancorp will receive shares of common stock in new Clifton Savings Bancorp in exchange for their existing shares of common stock of Clifton Savings Bancorp, based upon an exchange ratio of 0.9491 to 1.2841. The actual exchange ratio will be determined at the conclusion of the conversion and the offering based on the total number of shares sold in the offering, and is intended to result in Clifton Savings Bancorp’s existing public shareholders owning the same percentage interest, 35.8%, of new Clifton Savings Bancorp common stock as they currently own of Clifton Savings Bancorp common stock, without giving effect to cash paid in lieu of issuing fractional shares or shares that existing shareholders may purchase in the offering.

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After the conversion and offering, our ownership structure will be as follows:

We may cancel the conversion and offering with the concurrence of the Office of Thrift Supervision. If canceled, orders for common stock already submitted will be canceled, subscribers’ funds will be promptly returned with interest calculated at Clifton Savings Bank’s passbook savings rate and all deposit account withdrawal authorizations will be canceled.

The normal business operations of Clifton Savings Bank will continue without interruption during the conversion and offering, and the same officers and directors who currently serve Clifton Savings Bank in the mutual holding company structure will serve the new holding company and Clifton Savings Bank in the fully converted stock form.

Reasons for the Conversion and Offering (page     )

Our primary reasons for the conversion and offering are the following:

•

As a mutual holding company, we are currently regulated by the Office of Thrift Supervision. The Dodd-Frank Wall Street Reform and Consumer Protection Act, which was enacted on July 21, 2010, provides for the elimination of the Office of Thrift Supervision and requires that the Office of the Comptroller of the Currency take over as our primary bank regulator and the Federal Reserve Board take over as our primary holding company regulator. The Office of Thrift Supervision’s responsibilities and authorities are to be transferred to the Office of the Comptroller of the Currency and the Federal Reserve Board as early as July 21, 2011. This is likely to result in many changes in regulations applicable to us, including, but not limited to, regulations regarding capital requirements, payment of dividends and conversion to full stock form. While it is impossible to predict what changes will occur when the new regulators take over the current duties of the Office of Thrift Supervision, our board of directors believes that the reorganization will eliminate some of the uncertainties associated with the legislation, and better position us to meet all future regulatory requirements. In particular, the reorganization will eliminate any uncertainties surrounding our ability to pay dividends in light of the enactment of the Dodd-Frank Act. The Federal Reserve Board has not historically allowed mutual holding companies to waive the receipt of dividends from their mid-tier holding company subsidiaries. While Clifton MHC is grandfathered for purposes of the dividend waiver provisions of the Dodd-Frank Act, we cannot be sure that the Federal Reserve Board will grant a dividend waiver request and, if granted, there can be no assurance as to the conditions, if any, the Federal Reserve Board will place on future dividend waiver requests by grandfathered mutual holding companies such as Clifton MHC.

•	We believe we have capital management strategies in place that will enable us to deploy the offering proceeds in an effective manner. See “Use of Proceeds.”

•

The larger number of shares that will be in the hands of public investors after completion of the conversion and offering is expected to result in a more liquid and active market than currently exists for Clifton Savings Bancorp’s common stock. A more liquid and active market would make it easier for our shareholders to buy and sell our common stock. See “Market for the Common Stock.”

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•

The stock holding company structure is a more familiar form of organization. We believe it will make our common stock more appealing to investors and will give us greater flexibility to access the capital markets through possible future equity and debt offerings and to acquire other financial institutions or financial service companies. Our current mutual holding structure limits our ability to raise capital or issue stock in an acquisition transaction because Clifton MHC must own at least 50.1% of the shares of Clifton Savings Bancorp. Currently, however, we have no plans, agreements or understandings regarding any additional securities offerings or acquisitions.

Conditions to Completing the Conversion and Offering

We cannot complete the conversion and offering unless:

•	the plan of conversion is approved by at least a majority of votes eligible to be cast by depositors of Clifton Savings Bank;

•	the plan of conversion is approved by at least two-thirds of the outstanding shares of Clifton Savings Bancorp, including shares held by Clifton MHC;

•	the plan of conversion is approved by at least a majority of the outstanding shares of Clifton Savings Bancorp, excluding the shares held by Clifton MHC;

•	we sell at least the minimum number of shares offered; and

•	we receive the final approval of the Office of Thrift Supervision to complete the conversion and offering.

Clifton MHC, which owns 64.2% of the outstanding shares of Clifton Savings Bancorp, intends to vote these shares in favor of the plan of conversion. In addition, as of             , 2011, directors and executive officers of Clifton Savings Bancorp and their associates beneficially owned      shares of Clifton Savings Bancorp or     % of the outstanding shares. They intend to vote those shares in favor of the plan of conversion.

The Exchange of Existing Shares of Clifton Savings Bancorp Common Stock (page     )

If you are a shareholder of Clifton Savings Bancorp on the date we complete the conversion and offering, your existing shares will be canceled and exchanged for shares of new Clifton Savings Bancorp. The number of shares you will receive will be based on an exchange ratio determined as of the completion of the conversion and offering that is intended to result in Clifton Savings Bancorp’s existing public shareholders owning approximately 35.8% of new Clifton Savings Bancorp’s common stock, which is the same percentage of Clifton Savings Bancorp common stock currently owned by existing public shareholders. The following table shows how the exchange ratio will adjust, based on the number of shares sold in our offering. The table also shows how many shares a hypothetical owner of 100 shares of Clifton Savings Bancorp common stock would receive in the exchange, based on the number of shares sold in the offering.

	Shares to be Sold in the Offering		Shares to be Exchanged for Existing Shares of Clifton Savings Bancorp		Total Shares of Common Stock to be Outstanding	Exchange Ratio	Equivalent Per Share Value (1)	Shares to be Received for 100 Existing Shares (2)
	Amount	Percent	Amount	Percent
Minimum	15,937,500	64.2%	8,870,051	35.8%	24,807,551	0.9491	$7.59	94
Midpoint	18,750,000	64.2	10,435,354	35.8	29,185,354	1.1166	8.93	111
Maximum	21,562,500	64.2	12,000,657	35.8	33,563,157	1.2841	10.27	128
Maximum, as adjusted	24,796,875	64.2	13,800,756	35.8	38,597,631	1.4767	11.81	147

(1)	Represents the value of shares of new Clifton Savings Bancorp common stock received in the conversion by a holder of one share of Clifton Savings Bancorp common stock at the exchange ratio, assuming a market price of $8.00 per share.
(2)	Cash will be paid instead of issuing any fractional shares. No fractional shares of new Clifton Savings Bancorp common stock will be issued in the conversion and offering. For each fractional share that would otherwise be issued, we will pay cash in an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $8.00 per share offering price.

We also will convert options previously awarded under Clifton Savings Bancorp’s 2005 Equity Incentive Plan into options to purchase new Clifton Savings Bancorp common stock. At September 30, 2010, there were outstanding options to purchase 1,492,815 shares of Clifton Savings Bancorp common stock. The number of outstanding options and related per share exercise prices will be adjusted based on the exchange ratio. The aggregate exercise price, term and vesting period of the outstanding options will remain unchanged. If any options are exercised before we complete the offering, the number of shares of Clifton Savings Bancorp common stock outstanding will increase and the exchange ratio could be adjusted.

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Effect of the Conversion on Shareholders of Clifton Savings Bancorp

The following table compares historical information for Clifton Savings Bancorp with similar information on a pro forma and per equivalent Clifton Savings Bancorp share basis. The information listed as “per equivalent Clifton Savings Bancorp share” was obtained by multiplying the pro forma amounts by the exchange ratio indicated in the table.

	Clifton Savings Bancorp Historical	Pro Forma	Exchange Ratio	Per Equivalent Clifton Savings Bancorp Share
Book value per share at September 30, 2010:
Sale of 15,937,500 shares	$6.77	$11.58	0.9491	$10.99
Sale of 18,750,000 shares	6.77	10.52	1.1166	11.75
Sale of 21,562,500 shares	6.77	9.73	1.2841	12.49
Sale of 24,796,875 shares	6.77	9.05	1.4767	13.36

Earnings per share for the six months ended September 30, 2010:
Sale of 15,937,500 shares	$0.17	$0.17	0.9491	$0.16
Sale of 18,750,000 shares	0.17	0.15	0.1166	0.17
Sale of 21,562,500 shares	0.17	0.13	1.2841	0.17
Sale of 24,796,875 shares	0.17	0.11	1.4767	0.16

Price per share (1):
Sale of 15,937,500 shares	$9.17	$8.00	0.9491	$7.59
Sale of 18,750,000 shares	9.17	8.00	1.1166	8.93
Sale of 21,562,500 shares	9.17	8.00	1.2841	10.27
Sale of 24,796,875 shares	9.17	8.00	1.4767	11.81

(1)	At November 8, 2010, which was the day of the adoption of the plan of conversion.

How We Determined the Offering Range and Exchange Ratio (page     )

Federal regulations require that the aggregate purchase price of the securities sold in the offering be based upon our estimated pro forma market value after the conversion (i.e., taking into account the expected receipt of proceeds from the sale of securities in the offering) as determined by an independent appraisal. We have retained RP Financial, L.C., which is experienced in the evaluation and appraisal of financial institutions, to prepare the appraisal. RP Financial, L.C. has indicated that in its valuation as of November 19, 2010, our common stock’s estimated full market value ranged from $198.5 million to $268.5 million, with a midpoint of $233.5 million. Based on this valuation, we are selling the number of shares representing the 64.2% of Clifton Savings Bancorp currently owned by Clifton MHC. This results in an offering range of $127.5 million to $172.5 million, with a midpoint of $150.0 million. RP Financial, L.C. will receive fees totaling $100,000 for its appraisal report, plus $10,000 for any appraisal updates (of which there will be at least one) and reimbursement of out-of-pocket expenses.

The appraisal was based in part upon Clifton Savings Bancorp’s financial condition and results of operations, the effect of the additional capital we will raise from the sale of common stock in this offering, and an analysis of a peer group of ten publicly traded savings and loan holding companies that RP Financial considered comparable to Clifton Savings Bancorp.

In preparing its appraisal, RP Financial considered the information in this proxy statement/prospectus, including our financial statements. RP Financial also considered the following factors, among others:

•

our historical and projected operating results and financial condition, including, but not limited to, net interest income, the amount and volatility of interest income and interest expense relative to changes in market conditions and interest rates, asset quality, levels of loan loss provisions, the amount and sources of non-interest income, and the amount of noninterest expense;

•

the economic, demographic and competitive characteristics of our market area, including, but not limited to: employment by industry type, unemployment trends, size and growth of the population, trends in household and per capita income, and deposit market share;

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•

a comparative evaluation of our operating and financial statistics with those of other similarly-situated, publicly-traded savings associations and savings association holding companies, including a comparative analysis of balance sheet composition, income statement and balance sheet ratios, credit and interest rate risk exposure;

•

the effect of the capital raised in this offering on our net worth and earnings potential, including, but not limited to, the increase in consolidated equity resulting from the offering, the estimated increase in earnings resulting from the investment of the net proceeds of the offering, and the estimated impact on consolidated equity and earnings resulting from adoption of the proposed employee stock benefit plans; and

•	the trading market for Clifton Savings Bancorp common stock and securities of comparable institutions and general conditions in the market for such securities.

Two measures that some investors use to analyze whether a stock might be a good investment are the ratio of the offering price to the issuer’s “book value” and “tangible book value” and the ratio of the offering price to the issuer’s core earnings. RP Financial considered these ratios in preparing its appraisal, among other factors. Book value is the same as total equity and represents the difference between the issuer’s assets and liabilities. Tangible book value is equal to total equity minus intangible assets. Core earnings, for purposes of the appraisal, was defined as net earnings after taxes, excluding the after-tax portion of income from nonrecurring items. RP Financial’s appraisal also incorporates an analysis of a peer group of publicly traded companies that RP Financial considered comparable to us. In applying each of the valuation methods, RP Financial considered adjustments to our pro forma market value based on a comparison of Clifton Savings Bancorp with the peer group. RP Financial made upward adjustments for financial condition, profitability, growth and viability of earnings and asset growth and made a downward adjustment for marketing of the issue. No adjustments were made for the primary market area, dividends, liquidity of the shares, management and the effect of government regulations and regulatory reform.

The peer group is comprised of publicly-traded thrifts all selected based on asset size, market area and operating strategy. In preparing its appraisal, RP Financial placed emphasis on the price-to-earnings and the price-to-book approaches and placed lesser emphasis on the price-to-assets approaches in estimating pro forma market value. The peer group consisted of ten publicly traded, fully converted, financial institution holding companies based in the mid-Atlantic and northeast region of the United States. The peer group included the following companies. Except as noted, total assets are as of September 30, 2010.

Company Name and Ticker Symbol	Exchange	Headquarters	Total Assets (in thousands)
Beacon Federal Bancorp (BFED)	Nasdaq	East Syracuse, New York	$1,059
ESSA Bancorp, Inc. (ESSA)	Nasdaq	Stroudsburg, Pennsylvania	1,072
Flushing Financial Corp. (FFIC)	Nasdaq	Lake Success, New York	4,247
Ocean Shore Holding Co. (OSHC)	Nasdaq	Ocean City, New Jersey	838
OceanFirst Financial Corp. (OCFC)	Nasdaq	Toms River, New Jersey	2,225
Provident Financial Services, Inc. (PFS) (1)	Nasdaq	Jersey City, New Jersey	6,823
Provident New York Bancorp, Inc. (PBNY)	Nasdaq	Montebello, New York	3,021
TF Financial Corp. (THRD)	Nasdaq	Newtown, Pennsylvania	703
Westfield Financial Inc. (WFD)	Nasdaq	Westfield, Massachusetts	1,253
WSFS Financial Corp. (WSFS)	Nasdaq	Wilmington, Delaware	3,799

(1)	Financial information is presented as of the quarter ended June 30, 2010.

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The following table presents a summary of selected pricing ratios for the peer group companies utilized by RP Financial in its appraisal and the pro forma pricing ratios for us as calculated by RP Financial in its appraisal report, based on financial data as of and for the 12 months ended September 30, 2010. The pricing ratios for Clifton Savings Bancorp are based on financial data as of or for the 12 months ended September 30, 2010.

	Price to Earnings Multiple		Price to Core Earnings Multiple		Price to Book Value Ratio	Price to Tangible Book Value Ratio
New Clifton Savings Bancorp (pro forma):
Minimum	23.85	x	24.43	x	69.08%	69.08%
Midpoint	28.15		28.84		76.05	76.05
Maximum	32.48		33.27		82.22	82.22
Maximum, as adjusted	37.49		38.41		88.40	88.40
Pricing ratios of peer group companies as of November 19, 2010:
Average	20.72	x	16.91	x	92.91%	107.83%
Median	15.44		15.60		90.98	109.45

Compared to the average pricing ratios of the peer group, at the maximum of the offering range our common stock would be priced at a discount of 11.51% to the peer group on a price-to-book basis, and a discount of 23.75% to the peer group on a price-to-tangible book basis. This means that, at the maximum of the offering range, a share of our common stock would be less expensive than the peer group on a book value and tangible book value basis.

Compared to the average pricing ratios of the peer group, at the minimum of the offering range our common stock would be priced at a discount of 25.65% to the peer group on a price-to-book basis, and a discount of 35.94% to the peer group on a price-to-tangible book basis. This means that, at the minimum of the offering range, a share of our common stock would be less expensive than the peer group on a book value and tangible book value basis.

Our board of directors reviewed RP Financial’s appraisal report, including the methodology and the assumptions used by RP Financial, and determined that the offering range was reasonable and adequate. Our board of directors has decided to offer the shares for a price of $8.00 per share. The purchase price of $8.00 per share was determined by us, taking into account, among other factors, the market price of our stock before adoption of the plan of conversion, the requirement under Office of Thrift Supervision regulations that the common stock be offered in a manner that will achieve the widest distribution of the stock, and desired liquidity in the common stock after the offering. Our board of directors also established the formula for determining the exchange ratio. Based upon such formula and the offering range, the exchange ratio ranged from a minimum of 0.9491 to a maximum of 1.2841 shares of new Clifton Savings Bancorp common stock for each current share of Clifton Savings Bancorp common stock, with a midpoint of 1.1166 shares. Based upon this exchange ratio, we expect to issue between 8,870,051 and 12,000,657 shares of new Clifton Savings Bancorp common stock to the holders of Clifton Savings Bancorp common stock outstanding immediately before the completion of the conversion and offering.

Because of differences in important factors such as operating characteristics, location, financial performance, asset size, capital structure and business prospects between us and other fully converted institutions, you should not rely on these comparative valuation ratios as an indication as to whether or not our common stock is an appropriate investment for you. The appraisal is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our common stock. The appraisal does not indicate market value. You should not assume or expect that the appraisal described above means that our common stock will trade at or above the $8.00 purchase price after the offering.

Our board of directors makes no recommendation of any kind as to the advisability of purchasing shares of common stock in the offering.

Possible Change in Offering Range

RP Financial will update its appraisal before we complete the conversion and offering. If, as a result of regulatory considerations, demand for the shares or changes in financial market conditions, RP Financial determines that our estimated pro forma market value has increased, we may sell up to 24,796,875 shares without further notice to you. If our pro forma market value at that time is either below $198.5 million or above $308.8 million, then, after consulting with the Office of Thrift Supervision, we may: terminate the offering and promptly return all funds; promptly return all funds, set a new offering range and give all subscribers the opportunity to place a new order; or take such other actions as may be permitted by the Office of Thrift Supervision and the Securities and Exchange Commission.

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How We Intend to Use the Proceeds of the Offering (page     )

The following table summarizes how we intend to use the proceeds of the offering, based on the sale of shares at the minimum and maximum of the offering range.

(In thousands)	15,937,500 Shares at $8.00 Per Share	21,562,500 Shares at $8.00 Per Share
Offering proceeds	$127,500	$172,500
Less: offering expenses	6,067	7,750

Net offering proceeds	121,433	164,750
Less:
Proceeds contributed to Clifton Savings Bank	66,788	90,612
Proceeds used for loan to employee stock ownership plan	7,531	10,190

Proceeds remaining for new Clifton Savings Bancorp	47,114	63,948

Initially, we intend to invest the proceeds of the offering in short-term investments. In the future, new Clifton Savings Bancorp may use the funds it retains to invest in securities, pay cash dividends, repurchase shares of its common stock, subject to regulatory restrictions, or for general corporate purposes. Over time, Clifton Savings Bank intends to use the portion of the proceeds that it receives to fund new loans or purchase loans in our market area. Clifton Savings Bank may also use the proceeds to further expand its branch network. The amount of time that it will take to deploy the proceeds of the offering into loans will depend primarily on the level of loan demand. We may also use the proceeds of the offering to diversify our business or acquire other companies, although we have no specific plans to do so at this time.

Benefits of the Conversion to Management (page     )

We intend to adopt the stock benefit plans described below. We will recognize additional compensation expense related to the expanded employee stock ownership plan and the new equity incentive plan. The actual expense will depend on the market value of our common stock and will increase as the value of our common stock increases. As reflected under “Pro Forma Data,” based upon assumptions set forth therein, the annual expense related to the employee stock ownership plan and the new equity incentive plan would have been $690,000 and $1.4 million for the six months ended September 30, 2010 and for the year ended March 31, 2010, assuming shares are sold at the maximum of the offering range. If awards under the new equity incentive plan are funded from authorized but unissued stock, your ownership interest would be diluted by up to approximately 1.9%. See “Pro Forma Data” for an illustration of the effects of each of these plans.

Employee Stock Ownership Plan. Our employee stock ownership plan intends to purchase an amount of shares equal to 5.91% of the shares sold in the offering. The plan will use the proceeds from a 20-year loan from new Clifton Savings Bancorp to purchase these shares. We reserve the right to purchase shares of common stock in the open market following the offering to fund all or a portion of the employee stock ownership plan. As the loan is repaid and shares are released from collateral, the shares will be allocated to the accounts of employee participants. Allocations will be based on a participant’s individual compensation as a percentage of total plan compensation. Non-employee directors are not eligible to participate in the employee stock ownership plan. We will incur additional compensation expense as a result of this plan. See “Pro Forma Data” for an illustration of the effects of this plan.

New Equity Incentive Plan. We intend to implement a new equity incentive plan no earlier than six months after completion of the conversion and offering. We will submit this plan to our shareholders for their approval. Under this plan, we may grant stock options in an amount up to 6.66% of the number of shares sold in the offering and restricted stock awards in an amount equal to 2.66% of the shares sold in the offering. Stock options will be granted at an exercise price equal to 100% of the fair market value of our common stock on the option grant date. Shares of restricted stock will be awarded at no cost to the recipient. We will incur additional compensation expense as a result of this plan. See “Pro Forma Data” for an illustration of the effects of this plan. The new equity incentive plan will comply with all applicable Office of Thrift Supervision regulations. The new equity incentive plan will supplement our existing 2005 Equity Incentive Plan, which will continue as a plan of new Clifton Savings Bancorp.

The following table summarizes, at the minimum and the maximum, as adjusted, of the offering range, the total number and value of the shares of common stock that the employee stock ownership plan expects to acquire and the total value of all restricted stock awards and stock options that are expected to be available under the new equity incentive plan. At the minimum of the offering range, we will sell 15,937,500 shares and have 24,807,551 shares outstanding and at the maximum, as adjusted, of the offering range we will sell 24,796,875 shares and have 38,597,631 shares outstanding. The number of shares reflected for the benefit plans in the table below assumes that Clifton Savings Bank’s tangible capital will be 10% or more following the completion of the offering and the application of the net proceeds as described under “Use of Proceeds.”

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	Number of Shares to be Granted or Purchased				Total Estimated Value
(Dollars in thousands)	At Minimum of Offering Range	At Adjusted Maximum of Offering Range	As a Percentage of Common Stock to be Issued in the Offering	Maximum Dilution Resulting from the Issuance of Shares for Stock Benefit Plans	At Minimum of Offering Range	At Adjusted Maximum of Offering Range
Employee stock ownership plan (1)	941,422	1,464,742	5.91%	0.00%	$7,531	$11,718
Restricted stock awards (1)	424,348	660,235	2.66	1.68	3,395	5,282
Stock options (2)	1,060,869	1,650,587	6.66	4.10	2,143	3,334

Total	2,426,639	3,775,564	15.23%	5.78%	$13,069	$20,334

(1)	Assumes the value of new Clifton Savings Bancorp common stock is $8.00 per share for determining the total estimated value.
(2)	Assumes the value of a stock option is $2.02. See “Pro Forma Data.”

We may fund our plans through open market purchases, as opposed to new issuances of common stock; however, if any options previously granted under our 2005 Equity Incentive Plan are exercised during the first year following completion of the offering, they will be funded with newly-issued shares as Office of Thrift Supervision regulations do not permit us to repurchase our shares during the first year following the completion of this offering except to fund the grants of restricted stock under the stock-based incentive plan or, with prior regulatory approval, under extraordinary circumstances. The Office of Thrift Supervision has previously advised that the exercise of outstanding options and cancellation of treasury shares in the conversion will not constitute an extraordinary circumstance or a compelling business purpose for satisfying this test.

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The following table presents information regarding our existing employee stock ownership plan, options and restricted stock previously awarded or available for future awards under our 2005 Equity Incentive Plan, additional shares purchased by our employee stock ownership plan, and our proposed new equity incentive plan. The table below assumes that 33,563,157 shares are outstanding after the offering, which includes the sale of 21,562,500 shares in the offering at the maximum of the offering range and the issuance of 12,000,657 shares in exchange for shares of Clifton Savings Bancorp using an exchange ratio of 1.2841. It is also assumed that the value of the stock is $8.00 per share.

Existing and New Stock Benefit Plans	Eligible Participants	Number of Shares at Maximum of Offering Range		Estimated Value of Shares		Percentage of Shares Outstanding After the Conversion and Offering
		(Dollars in thousands)
Employee Stock Ownership Plan:	Employees
Shares purchased in 2004 offering (1)		1,411,350	(2)	$11,290,800		4.21%
Shares to be purchased in this offering		1,273,689		10,189,512		3.79

Total employee stock ownership plan		2,685,039		$21,480,312		8.00%

Restricted Stock Awards:	Directors and employees
2005 Equity Incentive Plan (1)		768,401	(3)	$6,147,208	(4)	2.29%
New shares of restricted stock		574,118		4,592,944	(4)	1.71

Total shares of restricted stock		1,342,519		$10,740,152		4.00%

Stock Options:	Directors and employees
2005 Equity Incentive Plan (1)		1,921,005	(5)	$3,880,429	(6)	5.72%
New stock options		1,435,293		2,899,292	(7)	4.28

Total stock options		3,356,298		$6,779,721		10.00%

Total stock benefit plans		7,383,856		$39,000,186		22.00%

(1)	Number of shares has been adjusted for the 1.2841 exchange ratio at the maximum of the offering range.
(2)	As of September 30, 2010, of these shares, 521,369 (406,019 before adjustment) have been allocated to the accounts of participants.
(3)	As of September 30, 2010, of these shares, 768,156 (598,206 before adjustment) have been awarded and 245 (191 before adjustment) remain available for future awards.
(4)	The actual value of restricted stock grants will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value is assumed to be the same as the offering price of $8.00 per share.
(5)	As of September 30, 2010, of these shares, options for 1,916,923 shares (1,492,815 shares before adjustment) have been awarded and options for 1,009 shares (786 shares before adjustment) remain available for future grants. As of September 30, 2010, 2,392 options had been exercised.
(6)	The fair value of stock options granted and outstanding under the 2005 Equity Incentive Plan has been estimated using the Black-Scholes option pricing model. Before the adjustment for the exchange ratio, there were 1,327,940 outstanding options with a weighted average fair value of $2.38 per option and 164,875 outstanding options with a weighted average fair value of $2.65 per option. . Using this value and adjusting for the exchange ratio at the maximum of the offering range, the fair value of stock options granted or available for grant under the 2005 Equity Incentive Plan has been estimated at $2.02 per option.
(7)	For purposes of this table, the fair value of stock options to be granted under the new equity incentive plan has been estimated at $2.02 per option using the Black-Scholes option pricing model with the following assumptions: exercise price, $8.00; trading price on date of grant, $8.00; dividend yield, 3.00%; expected life, 6.5 years; expected volatility, 33.44%; and risk-free interest rate, 1.91%.

Purchases by Directors and Executive Officers (page     )

We expect that our directors and executive officers, together with their associates, will subscribe for approximately 33,250 shares. Our directors and executive officers will pay the same $8.00 per share price as everyone else who purchases shares in the offering. Like all of our depositors, our directors and executive officers have subscription rights based on their deposits and, in the event of an oversubscription, their orders will be subject to the allocation provisions set forth in our plan of conversion. Purchases by our directors and executive officers will count towards the minimum number of shares we must sell to close the offering. Following the conversion and offering, and including shares received in exchange for shares of Clifton Savings Bancorp, our directors and executive officers, together with their associates, are expected to own 913,570 shares of new Clifton Savings Bancorp common stock, which would equal 3.13% of our outstanding shares if shares are sold at the midpoint of the offering range.

Market for New Clifton Savings Bancorp’s Common Stock (page     )

        Clifton Savings Bancorp common stock is listed on the Nasdaq Global Select Market under the symbol “CSBK.” We expect that new Clifton Savings Bancorp’s common stock will trade on the Nasdaq Global Select Market under the trading symbol CSBKD for a period of 20 trading days after the completion of the conversion and offering. Thereafter, the trading symbol will revert to CSBK. After shares of the common stock begin trading, you may contact a stock broker to buy or sell shares. There can be no assurance that persons purchasing the common stock in the offering will be able to sell their shares at or above the $8.00 offering price, and brokerage firms typically charge commissions related to the purchase or sale of securities.

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Clifton Savings Bancorp’s Dividend Policy (page     )

Clifton Savings Bancorp currently pays a regular quarterly cash dividend on its common stock of $0.06 per share. After the conversion and offering, we intend to continue paying regular quarterly cash dividends of $0.06 per share. The dividend rate and our ability to continue to pay dividends will depend on a number of factors, including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations and general economic conditions. No assurance can be given that we will continue to pay dividends or that they will not be reduced or eliminated in the future.

See “Selected Consolidated Financial and Other Data” and “Market for the Common Stock” for information regarding our historical dividend payments.

Dissenters’ Rights

Shareholders of Clifton Savings Bancorp do not have dissenters’ rights in connection with the conversion and offering.

Differences in Shareholder Rights (page     )

As a result of the conversion, existing shareholders of Clifton Savings Bancorp will become shareholders of new Clifton Savings Bancorp. The rights of shareholders of new Clifton Savings Bancorp will be less than the rights shareholders currently have. The decrease in shareholder rights results from differences between the articles of incorporation and bylaws of new Clifton Savings Bancorp and the charter and bylaws of Clifton Savings Bancorp and from distinctions between Nevada and federal law. The differences in shareholder rights under the articles of incorporation and bylaws of new Clifton Savings Bancorp are not mandated by Nevada law but have been chosen by management as being in the best interests of the corporation and all of its shareholders. However, the provisions in new Clifton Savings Bancorp’s articles of incorporation and bylaws may make it more difficult to pursue a takeover attempt that management opposes. These provisions will also make the removal of the board of directors or management, or the appointment of new directors, more difficult.

The differences in shareholder rights include the following:

•	supermajority voting requirements for certain business combinations and changes to some provisions of the articles of incorporation and bylaws;

•	limitation on the right to vote shares;

•	a majority of shareholders required to call special meetings of shareholders; and

•	greater lead time required for shareholders to submit business proposals or director nominations.

Tax Consequences (page     )

As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to us or persons who receive or exercise subscription rights. Existing shareholders of Clifton Savings Bancorp who receive cash in lieu of fractional share interests in shares of new Clifton Savings Bancorp will recognize gain or loss equal to the difference between the cash received and the tax basis of the fractional share. Kilpatrick Stockton LLP and ParenteBeard LLC have issued us opinions to this effect, which are summarized on pages          through          of this proxy statement/prospectus.

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Risk Factors

You should consider carefully the following risk factors when deciding how to vote on the conversion and before purchasing shares of new Clifton Savings Bancorp common stock.

Risks Related to Our Business

[SAME AS PAGES 14 THROUGH 16 OF THE OFFERING PROSPECTUS]

Risks Related to the Offering and Share Exchange

The market value of new Clifton Savings Bancorp common stock received in the share exchange may be less than the market value of Clifton Savings Bancorp common stock exchanged.

The number of shares of new Clifton Savings Bancorp common stock you receive will be based on an exchange ratio that will be determined as of the date of completion of the conversion and offering. The exchange ratio will be based on the percentage of Clifton Savings Bancorp common stock held by the public before the completion of the conversion and offering, the final independent appraisal of new Clifton Savings Bancorp common stock prepared by RP Financial and the number of shares of common stock sold in the offering. The exchange ratio will ensure that existing public shareholders of Clifton Savings Bancorp common stock will own approximately the same percentage of new Clifton Savings Bancorp common stock after the conversion and offering as they owned of Clifton Savings Bancorp common stock immediately before the completion of the conversion and offering, exclusive of the effect of their purchase of additional shares in the offering and the receipt of cash in lieu of fractional shares. The exchange ratio will not depend on the market price of Clifton Savings Bancorp common stock.

The exchange ratio ranges from a minimum of 0.9491 to a maximum of 1.2841 shares of new Clifton Savings Bancorp common stock per share of Clifton Savings Bancorp common stock (subject to increase to 1.4767 shares). Shares of new Clifton Savings Bancorp common stock issued in the share exchange will have an initial value of $8.00 per share. Depending on the exchange ratio and the market value of Clifton Savings Bancorp common stock at the time of the exchange, the initial market value of the new Clifton Savings Bancorp common stock that you receive in the share exchange could be less than the market value of the Clifton Savings Bancorp common stock that you currently own. See “Proposal 1—Approval of the Plan of Conversion—The Share Exchange Ratio.”

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A Warning About Forward-Looking Statements

This proxy statement/prospectus contains forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

•	general economic conditions, either nationally or in our market area, that are worse than expected;

•	changes in the interest rate environment that reduce our interest margins or reduce the fair value of financial instruments;

•	increased competitive pressures among financial services companies;

•	changes in consumer spending, borrowing and savings habits;

•	legislative or regulatory changes that adversely affect our business;

•	adverse changes in the securities markets; and

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies or the Financial Accounting Standards Board.

Any of the forward-looking statements that we make in this proxy statement/prospectus and in other public statements we make may later prove incorrect because of inaccurate assumptions, the factors illustrated above or other factors that we cannot foresee. Consequently, no forward-looking statement can be guaranteed.

Further information on other factors that could affect us are included in the section captioned “Risk Factors.”

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Selected Consolidated Financial and Other Data

[SAME AS PAGES 21 THROUGH 22 OF THE OFFERING PROSPECTUS]

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Special Meeting of Clifton Savings Bancorp Shareholders

Date, Place, Time and Purpose

Clifton Savings Bancorp’s board of directors is sending you this document to request that you allow your shares of Clifton Savings Bancorp to be represented at the special meeting by the persons named in the enclosed proxy card. At the special meeting, the Clifton Savings Bancorp board of directors will ask you to vote on a proposal to approve the plan of conversion. You will also be asked to vote on informational provisions regarding new Clifton Savings Bancorp’s articles of incorporation. You also may be asked to vote on a proposal to adjourn the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve the plan of conversion. The special meeting will be held at                     , Clifton, New Jersey at     :         .m., Eastern time, on [MEETING DATE], 2011.

Who Can Vote at the Meeting

You are entitled to vote your Clifton Savings Bancorp common stock if our records show that you held your shares as of the close of business on [RECORD DATE]. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker or nominee how to vote.

As of the close of business on [RECORD DATE], there were 26,137,248 shares of Clifton Savings Bancorp common stock outstanding. Each share of common stock has one vote. Clifton Savings Bancorp’s articles of incorporation provide that a record owner of Clifton Savings Bancorp common stock (other than Clifton MHC) who beneficially owns, either directly or indirectly, in excess of 10% of Clifton Savings Bancorp’s outstanding shares, is not entitled to vote the shares held in excess of the 10% limit.

Attending the Meeting

If you are a shareholder as of the close of business on [RECORD DATE] , you may attend the meeting. However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Clifton Savings Bancorp common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

The special meeting will be held only if there is a quorum. A quorum exists if a majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, is present at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted to determine whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted to determine the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Proposal 1: Approval of the Plan of Conversion. To be approved, the plan of conversion requires the affirmative vote of at least two-thirds of the outstanding shares of Clifton Savings Bancorp common stock, including the shares held by Clifton MHC, and the affirmative vote of a majority of votes eligible to be cast at the meeting, excluding shares of Clifton MHC. Abstentions and broker non-votes will have the same effect as a vote against the plan of conversion.

Informational Proposals 2a and 2b: Approval of Certain Provisions in New Clifton Savings Bancorp’s Articles of Incorporation. While we are asking you to vote with respect to each of the informational proposals, the proposed provisions for which an informational vote is requested will become effective if shareholders approve the plan of conversion, regardless of whether shareholders vote to approve any or all of the informational proposals.

Proposal 3: Approval of the Adjournment of the Special Meeting. We must obtain the affirmative vote of the majority of the votes cast by holders of outstanding shares of Clifton Savings Bancorp common stock to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion.

Shares Held by Clifton MHC and Our Officers and Directors

As of [RECORD DATE], Clifton MHC beneficially owned 16,791,758 shares of Clifton Savings Bancorp common stock. This equals 64.2% of our outstanding shares. Clifton MHC intends to vote all of its shares in favor of the plan of conversion.

As of [RECORD DATE], our officers and directors beneficially owned          shares of Clifton Savings Bancorp common stock, not including shares that they may acquire upon the exercise of outstanding stock options. This equals     % of our outstanding shares and     % of shares held by persons other than Clifton MHC.

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Voting by Proxy

Our board of directors is sending you this proxy statement to request that you allow your shares of Clifton Savings Bancorp common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of Clifton Savings Bancorp common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our board of directors. Our board of directors recommends that you vote “FOR” approval of the plan of conversion and reorganization, “FOR” each of the Informational Proposals 2a and 2b and “FOR” approval of the adjournment of the special meeting.

If any matters not described in this proxy statement are properly presented at the special meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. We do not know of any other matters to be presented at the special meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of Clifton Savings Bancorp in writing before your common stock has been voted at the special meeting, deliver a later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

If your Clifton Savings Bancorp common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement/prospectus.

Solicitation of Proxies

Clifton Savings Bancorp will pay for this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of Clifton Savings Bancorp may solicit proxies personally and by telephone. None of these persons will receive additional or special compensation for soliciting proxies. Clifton Savings Bancorp will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions. Clifton Savings Bancorp has retained                     , a proxy solicitation firm, and has agreed to pay them a fee of $         for shareholder solicitation services and $         for shareholder information agent services plus reasonable out-of-pocket expenses and charges for telephone calls made and received in connection with this solicitation.

Participants in the ESOP, 401(k) Plan and Equity Incentive Plan

If you participate in the ESOP or the Equity Incentive Plan or if you invest in Clifton Savings Bancorp common stock through the Clifton Savings Bancorp Stock Fund in our 401(k) Plan, you will receive a vote authorization form for each plan that reflects all shares you may direct the trustees to vote on your behalf under the respective plans. Under the terms of the ESOP, all allocated shares of Clifton Savings Bancorp common stock held by the ESOP are voted by the ESOP trustee, as directed by plan participants. All unallocated shares of Clifton Savings Bancorp common stock held by the ESOP and all allocated shares for which no timely voting instructions are received are voted by the ESOP trustee in the same proportion as shares for which the trustee has received timely voting instructions from other ESOP participants, subject to the exercise of its fiduciary duties. Under the terms of the 401(k) Plan, a participant may direct the trustee how to vote the shares in the Clifton Savings Bancorp Stock Fund credited to his or her account. The trustee will vote all shares for which it does not receive timely instructions from participants in the same proportion as shares for which the trustee received voting instructions from other 401(k) Plan participants. Under the Equity Incentive Plan, participants may direct the trustee how to vote their unvested restricted stock awards. The trustee will vote all shares held in the trust for which it does not receive timely instructions as directed by Clifton Savings Bancorp. The deadline for returning your voting instructions is             , 2011.

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Proposal 1—Approval of the Plan of Conversion

This conversion is being conducted pursuant to a plan of conversion approved by the boards of directors of Clifton MHC, Clifton Savings Bancorp and Clifton Savings Bank. The Office of Thrift Supervision has conditionally approved the plan of conversion; however, such approval does not constitute a recommendation or endorsement of the plan of conversion by such agency.

General

On November 8, 2010, the boards of directors of Clifton MHC, Clifton Savings Bancorp and Clifton Savings Bank unanimously adopted the plan of conversion. The second-step conversion that we are now undertaking involves a series of transactions by which we will convert our organization from the partially public mutual holding company form to the fully public stock holding company structure. Under the plan of conversion, Clifton Savings Bank will convert from the mutual holding company form of organization to the stock holding company form of organization and become a wholly owned subsidiary of new Clifton Savings Bancorp, a newly formed Nevada corporation. Current shareholders of Clifton Savings Bancorp, other than Clifton MHC, will receive shares of new Clifton Savings Bancorp common stock in exchange for their shares of Clifton Savings Bancorp common stock. Following the conversion and offering, the present Clifton Savings Bancorp and Clifton MHC will no longer exist.

The conversion to a stock holding company structure also includes the offering by new Clifton Savings Bancorp of its common stock to eligible depositors and certain borrowers of Clifton Savings Bank in a subscription offering and to members of the general public through a community offering and/or a syndicate of registered broker-dealers. The amount of capital being raised in the offering is based on an independent appraisal of new Clifton Savings Bancorp. Most of the terms of the offering are required by the regulations of the Office of Thrift Supervision.

Consummation of the conversion and offering requires the approval of the Office of Thrift Supervision. In addition, pursuant to Office of Thrift Supervision regulations, consummation of the conversion and offering is conditioned upon the approval of the plan of conversion by (1) at least a majority of the total number of votes eligible to be cast by members of Clifton MHC, (2) the holders of at least two-thirds of the shares of Clifton Savings Bancorp common stock eligible to vote, and (3) the holders of at least a majority of the outstanding shares of common stock of Clifton Savings Bancorp, excluding shares held by Clifton MHC.

The Office of Thrift Supervision approved our plan of conversion, subject to, among other things, approval of the plan of conversion by Clifton MHC’s members and Clifton Savings Bancorp’s shareholders. Meetings of Clifton MHC’s members and Clifton Savings Bancorp’s shareholders have been called for this purpose on             , 2011.

Funds received before completion of the offering will be maintained in a segregated account at Clifton Savings Bank. If we fail to receive the necessary shareholder or member approval, or if we cancel the conversion and offering for any reason, orders for common stock already submitted will be canceled, subscribers’ funds will be returned promptly with interest calculated at Clifton Savings Bank’s passbook savings rate and all deposit account withdrawal authorizations will be canceled. We will not make any deduction from the returned funds for the costs of the offering.

The following is a brief summary of the pertinent aspects of the conversion and offering. A copy of the plan of conversion is available from Clifton Savings Bancorp upon request and is available for inspection at the offices of Clifton Savings Bank and at the Office of Thrift Supervision. The plan of conversion is also filed as an exhibit to the registration statement, of which this proxy statement/prospectus forms a part, that new Clifton Savings Bancorp has filed with the Securities and Exchange Commission. See “Where You Can Find More Information.”

The board of directors recommends that you vote “FOR” the adoption of the plan of conversion.

Reasons for the Conversion and Offering

After considering the advantages and disadvantages of the conversion and offering, the boards of directors of Clifton MHC, Clifton Savings Bancorp and Clifton Savings Bank unanimously approved the conversion and offering as being in the best interests of Clifton Savings Bancorp and Clifton Savings Bank and their respective shareholders and customers. The boards of directors concluded that the conversion and offering provides a number of advantages that will be important to our future growth and performance and that outweigh the disadvantages of the conversion and offering.

The boards of directors believe that the conversion and offering will eliminate some of the uncertainties associated with recent regulatory reform legislation and better position us to meet all future regulatory requirements. In addition, the conversion and

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offering will result in the raising of additional capital that will support Clifton Savings Bank’s future lending and operational growth and may also support future branching activities or the acquisition of other financial institutions or financial service companies or their assets. Although Clifton Savings Bank is categorized as “well-capitalized” for bank regulatory purposes and does not require additional capital, the boards of directors have determined that opportunities for continued growth make pursuing the conversion and offering at this time desirable.

We expect that the larger number of shares that will be in the hands of public investors after completion of the conversion and offering will result in a more liquid and active market than currently exists for Clifton Savings Bancorp common stock. A more liquid and active market would make it easier for our investors to buy and sell our common stock.

After completion of the conversion and offering, the unissued common and preferred stock authorized by new Clifton Savings Bancorp’s certificate of incorporation will permit us to raise additional capital through further sales of securities. Although Clifton Savings Bancorp currently has the ability to raise additional capital through the sale of additional shares of Clifton Savings Bancorp common stock, that ability is limited by the mutual holding company structure, which, among other things, requires that Clifton MHC hold a majority of the outstanding shares of Clifton Savings Bancorp common stock.

As a fully converted stock holding company, we will have greater flexibility in structuring mergers and acquisitions, including the form of consideration paid in a transaction. Our current mutual holding company structure, by its nature, limits our ability to offer our common stock as consideration in a merger or acquisition because we cannot now issue stock in an amount that would cause Clifton MHC to own less than a majority of the outstanding shares of Clifton Savings Bancorp. Our new stock holding company structure will enhance our ability to compete with other bidders when acquisition opportunities arise by better enabling us to offer stock or cash consideration, or a combination of the two.

If Clifton Savings Bancorp had undertaken a standard conversion in 2004 rather than a minority stock offering, applicable regulations would have required a greater amount of Clifton Savings Bancorp common stock to be sold than the amount that was sold in the minority offering. If a standard conversion had been conducted in 2004, management of Clifton Savings Bancorp believed that it would have been difficult to prudently invest the larger amount of capital that would have been raised, when compared to the net proceeds raised in connection with the minority offering. In addition, a standard conversion in 2004 would have immediately eliminated all aspects of the mutual form of organization.

The disadvantage of the conversion and offering considered by boards of directors is the fact that operating in the stock holding company form of organization could subject Clifton Savings Bank to contests for corporate control. The boards of directors determined that the advantages of the conversion and offering outweighed this disadvantage.

Description of the Conversion

New Clifton Savings Bancorp has been incorporated under Nevada law as a first-tier wholly owned subsidiary of Clifton Savings Bancorp. To effect the conversion, the following will occur:

•	Clifton MHC will convert to stock form and simultaneously merge with and into Clifton Savings Bancorp, with Clifton Savings Bancorp as the surviving entity; and

•	Clifton Savings Bancorp will merge with and into new Clifton Savings Bancorp, with new Clifton Savings Bancorp as the surviving entity.

As a result of the series of mergers described above, Clifton Savings Bank will become a wholly owned subsidiary of new Clifton Savings Bancorp and the outstanding shares of Clifton Savings Bancorp common stock held by persons other than Clifton MHC (i.e., “public shareholders”) will be converted into a number of shares of new Clifton Savings Bancorp common stock that will result in the holders of such shares owning in the aggregate approximately the same percentage of new Clifton Savings Bancorp common stock to be outstanding upon the completion of the conversion and offering (i.e., the common stock issued in the offering plus the shares issued in exchange for shares of Clifton Savings Bancorp common stock) as the percentage of Clifton Savings Bancorp common stock owned by them in the aggregate immediately before consummation of the conversion and offering before giving effect to (1) the payment of cash in lieu of issuing fractional exchange shares, and (2) any shares of common stock purchased by public shareholders in the offering.

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Share Exchange Ratio for Current Shareholders

Office of Thrift Supervision regulations provide that in a conversion from mutual holding company to stock holding company form, the public shareholders will be entitled to exchange their shares for common stock of the stock holding company, provided that the mutual holding company demonstrates to the satisfaction of the Office of Thrift Supervision that the basis for the exchange is fair and reasonable. Under the plan of conversion, each publicly held share of Clifton Savings Bancorp common stock will, on the effective date of the conversion and offering, be converted automatically into and become the right to receive a number of new shares of new Clifton Savings Bancorp common stock. The number of new shares of common stock will be determined pursuant to an exchange ratio that ensures that the public shareholders of Clifton Savings Bancorp common stock will own approximately the same percentage of common stock in new Clifton Savings Bancorp after the conversion and offering as they held in Clifton Savings Bancorp immediately before the conversion and offering, before giving effect to (1) the payment of cash in lieu of fractional shares and (2) their purchase of additional shares in the offering. At             , 2010, there were 26,313,238 shares of Clifton Savings Bancorp common stock outstanding, of which 9,521,480 were held by persons other than Clifton MHC. The exchange ratio is not dependent on the market value of Clifton Savings Bancorp common stock. It will be calculated based on the percentage of Clifton Savings Bancorp common stock held by the public, the appraisal of Clifton Savings Bancorp prepared by RP Financial and the number of shares sold in the offering.

The following table shows how the exchange ratio will adjust, based on the number of shares sold in the offering. The table also shows how many shares an owner of 100 shares of Clifton Savings Bancorp common stock would receive in the exchange, based on the number of shares sold in the offering.

	Shares to be Sold in the Offering		Shares to be Exchanged for Existing Shares of Clifton Savings Bancorp		Total Shares of Common Stock to be	Exchange	Equivalent Per Share	Shares to be Received for 100 Existing
	Amount	Percent	Amount	Percent	Outstanding	Ratio	Value (1)	Shares (2)
Minimum	15,937,500	64.2%	8,870,051	35.8%	24,807,551	0.9491	$7.59	94
Midpoint	18,750,000	64.2	10,435,354	35.8	29,185,354	1.1166	8.93	111
Maximum	21,562,500	64.2	12,000,657	35.8	33,563,157	1.2841	10.27	128
Maximum, as adjusted	24,796,875	64.2	13,800,756	35.8	38,597,631	1.4767	11.81	147

(1)	Represents the value of shares of new Clifton Savings Bancorp common stock received in the conversion by a holder of one share of Clifton Savings Bancorp common stock at the exchange ratio, assuming a market price of $8.00 per share.
(2)	Cash will be paid instead of issuing any fractional shares. No fractional shares of new Clifton Savings Bancorp common stock will be issued in the conversion and offering. For each fractional share that would otherwise be issued, we will pay cash in an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $8.00 per share offering price.

Outstanding options to purchase shares of Clifton Savings Bancorp common stock will be converted into and become options to purchase new Clifton Savings Bancorp common stock. The number of shares of common stock to be received upon exercise of these options and the related exercise price will be adjusted for the exchange ratio. The aggregate exercise price, duration and vesting schedule of these options will not be affected. At September 30, 2010, there were 1,492,815 outstanding options to purchase Clifton Savings Bancorp common stock, of which 1,327,940 were exercisable.

How We Determined the Offering Range and the $8.00 Purchase Price

Federal regulations require that the aggregate purchase price of the securities sold in connection with the offering be based upon our estimated pro forma market value after the conversion (i.e., taking into account the expected receipt of proceeds from the sale of securities in the offering), as determined by an appraisal by an independent person experienced and expert in corporate appraisal. We have retained RP Financial, which is experienced in the evaluation and appraisal of business entities, to prepare the appraisal. RP Financial will receive fees totaling $100,000 for its appraisal report, plus $10,000 for each appraisal update (of which there will be at least one more) and reasonable out-of-pocket expenses. We have agreed to indemnify RP Financial under certain circumstances against liabilities and expenses, including legal fees, arising out of, related to, or based upon the offering. RP Financial has not received any other compensation from us in the past two years.

RP Financial prepared the appraisal taking into account the pro forma impact of the offering. For its analysis, RP Financial undertook substantial investigations to learn about our business and operations. We supplied financial information, including annual financial statements, information on the composition of assets and liabilities, and other financial schedules. In addition to this information, RP Financial reviewed our conversion application as filed with the Office of Thrift Supervision and our registration statement as filed with the Securities and Exchange Commission. Furthermore, RP Financial visited our facilities and had discussions with our management. RP Financial did not perform a detailed individual analysis of the separate components of our assets and liabilities. We did not impose any limitations on RP Financial in connection with its appraisal.

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In connection with its appraisal, RP Financial reviewed the following factors, among others:

•	the economic make-up of our primary market area;

•	our financial performance and condition in relation to publicly traded, fully converted financial institution holding companies that RP Financial deemed comparable to us;

•	the specific terms of the offering of our common stock;

•	the pro forma impact of the additional capital raised in the offering;

•	our proposed dividend policy;

•	conditions of securities markets in general; and

•	the market for thrift institution common stock in particular.

RP Financial’s independent valuation also utilized certain assumptions as to the pro forma earnings of new Clifton Savings Bancorp after the offering. These assumptions included estimated expenses, an assumed after-tax rate of return on the net offering proceeds, and expenses related to the stock-based benefit plans of new Clifton Savings Bancorp, including the employee stock ownership plan and the new equity incentive plan. The employee stock ownership plan and new equity incentive plan are assumed to purchase 5.91% and 2.66%, respectively, of the shares of new Clifton Savings Bancorp common stock sold in the offering. The new equity incentive plan is assumed to grant options to purchase the equivalent of 6.66% of the shares of new Clifton Savings Bancorp common stock sold in the offering. See “Pro Forma Data” for additional information concerning these assumptions. The use of different assumptions may yield different results.

Consistent with Office of Thrift Supervision appraisal guidelines, RP Financial applied three primary methodologies to estimate the pro forma market value of our common stock: the pro forma price-to-book value approach applied to both reported book value and tangible book value; the pro forma price-to-earnings approach applied to reported and estimated core earnings; and the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based upon the current market valuations of a peer group of companies considered by RP Financial to be comparable to us, subject to valuation adjustments applied by RP Financial to account for differences between Clifton Savings Bancorp and the peer group. The peer group is comprised of publicly-traded thrifts all selected based on asset size, market area and operating strategy. In preparing its appraisal, RP Financial placed emphasis on the price-to-earnings and the price-to-book approaches and placed lesser emphasis on the price-to-assets approaches in estimating pro forma market value. The peer group consisted of ten publicly traded, fully converted, financial institution holding companies based in the mid-Atlantic and northeast region of the United States.

RP Financial prepared a valuation dated November 19, 2010. RP Financial has advised us that the estimated pro forma market value, or valuation range, of our common stock, including shares sold in the offering and exchange shares, ranged from a minimum of $198.5 million to a maximum of $268.5 million, with a midpoint of $233.5 million. The aggregate offering price of the shares of common stock will be equal to the valuation range multiplied by the 64.2% ownership interest that Clifton MHC has in Clifton Savings Bancorp. The number of shares offered will be equal to the aggregate offering price divided by the price per share. Based on the valuation range, the percentage of Clifton Savings Bancorp common stock owned by Clifton MHC and the $8.00 price per share, the minimum of the offering range is 15,937,500 shares, the midpoint of the offering range is 18,750,000 shares, the maximum of the offering range is 21,562,500 shares and 15% above the maximum of the offering range is 24,796,875 shares. RP Financial will update its independent valuation before we complete our offering.

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The following table presents a summary of selected pricing ratios for the peer group companies and for all publicly traded thrifts and the resulting pricing ratios for new Clifton Savings Bancorp reflecting the pro forma impact of the offering, as calculated by RP Financial in its appraisal report of November 19, 2010. Compared to the median pricing ratios of the peer group, Clifton Savings Bancorp’s pro forma pricing ratios at the maximum of the offering range indicated a discount of 9.63% on a price-to-book value basis and a discount of 24.88% on a price-to-tangible book value basis.

	Price to Earnings Multiple		Price to Core Earnings Multiple		Price to Book Value Ratio	Price to Tangible Book Value Ratio
New Clifton Savings Bancorp (pro forma) (1):
Minimum	23.85	x	24.43	x	69.08%	69.08%
Midpoint	28.15		28.84		76.05	76.05
Maximum	32.48		33.27		82.22	82.22
Maximum, as adjusted	37.49		38.41		88.40	88.40

Pricing ratios of peer group companies as of November 19, 2010 (2):
Average	20.72	x	16.91	x	92.91%	107.83%
Median	15.44		15.60		90.98	109.45

All fully-converted, publicly-traded thrifts as of November 19, 2010 (2):
Average	17.14	x	16.85	x	72.68%	80.35%
Median	14.87		15.44		73.33	76.06

(1)	Based on Clifton Savings Bancorp financial data as of and for the 12 months ended September 30, 2010.
(2)	Based on earnings for the twelve months ended September 30, 2010 and book value and tangible book value as of September 30, 2010.

Our board of directors reviewed RP Financial’s appraisal report, including the methodology and the assumptions used by RP Financial, and determined that the offering range was reasonable and adequate. Our board of directors has decided to offer the shares for a price of $8.00 per share. The purchase price of $8.00 per share was determined by us, taking into account, among other factors, the market price of our stock before adoption of the plan of conversion, the requirement under Office of Thrift Supervision regulations that the common stock be offered in a manner that will achieve the widest distribution of the stock, and desired liquidity in the common stock after the offering. Our board of directors also established the formula for determining the exchange ratio. Based upon such formula and the offering range, the exchange ratio ranged from a minimum of 0.9491 to a maximum of 1.2841 shares of new Clifton Savings Bancorp common stock for each current share of Clifton Savings Bancorp common stock, with a midpoint of 1.1166 shares. Based upon this exchange ratio, we expect to issue between 8,870,051 and 12,000,657 shares of new Clifton Savings Bancorp common stock to the holders of Clifton Savings Bancorp common stock outstanding immediately before the completion of the conversion and offering.

Our board of directors considered the appraisal when recommending that shareholders of Clifton Savings Bancorp and members of Clifton MHC approve the plan of conversion. However, our board of directors makes no recommendation of any kind as to the advisability of purchasing shares of common stock.

Since the outcome of the offering relates in large measure to market conditions at the time of sale, it is not possible for us to determine the exact number of shares that we will issue at this time. The offering range may be amended, with the approval of the Office of Thrift Supervision, if necessitated by developments following the date of the appraisal in, among other things, market conditions, our financial condition or operating results, regulatory guidelines or national or local economic conditions.

If, upon expiration of the offering, at least the minimum number of shares are subscribed for, RP Financial, after taking into account factors similar to those involved in its prior appraisal, will determine its estimate of our pro forma market value. If, as a result of regulatory considerations, demand for the shares or changes in market conditions, RP Financial determines that our pro forma market value has increased, we may sell up to 24,796,875 shares without any further notice to you.

No shares will be sold unless RP Financial confirms that, to the best of its knowledge and judgment, nothing of a material nature has occurred that would cause it to conclude that the actual total purchase price of the shares on an aggregate basis was materially incompatible with its appraisal. If, however, the facts do not justify that statement, a new offering range may be set, in which case all funds would be promptly returned and all deposit account withdrawal authorizations will be canceled and all subscribers would be given the opportunity to place a new order. If the offering is terminated, all subscriptions will be canceled and subscription funds will be returned promptly with interest calculated at Clifton Savings Bank’s passbook savings rate, and all deposit account withdrawal authorizations will be canceled. If RP Financial establishes a new valuation range, it must be approved by the Office of Thrift Supervision.

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In formulating its appraisal, RP Financial relied upon the truthfulness, accuracy and completeness of all documents we furnished to it. RP Financial also considered financial and other information from regulatory agencies, other financial institutions, and other public sources, as appropriate. While RP Financial believes this information to be reliable, RP Financial does not guarantee the accuracy or completeness of the information and did not independently verify the financial statements and other data provided by us or independently value our assets or liabilities. The appraisal is not intended to be, and must not be interpreted as, a recommendation of any kind as to the advisability of purchasing shares of common stock. Moreover, because the appraisal must be based on many factors that change periodically, there is no assurance that purchasers of shares in the offering will be able to sell shares after the offering at prices at or above the purchase price.

Copies of the appraisal report of RP Financial, including any amendments to the report, and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal, are available for inspection at our main office and the other locations specified under “Where You Can Find More Information.”

Subscription Offering and Subscription Rights

Under the plan of conversion, we have granted rights to subscribe for our common stock to the following persons in the following order of priority:

1.	Persons with deposits in Clifton Savings Bank with balances of $50 or more (“qualifying deposits”) as of the close of business on September 30, 2009 (“eligible account holders”).

2.	Our employee stock ownership plan.

3.	Persons with qualifying deposits in Clifton Savings Bank as of the close of business on December 31, 2010 who are not eligible account holders, excluding our officers, directors and their associates (“supplemental eligible account holders”).

4.	Members of Clifton Savings Bank as of the close of business on December 31, 2010, who are not eligible or supplemental eligible account holders (“other members”).

The amount of common stock that any person may purchase will depend on the availability of the common stock after satisfaction of all subscriptions having prior rights in the subscription offering and to the maximum and minimum purchase limitations set forth in the plan of conversion. See “—Limitations on Purchases of Shares.” All persons on a joint deposit account will be counted as a single subscriber to determine the maximum amount that may be subscribed for by an individual in the offering.

Purchase of Shares

Eligible depositors of Clifton Savings Bank have priority subscription rights allowing them to purchase common stock in the subscription offering. Shares not purchased in the subscription offering may be available for sale to the public in a community offering. You, as a shareholder on the record date, will be given a preference in the community offering after natural persons residing in Bergen, Passaic, Essex, Morris, Hudson and Union Counties in New Jersey. For more information regarding the purchase of shares of common stock of new Clifton Savings Bancorp or to receive a prospectus and stock order form, you may call our Stock Information Center, toll-free, at (        )         -        , Monday through Friday, between     :     a.m. and     :     p.m., Eastern time. The Stock Information Center will be closed on weekends and bank holidays. Order forms, along with full payment, must be received by us (not postmarked) no later than     :     p.m., Eastern time on [DATE 1], 2011.

Marketing Arrangements

To assist in the marketing of our common stock, we have retained Sandler O’Neill & Partners, L.P., which is a broker-dealer registered with the Financial Industry Regulatory Authority. Sandler O’Neill & Partners, L.P. will assist us on a best efforts basis in the offering by:

•	consulting with us as to the financial and securities market implications of the plan of conversion ;

•	reviewing with our board of directors the financial impact of the offering on us, based upon the independent appraiser’s appraisal of the common stock;

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•	reviewing all offering documents, including the prospectus, stock order forms and related offering materials (we are responsible for the preparation and filing of such documents);

•	assisting in the design and implementation of a marketing strategy for the offering;

•	assisting management in scheduling and preparing for meetings with potential investors and other broker-dealers in connection with the offering ; and

•	providing such other general advice and assistance we may request to promote the successful completion of the offering.

For its services as marketing agent, Sandler O’Neill & Partners, L.P. will receive 1.00% of the aggregate dollar amount of all shares of common stock sold in the subscription and community offerings. No sales fee will be payable to Sandler O’Neill & Partners, L.P. with respect to shares purchased by officers, directors and employees or members of their immediate families and shares purchased by our tax-qualified and non-qualified employee benefit plans. In the event that common stock is sold through a group of broker-dealers in a syndicated offering, we will pay (i) a management fee of 1.00% of the aggregate dollar amount of all shares of common stock sold in the syndicated offering, 80% of which will be paid to Sandler O’Neill & Partners, L.P. and 20% of which will be paid to Sterne Agee & Leach, Inc. and (ii) a selling concession of 4.00% of the actual purchase price of each share of common stock sold in the syndicated offering, a maximum of 20% of which may be allocated to Sterne Agee & Leach, Inc. as co-manager. Sandler O’Neill & Partners, L.P. will serve a sole book-running manager and Sterne Agee & Leach, Inc. will serve as co-manager. Sandler O’Neill & Partners, L.P. will be reimbursed for all reasonable out-of-pocket expenses incurred in connection with its services as marketing agent as described above and as records management agent as described below, including attorney’s fees, regardless of whether the subscription, community or syndicated offerings are consummated, up to a maximum of $125,000.

We will indemnify Sandler O’Neill & Partners, L.P. against liabilities and expenses, including reasonable legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933, as amended.

Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of Clifton Savings Bank may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. No sales activity will be conducted in a Clifton Savings Bank banking office. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Sandler O’Neill & Partners, L.P. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.

In addition, we have engaged Sandler O’Neill & Partners, L.P. to act as our records management agent in connection with the conversion and offering. In its role as records management agent, Sandler O’Neill & Partners, L.P. will provide the following services: (1) consolidation of deposit accounts and vote calculation; (2) design and preparation of proxy forms and stock order forms for the subscription and community offerings; (3) organization and supervision of the Stock Information Center; (4) coordination of proxy solicitation and special meeting services for our special meeting of members; and (5) subscription services. For these services, Sandler O’Neill & Partners, L.P. has received a fee of $20,000 and will receive an additional $15,000 upon the mailing of proxy and subscription materials to Clifton MHC members.

Neither Sandler O’Neill & Partners, L.P. nor Sterne Agee & Leach, Inc. has prepared any report or opinion constituting a recommendation or advice to us or to persons who subscribe for common stock, nor have they prepared an opinion as to the fairness to us of the purchase price or the terms of the common stock to be sold in the conversion and offering. Neither Sandler O’Neill & Partners, L.P. nor Sterne Agee & Leach, Inc. expresses any opinion as to the prices at which common stock to be issued may trade.

Delivery of Certificates

After completion of the conversion, each holder of a certificate(s) evidencing shares of Clifton Savings Bancorp common stock (other than Clifton MHC), upon surrender of the certificate to our transfer agent, which is anticipated to serve as the exchange agent for the conversion, will receive a certificate(s) representing the number of full shares of New Clifton Savings Bancorp common

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stock into which the holder’s shares have been converted based on the exchange ratio. Promptly following the consummation of the conversion, the exchange agent will mail to each such holder of record of Clifton Savings Bancorp common stock a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the exchange agent) advising such holder of the terms of the exchange and of the procedure for surrendering to the exchange agent such certificate in exchange for a certificate(s) evidencing new Clifton Savings Bancorp common stock. Clifton Savings Bancorp shareholders should not forward their certificates to Clifton Savings Bancorp or the exchange agent until they have received the transmittal letter. If you hold shares of Clifton Savings Bancorp common stock in street name or in book-entry form through our transfer agent, your account will automatically be credited with shares of new Clifton Savings Bancorp common stock following consummation of the conversion. No transmittal forms will be mailed relating to shares held in street name or in book-entry form through our transfer agent.

We will not issue any fractional shares of new Clifton Savings Bancorp common stock. For each fractional share that would otherwise be issued as a result of the exchange of new Clifton Savings Bancorp common stock for Clifton Savings Bancorp common stock, we will pay an amount equal to the product obtained by multiplying the fractional share interest to which the former Clifton Savings Bancorp shareholder would otherwise be entitled by $8.00. Payment for fractional shares will be made, by check, as soon as practicable after receipt by the exchange agent of surrendered Clifton Savings Bancorp stock certificates. If you hold shares of Clifton Savings Bancorp common stock in street name, your account should automatically be credited with cash in lieu of fractional shares.

No holder of a certificate representing shares of Clifton Savings Bancorp common stock will be entitled to receive any dividends on Clifton Savings Bancorp common stock until the certificate representing such holder’s shares of Clifton Savings Bancorp common stock is surrendered. If we declare dividends after the conversion but before surrender of certificates representing shares of Clifton Savings Bancorp common stock, dividends payable on shares of Clifton Savings Bancorp common stock not then issued shall accrue without interest. Any such dividends shall be paid without interest upon surrender of the certificates representing shares of Clifton Savings Bancorp common stock. We will be entitled, after the completion of the conversion, to treat certificates representing shares of Clifton Savings Bancorp common stock as evidencing ownership of the number of full shares of new Clifton Savings Bancorp common stock into which the shares of Clifton Savings Bancorp common stock represented by such certificates shall have been converted, notwithstanding the failure on the part of the holder thereof to surrender such certificates.

We will not be obligated to deliver certificate(s) representing shares of new Clifton Savings Bancorp common stock to which a holder of Clifton Savings Bancorp common stock would otherwise be entitled as a result of the conversion until such holder surrenders the certificate(s) representing the shares of Clifton Savings Bancorp common stock for exchange as provided above, or provides an appropriate affidavit of loss and indemnity agreement and/or a bond. If any certificate evidencing shares of Clifton Savings Bancorp common stock is to be registered in a name other than that in which the certificate evidencing Clifton Savings Bancorp common stock surrendered in exchange therefor is registered, it shall be a condition of the issuance that the certificate so surrendered shall be properly endorsed and otherwise be in proper form for transfer and that the person requesting such exchange pay to the exchange agent any transfer or other tax required by reason of the issuance of a certificate for shares of common stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the exchange agent that such tax has been paid or is not payable.

Restrictions on Repurchase of Stock

Under Office of Thrift Supervision regulations, for a period of one year from the date of the completion of the offering we may not repurchase any of our common stock from any person, except (1) in an offer made to all shareholders to repurchase the common stock on a pro rata basis, approved by the Office of Thrift Supervision, (2) the repurchase of qualifying shares of a director, or (3) repurchases to fund restricted stock plans or tax-qualified employee stock benefit plans. Where extraordinary circumstances exist, the Office of Thrift Supervision may approve the open market repurchase of up to 5% of our common stock during the first year following the conversion and offering. To receive such approval, we must establish compelling and valid business purposes for the repurchase to the satisfaction of the Office of Thrift Supervision. If any options previously granted under the 2005 Equity Incentive Plan are exercised during the first year following the conversion and offering, they will be funded with newly issued shares, as the Office of Thrift Supervision does not view pre-existing stock options as an extraordinary circumstance or compelling business purpose for a stock repurchase in the first year after conversion. Based on the foregoing restrictions, we anticipate that we will not repurchase any shares of our common stock in the year following completion of the conversion and offering.

Effects of Conversion on Depositors and Borrowers

General. Each depositor in Clifton Savings Bank currently has both a deposit account in the institution and a pro rata ownership interest in the net worth of Clifton MHC based upon the balance in his or her account. However, this ownership interest is tied to the depositor’s account and has no value separate from such deposit account. Furthermore, this ownership interest may only be realized in the unlikely event that Clifton MHC is liquidated. In such event, the depositors of record at that time, as owners, would

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share pro rata in any residual surplus and reserves of Clifton MHC after other claims are paid. Any depositor who opens a deposit account at Clifton Savings Bank obtains a pro rata ownership interest in the net worth of Clifton MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the account but nothing for his or her ownership interest in the net worth of Clifton MHC, which is lost to the extent that the balance in the account is reduced. When a mutual holding company converts to stock holding company form, depositors lose all rights to the net worth of the mutual holding company, except the right to claim a pro rata share of funds representing the liquidation account established in connection with the conversion.

Continuity. While the conversion and offering are being accomplished, the normal business of Clifton Savings Bank will continue without interruption, including being regulated by the Office of Thrift Supervision. After the conversion and offering, Clifton Savings Bank will continue to provide services for depositors and borrowers under its current policies by its present management and staff.

The directors of Clifton Savings Bank at the time of conversion will serve as directors of Clifton Savings Bank after the conversion and offering. The board of directors of new Clifton Savings Bancorp is composed of the individuals who serve on the board of directors of Clifton Savings Bancorp. All officers of Clifton Savings Bank at the time of conversion will retain their positions after the conversion and offering.

Deposit Accounts and Loans. The conversion and offering will not affect any deposit accounts or borrower relationships with Clifton Savings Bank. All deposit accounts in Clifton Savings Bank after the conversion and offering will continue to be insured up to the legal maximum by the Federal Deposit Insurance Corporation in the same manner as such deposit accounts were insured immediately before the conversion and offering. The conversion and offering will not change the interest rate or the maturity of deposits at Clifton Savings Bank.

After the conversion and offering, all loans of Clifton Savings Bank will retain the same status that they had before the conversion and offering. The amount, interest rate, maturity and security for each loan will remain as they were contractually fixed before the conversion and offering.

Effect on Liquidation Rights. If Clifton MHC were to liquidate, all claims of Clifton MHC’s creditors would be paid first. Thereafter, if there were any assets remaining, members of Clifton MHC would receive such remaining assets, pro rata, based upon the deposit balances in their deposit accounts at Clifton Savings Bank immediately before liquidation. In the unlikely event that Clifton Savings Bank were to liquidate after the conversion and offering, all claims of creditors (including those of depositors, to the extent of their deposit balances) also would be paid first, followed by distribution of the “liquidation account” to certain depositors (see “—Liquidation Rights” below), with any assets remaining thereafter distributed to new Clifton Savings Bancorp as the holder of Clifton Savings Bank’s capital stock.

Liquidation Rights

Liquidation Prior to the Conversion. In the unlikely event of a complete liquidation of Clifton MHC or Clifton Savings Bancorp prior to the conversion, all claims of creditors of Clifton Savings Bancorp, including those of depositors of Clifton Savings Bank (to the extent of their deposit balances), would be paid first. Thereafter, if there were any assets of Clifton Savings Bancorp remaining, these assets would be distributed to shareholders, including Clifton MHC. Then, if there were any assets of Clifton MHC remaining, members of Clifton MHC would receive those remaining assets, pro rata, based upon the deposit balances in their deposit account in Clifton Savings Bank immediately prior to liquidation.

Liquidation Following the Conversion. In the unlikely event that new Clifton Savings Bancorp and Clifton Savings Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by distribution of the “liquidation account” maintained by Clifton Savings Bancorp pursuant to the plan of conversion to certain depositors, with any assets remaining thereafter distributed to Clifton Savings Bancorp as the holder of Clifton Savings Bank capital stock. The plan of conversion also provides that new Clifton Savings Bancorp shall cause the establishment of a bank liquidation account.

The plan of conversion provides for the establishment, upon the completion of the conversion, of a liquidation account by new Clifton Savings Bancorp for the benefit of eligible account holders and supplemental eligible account holders in an amount equal to Clifton MHC’s ownership interest in the retained earnings of Clifton Savings Bancorp as of the date of its latest balance sheet contained in this proxy statement/prospectus. The plan of conversion also provides that new Clifton Savings Bancorp shall cause the establishment of a bank liquidation account.

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The liquidation account established by new Clifton Savings Bancorp is designed to provide payments to depositors of their liquidation interests in the event of a liquidation of new Clifton Savings Bancorp and Clifton Savings Bank or of Clifton Savings Bank. Specifically, in the unlikely event that new Clifton Savings Bancorp and Clifton Savings Bank were to completely liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by distribution to depositors as of September 30, 2009 and December 31, 2010 of the liquidation account maintained by new Clifton Savings Bancorp. In a liquidation of both entities, or of Clifton Savings Bank, when new Clifton Savings Bancorp has insufficient assets to fund the distribution due to eligible account holders and Clifton Savings Bank has positive net worth, Clifton Savings Bank will pay amounts necessary to fund new Clifton Savings Bancorp’s remaining obligations under the liquidation account. The plan of conversion also provides that if new Clifton Savings Bancorp is sold or liquidated apart from a sale or liquidation of Clifton Savings Bank, then the rights of eligible account holders in the liquidation account maintained by new Clifton Savings Bancorp will be surrendered and treated as a liquidation account in Clifton Savings Bank. Depositors will have an equivalent interest in the bank liquidation account and the bank liquidation account will have the same rights and terms as the liquidation account.

Pursuant to the plan of conversion, after two years from the date of conversion and upon the written request of the Office of Thrift Supervision, new Clifton Savings Bancorp will eliminate or transfer the liquidation account and the interests in such account to Clifton Savings Bank and the liquidation account shall thereupon become the liquidation account of Clifton Savings Bank and not be subject in any manner or amount to new Clifton Savings Bancorp’s creditors.

Also, under the rules and regulations of the Office of Thrift Supervision, no post-conversion merger, consolidation, or similar combination or transaction with another depository institution in which new Clifton Savings Bancorp or Clifton Savings Bank is not the surviving institution would be considered a liquidation and, in such a transaction, the liquidation account would be assumed by the surviving institution.

Each eligible account holder and supplemental eligible account holder would have an initial interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50.00 or more held in Clifton Savings Bank on September 30, 2009 or December 31, 2010, as applicable. Each eligible account holder and supplemental eligible account holder would have a pro rata interest in the total liquidation account for each such deposit account, based on the proportion that the balance of each such deposit account on September 30, 2009 or December 31, 2010 bears to the balance of all deposit accounts in Clifton Savings Bank on such date.

If, however, on any December 31 annual closing date commencing after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on September 30, 2009 or December 31, 2010 or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of eligible account holders and supplemental eligible account holders would be separate and apart from the payment of any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of eligible account holders and supplemental eligible account holders are satisfied would be distributed to new Clifton Savings Bancorp as the sole shareholder of Clifton Savings Bank.

Material Income Tax Consequences

Although the conversion may be effected in any manner approved by the Office of Thrift Supervision that is consistent with the purposes of the plan of conversion and applicable law, regulations and policies, it is intended that the conversion will be effected through various mergers. Completion of the conversion and offering is conditioned upon prior receipt of either a ruling from the Internal Revenue Service or an opinion of counsel with respect to federal tax laws, and either a ruling by the New Jersey Division of Taxation or an opinion from our counsel or accountants with respect to New Jersey tax laws, that no gain or loss will be recognized by Clifton Savings Bank, Clifton Savings Bancorp or Clifton MHC as a result of the conversion or by account holders receiving subscription rights, except to the extent, if any, that subscription rights are deemed to have fair market value on the date such rights are issued. We believe that the tax opinions summarized below address all material federal income tax consequences that are generally applicable to Clifton Savings Bank, Clifton Savings Bancorp, Clifton MHC, new Clifton Savings Bancorp, persons receiving subscription rights and shareholders of Clifton Savings Bancorp.

Kilpatrick Stockton LLP has issued an opinion to Clifton Savings Bancorp, Clifton MHC and new Clifton Savings Bancorp that, for federal income tax purposes:

1. The merger of Clifton MHC with and into Clifton Savings Bancorp (the mutual holding company merger) will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code. (Section 368(a)(l)(A) of the Internal Revenue Code.)

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2. Clifton MHC will not recognize any gain or loss on the transfer of its assets to Clifton Savings Bancorp and Clifton Savings Bancorp’s assumption of its liabilities, if any, in constructive exchange for a liquidation interest in Clifton Savings Bancorp or on the constructive distribution of such liquidation interest to Clifton MHC’s members who remain depositors of Clifton Savings Bank. (Sections 361(a), 361(c) and 357(a) of the Internal Revenue Code.)

3. No gain or loss will be recognized by Clifton Savings Bancorp upon the receipt of the assets of Clifton MHC in the mutual holding company merger in exchange for the constructive transfer to the members of Clifton MHC of a liquidation interest in Clifton Savings Bancorp. (Section 1032(a) of the Internal Revenue Code.)

4. Persons who have an interest in Clifton MHC will recognize no gain or loss upon the constructive receipt of a liquidation interest in Clifton Savings Bancorp in exchange for their voting and liquidation rights in Clifton MHC. (Section 354(a) of the Internal Revenue Code.)

5. The basis of the assets of Clifton MHC (other than stock in Clifton Savings Bancorp) to be received by Clifton Savings Bancorp will be the same as the basis of such assets in the hands of Clifton MHC immediately prior to the transfer. (Section 362(b) of the Internal Revenue Code.)

6. The holding period of the assets of Clifton MHC in the hands of Clifton Savings Bancorp will include the holding period of those assets in the hands of Clifton MHC. (Section 1223(2) of the Internal Revenue Code.)

7. The merger of Clifton Savings Bancorp with and into new Clifton Savings Bancorp (the holding company merger) will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code and therefore will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code. (Section 368(a)(1)(F) of the Internal Revenue Code.)

8. Clifton Savings Bancorp will not recognize any gain or loss on the transfer of its assets to new Clifton Savings Bancorp and new Clifton Savings Bancorp’s assumption of its liabilities in exchange for shares of common stock in new Clifton Savings Bancorp or on the constructive distribution of such stock to shareholders of Clifton Savings Bancorp other than Clifton MHC and the constructive distribution of liquidation accounts to the eligible account holders and supplemental eligible account holders. (Sections 361(a), 361(c) and 357(a) of the Internal Revenue Code.)

9. No gain or loss will be recognized by new Clifton Savings Bancorp upon the receipt of the assets of Clifton Savings Bancorp in the holding company merger. (Section 1032(a) of the Internal Revenue Code.)

10. The basis of the assets of Clifton Savings Bancorp (other than stock in Clifton Savings Bank) to be received by new Clifton Savings Bancorp will be the same as the basis of such assets in the hands of Clifton Savings Bancorp immediately prior to the transfer. (Section 362(b) of the Internal Revenue Code.)

11. The holding period of the assets of Clifton Savings Bancorp (other than stock in Clifton Savings Bank) to be received by new Clifton Savings Bancorp will include the holding period of those assets in the hands of Clifton Savings Bancorp immediately prior to the transfer. (Section 1223(2) of the Internal Revenue Code.)

12. Clifton Savings Bancorp shareholders will not recognize any gain or loss upon their exchange of Clifton Savings Bancorp common stock for new Clifton Savings Bancorp common stock. (Section 354 of the Internal Revenue Code.)

13. Eligible account holders and supplemental eligible account holders will not recognize any gain or loss upon their constructive exchange of their liquidation interests in Clifton Savings Bancorp for the liquidation accounts in new Clifton Savings Bancorp. (Section 354 of the Internal Revenue Code.)

14. The payment of cash to shareholders of Clifton Savings Bancorp in lieu of fractional shares of new Clifton Savings Bancorp common stock will be treated as though the fractional shares were distributed as part of the holding company merger and then redeemed by new Clifton Savings Bancorp. The cash payments will be treated as distributions in full payment for the fractional shares deemed redeemed under Section 302(a) of the Internal Revenue Code, with the result that such shareholders will have short-term or long-term capital gain or loss to the extent that the cash they receive differs from the basis allocable to such fractional shares. (Rev. Rul. 66-365, 1966-2 C.B. 116 and Rev. Proc. 77-41, 1977-2 C.B. 574.)

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15. It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Clifton Savings Bancorp common stock is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by eligible account holders, supplemental eligible account holders and other voting members upon distribution to them of nontransferable subscription rights to purchase shares of Clifton Savings Bancorp common stock. (Section 356(a) of the Internal Revenue Code.) Eligible account holders, supplemental eligible account holders and other voting members will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights. (Rev. Rul. 56-572, 1956-2 C.B. 182.)

16. It is more likely than not that the fair market value of the benefit provided by the bank liquidation account supporting the payment of the liquidation account in the event new Clifton Savings Bancorp lacks sufficient net assets is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by eligible account holders and supplemental eligible account holders upon the constructive distribution to them of such rights in the bank liquidation account as of the effective date of the holding company merger. (Section 356(a) of the Internal Revenue Code.)

17. It is more likely than not that the basis of common stock purchased in the offering by the exercise of the nontransferable subscription rights will be the purchase price thereof. (Section 1012 of the Internal Revenue Code.)

18. Each shareholder’s holding period in his or her new Clifton Savings Bancorp common stock received in the exchange will include the period during which the common stock surrendered was held, provided that the common stock surrendered is a capital asset in the hands of the shareholder on the date of the exchange. (Section 1223(1) of the Internal Revenue Code.)

19. The holding period of the common stock purchased pursuant to the exercise of subscriptions rights shall commence on the date on which the right to acquire such stock was exercised. (Section 1223(5) of the Internal Revenue Code.)

20. No gain or loss will be recognized by new Clifton Savings Bancorp on the receipt of money in exchange for common stock sold in the offering. (Section 1032 of the Internal Revenue Code.)

The statements set forth in paragraph 15 above are based on the position that the subscription rights do not have any market value at the time of distribution or at the time they are exercised. Whether subscription rights have a market value for federal income tax purposes is a question of fact, depending upon all relevant facts and circumstances. According to our counsel, the Internal Revenue Service will not issue rulings on whether subscription rights have a market value. Counsel has also advised us that they are unaware of any instance in which the Internal Revenue Service has taken the position that nontransferable subscription rights have a market value. Counsel also noted that the subscription rights will be granted at no cost to the recipients, will be nontransferable and of short duration, and will afford the recipients the right only to purchase our common stock at a price equal to its estimated fair market value, which will be the same price as the purchase price for the unsubscribed shares of common stock.

The statements set forth in paragraph 16 above are based on the position that the benefit provided by the bank liquidation account supporting the payment of the liquidation account if new Clifton Savings Bancorp lacks sufficient net assets has a fair market value of zero. According to our counsel: (1) there is no history of any holder of a liquidation account receiving any payment attributable to a liquidation account; (2) the interests in the liquidation account and bank liquidation account are not transferable; (3) the amounts due under the liquidation account with respect to each eligible account holder and supplemental eligible account holder will be reduced as their deposits in Clifton Savings Bank are reduced as described in the plan of conversion; and (4) the bank liquidation account payment obligation arises only if new Clifton Savings Bancorp lacks sufficient net assets to fund the liquidation account. If such bank liquidation account rights are subsequently found to have an economic value, income may be recognized by each eligible account holder and supplemental eligible account holder in the amount of such fair market value as of the effective date of the holding company merger.

ParenteBeard LLC has issued an opinion to us to the effect that, more likely than not, the income tax consequences under New Jersey law of the conversion are not materially different than for federal tax purposes.

Unlike a private letter ruling issued by the Internal Revenue Service, an opinion of counsel is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached in the opinion. If there is a disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the Internal Revenue Service.

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The opinions of Kilpatrick Stockton LLP and ParenteBeard LLC are filed as exhibits to the registration statement that we have filed with the Securities and Exchange Commission. See “Where You Can Find More Information.”

Accounting Consequences

The conversion will be accounted for as a change in legal organization and form and not a business combination. Accordingly, the carrying amount of the assets and liabilities of Clifton Savings Bank will remain unchanged from their historical cost basis.

Interpretation, Amendment and Termination

All interpretations of the plan of conversion by our board of directors will be final, subject to the authority of the Office of Thrift Supervision. The plan of conversion provides that, if deemed necessary or desirable by the board of directors, the plan of conversion may be substantively amended by a majority vote of the board of directors as a result of comments from regulatory authorities or otherwise, at any time before the submission of proxy materials to the members of Clifton MHC and shareholders of Clifton Savings Bancorp. Amendment of the plan of conversion thereafter requires a majority vote of the board of directors, with the concurrence of the Office of Thrift Supervision. The plan of conversion may be terminated by a majority vote of the board of directors at any time before the earlier of the date of the special meeting of shareholders and the date of the special meeting of members of Clifton MHC, and may be terminated by the board of directors at any time thereafter with the concurrence of the Office of Thrift Supervision. The plan of conversion will terminate if the conversion and offering are not completed within 24 months from the date on which the members of Clifton MHC approve the plan of conversion, and may not be extended by us or the Office of Thrift Supervision.

Proposals 2a and 2b—Informational Proposals Related to the

Articles of Incorporation of New Clifton Savings Bancorp

By their approval of the plan of conversion as set forth in Proposal 1, the board of directors of Clifton Savings Bancorp has approved each of the informational proposals numbered 2a and 2b, both of which relate to provisions included in the articles of incorporation of new Clifton Savings Bancorp. Each of these informational proposals is discussed in more detail below.

As a result of the conversion, the public shareholders of Clifton Savings Bancorp, whose rights are presently governed by the charter and bylaws of Clifton Savings Bancorp, will become shareholders of new Clifton Savings Bancorp, whose rights will be governed by the articles of incorporation and bylaws of new Clifton Savings Bancorp. The following informational proposals address the material differences between the governing documents of the two companies. This discussion is qualified in its entirety by reference to the articles of incorporation of Clifton Savings Bancorp and the articles of incorporation of new Clifton Savings Bancorp. See “Where You Can Find Additional Information” for procedures for obtaining a copy of those documents.

The provisions of new Clifton Savings Bancorp’s articles of incorporation which are summarized as informational proposals 2a and 2b were approved as part of the process in which the board of directors of Clifton Savings Bancorp approved the plan of conversion. These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. Clifton Savings Bancorp’s shareholders are not being asked to approve these informational proposals at the special meeting. While we are asking you to vote with respect to each of the informational proposals set forth below, the proposed provisions for which an informational vote is requested will become effective if shareholders approve the plan of conversion, regardless of whether shareholders vote to approve any or all of the informational proposals. The provisions of new Clifton Savings Bancorp’s articles of incorporation which are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of new Clifton Savings Bancorp, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Informational Proposal 2a—Approval of a Provision in new Clifton Savings Bancorp’s Articles of Incorporation Requiring a Super-Majority Vote to Approve Certain Amendments to New Clifton Savings Bancorp’s Articles of incorporation. No amendment of the charter of Clifton Savings Bancorp may be made unless it is first proposed by the board of directors, then preliminarily approved by the Office of Thrift Supervision, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. The articles of incorporation of new Clifton Savings Bancorp generally may be amended by the holders of a majority of the shares entitled to vote; provided, however, that any amendment of Section C of Article Sixth (limitation on common stock voting rights), Section B of Article Seventh (classification of board of directors and director terms), Section F of Article Eighth (amendment of bylaws) , Section J of Article Eighth (elimination of director and officer liability), and Article Tenth (amendment of articles of incorporation), must be approved by the affirmative vote of the holders of at least 75% of the outstanding shares entitled to vote, except that the board of directors may amend the articles of incorporation without any action by the shareholders to the fullest extent allowed under Nevada law.

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These limitations on amendments to specified provisions of new Clifton Savings Bancorp’s articles of incorporation are intended to ensure that the referenced provisions are not limited or changed upon a simple majority vote. While this limits the ability of shareholders to amend those provisions, Clifton MHC, as the holder of a majority of the outstanding shares of Clifton Savings Bancorp, currently can effectively block any shareholder proposed change to the charter.
This provision in new Clifton Savings Bancorp’s articles of incorporation could have the effect of discouraging a tender offer or other takeover attempt where to ability to make fundamental changes through amendments to the articles of incorporation is an important element of the takeover strategy of the potential acquiror. The board of directors believes that the provisions limiting certain amendments to the articles of incorporation will put the board of directors in a stronger position to negotiate with third parties with respect to transactions potentially affecting the corporate structure of new Clifton Savings Bancorp and the fundamental rights of its shareholders, and to preserve the ability of all shareholders to have an effective voice in the outcome of such matters.

The board of directors recommends that you vote “FOR” the approval of a provision in new Clifton Savings Bancorp’s articles of incorporation requiring a super-majority vote to approve certain amendments to new Clifton Savings Bancorp’s articles of incorporation.

Informational Proposal 2b.—Approval of a Provision in New Clifton Savings Bancorp’s Articles of incorporation to Limit the Voting Rights of Shares Beneficially Owned in Excess of 10% of New Clifton Savings Bancorp’s Outstanding Voting Stock. The articles of incorporation of new Clifton Savings Bancorp provide that in no event shall any person who directly or indirectly beneficially owns in excess of 10% of the then-outstanding shares of common stock as of the record date for the determination of shareholders entitled or permitted to vote on any matter (the “10% limit”) be entitled or permitted to any vote in respect of the shares held in excess of the 10% limit. This 10% limit restriction does not apply if the beneficial owner’s ownership of shares in excess of the 10% limit was approved by a majority of unaffiliated directors. Beneficial ownership is determined pursuant to the federal securities laws and includes, but is not limited to, shares as to which any person and his or her affiliates (1) have the right to acquire upon the exercise of conversion rights, exchange rights, warrants or options and (2) have or share investment or voting power (but shall not be deemed the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of shareholders, and that are not otherwise beneficially, or deemed by new Clifton Savings Bancorp to be beneficially, owned by such person and his or her affiliates).

The foregoing restriction does not apply to:

•	any director or officer acting solely in their capacities as directors and officers; or

•	any employee benefit plans of new Clifton Savings Bancorp or any subsidiary or a trustee of a plan.

The charter of Clifton Savings Bancorp provides that, for a period of five years from the effective date of Clifton Savings Bank’s minority stock offering, no person, other than Clifton MHC, shall directly or indirectly offer to acquire or acquire more than 10% of the then-outstanding shares of common stock. The foregoing restriction does not apply to:

•	the purchase of shares by underwriters in connection with a public offering; or

•	the purchase of shares by any employee benefit plans of Clifton Savings Bancorp or any subsidiary.

This provision is intended to limit the ability of any person to acquire a significant number of shares of new Clifton Savings Bancorp common stock and thereby gain sufficient voting control so as to cause new Clifton Savings Bancorp to effect a transaction that may not be in the best interests of new Clifton Savings Bancorp and its shareholders generally. This provision will not prevent a shareholder from seeking to acquire a controlling interest in new Clifton Savings Bancorp, but it will prevent a shareholder from voting more than 10% of the outstanding shares of common stock unless that shareholder has first persuaded the board of directors of the merits of the course of action proposed by the shareholder. The board of directors of new Clifton Savings Bancorp believes that fundamental transactions generally should be first considered and approved by the board of directors as the board generally believes that it is in the best position to make an initial assessment of the merits of any such transactions and that the board of directors’ ability to make the initial assessment could be impeded if a single shareholder could acquire a sufficiently large voting interest so as to control a shareholder vote on any given proposal. This provision in new Clifton Savings Bancorp’s articles of incorporation makes an acquisition, merger or other similar corporate transaction less likely to occur, even if such transaction is supported by most shareholders, because it can prevent a holder of shares in excess of the 10% limit from voting the excess shares in favor of the transaction. Thus, it may be deemed to have an anti-takeover effect.

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The board of directors recommends that you vote “FOR” the approval of a provision in new Clifton Savings Bancorp’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of new Clifton Savings Bancorp’s outstanding voting stock.

Proposal 3—Adjournment of the Special Meeting

If there are not sufficient votes to constitute a quorum or to approve the plan of conversion at the time of the special meeting, the plan of conversion may not be approved unless the special meeting is adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by Clifton Savings Bancorp at the time of the special meeting to be voted for an adjournment, if necessary, Clifton Savings Bancorp has submitted the question of adjournment to its shareholders as a separate matter for their consideration. The board of directors of Clifton Savings Bancorp recommends that shareholders vote “FOR” the adjournment proposal. If it is necessary to adjourn the special meeting, no notice of the adjourned special meeting is required to be given to shareholders (unless the adjournment is for more than 30 days or if a new record date is fixed), other than an announcement at the special meeting of the hour, date and place to which the special meeting is adjourned.

The board of directors recommends that you vote “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion.

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Use of Proceeds

[SAME AS PAGES 23 THROUGH 24 OF THE OFFERING PROSPECTUS]

32

Our Dividend Policy

[SAME AS PAGE 24 OF THE OFFERING PROSPECTUS]

33

Market for the Common Stock

[SAME AS PAGE 25 OF THE OFFERING PROSPECTUS]

34

Capitalization

[SAME AS PAGE 26 OF THE OFFERING PROSPECTUS]

35

Regulatory Capital Compliance

[SAME AS PAGE 27 OF THE OFFERING PROSPECTUS]

36

Pro Forma Data

[SAME AS PAGES 28 THROUGH 32 OF THE OFFERING PROSPECTUS]

37

Our Business

[SAME AS PAGES 33 THROUGH 38 OF THE OFFERING PROSPECTUS]

38

Management’s Discussion and Analysis of Financial Condition and Results of Operations

[SAME AS PAGES 39 THROUGH 64 OF THE OFFERING PROSPECTUS]

39

Our Management

[SAME AS PAGES 65 THROUGH 86 OF THE OFFERING PROSPECTUS]

40

Stock Ownership

[SAME AS PAGE 87 OF THE OFFERING PROSPECTUS]

41

Subscriptions by Executive Officers and Directors

[SAME AS PAGE 88 OF THE OFFERING PROSPECTUS]

42

Regulation and Supervision

[SAME AS PAGES 89 THROUGH 96 OF THE OFFERING PROSPECTUS]

43

Federal and State Taxation

[SAME AS PAGE 96 OF THE OFFERING PROSPECTUS]

44

Comparison of Shareholders’ Rights

[SAME AS PAGES 116 THROUGH 121 OF THE OFFERING PROSPECTUS]

45

Restrictions on Acquisition of New Clifton Savings Bancorp

[SAME AS PAGES 121 THROUGH 123 OF THE OFFERING PROSPECTUS]

46

Description of New Clifton Savings Bancorp Capital Stock

[SAME AS PAGE 124 OF THE OFFERING PROSPECTUS]

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Transfer Agent and Registrar

The transfer agent and registrar for the common stock of new Clifton Savings Bancorp will be Registrar and Transfer Company, Cranford, New Jersey.

Registration Requirements

In connection with the conversion and offering, we will register our common stock with the Securities and Exchange Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended, and will not deregister our common stock for a period of at least three years following the conversion and offering. As a result of registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of that statute will apply.

Legal and Tax Opinions

The legality of our common stock has been passed upon for us by Kilpatrick Stockton LLP, Washington, D.C. The federal income tax consequences of the conversion have been opined upon by Kilpatrick Stockton LLP. ParenteBeard LLC has provided an opinion to us regarding the New Jersey income tax consequences of the conversion. Kilpatrick Stockton LLP and ParenteBeard LLC have consented to the references to their opinions in this proxy statement/prospectus. Certain legal matters will be passed upon for Sandler O’Neill & Partners, L.P. by Arnold & Porter LLP, New York, New York.

Experts

The consolidated financial statements of Clifton Savings Bancorp and subsidiary as of March 31, 2010 and 2009, and for each of the years in the three-year period ended March 31, 2010, have been included in this proxy statement/prospectus in reliance upon the report of ParenteBeard LLC, an independent registered public accounting firm, which is included in this proxy statement/prospectus and upon the authority of said firm as experts in accounting and auditing.

The discussions related to state income taxes included under the “Material Income Tax Consequences” heading of “The Conversion and Offering” section, were prepared for Clifton Savings Bancorp by ParenteBeard LLC, an independent registered public accounting firm, and have been included in this proxy statement/prospectus upon the authority of said firm as experts in tax matters.

RP Financial has consented to the summary in this proxy statement/prospectus of its report to us setting forth its opinion as to our estimated pro forma market value and to the use of its name and statements with respect to it appearing in this proxy statement/prospectus.

Where You Can Find More Information

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, that registers the common stock offered in the offering. This proxy statement/prospectus forms a part of the registration statement. The registration statement, including the exhibits, contains additional relevant information about us and our common stock. The rules and regulations of the Securities and Exchange Commission allow us to omit certain information included in the registration statement from this proxy statement/prospectus. You may read and copy the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Securities and Exchange Commission’s public reference room. The registration statement also is available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Securities and Exchange Commission at “http://www.sec.gov.”

Clifton MHC has filed an application for approval of the plan of conversion with the Office of Thrift Supervision. This proxy statement/prospectus omits certain information contained in the application. The application may be inspected, without charge, at the offices of the Office of Thrift Supervision, 1700 G Street, NW, Washington, D.C. 20552 and at the offices of the Regional Director of the Office of Thrift Supervision at the Northeast Regional Office of the Office of Thrift Supervision, Harborside Financial Center Plaza Five, Suite 1600, Jersey City, New Jersey 07311.

A copy of the plan of conversion is available without charge from Clifton Savings Bank by contacting the Stock Information Center.

48

The appraisal report of RP Financial has been filed as an exhibit to our registration statement and to our application to the Office of Thrift Supervision. Portions of the appraisal report were filed electronically with the Securities and Exchange Commission and are available on its Web site as described above. The entire appraisal report is available at the public reference room of the Securities and Exchange Commission and the offices of the Office of Thrift Supervision as described above.

49

Index to Financial Statements of Clifton Savings Bancorp

[SAME AS PAGE 126 OF THE OFFERING PROSPECTUS]

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth our anticipated expenses of the offering:

SEC filing fee (1)	$22,017
OTS filing fee	12,000
FINRA filing fee (1)	31,378
Stock market listing fee	7,500
EDGAR, printing, postage and mailing	150,000
Legal fees and expenses	700,000
Accounting fees and expenses	50,000
Appraisal fees and expenses	110,000
Marketing agent fees (2)	7,578,295
Business plan fees and expenses	42,500
Transfer agent and registrar fees and expenses	5,000
Certificate printing	5,000
Miscellaneous	4,605

TOTAL	$8,718,295

(1)	Based on the registration of 38,597,631 shares at a price of $8.00 per share.
(2)	Clifton Savings Bancorp, Inc. has retained Sandler O’Neill & Partners L.P. to assist in the sale of common stock on a best efforts basis in the offerings, and to serve as records management agent in connection with the conversion and offering. Fees are estimated at the maximum, as adjusted, of the offering range, assuming 30% of the shares are sold in the subscription and community offering (including shares sold to directors, executive officers and tax-qualified employee benefit plans) and the remaining 70% of the shares are sold in the syndicated offering. Also includes $125,000 in reimbursable legal expenses and a $35,000 records management fee payable to Sandler O’Neill & Partners, L.P.

Item 14.	Indemnification of Directors and Officers.

The Articles of Incorporation of Clifton Savings Bancorp, Inc. provides as follows:

NINTH: The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the laws of the State of Nevada now or hereafter in force, including the advance of expenses under the procedures required, and (B) other employees and agents to such extent as shall be authorized by resolution of the Board of Directors or the Corporation’s Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Articles of Incorporation of the Corporation shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16.	Exhibits and Financial Statement Schedules.

The exhibits filed as a part of this Registration Statement are as follows:

(a)	List of Exhibits

Exhibit	Description	Location

1.1	Engagement Letter by and between Clifton MHC, Clifton Savings Bancorp, Inc., Clifton Savings Bank and Sandler O’Neill & Partners, L.P. as marketing agent	Filed herewith

1.2	Agency Agreement	To be filed by amendment.

2.0	Plan of Conversion and Reorganization	Incorporated herein by reference to Exhibit 2.1 to the Clifton Savings Bancorp, Inc. Current Report on Form 8-K (File No. 000-50358), filed on November 12, 2010

3.1	Articles of Incorporation of Clifton Savings Bancorp, Inc.	Filed herewith

3.2	Bylaws of Clifton Savings Bancorp, Inc.	Filed herewith

4.0	Specimen Stock Certificate of Clifton Savings Bancorp, Inc.	Filed herewith

5.0	Form of Opinion of Kilpatrick Stockton LLP re: Legality	Filed herewith

8.1	Form of Opinion of Kilpatrick Stockton LLP re: Federal Tax Matters	Filed herewith

8.2	Form of Opinion of ParenteBeard LLC re: State Tax Matters	To be filed by amendment

10.1	+Clifton Savings Bank, S.L.A. Employee Stock Ownership Plan and Trust	Incorporated herein by reference to Exhibit 10.1 to the Clifton Savings Bancorp, Inc. Annual Report on Form 10-K for the Year Ended March 31, 2004 (File No. 000-50358), filed June 29, 2004.

10.2	+Form of ESOP Loan Documents	Filed herewith

10.3	+Amended and Restated Employment Agreement between Clifton Savings Bancorp, Inc. and John A. Celentano, Jr.	Incorporated herein by reference to Exhibit 10.1 to the Clifton Savings Bancorp, Inc. Quarterly Report on Form 10-Q for the Quarter Ended December 31, 2008 (File No. 000-50358), filed February 5, 2009.

10.4	+Amended and Restated Employment Agreement between Clifton Savings Bancorp, Inc. and Walter Celuch	Incorporated herein by reference to Exhibit 10.3 to the Clifton Savings Bancorp, Inc. Quarterly Report on Form 10-Q for the Quarter Ended December 31, 2008 (File No. 000-50358), filed February 5, 2009.

10.5	+Amended and Restated Employment Agreement between Clifton Savings Bank and John A. Celentano, Jr.	Incorporated herein by reference to Exhibit 10.2 to the Clifton Savings Bancorp, Inc. Quarterly Report on Form 10-Q for the Quarter Ended December 31, 2008 (File No. 000-50358), filed February 5, 2009.

Exhibit	Description	Location

10.6	+Amended and Restated Employment Agreement between Clifton Savings Bank and Walter Celuch	Incorporated herein by reference to Exhibit 10.4 to the Clifton Savings Bancorp, Inc. Quarterly Report on Form 10-Q for the Quarter Ended December 31, 2008 (File No. 000-50358), filed February 5, 2009.

10.7	+Amended and Restated Change in Control Agreement between Clifton Savings Bank and Bart D’Ambra	Incorporated herein by reference to Exhibit 10.7 to the Clifton Savings Bancorp, Inc. Quarterly Report on Form 10-Q for the Quarter Ended December 31, 2008 (File No. 000-50358), filed February 5, 2009.

10.8	+Amended and Restated Change in Control Agreement between Clifton Savings Bank and Stephen A. Hoogerhyde	Incorporated herein by reference to Exhibit 10.6 to the Clifton Savings Bancorp, Inc. Quarterly Report on Form 10-Q for the Quarter Ended December 31, 2008 (File No. 000-50358), filed February 5, 2009.

10.9	+Amended and Restated Change in Control Agreement between Clifton Savings Bank and Christine R. Piano	Incorporated herein by reference to Exhibit 10.5 to the Clifton Savings Bancorp, Inc. Quarterly Report on Form 10-Q for the Quarter Ended December 31, 2008 (File No. 000-50358), filed February 5, 2009.

10.10	+Amended and Restated Clifton Savings Bank Directors’ Retirement Plan	Incorporated herein by reference to Exhibit 10.9 to the Clifton Savings Bancorp, Inc. Quarterly Report on Form 10-Q for the Quarter Ended December 31, 2008 (File No. 000-50358), filed February 5, 2009.

10.11	+Clifton Savings Bank 401(k) Savings Plan	Incorporated herein by reference to Exhibit 10.0 to the Clifton Savings Bancorp, Inc. Registration Statement on Form S-8 (File No. 333-113302), filed March 5, 2004.

10.12	+Amended and Restated Clifton Savings Bank Supplemental Executive Retirement Plan	Incorporated herein by reference to Exhibit 10.8 to the Clifton Savings Bancorp, Inc. Quarterly Report on Form 10-Q for the Quarter Ended December 31, 2008 (File No. 000-50358), filed February 5, 2009.

10.13	+Clifton Savings Bancorp, Inc. 2005 Equity Incentive Plan	Incorporated herein by reference to Appendix A to the Clifton Savings Bancorp, Inc. Definitive Proxy Statement on Schedule 14A (File No. 000-50358), filed June 10, 2005.

10.14	+Amendment to Clifton Savings Bank Change in Control Severance Plan	Incorporated herein by reference to Exhibit 10.10 to the Clifton Savings Bancorp, Inc. Quarterly Report on Form 10-Q for the Quarter Ended December 31, 2008 (File No. 000-50358), filed February 5, 2009.

23.1	Consent of Kilpatrick Stockton LLP	Contained in Exhibits 5.0 and 8.1

23.2	Consent of ParenteBeard LLC	Filed herewith

23.3	Consent of RP Financial, LC.	Filed herewith

24.0	Power of Attorney	Included on signature page

99.1	Appraisal Report of RP Financial, LC. (P)	Filed herewith

Exhibit	Description	Location

99.2	Draft of Marketing Materials	To be filed by amendment

99.3	Draft of Subscription Order Form and Instructions	To be filed by amendment

99.4	Form of Proxy for Clifton Savings Bancorp, Inc. Meeting of Stockholders	Filed herewith

+	Management contract or compensation plan or arrangement.
(P)	The supporting exhibits and financial schedules are filed in paper format pursuant to Rule 202 and Rule 311 of Regulation S-T.

(b)	Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clifton, State of New Jersey, on December 14, 2010.

Clifton Savings Bancorp, Inc.

By:	/s/ JOHN A. CELENTANO, JR.
John A. Celentano, Jr.
Chairman and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Clifton Savings Bancorp, Inc. (the “Company”) hereby severally constitute and appoint John A. Celentano, Jr. and Christine R. Piano with full power of substitution, our true and lawful attorneys-in-fact and agents, to do any and all things in our names in the capacities indicated below which said John A. Celentano, Jr. and Christine R. Piano may deem necessary or advisable to enable Clifton Savings Bancorp, Inc. to comply with the Securities Act of 1933, as amended, and any rules regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 of Clifton Savings Bancorp, Inc., including specifically but not limited to, power and authority to sign for us in our names in the capacities indicated below, the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said John A. Celentano, Jr. and Christine R. Piano shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ JOHN A. CELENTANO, JR.	Chairman and Chief Executive Officer (principal executive officer)	December 14, 2010
John A. Celentano, Jr.

/s/ CHRISTINE R. PIANO	Chief Financial Officer and Treasurer (principal financial and accounting officer)	December 14, 2010
Christine R. Piano

/s/ THOMAS A. MILLER	Director	December 14, 2010
Thomas A. Miller

/s/ CYNTHIA SISCO PARACHINI	Director	December 14, 2010
Cynthia Sisco Parachini

/s/ JOHN H. PETO	Director	December 14, 2010
John H. Peto

/s/ CHARLES J. PIVIROTTO	Director	December 14, 2010
Charles J. Pivirotto

/s/ JOSEPH C. SMITH	Director	December 14, 2010
Joseph C. Smith

/s/ JOHN STOKES	Director	December 14, 2010
John Stokes